UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NOVABAY PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required
☐	Fee paid previously with preliminary materials
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOVABAY PHARMACEUTICALS, INC.

2000 Powell Street, Suite 1150

Emeryville, California 94608

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date:	Time:	Place:
[Friday], [November 22], 2024	11:00 a.m. Pacific Time	Virtual meeting at: www.virtualshareholdermeeting.com/NBY2024SM

To the Stockholders of NovaBay Pharmaceuticals, Inc.:

You are cordially invited to attend the 2024 Special Meeting of Stockholders (the “Special Meeting”) of NovaBay Pharmaceuticals, Inc., a Delaware corporation (“NovaBay,” the “Company,” “we,” “our” and “us”). The Special Meeting will be a virtual meeting of stockholders. We encourage you to attend online and participate. You will not be able to attend the Special Meeting in person.

Stockholders may attend the Special Meeting online, vote their shares electronically, and submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/NBY2024SM and entering the 16-digit control number included in their proxy card or the voting information form provided by their broker, bank, or other nominee. Prior to the Special Meeting, stockholders can vote at www.proxyvote.com using their 16-digit control number or by the other methods described in the accompanying proxy statement (the “Proxy Statement”). We recommend that you log in fifteen (15) minutes before 11:00 a.m. Pacific Time on [November 22], 2024 to ensure you are logged in when the Special Meeting starts.

The Special Meeting will be held for the following purposes:

Proposal One: (The Asset Sale Proposal)

To approve the sale of Avenova, representing substantially all of the assets of the Company (the “Asset Sale”), pursuant to the Asset Purchase Agreement dated September 19, 2024 (the “Asset Purchase Agreement”), by and between the Company and PRN Physician Recommended Nutriceuticals, LLC (“PRN”).

Proposal Two: (The Dissolution Proposal)

To approve the liquidation and dissolution of the Company (the “Dissolution”), pursuant to the Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Dissolution”), which, if approved, will authorize the Company to liquidate and dissolve in accordance with the Plan of Dissolution, and pursuant to the discretion of the Board of Directors to proceed with the Dissolution.

Proposal Three: (The Adjournment Proposal)

To grant discretionary authority to our Board of Directors to adjourn the Special Meeting from time to time, if necessary or appropriate, to establish a quorum or, even if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of Proposal One and/or Proposal Two.

Proposal One (the Asset Sale Proposal), Proposal Two (the Dissolution Proposal), and Proposal Three (the Adjournment Proposal) are collectively referred to as the “Proposals”.

After careful consideration, the NovaBay Board of Directors has determined that the Proposals are advisable and in the best interests of NovaBay and its stockholders and recommends that the holders of the Company’s common stock entitled to vote at the Special Meeting on each of the Proposals vote or give instruction to vote “FOR” Proposal One, “FOR” Proposal Two and “FOR” Proposal Three.

The Proposals, as well as the proposed Asset Sale and the proposed Dissolution, and the related determinations of our Board of Directors in connection with its evaluation of the Asset Sale, the Asset Purchase Agreement, the Plan of Dissolution and the Dissolution, are described in the accompanying Proxy Statement. A copy of the Asset Purchase Agreement is attached as Annex A to the Proxy Statement, a copy of the fairness opinion delivered to the Board of Directors of the Company in connection with the Asset Sale is attached as Annex B and a copy of the Plan of Dissolution is attached as Annex C to the Proxy Statement. In particular, we urge you to read the Proxy Statement, the Asset Purchase Agreement, and the Plan of Dissolution carefully in their entirety as they contain important information about the Asset Sale and the Dissolution and how both affect you as a stockholder.

The record date for the Special Meeting is [October 15], 2024. Only stockholders of record at the close of business on that date are entitled to notice of, and may vote at, the virtual Special Meeting or any adjournment thereof. This Notice of Special Meeting and the accompanying Proxy Statement are being distributed and being made available on or about [October 16], 2024.

A list of stockholders entitled to vote at the Special Meeting will be available at NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, California 94608, for a period of ten days prior to the Special Meeting. If you wish to inspect the stockholder list, please contact our Corporate Secretary at (510) 899-8800. The stockholder list will also be available during the virtual Special Meeting through the following secure link www.virtualshareholdermeeting.com/NBY2024SM.

[October 16], 2024	By Order of the Board of Directors,

Paul E. Freiman Chair of the Board

You are cordially invited to attend, via live webcast, the virtual Special Meeting.  Your vote is important. We encourage you to promptly vote your shares either by telephone, over the Internet or by completing, signing, dating and returning your proxy card, which contains instructions on how you would like your shares to be voted at the Special Meeting. Please submit your vote by proxy through one of these methods regardless of whether you will attend the Special Meeting. This will help us ensure that your shares are represented at the Special Meeting.  A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience if you plan to return your proxy card.  Signing and submitting your proxy will not prevent you from voting electronically at the virtual Special Meeting should you be able to attend the virtual Special Meeting, but will assure that your vote is counted, if for any reason you are unable to attend.  Voting instructions are printed on your proxy card and are also included in the accompanying Proxy Statement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Asset Sale or the Dissolution, passed upon the merits of the Asset Sale or the Dissolution, or passed upon the adequacy or accuracy of the information contained in the accompanying Proxy Statement and any documents incorporated by reference. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Page

SUMMARY OF THE PROXY STATEMENT	1
About NovaBay	1
Background for the Asset Sale and the Dissolution	1
Summary Term Sheet: Proposal One (The Asset Sale Proposal)	2
Summary: Proposal Two (The Dissolution Proposal)	6
Summary: Proposal Three (The Adjournment Proposal)	9
Summary: The Special Meeting	9
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	11
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	19
RISK FACTORS	20
General Risks Related to the Asset Sale and the Dissolution	20
Risks Related to the Asset Sale	22
Risks Related to the Dissolution	23
THE SPECIAL MEETING	27
Purpose of Meeting	27
Attendance at the Special Meeting	27
Voting; Quorum	27
Required Votes and Effects of Abstentions and Broker Non-Votes	27
Effect of Not Voting	28
Voting Methods	29
Revoking Proxies	29
Solicitation	30
Results of Voting at the Special Meeting	30
MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING	31
PROPOSAL ONE: THE ASSET SALE PROPOSAL	31
General	31
The Parties to the Asset Sale	31
Summary of Key Deal Terms of the Asset Purchase Agreement	32
Background for the Asset Sale and the Dissolution	32
Reasons for the Asset Sale	35
Fairness of the Asset Sale: Opinion of Hemming Morse	38
Principal Terms and Conditions of the Asset Purchase Agreement	43
Accounting Treatment of the Asset Sale	52
No Appraisal Rights in Respect of the Asset Sale	52
Certain U.S. Federal Income Tax Consequences of the Asset Sale	52
Stockholder Approval of the Asset Sale	52
Unanimous Recommendation of the Board of Directors	52
PROPOSAL TWO: THE DISSOLUTION PROPOSAL	53
General	53
Summary of the Dissolution	53
Background for the Dissolution	54
Reasons for the Dissolution	54
Dissolution Under Delaware Law	55
Principal Terms and Conditions of the Plan of Dissolution	58
Estimated Liquidating Distributions	61
Contingency Reserve	62
Reporting Requirements & Cessation of Trading of Common Stock	63
Regulatory Approvals	63
Accounting Treatment of the Dissolution	63
No Appraisal Rights in Respect of the Asset Sale	63
Certain U.S. Federal Income Tax Consequences of the Dissolution	63
Stockholder Approval of the Dissolution	65
Unanimous Recommendation of the Board of Directors	65
INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE APPROVAL OF THE ASSET SALE AND PLAN OF DISSOLUTION	66
Continuing Service and Compensation of our Directors	66
Equity Ownership	66
Indemnification and Insurance	66
PROPOSAL THREE: THE ADJOURNMENT PROPOSAL	67
Overview	67
Stockholder Approval of the Adjournment Proposal	67
Unanimous Recommendation of the Board of Directors	67
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	68
ADDITIONAL INFORMATION	69
Description of Business	69
Market Price and Dividend Data	69
Deadlines for Receipt of Future Stockholder Proposals and Nominations for Our 2025 Annual Meeting	69
Householding of Proxy Materials	70
Method of Proxy Solicitation	71
Where You Can Find More Information; Incorporation by Reference	71
Other Business	72

ANNEX A - ASSET PURCHASE AGREEMENT BETWEEN NOVABAY PHARMACEUTICALS, INC. AND PRN PHYSICIAN RECCOMENDED NUTRICEUTICALS, LLC, DATED AS OF SEPTEMBER 19, 2024	A-1
ANNEX B - FAIRNESS OPINION OF HEMMING MORSE, LLC	B-1
ANNEX C - PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF NOVABAY PHARMACEUTICALS, INC.	C-1

Preliminary Proxy Statement - Subject to Completion Dated September 25, 2024

2000 Powell Street, Suite 1150

Emeryville, California 94608

PROXY STATEMENT

FOR THE 2024 SPECIAL MEETING OF STOCKHOLDERS

This proxy statement (“Proxy Statement”), the accompanying Notice of the Special Meeting of Stockholders and proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of NovaBay Pharmaceuticals, Inc., a Delaware corporation (“NovaBay,” the “Company,” “we,” “our,” or “us”), to be voted at the 2024 Special Meeting of Stockholders to be held on [Friday, November 22], 2024 (the “Special Meeting”), and at any adjournment or postponement of the Special Meeting. This Special Meeting will be held at 11:00 a.m. Pacific Time and will be a virtual meeting of stockholders. You will be able to participate in the 2024 Special Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/NBY2024SM. You must have your 16-digit control number on your proxy card to enter and participate in the virtual meeting. This Proxy Statement and the accompanying proxy card are being made available over the Internet or delivered by mail on or about [October 16], 2024, to stockholders of record as of [October 15], 2024 (the “Record Date”).

This Proxy Statement is available for viewing, printing and downloading by following the instructions at www.proxyvote.com.

SUMMARY OF THE PROXY STATEMENT

The following is a summary of selected information contained in this Proxy Statement for the Special Meeting relating to the Asset Purchase Agreement, the Asset Sale, the Plan of Dissolution, and the Dissolution (each as defined below) and does not contain all the information that is important to you. For a more complete description of the terms of the Asset Sale and the related Asset Purchase Agreement and the Dissolution and the related Plan of Dissolution, please refer to the sections titled “Proposal One: The Asset Sale Proposal” and “Proposal Two: The Dissolution Proposal,” beginning on pages 31 and 53 of this Proxy Statement, respectively, and the Asset Purchase Agreement itself, a copy of which is included as Annex A to this Proxy Statement, and the Plan of Dissolution itself, a copy of which is included as Annex C to this Proxy Statement. We urge you to carefully read this Proxy Statement, the annexes to this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement in their entirety before you decide whether to vote to approve the Asset Sale and the Dissolution. The below summary includes page references directing you to a more complete description of the related topic.

About NovaBay

NovaBay is focused on the development and sale of scientifically-created and clinically-proven eyecare and wound care products. Our leading product, Avenova® Lid and Lash Solution, or Avenova Spray, is proven in laboratory testing to have broad antimicrobial properties as it removes foreign material including microorganisms and debris from the skin around the eye, including the eyelid. NovaBay was originally incorporated as a California corporation on January 19, 2000, and converted to a Delaware corporation in June 2010. Our principal assets, product offerings and business primarily consist of the Avenova products, assets and business (collectively, the “Avenova Business”). Our common stock is listed on the NYSE American under the ticker symbol “NBY”. NovaBay’s principal executive offices are located at 2000 Powell Street, Suite 1150, Emeryville, California 94608, and our telephone number is (510) 899-8800. Our website address is www.novabay.com.

Background for the Asset Sale and the Dissolution (page 32)

Over NovaBay’s corporate history, and in particular in recent years, we have faced meaningful operational and financial challenges. Since 2022, based on the amount of capital and liquidity available for continuing operations, NovaBay has publicly disclosed in its periodic filings with the SEC that its planned operations raised substantial doubt about its ability to continue as a going concern. We have worked diligently to fund our operations over the years through capital raise transactions, including our most recently completed public offering of NovaBay common stock and common stock warrants that closed in July 2024, a warrant reprice transaction completed in June 2024 and the divestiture of our former subsidiary, DERMAdoctor, LLC (“DERMAdoctor”) in March 2024. While the capital raised in these recent transactions resulted in proceeds that were important to maintaining our operations to date, such amounts are not sufficient to continue to fund our current operations beyond the fourth quarter of 2024. As a result of the imminent need for capital in the near term and capital raise transactions having become increasingly complex and difficult to identify and close, we have continued to evaluate our current business plan and our overall strategic direction, including a potential divestiture of certain businesses or product lines and related assets. After diligently evaluating our strategic options available to us in the near- and long-term, and our current cash position, and in an effort to maximize stockholder value, NovaBay’s Board of Directors (the “Board of Directors”) has determined that it is in the best interests of stockholders to seek a divestiture of the Avenova Business, which represents substantially all of the assets of NovaBay, pursuant to the Asset Purchase Agreement (as defined below) (the “Asset Sale”), which is subject to stockholder approval at this Special Meeting pursuant to Proposal One of this Proxy Statement, which contains more information that will be important for you to consider.

In connection with the Asset Sale, the Board of Directors further considered what would be in the best interests of stockholders after the Asset Sale if it is approved by stockholders and completed, or alternatively if the Asset Sale is ultimately not able to be completed. After consideration of various factors, including the significantly reduced and remaining business, assets, revenue and operating expenses if the Asset Sale is completed and the absence of viable strategic options/transactions available to us particularly due to the Company’s current cash available for operations, the Board of Directors has determined that the best opportunity available to optimize value to our stockholders following the consummation of the Asset Sale is to wind-up the affairs of NovaBay and pursue a liquidation and dissolution of NovaBay under Delaware law that will ultimately result in distribution to our stockholders of our remaining asset value, if any (the “Dissolution”). The Dissolution is subject to stockholder approval at this Special Meeting and is the subject of Proposal Two of this Proxy Statement, which contains more information that will be important for you to consider.

See “Proposal One: The Asset Sale Proposal—Background for the Asset Sale and the Dissolution” for additional detail regarding the Board of Directors’ consideration of the Asset Sale and the Dissolution and related negotiation with respect to the Asset Sale.

Summary Term Sheet: Proposal One (The Asset Sale Proposal) (page 31)

At the Special Meeting, we are asking our stockholders to authorize and approve the Asset Sale pursuant to the Asset Purchase Agreement, dated September 19, 2024 (the “Asset Purchase Agreement”), by and between NovaBay and PRN Physician Recommended Nutriceuticals, LLC (“PRN”). Our Board of Directors unanimously recommends that you vote “FOR” Proposal One to approve the Asset Sale.

Buyer in the Asset Sale (page 31)

PRN owns and operates several brands focused on the eyecare industry. PRN partners with ophthalmologists and optometrists to provide patients with specialty oral supplements to support long-term ocular health. Importantly, PRN is an industry leader with a leading physician recommended nutraceutical dry eye product and a synergistic business model to the Avenova Business. PRN was formed as a Delaware limited liability company on July 2, 2014. Its principal executive offices are located at 960 Harvest Drive, Suite B205, Blue Bell, Pennsylvania 19422. Its telephone number is (844) 776-4968 and its website address is www.prnvision.com.

Reasons for the Asset Sale (page 35)

Our Board of Directors believes that effecting the Asset Sale pursuant to the Asset Purchase Agreement is advisable and in the best interests of NovaBay and its stockholders and unanimously approved the Asset Sale, including the Asset Purchase Agreement and the contemplated transactions. In reaching its decision to approve the Asset Sale, our Board of Directors, in consultation with Company management and its financial, accounting, legal and tax advisors, carefully considered, among other factors: (i) the terms of the Asset Purchase Agreement, including the Purchase Price (as defined below) and the requirement of stockholder approval to ensure the support of our stockholders, (ii) the Company’s familiarity with PRN and likelihood of completing the Asset Sale in a timely manner, (iii) the timing, viability and potential impact to our stockholders of the strategic alternatives potentially available to us before the Company runs out of cash, and (iv) the risks, including the potential for bankruptcy if the Asset Sale is not completed in a timely manner and the other risks described in the section titled “Risk Factors” beginning on page 20 of this Proxy Statement. For additional information on the material factors considered by our Board of Directors in reaching its recommendation, please refer to the section titled “Proposal One: The Asset Sale Proposal—Reasons for the Asset Sale.”

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock as of the Record Date is required for approval of Proposal One.

Asset Sale Cash Consideration (page 45), Net Working Capital Adjustment (page 45) and Escrow (page 45)

On September 19, 2024, we entered into the Asset Purchase Agreement with PRN. If the Asset Sale is approved by our stockholders at the Special Meeting and the other conditions to closing set forth in the Asset Purchase Agreement are satisfied or waived, PRN will purchase the Avenova Business and assume specified Assumed Liabilities (as defined in the Asset Purchase Agreement) of the Avenova Business for $9.5 million in cash, subject to a net working capital adjustment (the “Net Working Capital Adjustment”) after the closing of the Asset Sale to PRN (the “Closing”) which adjustment, if any, is payable by either party with the Net Working Capital Adjustment limited to an upward or downward adjustment of up to $500,000 (the “Purchase Price”). NovaBay will not sell in this transaction the business or the assets that primarily relate to its wound care, urology or dermatology businesses.

At the Closing, a portion of the Purchase Price in the amount of $500,000 (the “Escrow”) will be placed into escrow for a period of six (6) months for any post-Closing indemnification obligations of NovaBay under the Asset Purchase Agreement or for any payment by NovaBay to PRN as a result of the Net Working Capital Adjustment. On the six (6) month anniversary of the Closing, the escrow agent will release to NovaBay the remaining balance of the Escrow that has not been distributed to PRN to satisfy any Net Working Capital Adjustment or indemnified losses, except that the escrow agent will retain some or all of the escrow amount to the extent necessary to satisfy unresolved claims for indemnification, if any.

A copy of the Asset Purchase Agreement is attached as Annex A to this Proxy Statement. We encourage you to read the Asset Purchase Agreement carefully and in its entirety as it is the legal document that governs the Asset Sale.

Opinion of Hemming Morse (page 38)

On September 12, 2024, Hemming Morse, LLC (“Hemming Morse”) delivered its oral opinion to our Board of Directors, which was subsequently confirmed in writing on September 19, 2024, that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Hemming Morse as set forth in its written opinion, the consideration to be received by NovaBay in the Asset Sale pursuant to the Asset Purchase Agreement was fair to NovaBay from a financial point of view. As discussed above, the Purchase Price to be received by NovaBay is subject to the Net Working Capital Adjustment, which may result in higher or lower proceeds to NovaBay, and an Escrow of $500,000 to be maintained in an escrow account and available to satisfy NovaBay’s indemnification obligations under the Asset Purchase Agreement or payment obligations to PRN as a result of the Net Working Capital Adjustment.

The full text of Hemming Morse’s written opinion to the Board of Directors, dated September 19, 2024, is attached as Annex B to this Proxy Statement and is hereby incorporated into this Proxy Statement by reference in its entirety. Holders of shares of NovaBay common stock should read the opinion in its entirety for a discussion of the review undertaken by Hemming Morse in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Hemming Morse’s opinion was directed to the Board of Directors for the purpose of the Board of Directors’ evaluation of the transactions contemplated by the Asset Purchase Agreement, and addressed only the fairness from a financial point of view, as of the date of the written opinion, of the consideration to be received by NovaBay pursuant to the Asset Purchase Agreement, which was determined through arm’s-length negotiations between us and PRN. Hemming Morse’s opinion does not address any other aspect of the Asset Sale and did not, and does not, constitute a recommendation to any stockholder of NovaBay as to how that stockholder should vote or act on any matter relating to the Asset Sale at this Special Meeting. Hemming Morse’s opinion does not express any opinion as to the value of our common stock or the prices at which our common stock will actually trade at any time.

Risk Factors Relating to the Asset Sale (page 20)

In considering whether to vote in favor of the Asset Sale, you should consider a number of risks and uncertainties, including, among others, that:

●

Although NovaBay has been unprofitable to date, the Avenova Business that we propose to sell to PRN has, since 2015, been responsible for the majority of our revenue and without it, we will not be able to continue our operations.

●

Although the NovaBay Board and management have negotiated and offered what it believes to be the best transaction outcome for stockholders and mitigated transaction risks to the best of their ability, there can be no guarantees that the Asset Sale will be completed and, if not completed, it would be very difficult for us to continue our business operations.

●

Although we are working closely with PRN to ensure a smooth transition, while the Asset Sale is pending, it creates uncertainty about our future, which could materially and adversely affect our business, financial condition and results of operations.

●	As a result of the Asset Sale, our common stock will likely be delisted from the NYSE American.
●

Although our intent is to distribute remaining proceeds to stockholders as a part of our Dissolution, if approved by stockholders, we cannot guarantee that there will be remaining proceeds and specifically, you are not guaranteed any of the proceeds from the Asset Sale.

●	We will incur significant expenses and effort in connection with the Asset Sale, regardless of whether the Asset Sale is completed.
●

The Asset Purchase Agreement contemplates that PRN will obtain debt financing to fund the Purchase Price, and while PRN has obtained financing commitments from its debt financing sources, there is otherwise no guarantee that PRN will be able to complete such financing when all other Closing conditions for the Asset Sale have been satisfied.

●	The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale.
●

The Asset Purchase Agreement will expose us to contingent liabilities after the Closing of the Asset Sale that could have a material adverse effect on our financial condition and the amount of proceeds available (if any) in the Dissolution.

Principal Terms and Conditions of the Asset Purchase Agreement (page 43)

The Asset Sale will be conducted in accordance with the Asset Purchase Agreement. This summary may not contain all of the information that is important to you. You should carefully read this entire Proxy Statement, including “Proposal One: The Asset Sale—Principal Terms and Conditions of the Asset Purchase Agreement” and the Asset Purchase Agreement attached as Annex A to this Proxy Statement.

Transaction Structure (page 44). Pursuant to the Asset Purchase Agreement, PRN will purchase specified Purchased Assets (as defined below) and assume certain specified Assumed Liabilities (as defined below), all related primarily to our Avenova Business, for the Purchase Price of $9.5 million in cash (subject to the Net Working Capital Adjustment as described above). See “Proposal One: The Asset Sale—Principal Terms and Conditions of the Asset Purchase Agreement” for additional detail regarding the Purchased Assets and the Assumed Liabilities.

Representations and Warranties (page 46). Both NovaBay and PRN made certain representations and warranties to each other in the Asset Purchase Agreement, which are generally standard in a transaction of this nature and many of which contain knowledge qualifiers, materiality standards, references to our disclosure schedules or a material adverse effect standard. NovaBay’s representations and warranties in the Asset Purchase Agreement will survive Closing until: (i) 60 days after the expiration of the applicable statute of limitations for certain fundamental representations (e.g., due authorization, tax matters, etc.) or (ii) 12 months after the Closing for all other representations and warranties. Except for the representations and warranties contained in the Asset Purchase Agreement (as clarified by the disclosure schedules), neither NovaBay nor any other person has made any representation or warranty to PRN, on behalf of NovaBay, as to the Avenova Business.

PRN Financing for the Asset Sale (page 47). PRN will obtain debt financing in order to fund the payment of the Purchase Price, and prior to signing the Asset Purchase Agreement PRN delivered to NovaBay an executed commitment letter, by and among PRN and its affiliates, as co-borrowers, and Capital One National Association and CIBC Bank USA, as lenders, which obligates the lenders to fund such debt financing on the terms and subject to the conditions set forth therein and which does not include any due diligence contingencies. Capital One National Association and CIBC Bank USA are current lenders to PRN and have been since 2021. The Asset Purchase Agreement obligates PRN to use commercially reasonable efforts to obtain such debt financing as promptly as reasonably practicable prior to the Closing.

Conditions to the Closing (page 47). Each party’s obligation to effectuate the Asset Sale is subject to the satisfaction or waiver of the following conditions:

●	The stockholders of NovaBay shall have approved the Asset Sale.
●	All third-party or governmental approvals identified by the parties shall have been obtained.
●	No governmental order shall be in place that makes the Asset Sale illegal or otherwise prohibits the transactions contemplated by the Asset Purchase Agreement.

PRN’s obligation to effectuate the Asset Sale is subject to the satisfaction or waiver of the following additional conditions:

●

NovaBay’s representations and warranties shall generally be true and correct, with certain of those representations and warranties being subject to materiality and material adverse effect qualifications for purposes of satisfying this condition.

●	We shall have complied in all material respects with all of our covenants in the Asset Purchase Agreement and other transaction documents.
●	No material adverse effect shall have occurred after the date of the Asset Purchase Agreement that is continuing.
●	No action shall have been threatened or commenced before any governmental authority prohibiting the Asset Sale or making it illegal.
●	We shall have executed and/or delivered all applicable closing deliveries.

Our obligation to effectuate the Asset Sale is subject to the satisfaction or waiver of the following additional conditions:

●	PRN’s representations and warranties shall generally be true and correct, except to the extent a failure to be true and correct does not prevent or materially delay the Closing of the Asset Sale.
●	PRN shall have complied in all material respects with all of its covenants in the Asset Purchase Agreement and other transaction documents.
●	PRN shall have executed and/or delivered all applicable closing deliveries.

Termination of the Asset Purchase Agreement (page 48). The Asset Purchase Agreement may be terminated at any time prior to the Closing as follows:

●	by mutual written consent of NovaBay and PRN; or
●	by either NovaBay or PRN if:
o	any governmental order that is final and nonappealable prohibits the Asset Sale;
o	the approval of the Asset Sale by our stockholders at the Special Meeting is not obtained (subject to certain exceptions); or
o

if the Closing has not occurred by December 31, 2024 (the “Outside Date”) unless the party seeking the termination has breached the Asset Purchase Agreement and such breach is a substantial cause of the Closing not occurring by such date.

●	By PRN if:
o

any of NovaBay’s representations and warranties become inaccurate or NovaBay breaches the Asset Purchase Agreement and cannot complete the Closing conditions, and NovaBay is not able to cure such inaccuracies or breach within 30 days of PRN notifying NovaBay (though PRN is not able to terminate for such reason if PRN is in material breach of any of its covenants under the Asset Purchase Agreement); or

o

after signing the Asset Purchase Agreement and prior to receiving stockholder approval of the Asset Sale Proposal (as defined below), the Board of Directors effects an Adverse Recommendation Change (as defined and described below).

●	By NovaBay if:
o

any of PRN’s representations and warranties become inaccurate or PRN breaches the Asset Purchase Agreement and cannot complete the Closing conditions, and PRN is not able to cure such inaccuracies or breach within 30 days of NovaBay notifying PRN (though NovaBay is not able to terminate for such reason if NovaBay is in material breach of any of its covenants under the Asset Purchase Agreement);

o

prior to receiving stockholder approval of the Asset Sale Proposal, NovaBay agrees to a Superior Proposal (as defined in “Proposal One: The Asset Sale Proposal—Principal Terms and Conditions of the Asset Purchase Agreement—Acquisition Proposals”) in accordance with the process provided in the Asset Purchase Agreement and pays a termination fee of $500,000; or

o	NovaBay has met all of its closing conditions under the Asset Purchase Agreement, notified PRN accordingly and PRN does not complete the Closing within three business days of such notice.

Termination Fees and Expenses (page 50). PRN will be entitled to receive a termination fee of $500,000 from NovaBay under specified circumstances that include (i) termination of the Purchase Agreement by the Company to enter into a definitive agreement with respect to a Superior Proposal, (ii) when NovaBay has effected an Adverse Recommendation Change or (iii) if there is an Acquisition Proposal (as defined in “Proposal One: The Asset Sale Proposal—Principal Terms and Conditions of the Asset Purchase Agreement—Acquisition Proposals”) and thereafter the Asset Purchase Agreement is terminated for specified reasons and NovaBay then consummates the Acquisition Proposal within 12 months of termination of the Asset Purchase Agreement. NovaBay is entitled to a termination fee of $500,000 from PRN if the closing conditions in the Purchase Agreement have been satisfied and PRN does not complete the Closing when required pursuant to the terms of the Asset Purchase Agreement. Except as expressly set forth in the Asset Purchase Agreement and the related transactions, all costs and expenses incurred in connection with the Asset Purchase Agreement will be paid by the party incurring such costs and expenses, whether or not the Asset Sale is completed.

No Solicitation of Other Offers (page 50). Under the Asset Purchase Agreement, NovaBay and its representatives are not permitted to, among other things:

●	solicit, initiate, facilitate or knowingly encourage, or knowingly facilitate or induce any Acquisition Proposal;
●	make available any non-public information regarding NovaBay to any person in connection with or in response to an Acquisition Proposal; or
●	engage, facilitate or participate in discussions or negotiations with any person with respect to any Acquisition Proposal or acquisition inquiry.

Notwithstanding the restrictions described above, prior to receiving stockholder approval of the Asset Sale, NovaBay may furnish non-public information regarding NovaBay to, and enter into and maintain (but only during such period of time such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal) discussions or negotiations with, any person in response to an unsolicited, bona fide, written Acquisition Proposal that is submitted to NovaBay by such person, but only if: (i) such Acquisition Proposal did not result from a breach of any of the provisions set forth in the non-solicitation provisions; and (ii) the NovaBay Board of Directors determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that such Acquisition Proposal constitutes or would reasonably likely expect to lead to a Superior Proposal. NovaBay agreed to provide PRN with written notice within 24 hours of receipt of any such Acquisition Proposal and its material terms and conditions.

Change in NovaBay’s Board Recommendation (page 50). Pursuant to the Purchase Agreement, the Board also agreed to recommend to Company stockholders that they approve the Asset Sale at a special meeting of stockholders and not change its recommendation or take certain other actions inconsistent with such recommendation (any such action, as defined more specifically in the Asset Purchase Agreement, an “Adverse Recommendation Change”); except that, the Board of Directors, in certain limited circumstances prior to stockholders approving the Asset Sale, may change its recommendation in response to a Qualifying Acquisition Proposal (as defined in “Proposal One: The Asset Sale Proposal—Principal Terms and Conditions of the Asset Purchase Agreement—Acquisition Proposals”) that constitutes a Superior Proposal. If PRN or NovaBay terminates the Asset Purchase Agreement under certain circumstances, including because the Board of Directors effects an Adverse Recommendation Change, then NovaBay will be required to pay PRN a termination fee of $500,000.

Indemnification (page 51). NovaBay and PRN have agreed to indemnify each other after the closing of the Asset Sale for losses sustained under certain circumstances, as more fully described in this Proxy Statement and the Asset Purchase Agreement.

Covenants and Agreements Related to the Asset Purchase Agreement (page 51). Pursuant to the Asset Purchase Agreement, we agreed to maintain the confidentiality of non-public information relating to the Avenova Business after the closing of the Asset Sale and for a period of five (5) years after the Asset Sale closing not to compete in the Avenova Business or invest or contract with a party who competes with the Avenova Business along with agreeing to specified non-solicitation obligations. In connection with the Asset Sale, we and PRN agreed to enter into at the closing of the Asset Sale (i) an Escrow Agreement to provide the Escrow to be maintained with an escrow agent and (ii) a transition services agreement (the “Transition Services Agreement”) pursuant to which NovaBay will provide PRN with certain accounting, marketing, administrative and other services following the closing of the Asset Sale.

Regulatory Approvals. Neither we nor PRN are aware of any regulatory requirements or governmental approvals or actions that may be required to consummate the Asset Sale, except for compliance with the applicable regulations of the Securities and Exchange Commission (the “SEC”) in connection with this Proxy Statement and our compliance with the rules of our exchange, the NYSE American LLC.

Summary: Proposal Two (The Dissolution Proposal) (page 53)

At the Special Meeting, we are asking our stockholders to authorize and approve the voluntary liquidation and dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution of NovaBay (the “Plan of Dissolution”). Our Board of Directors unanimously recommends that you vote “FOR” Proposal Two to approve the Dissolution.

General Overview (page 53)

If NovaBay dissolves pursuant to the Plan of Dissolution, we will cease conducting our business, wind up our affairs, dispose of our non-cash assets, pay or otherwise provide for our obligations, and distribute our remaining assets, if any, during a post-dissolution period of at least three (3) years (or longer as the Delaware Court of Chancery shall in its discretion direct) (the “Survival Period”), as required by the Delaware General Corporation Law (the “DGCL”). Within the Survival Period and subject to the discretion of the Delaware Court of Chancery, we expect distributions to stockholders, if any, to occur in nine (9) to twelve (12) months after filing the Certificate of Dissolution with the Secretary of State of the State of Delaware (the “Secretary of State”), which we would plan to do as soon as practical following the Special Meeting and the closing of the Asset Sale (though the Board of Directors may delay such filing in its sole discretion). The effective time of the Dissolution (the “Effective Time”) will be when the Certificate of Dissolution is filed with the office of the Secretary of State or such later date and time that is stated in the Certificate of Dissolution (within ninety (90) days).

The Company intends to rely on the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL to, among other things, obtain an order from the Delaware Court of Chancery establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five (5) years of filing of the Certificate of Dissolution (or such longer period of time as the Delaware Court of Chancery may determine not to exceed ten years). The “safe harbor” procedures limit our stockholders’ liability from claims against NovaBay once dissolved and protects our directors from personal liability to NovaBay’s claimants once dissolved. See “Proposal Two: The Dissolution Proposal—Dissolution Under Delaware Law” beginning on page 55 of this Proxy Statement for a detailed description of the process under Delaware law to dissolve and liquidate a corporation.

If stockholders do not approve the Asset Sale or the Asset Sale is not otherwise completed, the Board will evaluate all strategic options available to the Company on the necessary timing before the Company’s operating cash runs out, which may include proceeding with the Dissolution (if the Dissolution Proposal (as defined below) is approved by stockholders) even if the Asset Sale is not first completed. If the Company does proceed with the Dissolution without first completing the Asset Sale, the Company can sell its assets, including the Avenova Business, as part of the Dissolution process. If our stockholders do not approve the Dissolution Proposal, we will continue our corporate existence and the Board of Directors will continue to explore alternatives for returning capital to stockholders in a manner intended to maximize value or, to the extent any viable alternatives are not available, the Company may need to file for bankruptcy protection or commence a similar state law proceeding.

Reasons for the Dissolution (page 54)

Our Board of Directors believes that effecting the Dissolution pursuant to the Plan of Dissolution is advisable and in the best interests of NovaBay and its stockholders and unanimously approved the Dissolution, including the Plan of Dissolution and the contemplated transactions. In reaching its decision to approve the Dissolution, our Board of Directors, in consultation with Company management and its financial, accounting, legal and tax advisors, carefully considered, among other factors: (i) the terms of the Plan of Dissolution, (ii) the Company’s recent capital raise transaction and limited opportunities for further financing, (iii) the timing, viability and potential impact to our stockholders of the strategic alternatives potentially available to us before the Company runs out of cash, and (iv) the risks, including the potential for bankruptcy if the Dissolution is not completed in a timely manner and the other risks described in the section titled “Risk Factors” beginning on page 20 of this Proxy Statement. For additional information on the material factors considered by our Board of Directors in reaching its recommendation, please refer to the section titled “Proposal Two: The Dissolution Proposal—Reasons for the Dissolution.”

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock as of the Record Date is required for approval of Proposal Two.

Principal Terms and Conditions of the Plan of Dissolution (page 58)

The Dissolution will be conducted in accordance with the Plan of Dissolution. This summary may not contain all of the information that is important to you. You should carefully read this entire Proxy Statement, including “Proposal Two: The Dissolution—Principal Terms and Conditions of the Plan of Dissolution” and the Plan of Dissolution attached as Annex C to this Proxy Statement.

Survival Period (page 58). During the Survival Period, we will continue as a corporate entity for the limited purpose of prosecuting and defending suits by or against us and enabling us to settle and close our business and dispose of and distribute our remaining assets. We will no longer engage in any business activities, except to the extent deemed necessary to preserve the value of the Company’s assets, comply with all laws and regulatory requirements, wind up the Company’s business affairs and distribute the Company’s assets in accordance with the Plan of Distribution.

Continuing Employees and Consultants (page 59). During the Survival Period, we may hire or retain employees, consultants and advisors (including legal counsel, accountants and financial advisors), as the Board of Directors deems necessary or desirable, from time to time, to supervise or facilitate the Dissolution and winding up of the Company, and may pay such individuals for such services in the Board of Directors’ discretion. After filing the Certificate of Dissolution, the Board of Directors expects it will reduce the size of the Board of Directors and reduce its employees to only those necessary to wind-up the Company.

Sale, Exchange, or Disposition of Our Remaining Assets (page 59). The Plan of Dissolution allows for the disposition of all of our remaining assets (which includes our wound care, urology or dermatology businesses, and the Avenova Business to the extent the Asset Sale is not completed prior to the Dissolution), without further stockholder approval. The proceeds of any such sale, including the Asset Sale, will be paid out to our stockholders, pursuant to the Plan of Dissolution and as permitted by the DGCL. We do not anticipate soliciting any further stockholder votes to approve the specific terms of any particular sales or other dispositions of assets approved by the Board of Directors, as such approval is covered by the approval of the Plan of Dissolution.

Indemnification (page 59). We will continue to indemnify our officers, directors, employees, agents and trustees in accordance with, and to the extent required or permitted by, the DGCL, our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), our Bylaws, as amended and restated (the “Bylaws”), and any contractual arrangements. During the Survival Period, we plan to maintain the Company’s existing directors’ and officers’ liability insurance policy. The Board is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations.

Legal Claims (page 60). As part of the Dissolution, we will defend any claims against us, or our current or former officers or directors, whether a claim exists before the Effective Time or is brought during the Survival Period. At our discretion, we may defend, prosecute, and/or settle any lawsuits, as applicable.

Unclaimed Distributions (page 60). If any distribution to a stockholder cannot be made (e.g., the stockholder cannot be located or for any other reason), the stockholder’s distribution will be transferred to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of the distribution. The proceeds of any such distribution will not revert to, or become the property of, us or any other stockholder.

Abandonment, Modifications and Amendments (page 60). To the extent the Dissolution Proposal is approved by our stockholders, our Board of Directors will have the right, as permitted by the DGCL, to modify, amend or abandon the Dissolution at any time before the Effective Time and terminate our Plan of Dissolution, without any action by our stockholders. Such discretion of the Board of Directors to amend the Plan of Dissolution includes no longer complying with the “safe harbor” process and dissolving and liquidating the Company under alternative processes under the DGCL.

A copy of the Plan of Dissolution is attached as Annex C to this Proxy Statement. We encourage you to read the Plan of Dissolution carefully and in its entirety as it is the legal document that governs the Dissolution.

Estimated Liquidating Distributions (page 61)

We intend to liquidate our cash assets and sell or dispose of our remaining non-cash assets (including the Company’s wound care business) for the best price available and to maximize the potential stockholder distribution amount as soon as reasonably practicable after the Effective Time. The amount of any contingency reserve established by the Board of Directors, and approved by the Delaware Court of Chancery, will be deducted before determining amounts available for distribution to stockholders. Based on the foregoing, we estimate that the aggregate amount of cash distributions to our stockholders will be in the range of $0.16 and $0.94 per share of common stock. Calculating such an estimate is inherently uncertain and requires that we make a number of assumptions regarding future events, many of which are unlikely to ultimately be true. Accordingly, you will not know the exact amount of any liquidating distributions you may receive as a result of the Plan of Dissolution when you vote on Proposal Two. You may receive no distribution at all.

Risk Factors Relating to the Dissolution (page 23)

In considering whether to vote in favor of the Dissolution, you should consider a number of risks and uncertainties, including, among others, that:

●	We cannot assure you as to the amount of distributions, if any, to be made to our stockholders.
●	We cannot predict the timing of the distributions to our stockholders, if any.
●	The Board of Directors may determine not to proceed with the Dissolution.
●

Our stockholders may be liable to our creditors for part or all of the amount received from us in our liquidating distributions if reserves are inadequate, subject to the stockholder protections provided by Delaware’s “safe harbor” process.

●

If our stockholders vote against the Dissolution pursuant to the Plan of Dissolution, we may pursue other alternatives, but there can be no assurance that any of these alternatives would result in greater (or even equivalent) stockholder value than the proposed Dissolution, and any limited alternative we have may entail additional risks and costs (e.g., bankruptcy).

●	Our stockholders will not be able to buy or sell shares of our common stock after we close our stock transfer books at the Effective Time of the Dissolution.
●

Further stockholder approval will not be required in connection with the implementation of the Plan of Dissolution, including the sale or disposition of all or substantially all of the Company’s assets following the effective time of the Dissolution pursuant to the Plan of Dissolution.

Reporting Requirements & Cessation of Trading of Common Stock (page 63)

Whether or not the Dissolution is approved, we will have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until we have exited from such reporting requirements. We plan to request that our common stock stop trading on the NYSE American at the Effective Time or as soon thereafter as is reasonably practicable and to initiate steps to exit from certain reporting requirements under the Exchange Act. This process may be protracted and require us to incur expenses that will reduce the amount available for distribution. We also expect to close our stock transfer books on or around the Effective Time and to discontinue recording transfers and issuing stock certificates at that time. Accordingly, it is expected that trading in our shares of common stock will cease on or very soon after the Effective Time.

Interests of NovaBay’s Directors and Executive Officers in the Asset Sale and the Dissolution (page 66)

Certain of our directors and executive officers may have interests in the Asset Sale and the Dissolution that are different from, or in addition to, your interests as a stockholder and that may create potential conflicts of interest. These interests include NovaBay’s obligations related to certain consulting and service arrangements and indemnifying and insuring our directors and officers as further described in “Interests of Directors and Executive Officers in the Approval of the Asset Sale and Plan of Dissolution” on page 66 of this Proxy Statement. As a result of these interests, NovaBay’s directors and executive officers could be more likely to recommend a vote in favor of the Asset Sale and the Dissolution than if they did not hold these interests, and may have reasons for doing so that are not the same as the interests of our other stockholders. Our Board of Directors was aware that these interests existed when it approved the Asset Sale and approved the Dissolution.

Certain U.S. Federal Income Tax Consequences of the Asset Sale and the Dissolution (page 52 and 63, respectively)

The Asset Sale and the Dissolution may have a variety of potential tax implications to the Company and its stockholders for U.S. federal income tax purposes as further described in “Proposal One: The Asset Sale Proposal—Certain U.S. Federal Income Tax Consequences of the Asset Sale” and “Proposal Two: The Dissolution Proposal —Certain U.S. Federal Income Tax Consequences of the Dissolution” on pages 52 and 63 of this Proxy Statement, respectively.

No Appraisal Rights in Respect of the Asset Sale or the Dissolution (page 52)

Neither Delaware law nor our Certificate of Incorporation provides for stockholder appraisal rights in connection with the Asset Sale or the Dissolution.

Summary: Proposal Three (The Adjournment Proposal) (page 67)

At the Special Meeting, we are asking our stockholders to grant discretionary authority to the Board of Directors to adjourn this Special Meeting, from time to time, if necessary or appropriate, to establish a quorum or, even if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of Proposal One and/or Proposal Two. Our Board of Directors unanimously recommends that you vote “FOR” Proposal Three.

Reasons for Approval of Proposal Three

If NovaBay fails to receive a sufficient number of votes to approve Proposal One, Proposal Two or establish a quorum for the Special Meeting or we do not receive a sufficient number of votes to approve Proposal One and/or Proposal Two, then we may adjourn or postpone the Special Meeting. The vote regarding adjournment or postponement of the Special Meeting will be disregarded if there are sufficient votes to approve Proposal One and Proposal Two.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting is required for approval of Proposal Three.

Summary: The Special Meeting (Page 1)

Date, Time and Place. The Special Meeting will be held virtually on [Friday], [November 22], 2024 at 11:00 a.m. Pacific Time. Stockholders may attend the Special Meeting online, vote their shares electronically, and submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/NBY2024SM and entering the 16-digit control number included in their proxy card or the voting information form provided by their broker, bank, or other nominee. You will not be able to attend the Special Meeting in person.

Purpose. You will be asked to consider and vote upon the following proposals (with Proposal One, Proposal Two and Proposal Three collectively referred to as the “Proposals”):

Proposal One: (the “Asset Sale Proposal”)	To approve the sale of Avenova, representing substantially all of the assets of the Company pursuant to the Asset Purchase Agreement.

Proposal Two: (the “Dissolution Proposal”)

To approve the liquidation and dissolution of NovaBay pursuant to the Plan of Dissolution, which, if approved, will authorize NovaBay to liquidate and dissolve in accordance with the Plan of Dissolution, and pursuant to the discretion of the Board of Directors to proceed with the Dissolution.

Proposal Three: (the “Adjournment Proposal”)

To grant discretionary authority to our Board of Directors to adjourn the Special Meeting from time to time, if necessary or appropriate, to establish a quorum or, even if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of Proposal One and/or Proposal Two.

Record Date and Quorum. You are entitled to vote at the Special Meeting if you owned shares of our common stock at the close of business on the record date of stockholders entitled to vote at the virtual Special Meeting, which is [October 15], 2024. You will have one vote for each share of our common stock that you owned on the Record Date. As of the Record Date, there were [________] shares of our common stock issued, outstanding and entitled to vote at the Special Meeting. One-third of the shares of our common stock issued, outstanding and entitled to vote at the Special Meeting constitutes a quorum for the purpose of considering the Proposals.

Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve both the Asset Sale Proposal and the Dissolution Proposal. Approval for the Adjournment Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting.

Voting and Proxies. Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by returning the enclosed proxy card by mail, by voting via Internet or telephone, or by logging on and voting during our virtual Special Meeting using their 16-digit control number. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with the voting instruction card you will receive from your broker, bank or other nominee. The failure of any stockholder to submit a signed proxy card, to vote by Internet or telephone, or to vote in person at the virtual Special Meeting will have the same effect as a vote “AGAINST” both the proposal to approve the Asset Sale and the proposal to approve the Dissolution, but will not have an effect on the Adjournment Proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee how to vote your shares will have the same effect as a vote “AGAINST” both the Asset Sale Proposal and the Dissolution Proposal, but will not have an effect on the Adjournment Proposal. Your prompt cooperation is greatly appreciated. Stockholders voting at this Special Meeting on all three of the Proposals is very important to the future of NovaBay and the likelihood of receiving a return on your investment.

Revocability of Proxy. If you hold your shares in your name as a stockholder of record, you have the right to change or revoke your proxy at any time before the vote is taken at the Special Meeting in any of the following ways: (i) submitting another proxy on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted); (ii) attending the Special Meeting live via webcast and voting during the meeting (simply attending the virtual meeting will not, by itself, revoke your proxy); or (iii) sending a notice of revocation or another signed proxy card with a later date to our Corporate Secretary, Mr. Justin Hall, Esq., at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California 94608. If you hold your shares in “street name” through a broker, bank or other nominee, and you wish to change or revoke your proxy at any time before the vote is taken at the Special Meeting, please follow the directions received from your broker, bank or other nominee to change or revoke those instructions.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

The following questions and answers are intended to address briefly some possible questions regarding the Special Meeting, the Asset Sale Proposal and the Dissolution Proposal. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents referred to in this Proxy Statement. Also see “Where You Can Find More Information”, beginning on page 71.

Questions and Answers Related to the Special Meeting

Q:	Why am I receiving these proxy materials?
A:

We have sent you this Proxy Statement and the enclosed form of proxy card because our Board of Directors is soliciting your proxy to vote at the Special Meeting. You are invited to attend our virtual Special Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Special Meeting to vote your shares of common stock. Instead, you may simply complete, sign and return the enclosed proxy card, follow the instructions below to submit your proxy over the telephone or on the Internet, or follow the instructions received from your broker, bank or other nominee if you hold your shares of common stock in “street” name. Refer to “How do I vote?” below.

Under rules adopted by the SEC, we have mailed the full set of our proxy materials, including this Proxy Statement and the proxy card, to our stockholders of record as of the close of business on the Record Date of [October 15], 2024, on or around [October 16], 2024. The proxy materials are also available to view and download at www.proxyvote.com.

Q:	What do I need to do now?
A:

We urge you to carefully read and consider this entire Proxy Statement and the annexes to this Proxy Statement, along with all of the documents that we refer to in this Proxy Statement, as they contain important information about, among other things, the current financial condition of the Company, the efforts of the Board of Directors and the Company’s management to maximize stockholder value, and the Asset Sale Proposal and the Dissolution Proposal and how both affect you as a stockholder.

Even if you plan to attend the Special Meeting, if you hold your shares in your own name as the stockholder of record, please vote your shares by signing, dating and returning, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares of common stock can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your broker, bank or other nominee to vote your shares.

Q:	How do I attend and participate in the Special Meeting online?
A:

The Special Meeting will be a completely virtual meeting of stockholders. You will not be able to attend the Special Meeting in person. Stockholders attending the Special Meeting virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Any stockholder can attend the virtual Special Meeting live online at www.virtualshareholdermeeting.com/NBY2024SM. The webcast will start at 11:00 a.m. Pacific Time. Stockholders as of the Record Date may vote and submit questions while attending the Special Meeting online. If you encounter any difficulties accessing the virtual Special Meeting, please refer to the technical support information located at www.virtualshareholdermeeting.com/NBY2024SM.

In order to enter the Special Meeting, you will need the control number, which is included in your proxy materials if you are a stockholder of record of shares of common stock, or included with your voting instructions and materials received from your broker, bank or other nominee if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/NBY2024SM. We recommend that you log in fifteen (15) minutes before 11:00 a.m. Pacific Time to ensure you are logged in when the Special Meeting starts. The webcast will open fifteen (15) minutes before the start of the Special Meeting.

If you would like to submit a question during the Special Meeting, you may log in to www.virtualshareholdermeeting.com/NBY2024SM using your control number, type your question into the “Ask a Question” field, and click “Submit.”

Q:	When and where is the Special Meeting?
A:	The Special Meeting will be held virtually at www.virtualshareholdermeeting.com/NBY2024SM, on [Friday], [November 22], 2024 at 11:00 a.m. Pacific Time.

Q:	Who is entitled to vote at the Special Meeting?
A:

Only stockholders of the Company’s common stock held by such stockholder as of the close of business on the Record Date ([October 15], 2024) are entitled to receive notice of the Special Meeting and to vote the shares of our common stock that they held at that time at the Special Meeting. On the Record Date, there were [_______] shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares of Common Stock Registered in Your Name

If, on the Record Date, your shares of common stock were registered directly in your name with our transfer agent, Equinti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. Refer to “How do I vote?” below.

Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares of common stock were held in an account at a broker, bank or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the virtual Special Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the Special Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

Q:	What am I being asked to vote on at the Special Meeting?
A:	You will be asked to consider and vote upon the following proposals:
1.	To approve the Asset Sale Proposal.
2.	To approve the Dissolution Proposal.
3.	To approve the Adjournment Proposal.

Q:	How does the Board of Directors recommend that I vote?
A:	The Board of Directors unanimously recommends that the stockholders vote:
●	“FOR” the Asset Sale Proposal;
●	“FOR” the Dissolution Proposal; and
●	“FOR” the Adjournment Proposal.

You should read the sections titled “Proposal One: The Asset Sale Proposal—Reasons for the Asset Sale” beginning on page 35 of this Proxy Statement and “Proposal Two: The Dissolution Proposal — Reasons for the Dissolution” beginning on page 54 of this Proxy Statement for a discussion of the factors that our Board of Directors considered in deciding to recommend approval of the Asset Sale Proposal and the Dissolution Proposal.

In addition, when considering the recommendation of our Board of Directors, you should be aware that some of our directors and executive officers may have interests in the Asset Sale and the Dissolution that are different from, or in addition to, the interests of our stockholders more generally. For a discussion of these interests, please refer to the sections titled “Interests of Directors and Executive Officers in Approval of the Asset Sale and Plan of Dissolution” beginning on page 66 of this Proxy Statement.

Q:	How do I vote?
A:	For each proposal, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are described below.

Stockholder of Record: Shares of Common Stock Registered in Your Name

If you are a stockholder of record, you may vote online during the virtual Special Meeting, or you may vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote online, even if you have already voted by proxy.

●

To vote online during the Special Meeting, follow the provided instructions to join the Special Meeting at www.virtualshareholdermeeting.com/NBY2024SM, starting at 11:00 a.m. Pacific Time on [November 22], 2024. The webcast will open 15 minutes before the start of the Special Meeting.

●

To vote in advance of the Special Meeting through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your Internet vote must be received by 11:59 p.m. Eastern Time on [November 21], 2024 to be counted.

●

To vote in advance of the Special Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on [November 21], 2024 to be counted.

●

To vote using the enclosed proxy card, complete, sign and date the enclosed proxy card and return it promptly in the accompanying postage-paid envelope. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Common Stock Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares of common stock registered in the name of your broker, bank or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet if so instructed by your broker, bank or other nominee. To vote online at the Special Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form. Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.

Q:	How many votes do I have?
A:	On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on the Record Date.

Q:	How many votes are needed to approve each proposal?
A:

Asset Sale Proposal — The affirmative vote of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Special Meeting is required to approve the Asset Sale Proposal. If you fail to authorize a proxy or vote online at the Special Meeting, abstain from voting at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, such failure will have the same effect as a vote cast “AGAINST” this proposal.

Dissolution Proposal — The affirmative vote of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Special Meeting is required to approve the Dissolution Proposal. If you fail to authorize a proxy or vote online at the Special Meeting, abstain from voting at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, such failure will have the same effect as a vote cast “AGAINST” this proposal.

Adjournment Proposal — Approval of the Adjournment Proposal requires either (i) if a quorum is present, the affirmative vote of the majority of the shares of common stock present by remote communication or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter or (ii) if a quorum is not present, the vote of the holders of a majority of the shares of common stock represented at the Special Meeting.

Q:	What happens if I abstain from voting or if I do not vote on the proposals?
A:

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If you abstain from voting after submitting your proxy or voting at the Special Meeting, that abstention will have the same effect as if you voted “AGAINST” the Asset Sale Proposal and the Dissolution Proposal. However, abstentions are counted as shares present or represented by proxy at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting. Failure to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will also count as a vote “AGAINST” the Asset Sale Proposal and the Dissolution Proposal.

Q:	What if I return a proxy card or otherwise vote but do not make specific choices?
A:	If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares of common stock will be voted, as applicable:
●	“FOR” the Asset Sale Proposal;
●	“FOR” the Dissolution Proposal; and
●	“FOR” the Adjournment Proposal.

Q:	Can I change or revoke my vote after I have delivered my proxy?
A:	Stockholder of Record: Shares of Common Stock Registered in Your Name

Yes, you can change your vote or revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares of common stock, you may change your vote or revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.
●	You may grant a subsequent proxy by telephone or through the Internet.
●

You may send a timely written notice that you are revoking your proxy to NovaBay Pharmaceuticals, Inc., Attn: Chief Executive Officer, General Counsel and Corporate Secretary at 2000 Powell Street, Suite 1150, Emeryville, California 94608.

●

You may virtually attend the Special Meeting and vote online. Attending the Special Meeting will not, by itself, revoke your proxy. You must specifically vote at the Special Meeting in order for your previous proxy to be revoked.

Your most current proxy card is the one that is counted.

Beneficial Owner: Shares of Common Stock Registered in the Name of Broker, Bank or Other Agent

If your shares of common stock are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other agent regarding how to change your vote.

Q:	If my broker holds my shares of common stock in “street name,” will my broker vote my shares of common stock for me?
A:

No. Your broker, bank or other nominee is permitted to vote your shares of common stock on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your broker, bank or other nominee how to vote. You should follow the procedures provided by your broker, bank or other nominee to vote your shares. Without instructions, your shares will not be voted on any proposals, which will have the same effect as if you voted “AGAINST” the Asset Sale Proposal and the Dissolution Proposal.

Q:	Who will bear the cost of this solicitation?
A:	We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, executive officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks or other nominees for the cost of forwarding proxy materials to beneficial owners. In addition, we have engaged Sodali & Co (“Sodali”) to assist in the solicitation of proxies and provide related advice and informational support, for a services fee of $15,000, plus an additional fee based on the number of phone calls made to stockholders.

Q:	What do I do if I receive more than one proxy or set of voting instructions?
A:

If you receive more than one set of proxy materials, your shares of common stock may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card in each set of proxy materials to ensure that all of your shares are voted.

Q:	What is the quorum requirement?
A:

The presence, in person or by proxy duly authorized, of the holders of record of one-third of the voting power of all outstanding shares of our common stock entitled to vote at the Special Meeting shall constitute a quorum for the transaction of business at the Special Meeting. The Special Meeting will be held virtually; therefore only shares present virtually or represented by proxy at the Special Meeting will be counted in determining whether a quorum is present. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), if you vote at the Special Meeting or if you attend the Special Meeting but abstain from voting. The Special Meeting may be adjourned whether or not a quorum is present. If you hold your shares of common stock in “street name” and do not give any instruction to your broker, bank or other nominee as to how your shares of common stock should be voted at the Special Meeting, those shares of common stock will not be entitled to vote on any proposal at the Special Meeting and will not be counted for purposes of establishing a quorum.

Q:	How can I find out the results of the voting at the Special Meeting?
A:	We expect to file a Current Report on Form 8-K with the SEC disclosing the final voting results, or otherwise post the final voting results following the Special Meeting on our website.

Q:	Who can help answer any other questions that I have?
A:	If you have additional questions about the Asset Sale, the Asset Purchase Agreement, the Dissolution, the Plan of Dissolution, the Special Meeting or this Proxy Statement, or need assistance in submitting your proxy or voting your shares of our common stock, or need additional copies of this Proxy Statement or the enclosed proxy card, please contact Sodali, our proxy solicitor:

Sodali & Co

333 Ludlow Street – 5th Floor

South Tower

Stamford, CT  06902

nby.info@investor.morrowsodali.com

800-662-5200

Questions and Answers Related Generally to the Asset Sale and the Dissolution

Q:	Are there any risks related to the Asset Sale or the Plan of Dissolution?
A:	Yes. You should carefully review the section entitled “Risk Factors” beginning on page 20 of this Proxy Statement.

Q:	Do the Company’s directors and executive officers have any interest in the Asset Sale and the Dissolution?
A:

The Company’s directors and executive officers may have interests in the Asset Sale and the Dissolution that are different from the interests of NovaBay stockholders, including related to consulting/service arrangements and indemnifying and insuring our directors and executive officers. See “Interests of Directors and Executive Officers in the Approval of the Asset Sale and Plan of Dissolution” beginning on page 66 of this Proxy Statement.

Q:	Will the Company continue to be publicly traded in connection with completing the Asset Sale and effecting the Dissolution?
A:

Under the NYSE American continued listing requirements, the completion of the sale of substantially all of our assets may cause the NYSE American to delist our shares. To the extent the NYSE American does not delist our shares once we have completed the Asset Sale and the Board of Directors determines to effect the Dissolution, we plan to notify FINRA of our impending dissolution and request that our common stock stop trading on the NYSE American on the effective date of the Dissolution or as soon thereafter as is reasonably practicable. Whether or not the Asset Sale or the Dissolution is completed, and regardless of whether our shares of common stock are delisted from the NYSE American, we will have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act until we have exited from such reporting requirements. We plan to initiate steps to exit from such reporting requirements in order to curtail expenses as soon as practicable in connection with effecting the Dissolution. See “Risk Factors — General Risks Related to the Asset Sale and the Dissolution” in this Proxy Statement.

Q:	Am I entitled to appraisal rights in connection with the Asset Sale or the Dissolution of the Company?
A:	No. Delaware law does not provide for stockholder appraisal or dissenters’ rights in connection with the Asset Sale or the Dissolution.

Questions and Answers Related to the Asset Sale

Q:	Why did the Company approve the Asset Sale pursuant to the Asset Purchase Agreement?
A:

As a result of the Company’s financial condition, including its operating losses over the majority of its corporate history and the substantial doubt about its ability to continue as a going concern, as well as the increasing difficulty the Company has faced in raising additional capital to fund operations, the Board of Directors considered at length potential strategic alternatives available to the Company, including a merger, sale of assets, strategic partnership or other business combination transactions, to maximize stockholder value. As a result of such evaluation, the Board of Directors unanimously determined that effecting the Asset Sale pursuant to the Asset Purchase Agreement is in the best interests of the Company and our stockholders, and maximizes potential stockholder return. Please read “Proposal One: The Asset Sale—Reasons for the Asset Sale” for a discussion of the factors that our Board of Directors considered in deciding to recommend stockholder approval of the Asset Sale pursuant to the Asset Purchase Agreement.

Q:	Who is buying the Avenova Business and for what price?
A:

If the Asset Sale is approved by our stockholders and the other closing conditions are satisfied and completed, then at the closing PRN will buy the Avenova Business for a purchase price of $9.5 million in cash, as may be adjusted pursuant to a Net Working Capital Adjustment (with $500,000 to be held in escrow for six months after the Asset Sale is completed for both any potential Net Working Capital Adjustment and any indemnification claims) and assume certain liabilities and obligations associated with the Avenova Business. PRN is a nutriceuticals company that partners with ophthalmologists and optometrists to provide patients with evidence-based nutriceuticals to support their long-term ocular health.

Q:	What assets are being sold by the Company and what liabilities will be assumed by PRN?
A:

We propose to sell to PRN the Avenova Business and the related assets, which will include, among the other assets of the Avenova Business, the intellectual property, accounts receivable, equipment, contracts and goodwill of Avenova. In addition, PRN will assume certain liabilities of the Avenova Business, limited to our liabilities for trade accounts payable, certain accrued liabilities, post-Closing product returns and obligations under contracts assigned to PRN.

Q:	Will any of the proceeds from the Asset Sale be distributed to me as a stockholder at the closing?
A:

We do not intend to distribute the net proceeds of the Asset Sale to our stockholders at the closing of the Asset Sale; rather, the proceeds received from the Asset Sale will be an asset of the Company, which we plan to distribute to our stockholders and others in connection with the Dissolution (to the extent the Dissolution is approved by stockholders at this Special Meeting) pursuant to the Plan of Dissolution. More specifically, the net proceeds from the Asset Sale will be received by the Company, not our stockholders (or any other form of equity holder such as holders of warrants, preferred stock, convertible notes, options, restricted stock awards, etc.). We intend to use some of the proceeds from the Asset Sale to pay off certain liabilities and obligations that we are obligated to pay in connection with the operation of our business as well as transaction costs associated with the proposed Asset Sale with the remainder of the funds (with other remaining asset values) distributed in connection with the Dissolution (including to stockholders).

Q:	Why am I being asked to consider and cast a vote on the Asset Sale?
A:

The Company is incorporated under Delaware law, which requires that a corporation obtain approval from its stockholders for the sale of “all or substantially all” of its property and assets. The Asset Sale of the Avenova Business will be deemed to constitute such a sale as the Avenova Business has been responsible for the majority of our revenue since 2015, including accounting for approximately 89% of our revenue for the six months ended June 30, 2024. We are therefore seeking stockholder approval for the Asset Sale at this Special Meeting. Approval by our stockholders of the Asset Sale is also a condition to closing under the Asset Purchase Agreement.

Q:	What will happen if the Asset Sale is not approved by the Company’s stockholders or is not completed for any other reason?
A:

If the Asset Sale is not approved by the Company’s stockholders but the Dissolution is approved, the Board of Directors can elect to proceed with the Dissolution and sell the Company’s assets, including the Avenova Business, as part of the Dissolution. If the Asset Sale is not approved by our stockholders, or if the Asset Sale is not completed due to closing conditions not satisfied by either party or for any other reason, (i) we may be required to pay a termination fee of $500,000 to PRN under certain circumstances as described in the Proxy Statement, (ii) we will have expended significant costs in connection with negotiating the Asset Sale and submitting the Asset Sale for approval of stockholders at this Special Meeting, (iii) our relationships with our customers, suppliers and employees with respect to the Avenova Business and our other business lines may be damaged and our business may be harmed and (iv) the market price for our common stock may decline, making any capital raise transaction difficult.

If the Asset Sale is not completed, we will have limited capital remaining to operate the Avenova Business and our other business lines and we will need to pursue capital raising options that may be available to us, if any, as well as explore our other strategic alternatives including other potential transactions, including a sale of NovaBay or the Avenova Business to another party on such terms as our Board of Directors may approve. The terms of an alternative transaction may be less favorable to us than the terms of the Asset Sale and there can be no assurance that we will be able to reach agreement with or complete an alternative transaction with another party on the necessary timing before our operating cash runs out. If we are not able to efficiently complete the Asset Sale or another transaction such as a financing transaction, the Company may not have enough funds to continue operating its business, which may require the Company to file for bankruptcy.

Notwithstanding approval of the Asset Sale and/or the Plan of Dissolution by our stockholders at the Special Meeting, our Board of Directors may, subject to the terms and conditions of the Asset Purchase Agreement, abandon the Asset Sale without further action by our stockholders.

Q:	When is the Asset Sale expected to be completed?
A:

If the Asset Sale is approved by our stockholders, we expect to complete the Asset Sale as soon as reasonably practicable after all of the closing conditions in the Asset Purchase Agreement have been satisfied or waived. We currently anticipate that the Asset Sale will be completed in the fourth quarter of 2024, subject to the satisfaction or waiver of all closing conditions. The exact timing of the completion of the Asset Sale, however, cannot be predicted. See “Proposal One: The Asset Sale Proposal—Principal Terms and Conditions of the Asset Purchase Agreement—Closing” and “Proposal One: The Asset Sale Proposal—Principal Terms and Conditions of the Asset Purchase Agreement—Conditions to the Closing”.

Questions and Answers Related to the Dissolution

Q:	Is the Dissolution of the Company, as contemplated in the Plan of Dissolution, conditioned upon the completion of the Asset Sale?
A:

No. If stockholders do not approve the Asset Sale but do approve the Dissolution, the Board of Directors will evaluate all strategic options available to the Company on the necessary timing before the Company’s operating cash runs out, which may include proceeding with the Dissolution even if the Asset Sale is not first completed. The Board of Directors does not intend to effect the Dissolution unless it first sells substantially all of its assets in the Asset Sale; however, it retains the discretion to do so. Notably, if the Company does proceed with the Dissolution without first completing the Asset Sale, the Company can sell its assets, including the Avenova Business, as part of the Dissolution process (even if the Asset Sale is not separately approved by our stockholders).

Q:	What will happen under the Plan of Dissolution?
A:

Under the Plan of Dissolution, the Company will file a Certificate of Dissolution with the Delaware Secretary of State, the Company’s jurisdiction of incorporation, to dissolve the Company as a legal entity. The Company’s Board of Directors, in its sole discretion, will determine whether to proceed with the Dissolution and the timing for this filing. The Company intends to rely on the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL where the Company would obtain an order from the Delaware Court of Chancery establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known. Further, in connection with the Dissolution, the Company may sell any of its remaining assets (such as the Company’s wound care, urology or dermatology businesses). We expect to distribute all of our remaining assets, in excess of the amount to be used by us to pay claims and fund the reserves required by the court order from the Delaware Court of Chancery and pay our operating expenses through the completion of the Dissolution and winding-up process, to our stockholders.

Q:

If the Asset Sale Proposal and the Dissolution Proposal are approved and the Asset Sale is consummated on the terms contained in the Asset Purchase Agreement, what does the Company estimate that the holders of common stock will receive?

A:

The amount of cash that may ultimately be received by the Company’s stockholders is not yet known. However, the Company currently estimates that the Company’s stockholders will receive between $0.16 and $0.94 per share of the Company’s common stock. There are many factors that may affect the amounts available for distribution to the Company’s stockholders, including, among other things, the amount of taxes, transaction fees, expenses relating to the Asset Sale and the Dissolution, the sale of any remaining assets of the Company after the Asset Sale (including the Company’s wound care, urology or dermatology businesses), and unanticipated or contingent liabilities that may arise. No assurance can be given as to the amounts the Company’s stockholders will ultimately receive. If the Company has underestimated its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount ultimately distributed to the Company’s stockholders could be less than the range set forth above and could even result in no payout to the Company’s stockholders.

Q:	When will the Dissolution and winding up of the Company be completed?
A:

If stockholder approval is received for the Asset Sale Proposal and the Dissolution Proposal, the Board of Directors plans to commence the Dissolution of the Company pursuant to the Plan of Dissolution as soon as practicable after the closing of the Asset Sale (although the timing to commence the Dissolution is at the sole discretion of the Board of Directors). We intend to rely on the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL and completing the Dissolution and winding up of the Company as soon as practicable. Upon filing the Certificate of Dissolution, we will cease conducting our business and exist for only limited purposes related to winding up the Company, which we expect to complete within three (3) years of the effective time of the Dissolution. We expect initial distributions to stockholders to occur during that window, and likely within nine (9) to twelve (12) months from the Effective Time of the Dissolution.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement and the documents referenced herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, including, but not limited to, statements that are based upon NovaBay’s current expectations, assumptions, estimates, projections and beliefs, including statements about the Asset Sale, the Asset Purchase Agreement, the Dissolution, the Plan of Dissolution, Proposal One (the Asset Sale Proposal) and Proposal Two (the Dissolution Proposal). Forward-looking statements are predictions based on expectations and projections about future events, are not statements of historical fact, are subject to risks, uncertainties and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. These statements and related risks, uncertainties, factors and assumptions, include, but are not limited to: statements regarding the financial and business impact and effect of the completed Asset Sale and Dissolution, the expected timing of, our ability to complete, and impact of the Asset Sale and the Dissolution, the amount of distributions to stockholders (if any) in connection with effecting the Dissolution, and any impact to the Company’s products, as well as the Company’s expected future financial results, as a result of failing to complete the Asset Sale and/or the Dissolution. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in, or implied by, these forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this Proxy Statement, are detailed in the Company’s latest Annual Report on Form 10-K, as amended, and subsequent Quarterly Reports on Form 10-Q and/or Current Reports on Form 8-K filings with the SEC, especially under the heading “Risk Factors.” The forward-looking statements in this Proxy Statement and the documents referenced herein represent our current beliefs, estimates and assumptions as of the date of this Proxy Statement, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement contained in this Proxy Statement, except as required by law.

RISK FACTORS

You should carefully consider the risk factors described below, which are specific risks related to the Asset Sale and the Dissolution, in addition to the other information contained in this Proxy Statement and the annexes attached to this Proxy Statement. The special risk considerations described below are not the only ones that we face. Please also consider the risk factors generally associated with our business contained in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2023, and our subsequent SEC filings, in deciding how to vote on the Asset Sale Proposal and the Dissolution Proposal. Also, our actual outcomes could differ materially from those anticipated in the forward-looking statements as a result of factors that are described below and elsewhere in this Proxy Statement. See the section titled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 19 and “Where You Can Find More Information” beginning on page 71 of this Proxy Statement.

General Risks Related to the Asset Sale and the Dissolution

The Avenova Business that we propose to sell to PRN has, since 2015, been responsible for the majority of our revenue and without it, we will not be able to continue our operations.

The Avenova Business has been responsible for a majority of our revenue since 2015. Currently, even with the Avenova Business, we would need to generate other significant revenue to achieve and maintain profitability, which we have not been able to achieve to date. Historically, our continued operations have been financed primarily by the Avenova Business and regular capital raise transactions. Our capital raise transactions have, with time, become harder, more complicated and more expensive to effect, with less interest by investors and resulting in raising less funds. As a result, our operating cash flow currently is not sufficient to support our ongoing operations, we have limited revenue options, and we expect to continue incurring operating losses and negative cash flows. Accordingly, our existing current cash resources are not sufficient to fund operations at the expected level of activity beyond the fourth quarter of 2024. Although our Board of Directors believes the Asset Sale is in the best interests of NovaBay and our stockholders, the Asset Sale of the Avenova Business will materially adversely affect our financial condition as we do not expect to be able to generate significant revenue from our remaining businesses or from other sources following the closing of the Asset Sale. As a result, our Board of Directors believes the Dissolution, after the Asset Sale is complete, is also in the best interests of our stockholders.

There can be no guarantees that the Asset Sale and/or the Dissolution will be completed and, if not completed, it would be very difficult for us to continue our business operations.

The consummation of the Asset Sale is subject to the satisfaction or waiver of various conditions, including the approval of the Asset Sale by our stockholders and PRN securing financing to pay for the Asset Sale. Although we have endeavored to minimize execution and closing risk through partnering with PRN, an entity well known to us and known within our industry, and negotiating to limit the scope of Closing conditions in the Asset Purchase Agreement, we cannot control some of the Closing conditions and we cannot assure you that such conditions will be satisfied to close the Asset Sale or that PRN will waive any conditions that are not satisfied. If we are unable to satisfy the Closing conditions favorably or if other mutual Closing conditions are not satisfied, PRN will not be obligated to complete the Asset Sale. Separately, the Dissolution is also subject to approval by our stockholders.

If the Asset Sale or the subsequent Dissolution are not completed, we may have to continue our business operations while exploring other strategic alternatives from a difficult position after large amounts of time and expense have been incurred to secure the Asset Sale opportunity. Particularly in light of the Company’s limited capital available and our announced intent to complete the Asset Sale and the Dissolution, our efforts to identify other business strategies may be hindered because we may not be able to identify an alternate transaction on the necessary timing before our cash runs out, or if an alternate transaction is identified, such alternate transaction is unlikely to result in a greater (or even equivalent) price to what is proposed in the Asset Sale.

As a result of such risks, there is a high probability that, in such situation, we may have to cease all operations, make an assignment for the benefit of any creditors, turn NovaBay over to a third-party management company or liquidator or file for bankruptcy protection.

While the Asset Sale and the Dissolution are pending, it creates uncertainty about our future, which could materially and adversely affect our business, financial condition and results of operations.

Although the Board of Directors and the Company’s management believe the Asset Sale and the Dissolution are in the best interests of the Company and the best course of action to maximize stockholder return, there are actions that must occur before such transactions can be effected (such as stockholder approval) that take time and, while the Asset Sale and the Dissolution are pending, it creates uncertainty about our future. Therefore, although PRN is a business partner we have known for years and also well-known in our industry, there is still a risk that our current or potential customers and suppliers may decide to delay, defer or cancel entering into new business arrangements with us pending consummation of the Asset Sale, or termination of the Asset Purchase Agreement or otherwise pending completion of the Dissolution. In addition, while the Asset Sale is pending (and whether or not consummated), we are subject to a number of other risks, including:

●	the diversion of management and employee attention from our day-to-day business;
●	adverse effects to the trading price of our common stock; and
●

the loss of employees who may depart due to their concern about losing their jobs following the Asset Sale or a shift in loyalty of employees of the businesses to be sold who view PRN as their de facto employer even before the consummation of the Asset Sale.

The occurrence of any of these events individually or in combination could materially and adversely affect our business, financial condition and results of operations. If certain of these events give rise to a material adverse effect, then it could preclude the closing of the Asset Sale. We have also incurred substantial transaction costs in connection with the Asset Sale, and we will continue to do so until the Asset Sale is approved by our stockholders and completed or is otherwise terminated.

We may be subject to litigation, which is expensive and could divert our attention.

As a result of the Asset Sale and/or the Dissolution, we may be subject to litigation, including securities class action litigation. Litigation against us could result in substantial costs and divert our management’s attention from closing the Asset Sale or completing the Dissolution in a timely manner, which could harm our business, increase our expenses, ultimately decrease the amount available for distribution (if any) to our stockholders as part of the Dissolution and possibly force us into a bankruptcy situation.

As a result of the Asset Sale, our common stock will likely be delisted from the NYSE American, and in connection with the Dissolution we plan to initiate steps to exit from certain reporting requirements under the Exchange Act. If the exit process is protracted, we will continue to bear the expense of being a public reporting company despite having no source of revenue.

Our common stock is currently registered under the Exchange Act, which requires that we comply with certain public reporting and proxy statement requirements. Compliance with these requirements is costly and time-consuming; however, it aids in information being widely publicly available to our stockholders and has historically been beneficial in capital raise transactions.

Under the NYSE American continued listing requirements, the completion of the sale of substantially all of our assets may cause the NYSE American to delist our shares. To the extent the NYSE American does not delist our shares and we complete the Asset Sale, we plan to notify FINRA of our impending dissolution and request that our common stock stop trading on the NYSE American on the effective date of the Dissolution or as soon thereafter as is reasonably practicable. Whether or not the Asset Sale or the Dissolution are completed, and regardless of whether our shares are delisted from the NYSE American, we will have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act until we have exited from such reporting requirements. We plan to initiate steps to exit from such reporting requirements in order to curtail expenses; however, such process may be protracted and we may be required to continue to make certain filings with the SEC. Accordingly, we will continue to incur expenses that will reduce any amount available for distribution, including expenses of complying with public company reporting requirements and paying our service providers, among others. If our reporting obligations cease, publicly available information about us will be substantially reduced.

To the extent the NYSE American delists our common stock from trading on its exchange as a result of the Asset Sale or otherwise and the Dissolution is not approved or implemented or is otherwise delayed, we will not be eligible to apply to list our securities (like a new company) on the NYSE American or on another national securities exchange due to our inability to currently meet the initial listing standards applicable to a newly listed company, and we could face significant material adverse consequences including during any period between such delisting and the effective date of the Dissolution, such as reduced liquidity for our securities, limited availability of market quotations for our securities and a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities.

Certain of NovaBay’s directors and executive officers may have interests in the Asset Sale and the Dissolution that may be different from, or in addition to, the interests of our stockholders.

Certain of NovaBay’s directors and executive officers may have interests in the Asset Sale and the Dissolution that are different from, or in addition to, the interests of NovaBay stockholders. These interests include NovaBay’s obligations related to certain consulting and service arrangements and indemnifying and insuring our directors and executive officers. As a result of these interests, NovaBay’s directors and executive officers could be more likely to recommend a vote in favor of the Asset Sale and the Dissolution than if they did not hold these interests, and may have reasons for doing so that are not the same as the interests of our other stockholders. See “Interests of Directors and Executive Officers in the Approval of the Asset Sale and Plan of Dissolution” beginning on page 66 of this Proxy Statement.

Risks Related to the Asset Sale

You are not guaranteed any of the proceeds from the Asset Sale.

You should not vote in favor of the Asset Sale based upon the assumption that you will receive any portion of the net proceeds from the Asset Sale. The proceeds will be an asset of the Company and only subject to distribution to stockholders, to the extent any proceeds remain, as part of an orderly and efficient voluntary dissolution pursuant to the Plan of Dissolution (if approved by our stockholders pursuant to Proposal Two of this Proxy Statement and effected by our Board of Directors) or as a result of bankruptcy proceedings if ever applicable, which may occur as a result of our stockholders not approving the Dissolution. Our Board of Directors has evaluated options to maximize the value of our assets and recommends voting for the Asset Sale as part of its efforts to maximize stockholder value in connection with the Dissolution.

We will incur significant expenses and effort in connection with the Asset Sale, regardless of whether the Asset Sale is completed.

We expect to incur significant expenses related to the Asset Sale. These expenses include, but are not limited to, legal fees, accounting fees and expenses, certain consultant expenses including our financial advisor, filing fees, printing expenses and other related fees and expenses. Many of these expenses will be payable by us regardless of whether the Asset Sale is completed. In addition, if the Asset Sale is not consummated, our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction without any material financial return to the Company and its stockholders.

The Asset Purchase Agreement will expose us to contingent liabilities after the closing of the Asset Sale that could have a material adverse effect on our financial condition and the amount of proceeds available (if any) in the Dissolution.

We have agreed to indemnify PRN for breaches of any representation, warranty, or covenant made by us in the Asset Purchase Agreement, for losses arising out of or in connection with excluded assets or excluded liabilities, and for certain other matters. Indemnification claims by PRN would first reduce the $500,000 that will be held in escrow after the closing for six (6) months, and thereafter, NovaBay would be directly responsible for any indemnification claims subject to the limits set forth in the Asset Purchase Agreement. Other than in the event of fraud or with respect to Fundamental Representations (as defined in the Asset Purchase Agreement), we will not be obligated to indemnify PRN for any breach of the representations or warranties made by us under the Asset Purchase Agreement until the aggregate amount of claims for indemnification exceeds $50,000. In the event that such claims for indemnification for breach of the representations or warranties exceed this threshold (except related to fraud or Fundamental Representations), we will be obligated to indemnify PRN for any damages or loss resulting from such breach up to $500,000. See “Proposal One: The Asset Purchase Agreement—Principal Terms and Conditions of the Asset Purchase Agreement—Indemnification”. We have also agreed to a Net Working Capital Adjustment pursuant to the Asset Purchase Agreement, which could reduce the $500,000 that will be held in escrow if such Net Working Capital Adjustment is in favor of PRN.

Any claims for indemnification made by PRN and any Net Working Capital Adjustment in favor of PRN and paid from the Escrow, or otherwise due to PRN in excess of the Escrow (as relates to certain indemnification claims), will reduce the amount of the aggregate purchase price actually received by the Company and the amount of cash ultimately available for distribution to our stockholders in the Dissolution (if any). There can be no assurance that the Escrow will not be used to satisfy indemnification claims and any Net Working Capital Adjustment, which could effectively reduce the Purchase Price for the Avenova Business to $9.0 million rather than $9.5 million.

PRN is not assuming the Excluded Liabilities (as defined under the Asset Purchase Agreement).

Under the Asset Purchase Agreement, PRN is assuming only limited pre-Closing liabilities of the Avenova Business, and otherwise all liabilities of the business will remain with us after the Asset Sale. While the Company believes that it has adequately accrued for these liabilities or is adequately insured against certain of the risks associated with such retained liabilities, there can be no assurances that additional expenditures will not be incurred in resolving these liabilities.

The Asset Purchase Agreement provides that PRN will obtain financing in order to fund the purchase price, and there can be no guarantee that PRN will be able to complete such financing when all other closing conditions for the Asset Sale have been satisfied.

Although PRN has obtained, and the Board of Directors has reviewed, a debt commitment letter reflecting certain lenders’ intent to provide PRN with adequate financing to fund the purchase price in connection with the Closing of the Asset Sale, there is otherwise no guarantee that PRN will be able to complete, and obtain, such financing when needed to close the Asset Sale. To the extent all closing conditions under the Asset Purchase Agreement have been satisfied but PRN fails to close the transaction, we can notify PRN of our willingness and ability to close, and, if PRN is unable or does not close the Asset Sale within three business days (including as a result of being unable to obtain financing), PRN would owe NovaBay a termination fee of $500,000, which would be our only recourse against PRN in such circumstances except for fraud or a willful breach by PRN.

The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale.

Having entered into a contract with PRN to sell the Avenova Business, the Asset Purchase Agreement understandably contains provisions that make it substantially more difficult for us to sell the Avenova Business or engage in another type of acquisition transaction with a party other than PRN, although we would be allowed to do so in certain situations to permit the Board of Directors to comply with its fiduciary duties. Specifically, we may not solicit any Acquisition Proposal (as defined in the Asset Purchase Agreement) until the valid termination of the Asset Purchase Agreement except with respect to certain actions of the Company related to Qualifying Acquisition Proposals and Superior Proposals (both as defined in the Asset Purchase Agreement), and we pay a termination fee of $500,000 if the Asset Purchase Agreement is correspondingly terminated in specified circumstances. See “Proposal One: The Asset Purchase Agreement—Principal Terms and Conditions of the Asset Purchase Agreement—Acquisition Proposals” and “Proposal One: The Asset Purchase Agreement—Principal Terms and Conditions of the Asset Purchase Agreement—Termination Fee”. These provisions, among others contained in the Asset Purchase Agreement, could discourage a third party that might have an interest in acquiring all or substantially all of our assets or our common stock from considering or proposing such an acquisition, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by PRN.

Risks Related to the Dissolution

We cannot assure you as to the amount of distributions, if any, to be made to our stockholders.

We cannot predict with certainty the timing, amount, or number of distributions, if any, to our stockholders. As of September 1, 2024, we had approximately $1,941 million in cash and cash equivalents. We currently estimate that we will expend between $8.3 million and $11.2 million after September 1, 2024, which will be used to pay all expenses (including operating expenses up until the filing of the Certificate of Dissolution) and other known, non-contingent liabilities, and which also includes reasonable provision for expenses of liquidation and potential, contingent or unknown liabilities as required by Delaware law. Based on this estimated reserve, if the Asset Sale is consummated, for which NovaBay will receive upfront consideration of $9.0 million (plus the Escrow of $500,000 to be held for six months post-Closing), we currently estimate that the aggregate amount of liquidating distributions to stockholders will be between $0.8 million and $4.6 million, or between $0.16 and $0.94 per share of common stock (based on 4,900,758 shares of common stock and other equity outstanding as of September 24, 2024). This amount may be paid in one or more distributions. Any such distributions will not occur until after the Certificate of Dissolution is filed, and we cannot predict the timing or amount of any such distributions, or whether any such distributions will occur, as uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions, make it impossible to predict with certainty the actual net cash amount, if any, that will ultimately be available for distribution to stockholders or the timing of any such distributions. Examples of uncertainties that could reduce the value of distributions to our stockholders include: (i) the incurrence by the Company of expenses relating to the Dissolution being different than estimated; (ii) unanticipated costs relating to the defense, satisfaction or settlement of lawsuits or other claims that may be threatened against us or our current or former directors or officers; (iii) amounts necessary to resolve claims, including unforeseen claims, of any creditors or other third parties; and (iv) delays in the Dissolution or other winding up process. In addition, as we wind down, we will continue to incur expenses from the remaining operations, such as operating costs, severance payments, payments to any continuing employees or consultants, lease rental payments, directors’ and officers’ insurance, taxes, legal, accounting and financial advisory fees and expenses related to our filing obligations with the SEC, which will reduce amounts that will be available for distribution to our stockholders, if any. We have attempted to estimate reasonable reserves for such liabilities, obligations, expenses and claims against us. However, those estimates may be inaccurate. Accordingly, stockholders may receive substantially less than the amount that we currently estimate that they may receive, or they may receive no distribution at all.

We intend to rely on the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL to, among other things, obtain an order from the Delaware Court of Chancery establishing the amount and form of security for pending claims for which the Company is a party, contingent or unmatured contract claims for which the holder declined the Company’s offer of a security, and unknown claims that, based on facts known to the Company, are likely to arise or become known within three years of filing of the Certificate of Dissolution (or such longer period of time as the Delaware Court of Chancery may determine) (the “Court Order”), and pay or make reasonable provision for our uncontested known claims and expenses and establish reserves for other claims as required by the Court Order and the DGCL. We expect to distribute all of our remaining assets in excess of the amount to be used by us to pay claims and fund the reserves required by the Court Order and pay our operating expenses through the completion of the dissolution and winding-up process to our stockholders. The Court Order will reflect the Delaware Court of Chancery’s own determination as to the amount and form of security reasonably likely to be sufficient to provide compensation for all known, contingent and potential future claims against us. There can be no assurances that the Delaware Court of Chancery will not require us to withhold additional amounts in excess of the amounts that we believe are sufficient to satisfy our potential claims and liabilities. Accordingly, our stockholders may not receive any distributions of our remaining assets for a substantial period of time, if at all, after satisfaction of all claims.

As a result of these and other factors, we cannot assure you as to any amounts, if any, to be distributed to our stockholders if the Board of Directors proceeds with the Dissolution. If our stockholders do not approve the Dissolution Proposal, we will not be able to proceed with the Dissolution and no liquidating distributions will be made. See the section entitled “Proposal Two: The Dissolution Proposal—Estimated Liquidating Distributions to Stockholders” beginning on page 61 of this Proxy Statement for a description of the assumptions underlying, and sensitivities of, our estimate of the total cash distributions to our stockholders in the Dissolution.

We cannot predict the timing of the distributions to stockholders.

Our current intention is that, if the Dissolution Proposal is approved by our stockholders, the Certificate of Dissolution would be filed promptly after the Asset Sale is completed; however, ultimately, the decision of whether or not to proceed with the Dissolution will be made by the Board of Directors in its sole discretion. If our stockholders approve the Plan of Dissolution, the Board of Directors has not set a deadline to make its decision to proceed with the effectiveness of the Dissolution. No further stockholder approval would be required to effect the Dissolution.

Under the DGCL, before a dissolved corporation may make any distribution to its stockholders, it must pay or make reasonable provision to pay all of its claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation, as determined by the Board of Directors and pursuant to the “safe harbor” procedures approved by the Court Order. We can provide no assurance as to if or when any such distribution will be made, and we cannot provide any assurance as to the amount to be paid to each stockholder in any such distribution, if one is made. The Board of Directors intends to seek to distribute funds to our stockholders as quickly as possible, as permitted by the DGCL, and will take all reasonable actions to optimize the distributable value to our stockholders. We anticipate that distributions, if any, to our stockholders will be made in cash, and may be made at any time with initial distributions to stockholders anticipated to occur in nine (9) to twelve (12) months from the effective time of the Dissolution.

The precise timing of any distributions to our stockholders will depend on and could be delayed due to many factors, including without limitation, the time it takes to obtain the Court Order and whether a creditor or other third party seeks an injunction against the making of additional distributions to stockholders on the basis that the amounts to be distributed are needed to satisfy our liabilities or other obligations to the extent not previously reserved for. As a result of these and other factors, we are unable to predict the timing of distributions, if any are made, to our stockholders.

The Board of Directors may determine not to proceed with the Dissolution.

Even if the Dissolution Proposal is approved by our stockholders, the Board of Directors may determine, in the exercise of its fiduciary duties, not to proceed with the Dissolution. If our Board of Directors elects to pursue any alternative to the Plan of Dissolution, our stockholders may not receive any of the funds that might otherwise be available for distribution to our stockholders. The decision of whether or not to proceed with the Dissolution will be made by the Board of Directors in its sole discretion and the Board of Directors has not set a deadline to make its decision to proceed with or abandon the Dissolution after stockholder approval.

Our stockholders may be liable to our creditors for part or all of the amount received from us in our liquidating distributions if reserves are inadequate.

Under the DGCL, we are required, in connection with the Dissolution, to pay or make reasonable provision for payment of our liabilities and obligations. We will establish a reserve, consisting of cash or other assets that we believe will be adequate for the satisfaction of all of our current known expenses and unknown, contingent and/or conditional claims and liabilities. The estimated amount of the reserve is established by the Board of Directors, and approved by the Delaware Court of Chancery; however, such estimated amount may not be adequate to cover all of our claims and obligations. Under the DGCL, if we fail to create an adequate contingency reserve for payment of our expenses, claims and obligations, each stockholder could be held liable for payment to our creditors for claims. However, to the extent the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL are followed as we plan to, a stockholder will not be liable for any claim in excess of the lesser of (a) the stockholder’s pro rata share of the claim and (b) the amount distributed to the stockholder, and only with respect to claims that began before the expiration of the Survival Period.

If stockholders vote against the Dissolution, we may pursue other alternatives, but there can be no assurance that any of these alternatives would result in greater (or even equivalent) stockholder value than the proposed Dissolution, and any alternative we select may entail additional risks.

If our stockholders do not approve the Dissolution Proposal, the Company will continue its corporate existence and the Board of Directors will continue to explore what, if any, alternatives are available to return capital to stockholders in a manner intended to maximize value in light of its discontinued business activities to the extent the Asset Sale is completed; however, those alternatives are likely limited to seeking bankruptcy protection or protection under other insolvency laws. It is unlikely that these alternatives would result in greater stockholder value than the proposed Plan of Dissolution and the Dissolution.

Our stockholders will not be able to buy or sell shares of our common stock after we close our stock transfer books at the effective time of the Certificate of Dissolution.

If the Board of Directors determines to proceed with the Dissolution, we intend to close our stock transfer books and discontinue recording transfers of our common stock at the effective time of the Dissolution as set forth in the Certificate of Dissolution. After we close our stock transfer books, we will not record any further transfers of our common stock on our books except by will, intestate succession or operation of law. Therefore, shares of our common stock will not be freely transferable after such date. As a result of the closing of the stock transfer books, all liquidating distributions in the Dissolution will be made pro rata to the stockholders of record as of the effective time of the Certificate of Dissolution, with distribution (if any) anticipated to occur in nine (9) to twelve (12) months from the Effective Time.

Stockholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.

Distributions made pursuant to the Plan of Dissolution are intended to be treated as received by a stockholder in exchange for the stockholder’s shares of our common stock. Accordingly, the amount of any such distribution allocable to a block of shares of our common stock owned by a U.S. stockholder will reduce the stockholder’s tax basis in such shares, but not below zero. Any excess amount allocable to such shares will be taxable as capital gain. Such gain generally will be taxable as long-term capital gain if the shares have been held for more than one year. Any tax basis remaining in a share of our common stock following the final liquidating distribution by the Company will be treated as a capital loss. The deductibility of capital losses is subject to limitations. For a more detailed discussion, see “Certain U.S. Federal Income Tax Consequences” beginning on page 63 of this Proxy Statement. You should consult your tax advisor as to the particular tax consequences of the Dissolution to you, including the applicability of any U.S. federal, state, local and non-U.S. tax laws.

Further stockholder approval will not be required in connection with the implementation of the Plan of Dissolution, including the sale or disposition of all or substantially all of the Company’s assets following the effective time of the Dissolution pursuant to the Plan of Dissolution.

The approval of the Dissolution Proposal by the requisite vote of our stockholders will grant full and complete authority to our Board of Directors and executive officers, without further stockholder action, to proceed with the Dissolution pursuant to the Plan of Dissolution in accordance with any applicable provision of Delaware law. However, we intend to continue to explore alternatives for returning capital to stockholders in a manner intended to maximize value. Following the Effective Time, we may sell, distribute or otherwise dispose of our remaining non-cash assets without further stockholder approval, including our wound care, urology or dermatology businesses as well as the Avenova Business to the extent stockholders do not approve the Asset Sale or the Asset Sale is not otherwise completed. As a result, stockholders will no longer have the opportunity to approve or reject a sale of all or substantially all of our assets after the Certificate of Dissolution has been filed. Also, after the Effective Time, the Board of Directors may, in order to maximize value for our stockholders and creditors, authorize actions in implementing the Plan of Dissolution, including the specific terms and prices for the sales and dispositions of its remaining assets, with which stockholders may not agree.

THE SPECIAL MEETING

Purpose of Meeting

The Proposals to be considered and acted upon at the Special Meeting are summarized in the Notice of Special Meeting and the Summary of the Proxy Statement and are described in more detail below and in the description of each of the three proposals that has been included elsewhere in this Proxy Statement.

Attendance at the Special Meeting

As permitted by Delaware law and our Bylaws, the Special Meeting will be held solely as a virtual meeting live via the Internet. You will be able to attend the Special Meeting via live webcast by visiting our virtual meeting website (www.virtualshareholdermeeting.com/NBY2024SM) at the meeting time. Upon visiting the meeting website, you will be prompted to enter your 16-digit control number provided on your proxy card if you receive proxy materials by mail. Your unique control number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Special Meeting on the meeting website.

Shares that you hold as a beneficial owner but not the stockholder of record also may be voted electronically during the Special Meeting if you have a 16-digit control number. If there is no 16-digit control number included on your instructions, please refer to the information provided by your broker, bank or other holder of record for voting information and/or instruction on how to attend the Special Meeting.

Even if you plan to attend the Special Meeting virtually, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Special Meeting.

Voting; Quorum

The Record Date for determining those stockholders who are entitled to notice of, and to vote at, the Special Meeting has been fixed as [October 15], 2024. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of common stock held by such stockholder as of the Record Date. The holder of the Series B Non-Voting Convertible Preferred Stock has no voting rights in relation to the Proposals, and, therefore, will not vote at the Special Meeting. As of the Record Date, [______] shares of common stock were outstanding, and [____] shares of Series B Non-Voting Convertible Preferred Stock were outstanding.

The presence at the Special Meeting, either in person or by duly authorized proxy, of holders of one-third of the voting power of all the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business at the Special Meeting. Stockholders who log on and vote at our virtual meeting of stockholders with their 16-digit control number are considered present in person at the meeting. Proxies voted “ABSTAIN” are counted as present for purposes of determining the presence of a quorum. Shares of our common stock that are not voted or represented by broker non-votes will not be counted as shares present for purposes of determining the presence of a quorum at the Special Meeting.

A broker non-vote occurs when the broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker, bank or other nominee does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner. If a quorum is not present, we expect to then adjourn the Special Meeting until a quorum is obtained.

Required Votes and Effects of Abstentions and Broker Non-Votes

Votes Generally.  Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count, for each proposal, votes “FOR,” “AGAINST,” “ABSTAIN,” and broker non-votes as applicable.

Abstentions and Broker Non-Votes.  Abstentions will count towards the quorum. Shares not voted and broker “non-votes” will have the effect of a vote against Proposal One and Proposal Two and will not be counted or deemed to be present or represented for the purposes of determining whether a quorum exists at the Special Meeting.

Required Vote.  The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions (Non-votes)	Effect of Broker Non-Votes
One	The Asset Sale Proposal To approve the Asset Sale (or a sale of substantially all of the assets of the Company), pursuant to the Asset Purchase Agreement, by and between the Company and PRN.	“FOR” votes of the holders of a majority of our outstanding shares of common stock outstanding on the Record Date.	Against	Against

Two

The Dissolution Proposal

To approve the Dissolution, pursuant to the Plan of Dissolution, which, if approved, will authorize the Company to liquidate and dissolve in accordance with the Plan of Dissolution, and pursuant to the discretion of the Board of Directors to proceed with the Dissolution.

		“FOR” votes of the holders of a majority of our outstanding shares of common stock outstanding on the Record Date.	Against	Against

Three

The Adjournment Proposal

To grant discretionary authority to our Board of Directors to adjourn the Special Meeting from time to time, if necessary or appropriate, to establish a quorum or, even if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of Proposal One and/or Proposal Two.

		“FOR” votes from a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting.	No effect	No effect

Voting at this Special Meeting as a stockholder on all three proposals is very important to the future of NovaBay and your investment. If either the Asset Sale Proposal or the Dissolution Proposal is not approved by our stockholders, our Board of Directors and management will continue to explore other strategic alternatives so long as we have operating capital to continue our operations, which is currently only projected to last into the fourth quarter of 2024. Due to the fact that our Board of Directors and management believe that the Company has exhausted all reasonable and viable strategic alternatives, if the Asset Sale Proposal and the Dissolution Proposal are not approved by our stockholders, it is likely that we will cease all operations, make an assignment for the benefit of any creditors, turn the Company over to a third-party management company or liquidator or file for bankruptcy protection. Even if our stockholders approve the Dissolution Proposal, our Board of Directors has reserved the right, in its discretion, to the extent permitted by Delaware law, to abandon or delay implementation of the Dissolution, in order, for example, to permit the Company to pursue any new business opportunities or strategic transactions that may unexpectedly arise. We may seek to sell our remaining non-cash assets without further stockholder approval, which could include our wound care, urology or dermatology businesses as well as the Avenova Business to the extent our stockholders do not approve the Asset Sale or the Asset Sale is not otherwise completed.

Effect of Not Voting

Stockholder of Record; Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, over the Internet or in person at the Special Meeting, your shares of common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and will have the same effect as a vote “AGAINST” the Asset Sale Proposal and the Dissolution Proposal and no effect on the Adjournment Proposal. If you are a stockholder of record, voting virtually at the Special Meeting will revoke any proxy that you previously submitted.

Beneficial Owner; Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter under its rules. Brokers, banks or other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but are not able to use their discretion to vote with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if they are management supported. Proposal One (the Asset Sale Proposal), Proposal Two (the Dissolution Proposal) and Proposal Three (the Adjournment Proposal) are deemed to be “non-routine” matters. Accordingly, your broker, bank or other nominee may not vote your shares on Proposal One, Proposal Two or Proposal Three without voting instructions from you.

Voting Methods

If you were a stockholder of record on the Record Date, you may vote your shares at the virtual Special Meeting, www.virtualshareholdermeeting.com/NBY2024SM, which contains voting instructions. You may also vote your shares by telephone by calling (toll free within the United States and Canada) 1-800-690-6903 and following the voting instructions read to you by the automated operator. Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Pacific Time on [October 16], 2024. Internet and telephone voting will close promptly at 11:59 p.m. Eastern Time on [November 21], 2024. After that time, you will only be able to vote by attending the Special Meeting via live webcast and voting at the Special Meeting. The meeting starts at 11:00 a.m. (Pacific Time). After voting is closed during the Special Meeting, you will no longer have the ability to vote your shares for the specific proposals considered at the Special Meeting.

Upon visiting the meeting website or calling the telephone number provided above, you will be prompted to enter your 16-digit control number provided to you on your proxy card. Your unique control number allows us to identify you as a stockholder and will enable you to securely cast votes.

If you receive proxy materials by mail or if you request paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning your proxy card in the postage-paid envelope. Further instructions on how to vote by mail are included on the proxy card. Only proxy cards that have been signed, dated, and timely returned will be counted towards the quorum and entitled to vote.

If your proxy card does not specify how the shares represented thereby are to be voted, the proxy will be voted “FOR” Proposal One, Proposal Two and Proposal Three as described in the Notice of the Special Meeting and this Proxy Statement. The proxy card also grants the proxy holder discretionary authority to vote on any other business that may properly come before the Special Meeting. We have not been notified by any stockholder of their intent to present a stockholder proposal at the Special Meeting.

Revoking Proxies

If your shares of common stock are held in your name, you may revoke or change your vote at any time before the Special Meeting by (i) submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted), (ii) attending the Special Meeting live via webcast and voting during the meeting (simply attending the virtual meeting will not, by itself, revoke your proxy), or (iii) filing a notice of revocation or another signed proxy card with a later date with our Corporate Secretary, Mr. Justin Hall, Esq., at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California 94608.

Solicitation

We will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Notice of Special Meeting, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of these materials will be furnished to brokers, banks or other nominees holding shares in their names that are beneficially owned by others so they may forward these materials to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, email or any other means by our directors, executive officers or employees. No additional compensation will be paid to these individuals for any such services. In addition, we have engaged Sodali to assist in the solicitation of proxies and to provide related advice and informational support. For additional information about this engagement, please see “Method of Proxy Solicitation” below.

Results of Voting at the Special Meeting

We expect to announce preliminary voting results at the Special Meeting. In addition, we expect that final voting results will be filed with the SEC on a Current Report on Form 8-K within four business days after the Special Meeting, or that we will otherwise post the final voting results following the Special Meeting on our website.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

PROPOSAL ONE:

THE ASSET SALE PROPOSAL

General

Over NovaBay’s corporate history, and in particular in recent years, we have faced meaningful operational and financial challenges. Since 2022, based on the amount of capital and liquidity available for continuing operations, NovaBay has publicly disclosed in its periodic filings with the SEC that its planned operations raised substantial doubt about its ability to continue as a going concern. We have worked diligently to fund our operations over the years through capital raise transactions, including our most recently completed public offering of NovaBay common stock and common stock warrants that closed in July 2024 and the divestiture of our former subsidiary, DERMAdoctor, in March 2024. The capital raised in these transactions resulted in proceeds that were important to continuing to maintain our operations to date; however, such amounts are not sufficient to continue to fund our current operations beyond the fourth quarter of 2024, especially given the exceptionally high costs of being a publicly-traded company on the NYSE American.

As a result of the imminent need for capital in the near term and capital raise transactions having become increasingly difficult to identify and close, we have continued to evaluate our current business plan and our overall strategic direction, including a potential strategic transaction such as a divestiture of certain businesses or product lines and related assets. After diligently evaluating our strategic options available to us in the near- and long-term, and our current cash position, and in an effort to maximize stockholder value, our Board of Directors has determined that it is in the best interests of stockholders to seek a divestiture of the Avenova Business, which represents substantially all of the assets of NovaBay. In furtherance of these efforts, our Board of Directors is presenting the Asset Purchase Agreement for approval by our stockholders at the Special Meeting.

The Asset Purchase Agreement was unanimously approved by our Board of Directors, subject to stockholder approval, on September 19, 2024. A copy of the Asset Purchase Agreement is attached as Annex A to this Proxy Statement. All material terms of the Asset Purchase Agreement are summarized below. All capitalized, undefined terms used in this Proposal One shall have the meanings ascribed to such terms in the Asset Purchase Agreement. We encourage you to read the Asset Purchase Agreement in its entirety.

The Parties to the Asset Sale

About NovaBay

NovaBay is focused on the development and sale of scientifically-created and clinically-proven eyecare and wound care products. Our leading product, Avenova® Lid and Lash Solution, or Avenova Spray, is proven in laboratory testing to have broad antimicrobial properties as it removes foreign material including microorganisms and debris from the skin around the eye, including the eyelid.

NovaBay was originally incorporated as a California corporation on January 19, 2000, and converted to a Delaware corporation in June 2010. NovaBay’s principal executive offices are located at 2000 Powell Street, Suite 1150, Emeryville, California 94608, and our telephone number is (510) 899-8800. Our website address is www.novabay.com.

About PRN

PRN owns and operates several brands focused on the eyecare industry. PRN partners with ophthalmologists and optometrists to provide patients with specialty oral supplements to support long-term ocular health. Importantly, PRN is an industry leader with a leading physician recommended nutraceutical dry eye product and a synergistic business model to the Avenova Business. PRN is committed to assisting its partner eye health professionals to support the health, education, and well-being of its patients, through superior customer service and the application of peer-reviewed clinical research.

PRN was formed as a Delaware limited liability company on July 2, 2014. Its principal executive offices are located at 960 Harvest Drive, Suite B205, Blue Bell, Pennsylvania 19422. Its telephone number is (844) 776-4968 and its website address is www.prnvision.com.

Summary of Key Deal Terms of the Asset Purchase Agreement

The following is a summary of the key deal terms of the Asset Purchase Agreement that provides for the Asset Sale:

●

Pursuant to the Asset Purchase Agreement, NovaBay will sell and assign all of the assets, properties and rights of NovaBay used in the conduct of its eyecare business (including Avenova) to PRN, and PRN shall assume certain liabilities relating to or arising out of the ownership, use or operation of such acquired assets of the Avenova Business from and after the Closing. The Asset Sale will not include the sale of NovaBay’s wound care, urology or dermatology businesses.

●

The total consideration for the purchase and sale of the Avenova Business and the assumption by PRN of specified liabilities as summarized in the first bullet above and discussed below is $9.5 million, as adjusted for the Net Working Capital Adjustment with $500,000 to be held in escrow for six (6) months for any post-Closing indemnification by NovaBay or any post-Closing Net Working Capital Adjustment.

●

Until the Closing, NovaBay is prohibited from, directly or indirectly, engaging in any solicitation or similar activities related to another Acquisition Proposal for the Avenova Business, as set forth in the Asset Purchase Agreement, subject to agreed upon exceptions. However, NovaBay may, under limited circumstances, consider and potentially pursue unsolicited, alternative transaction proposals from third parties that are Qualifying Acquisition Proposals (as defined below), including those that become Superior Proposals (as defined below). NovaBay must give PRN an opportunity to revise its proposal through a counteroffer or an amendment to the Asset Purchase Agreement to allow for any alternative Qualifying Acquisition Proposal to no longer be a Superior Proposal.

●

The closing of the Asset Sale is subject to a number of other closing conditions, including NovaBay obtaining the stockholder approval being sought by this Proposal One and there being no material adverse effect having occurred through the Closing, as well as PRN obtaining financing to fund the purchase price.

●

NovaBay shall, in certain specified circumstances (as described in more detail below), including if PRN terminates the Asset Purchase Agreement due to an Adverse Recommendation Change being effected or if NovaBay terminates the Asset Purchase Agreement to effect a Superior Proposal, pay a termination fee of $500,000 to PRN. PRN is required to pay NovaBay a termination fee of $500,000 if NovaBay has provided notice to PRN that all of NovaBay’s closing conditions have been met and PRN is not able to, or does not, close the Asset Sale (including due to PRN’s failure to obtain financing).

The summary of selected information from this Proxy Statement regarding the Asset Sale Proposal may not contain all the information that is important to you. To understand the Asset Sale Proposal and the Asset Purchase Agreement fully, we encourage you to carefully read this entire Proxy Statement, including, but not limited to, the Asset Purchase Agreement which is included in this Proxy Statement as Annex A.

Background for the Asset Sale and the Dissolution

NovaBay’s business includes developing and selling scientifically-created and clinically-proven eyecare and wound care products. Our leading eyecare product, Avenova Spray, is proven in laboratory testing to have broad antimicrobial properties as it removes foreign material including microorganisms and debris from the skin around the eye, including the eyelid. We began selling Avenova in the United States in 2014, and, over the past ten years, we have grown Avenova’s customers through both an over-the-counter market and a prescription market. The Company also sells certain wound care products, and in 2021, the Company diversified its product offerings through the acquisition of DERMAdoctor to offer certain dermatology and skincare products. However, in March of 2024, the Company sold DERMAdoctor as part of its strategic direction to concentrate on its eyecare business and the continued commercialization of the Avenova Business.

The Avenova Business is the Company’s primary product offerings and business. Revenue from the Avenova Business accounted for approximately 89% of the Company’s total product revenue for the six months ended June 30, 2024 with over-the-counter being our leading sales channel by unit sales and net revenue. Over the past decade, NovaBay has committed significant business and financial resources to operate the Avenova Business and continue the commercialization of its eyecare products; however, notwithstanding these efforts, revenue from the Avenova Business has not been sufficient to support the immense overhead of a publicly-traded company. Because of these fixed general and administrative costs, NovaBay has sustained operating losses for the majority of its corporate history and the Company has continued to experience significant operating losses and negative cash flows. While operating losses have improved, recent forecasts indicate that profitability is still several fiscal years away given the fixed costs of operating a publicly listed company on the NYSE American. The Company has thus determined, most recently as relates to the quarter ended June 30, 2024, that its planned operations, including the continued operation of the Avenova Business, continues to raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is continuing to utilize its remaining cash and cash equivalents, which were $1,941 million at September 1, 2024 (unaudited), in order to maintain the Company’s operations; however, the Company’s cash and cash equivalents, which includes the proceeds from (a) the divestiture of DERMAdoctor (gross proceeds of $1.07 million), (b) the Company’s recent warrant reprice transaction completed in June 2024 (gross proceeds of approximately $226 thousand) (the “2024 Warrant Reprice Transaction”) and (c) the Company’s recent public offering of Company common stock, pre-funded common stock warrants, and three series of common stock warrants, completed in July 2024 (gross proceeds of approximately $3.87 million) (the “2024 Public Offering”), are not expected to be sufficient to continue to fund the operations of the Company’s business beyond the fourth quarter of 2024. The Company’s ability to raise capital has become increasingly difficult, as evidenced most recently with the Company receiving reduced proceeds from the 2024 Warrant Reprice Transaction and lower than expected gross proceeds and increased dilution with the issuance of three series of common stock warrants in the 2024 Public Offering.

As a result of the financial outlook of the Company, and the increasing difficulty in raising additional capital to fund ongoing operations, the Board of Directors and management have considered and evaluated a variety of strategic alternatives, including offers received from third parties for the potential sale of the Company or the sale of its assets, including the Avenova Business. The Board of Directors has weighed and evaluated whether such strategic options are in the best interests of the Company and its stockholders when compared to the Company’s prospects and strategic plans (both in the short- and long-term).

As relates to a potential sale of the entire Company, NovaBay explored several go-private transactions and stock-for-stock transactions, including entering into a confidentiality agreement on February 6, 2023 with a public wound care company to discuss a potential merger which was ultimately abandoned in June 2023 for various reasons. The Company then explored a go-private transaction during the third quarter of 2023 with a synergistic investor with such negotiations ending when the other party reduced their offered purchase price from $15.0 million to $4.5 million. Subsequently, NovaBay entered into a non-disclosure agreement in October 2023 and non-binding term sheet in December 2023 with a public pharmaceutical company to explore a merger, for which the other company ultimately ended negotiations. In the above-described cases, negotiations and substantial due diligence were conducted, and cost and time incurred, but none of such processes ultimately resulted in the closing of a transaction.

While evaluating these large transaction options, NovaBay engaged Hemming Morse to conduct an informal valuation of NovaBay, which was then presented to the Board of Directors at a meeting on January 12, 2024. Such valuation discussions early this year have further informed the Board of Directors and management team as it has continued to evaluate strategic options during 2024.

In 2024 to date, NovaBay has received offers from five companies for acquisition transactions, including equity and asset acquisitions. Such offers include those from PRN and Party A to purchase the Avenova Business on April 18, 2024 (as described further below) and June 24, 2024, respectively.

PRN and NovaBay principals have been in periodic communications about various potential transactions, dating back to January 2020 with discussions regarding a potential divestiture or similar transaction beginning in January 2021. PRN submitted indications of interest on July 22, 2022 and March 16, 2023, which the Board of Directors decided not to pursue at such times. PRN most recently approached management of the Company early in 2024 to express interest in the Avenova Business. PRN submitted an indicative offer, dated April 18, 2024,  to acquire the Avenova Business, including its products and assets and certain liabilities, on a cash-free, debt free basis via an asset purchase transaction for a purchase price of $9,500,000 (the “Proposed Transaction”). On April 26, 2024, the Board of Directors met to discuss PRN’s indicative offer to acquire the Avenova Business, and determined to authorize management to further explore the Proposed Transaction with PRN. Accordingly, on April 27, 2024, the parties extended their confidentiality agreement to the shorter of one year or the execution of a definitive agreement. Simultaneously, exclusivity was granted to PRN through May 20, 2024 to conduct due diligence on NovaBay. Although outside counsels were engaged and had an introductory call on April 25, 2024, no legal negotiations or deal documents were exchanged at that time.

After approximately a month of due diligence efforts, in May 2024, the Company decided to no longer pursue active discussions regarding the Proposed Transaction due to its cash situation, and instead determined to pursue a capital raise transaction for the Company, which involved completing the 2024 Warrant Reprice Transaction and the 2024 Public Offering, both during June and July 2024. During this time period, on July 30, 2024, NovaBay received an unsolicited increased offer from Party A to purchase the Avenova Business for $10.0 million.

As a result of the proceeds from the Company’s capital raising strategy not resulting in sufficient capital to fund the Company’s ongoing operations and following extensive discussions of the Board and management, including the evaluation of all offers presented this year, the Company determined to further consider the sale of the Avenova Business. The Board carefully considered both the existing PRN offer and the Party A offer, ultimately determining to resume discussions with PRN to continue negotiations of the Proposed Transaction. The Board of Directors determined that its prior work, business discussions and due diligence with PRN resulted in a much higher degree of certainty of execution based on the needed timeline given NovaBay’s cash situation, as compared to beginning the initial stages of discussion and negotiation with Party A. Further, the Board also took into account NovaBay’s long-standing relationship with PRN for the last three (3) years and its brand and familiarity with, and significant engagement in, the eyecare industry, which the Board determined further enhanced both the likelihood of deal certainty and the best transaction terms to the benefit of NovaBay and its stockholders. On July 24, 2024, PRN provided an outline of its due diligence efforts to date and a timeline to reaffirm its interest, and the parties shortly thereafter executed an amendment to the indicative offer to extend exclusivity through August 31, 2024 (the “Amended Offer”).

On August 7, 2024, NovaBay’s management met with PRN’s management in person at NovaBay’s headquarters to discuss the Proposed Transaction, and to offer an opportunity for PRN to meet the larger NovaBay team.

Upon entering into the Amended Offer, PRN’s outside counsel, Sidley Austin LLP (“Sidley”) provided a draft Asset Purchase Agreement to the Company’s legal counsel, Squire Patton Boggs (US) LLP (“Squire Patton Boggs”), on August 12, 2024. For the next five (5) weeks, the parties and their counsels reviewed and negotiated a form of Asset Purchase Agreement, including the schedules and exhibits thereto, in substantially the form attached hereto as Annex A and the ancillary agreements to effect the Proposed Transaction. During this time, in mid-August, NovaBay management reached out to half a dozen financial advisory firms to request price and timing proposals for a formal valuation and fairness opinion for the Proposed Transaction. Ultimately, in particular given its prior work and familiarity with the Company’s business, on August 26, 2024, the Company’s management engaged Hemming Morse to review and consider whether the Purchase Price to be received in the Proposed Transaction is fair, from a financial point of view, to the Company and provide certain other related services.

On August 29, 2024, the Company’s legal counsel, Squire Patton Boggs, provided the Board with a presentation of legal considerations with respect to the Proposed Transaction. At such meeting, the Board also discussed and determined that it was advisable and in the best interests of the Company to evaluate a potential liquidation and dissolution of the Company after closing the Proposed Transaction. The Board authorized Company management to engage Delaware counsel to provide support in connection with a potential liquidation and dissolution, and the Company’s management subsequently engaged Chipman Brown Cicero & Cole, LLC (“Chipman Brown”) as Delaware counsel on September 3, 2024. The Board of Directors also authorized Company management to continue pursuing the Asset Sale with PRN for the further consideration of the Board of Directors.

On September 12, 2024, representatives of Hemming Morse provided a presentation to the Board of Directors regarding the financial implications of the Proposed Transaction and the fairness to the Company, from a financial perspective, of the Purchase Price, which the Board of Directors had the opportunity to discuss and ask questions regarding the same. At this meeting, representatives of Hemming Morse reviewed Hemming Morse’s financial analyses of the Purchase Price to be received by us pursuant to the Asset Purchase Agreement and delivered to our Board of Directors an oral opinion, which was confirmed by delivery of a written opinion dated September 19, 2024, to the effect that, as of that date and based on and subject to the assumptions and other matters set forth in the written opinion, the consideration to be received by NovaBay in the Asset Sale pursuant to the Asset Purchase Agreement was fair to NovaBay from a financial point of view.

Thereafter, on September 16, 2024, Squire Patton Boggs provided another presentation to the Board of Directors regarding the Proposed Transaction, including the close to final terms of the Asset Purchase Agreement and changes made to the Asset Purchase Agreement since the August 29, 2024 meeting of the Board of Directors. Chipman Brown also attended the meeting with the Board of Directors to answer inquiries regarding a potential liquidation and dissolution of the Company. Members of our Board of Directors were provided with the opportunity to direct questions to representatives of Squire Patton Boggs and Chipman Brown. At such meeting, the Board of Directors, after considering and deliberating on the relevant facts and circumstances as determined by the Board of Directors in its sole discretion and the interests of the stockholders, unanimously determined that: (i) the Proposed Transaction, as contemplated by the Purchase Agreement and the other transaction documents, is advisable and in the best interests of the Company and its stockholders at this time; (ii) to approve the Asset Purchase Agreement and the transactions contemplated thereby; (iii) the Board of Directors should take the necessary action to authorize and approve the Asset Sale, including authorizing, empowering and directing management to negotiate and enter into the transaction documents and to take such other actions in order to effectuate the Proposed Transaction; and (iv) the Board of Directors will recommend to our stockholders to vote in favor of the Asset Sale and to take the necessary action to submit to our stockholders the Proposed Transaction and the Dissolution, with the Board of Directors retaining discretion to continue evaluating and determine if and when the Dissolution should be effected.

On the afternoon of September 19, 2024, following the approval of our Board of Directors, the Company and PRN executed the Asset Purchase Agreement. On September 20, 2024, NovaBay issued a press release publicly announcing the Proposed Transaction.

Reasons for the Asset Sale

As described above, as a result of our need for capital in the near-term and the difficulty of identifying and closing capital raise transactions, we have been continuing to evaluate our strategic direction. After diligently evaluating our strategic options available to us in the near- and long-term, our Board of Directors unanimously determined that effecting the Asset Sale and that the form, terms and provisions of the Asset Purchase Agreement are advisable and in the best interests of NovaBay and our stockholders, including to maximize stockholder value in connection with the Dissolution being separately proposed to stockholders in Proposal Two of this Proxy Statement.

The decision of our Board of Directors to seek our stockholders’ approval for the Asset Sale pursuant to the Asset Purchase Agreement followed a thorough process during which our Board of Directors consulted with management and financial, accounting, legal and tax advisors and carefully considered the terms of the Asset Purchase Agreement and the risks, timing, viability and potential impact to our stockholders of the strategic alternatives potentially available to us. Based on such consideration and analysis, our Board of Directors determined that the best strategic proposal available to us was the Asset Sale and that, upon consummation of the Asset Sale, we intend to effect the Dissolution pursuant to the Plan of Dissolution, subject to the approval of our stockholders pursuant to Proposal Two of this Proxy Statement.

In reaching its decision to unanimously approve the Asset Purchase Agreement and to recommend that our stockholders vote to approve the Asset Sale at this Special Meeting, our Board of Directors, after careful consideration with Hemming Morse and our management and accounting, legal and tax advisors, determined that the Asset Sale was in the best interests of the Company's stockholders based on:

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Strategic Review Process. The Board of Directors considered the active and lengthy process (which began in June 2023) through which NovaBay has explored strategic alternatives, including the sale of NovaBay and sale of the Avenova Business. In this regard, the Board of Directors noted that NovaBay and its Board of Directors had evaluated approximately ten (10) strategic transactions since June 2023.

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Risks Related to Other Alternatives for the Avenova Business. The Board of Directors considered its familiarity with NovaBay’s business, financial condition, results of operations, management and competitive position and prospects, as well as current industry, economic and stock and credit market conditions. Based on such familiarity and discussions with management, the Board of Directors noted the Company raised substantial doubt about its ability to continue as a going concern, its immediate need for capital to fund ongoing operations beyond the fourth quarter of 2024 and the Company’s limited options to raise additional capital. The Board of Directors also considered certain strategic alternatives to the Asset Sale, as well as the possibility of not engaging in a transaction at all. In that regard, the Board of Directors considered NovaBay’s long- and short-term strategic plan and initiatives, including proposals to enhance the overall performance of the Avenova Business. The Board of Directors also considered the benefits and potential risks, including execution risks, of pursuing other strategic alternatives available to NovaBay within the short time period allowed by NovaBay’s cash position.

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Potential for Bankruptcy. The Board of Directors considered and evaluated the risk that if NovaBay is unable to consummate the Asset Sale, the Company may have to cease all operations, make an assignment for the benefit of any creditors, turn NovaBay over to a third-party management company or liquidator or file for bankruptcy protection, which would be unlikely to result in any funds being available for distribution to stockholders.

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Stockholder Approval. The Board of Directors noted that the Asset Sale is subject to approval by at least a majority of the voting power of all outstanding shares of NovaBay common stock entitled to vote on the Record Date, which does not include any large, controlled block of shares by any stockholders or the Company’s Board of Directors and management team (who collectively hold less than 1% of shares of common stock outstanding on the Record Date). Such stockholder approval ensures that the Board of Directors will not take action without the support of a significant portion of our stockholders.

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Certainty of Value. The Board of Directors considered that the purchase price to be received by NovaBay will consist entirely of cash, which provides NovaBay with the potential opportunity to return cash to stockholders in connection with the Dissolution after satisfying creditors and other liabilities of NovaBay. The Board of Directors believes this certainty of value is compelling compared to the long-term value creation potential of the Avenova Business and that, based upon all of the other factors considered by the Board of Directors after discussion with NovaBay’s management, financial advisors and legal counsel, the Asset Sale is the best reasonably attainable value for the Avenova Business.

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Ability to Consider Alternative Transactions and to Terminate the Asset Purchase Agreement. The Board of Directors noted that, although the Asset Purchase Agreement contains customary provisions prohibiting NovaBay from soliciting an alternative Acquisition Proposal from a third party for the Avenova Business or entering into negotiations or discussions regarding an alternative Acquisition Proposal, the Board of Directors is permitted to terminate the Asset Purchase Agreement and accept the Superior Proposal, subject to the payment of the termination fee, as described under the heading “Principal Terms and Conditions of the Asset Purchase Agreement—Termination Fee” and certain procedures being followed including the Board of Directors making a good faith determination (after consultation with outside counsel and its independent financial advisor) that pursuing any such unsolicited Acquisition Proposal would reasonably be expected to lead to a Superior Proposal and taking any such action is pursuant to the Board of Directors’ fiduciary duties, as well as providing PRN with required notice.

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Termination Fee. The Board of Directors considered the $500,000 termination fee to be paid to PRN if the Asset Purchase Agreement is terminated under certain circumstances specified in the Asset Purchase Agreement (as described below). The Board of Directors also noted that the $500,000 termination fee was negotiated down from the $650,000 initially sought by PRN. Accordingly, the Board of Directors believes that a termination fee of this size for the Asset Sale would not, in and of itself, unduly deter a third party from making a Superior Proposal or inhibit the Board of Directors from evaluating, negotiating and, if appropriate, terminating the Asset Purchase Agreement and approving a Superior Proposal in order to satisfy its fiduciary duties to our stockholders under applicable law.

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Remedies Available to NovaBay. The Board of Directors noted that NovaBay could terminate the Asset Purchase Agreement if PRN were to breach or fail to perform any of the representations, warranties, covenants or other agreements contained in the Asset Purchase Agreement, which breach has prevented or would prevent the satisfaction of any condition to the Closing.

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Terms of the Asset Purchase Agreement. The Board of Directors considered the terms and conditions of the Asset Purchase Agreement, including the limited number and nature of the conditions to PRN’s obligation to consummate the transaction and the likelihood that those conditions would be satisfied.

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Likelihood of Consummation. The Board of Directors considered the likelihood that the Asset Sale will be completed, including its belief that there would not be regulatory impediments to the transaction. The Board of Directors noted the fact that it understands PRN’s ability to raise funds to pay the purchase price, including the Board of Directors’ review of the commitment letter PRN received for such financing, to be likely.

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Identity of PRN. The Board of Directors considered the fact that PRN is a nutraceuticals company already operating in the eye care business that has pre-existing relationships and partners with ophthalmologists and optometrists. The Board of Directors also noted that PRN completed an extensive due diligence review of the Avenova Business and accordingly is very familiar with the business.

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Opinion of Hemming Morse. The Board of Directors considered the financial analyses presented by Hemming Morse as well as Hemming Morse’s oral opinion that was delivered to the Board of Directors on September 12, 2024, which was subsequently confirmed in writing on September 19, 2024 that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Hemming Morse as set forth in its written opinion, the consideration to be received by NovaBay in the Asset Sale pursuant to the Asset Purchase Agreement was fair to NovaBay from a financial point of view. Hemming Morse’s opinion is further described under the heading “Proposal One: The Asset Sale—Fairness of the Asset Sale: Opinion of Hemming Morse”. The full text of Hemming Morse’s opinion is attached as Annex B to this Proxy Statement and is incorporated herein by reference.

Our Board of Directors also considered potential drawbacks or risks relating to the Asset Sale, including the following risks and potentially negative factors, but determined that these potential risks and factors were outweighed by the expected benefits of the Asset Sale:

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Future Growth and Risk Profile. The Board of Directors considered the fact that if the transaction is consummated, NovaBay will have limited operations and related assets. Further, NovaBay and its stockholders will no longer participate in the future growth of the Avenova Business, including any growth resulting from efforts already undertaken by NovaBay related to the continued development of the Avenova Business. The Board of Directors believes that a sale of the Avenova Business provides more certain value for NovaBay and its stockholders.

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Risk of Non-Completion. The Board of Directors considered the risk that the transaction might not be completed, including if we are not able to obtain stockholder approval of this Proposal One or if PRN is not able to obtain financing. The Board of Directors also considered the effect of the resulting public announcement of termination of the Asset Purchase Agreement on:

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The market price of NovaBay’s common stock. In that regard, the market price could be affected by many factors, including (i) the reason why the Asset Purchase Agreement was terminated and whether such termination resulted from factors adversely affecting NovaBay or the Avenova Business and (ii) the possibility that, as a result of the termination of the Asset Purchase Agreement, the marketplace would consider the Avenova Business to be an unattractive acquisition candidate; and

○	NovaBay’s relationships with its customers and suppliers, as well as its ability to attract and retain key personnel.

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Transaction Costs of the Asset Sale. The Board of Directors considered that pursuing the Asset Sale, even if not completed in which case the purchase price proceeds would not be received by NovaBay, included the incurrence of, and continues to incur, significant costs and expenses, including legal, accounting, financial advisor and other costs.

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Possible Payment of Termination Fee. The Board of Directors considered the termination fee that would be payable by us to PRN if the Asset Purchase Agreement was to be terminated in certain circumstances. The Board of Directors believes that the termination fee is customary and reasonable and would not unduly preclude a third party from making a Superior Proposal.

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Possible Disruption of the Business. The Board of Directors considered the possible disruption to the Avenova Business that might result from the announcement of the transaction and the resulting distraction of the attention of NovaBay management and employees. The Board of Directors also considered the fact that the Asset Purchase Agreement contains certain customary limitations regarding the operation of the Avenova Business during the period between the signing of the Asset Purchase Agreement and the completion of the transaction. See “Principal Terms and Conditions of the Asset Purchase Agreement—Conduct of the Business Prior to Closing.” The Board of Directors believes that such limitations are customary for transactions similar to the Asset Sale and appropriately tailored to the specific requirements of the operation of the Avenova Business.

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Non-Competition/Non-Solicitation Restrictions. The Board of Directors considered the non-competition and non-solicitation obligations that would be imposed on NovaBay as a result of the transaction. Based on the fact that NovaBay will have a limited operating business post-closing and plans to effect the Dissolution (subject to the stockholder approval being sought in Proposal Two of this Proxy Statement), NovaBay does not expect such prohibitions to be harmful and the Board of Directors concluded that the restrictions in the non-compete agreement were reasonable under the circumstances.

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Indemnification Obligations. The Board of Directors considered that the Asset Purchase Agreement imposes certain indemnification obligations on NovaBay relating to the Avenova Business and that $500,000 of the purchase price would be placed into escrow for six (6) months (negotiated from twelve (12) months) to satisfy potential post-Closing indemnification obligations and any Net Working Capital Adjustment. The Board of Directors considered the customary nature of such indemnification obligations in a sale of assets and the risk of liability to NovaBay following the closing.

●	Transaction Consideration Taxable. The Board of Directors considered that the cash consideration to be received by NovaBay would be taxable.

In addition, the Board of Directors was aware of and considered the interests that certain of our directors and executive officers may have with respect to the Asset Sale that differ from, or are in addition to, their interests as stockholders of NovaBay, as described under the heading “Interests of Directors and Executive Officers in the Approval of the Asset Sale and Plan of Dissolution”.

The preceding discussion summarizes and is not intended to be an exhaustive description of the information and factors considered by our Board of Directors, but it summarizes and addresses the material information and factors considered by the Board of Directors in its consideration of the Asset Sale. In view of the wide variety of factors considered by the Board of Directors, and the complexity of these matters, in connection with its evaluation of the Asset Purchase Agreement, our Board of Directors did not find it practical and did not quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its conclusions. In considering the factors described above, individual members of our Board of Directors may have given different weight to different factors. The Board of Directors approved the Asset Purchase Agreement and the transactions contemplated thereby and recommended the approval of the Asset Sale based upon the totality of the information presented to and considered by it.

Fairness of the Asset Sale: Opinion of Hemming Morse

We retained Hemming Morse to act as our financial advisor in connection with the Board of Directors’ evaluation of the Asset Sale and to render an opinion as to the fairness, from a financial point of view, to NovaBay of the consideration to be received by NovaBay pursuant to the Asset Purchase Agreement. On September 12, 2024, Hemming Morse delivered its oral opinion to our Board of Directors, which it subsequently confirmed in a written opinion provided to the Board of Directors, dated September 19, 2024, that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Hemming Morse as set forth in its written opinion, the consideration to be received by NovaBay in the Asset Sale pursuant to the Asset Purchase Agreement was fair to NovaBay from a financial point of view. As discussed above, the Purchase Price to be received by NovaBay is $9.5 million in cash, which is subject to a post-Closing Net Working Capital Adjustment, which may result in higher or lower proceeds to NovaBay, and an Escrow of $500,000 that will be maintained in an escrow account and available to satisfy NovaBay’s indemnification obligations under the Asset Purchase Agreement or payment obligations to PRN as a result of the Net Working Capital Adjustment.

Hemming Morse’s opinion was directed to the Board of Directors for the purpose of the Board of Directors’ evaluation of the transactions contemplated by the Asset Purchase Agreement, and addressed only the fairness from a financial point of view, as of the date of the written opinion, of the consideration to be received by NovaBay pursuant to the Asset Purchase Agreement, which was determined through arm’s-length negotiations between us and PRN. Hemming Morse’s opinion does not address any other aspect of the Asset Sale and did not, and does not, constitute a recommendation to any stockholder of NovaBay as to how that stockholder should vote or act on any matter relating to the Asset Sale at this Special Meeting. Hemming Morse’s opinion does not express any opinion as to the value of our common stock or the prices at which our common stock will actually trade at any time.

The full text of Hemming Morse’s written opinion to the Board of Directors, dated September 19, 2024, is attached as Annex B to this Proxy Statement and is hereby incorporated into this Proxy Statement by reference in its entirety. Holders of shares of NovaBay common stock should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Hemming Morse in rendering its opinion. This summary of Hemming Morse’s opinion is qualified in its entirety by reference to the full text of such opinion.

Review for, and Assumptions Underlying, Hemming Morse’s Opinion. In arriving at its opinion, Hemming Morse:

●	Reviewed the following agreements and documents:
○	The non-binding indicative offer, dated April 18, 2024, by PRN to acquire the Avenova Business from NovaBay.
○	A draft of the Asset Purchase Agreement, dated August 12, 2024.
○	A draft of the Asset Purchase Agreement, dated September 5, 2024.
○	Executed version of the Asset Purchase Agreement, dated September 19, 2024.

●	Reviewed certain publicly available business and financial information relating to the Company that Hemming Morse deemed to be relevant;

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Reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to Hemming Morse by the Company, including financial projections prepared by the management of the Company relating to (i) the Avenova Business for the fiscal years ending 2024 through 2027 and (ii) the Company’s historical financial statements for the fiscal years ending 2019 through 2023, and interim period ended July 31, 2024;

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Discussed with senior executives of the Company the past and current operations of the Company and the Avenova Business, the financial condition and prospects of the Company, the Asset Sale and related matters;

●	Considered publicly available financial terms of certain transactions that Hemming Morse deemed to be relevant;

●	Considered indications of interest or offers that were communicated to the Company to acquire all or a portion of the Company’s assets;

●	Reviewed the reported prices and trading activity for the Company’s common stock, and the implied value of other securities and derivatives in the Company that were not publicly traded;

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Compared the financial performance of the Company and the prices and trading activity of the Company’s common stock with that of certain other publicly traded companies, and their securities that Hemming Morse deemed to be relevant; and

●	Conducted such other financial studies, analyses and inquiries and considered such other information and factors as Hemming Morse deemed appropriate.

In arriving at its opinion, Hemming Morse assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Hemming Morse by NovaBay and formed a substantial basis for its opinion. With respect to NovaBay’s financial projections reviewed, Hemming Morse assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of NovaBay of the future financial performance of NovaBay. In addition, Hemming Morse assumed that the Asset Sale will be consummated in accordance with the terms set forth in the Asset Purchase Agreement without any waiver, amendment or delay of any terms or conditions. Hemming Morse assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the Asset Sale, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the Asset Sale. Hemming Morse noted that it is not a legal, tax or regulatory advisor. Hemming Morse is a financial advisor only and relied upon, without independent verification, the assessment of NovaBay and its legal, tax, and regulatory advisors with respect to legal, tax or regulatory matters. Hemming Morse expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of NovaBay’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by NovaBay in the Asset Sale. Hemming Morse did not make any independent valuation or appraisal of the assets or liabilities of NovaBay and was not furnished with any such valuations or appraisals. Hemming Morse’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to, Hemming Morse as of September 19, 2024. Events occurring after such date may affect Hemming Morse’s opinion and the assumptions used in preparing it, and Hemming Morse did not assume any obligation to update, revise or reaffirm its opinion. Hemming Morse assumed that the portion of the consideration which under the terms of the Asset Purchase Agreement will be held in escrow will be fully payable to NovaBay, and that adjustments will be made to the amount of the consideration pursuant to the terms of the Asset Purchase Agreement based on amounts estimated by our management.

We imposed no limitations on Hemming Morse with respect to the investigations made or procedures followed by Hemming Morse in rendering its opinion.

Summary of Financial Analyses. The following is a summary of the material financial analyses performed by Hemming Morse in connection with its oral opinion and the preparation of its written opinion to the Board of Directors. The following paragraphs summarize the material financial analyses performed by Hemming Morse in arriving at its opinion. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Hemming Morse, the tables must be read together with the full text of each summary. Unless stated otherwise, the following quantitative information, to the extent that it is based on market data, is based on market data as of August 31, 2024 and is not necessarily indicative of current market conditions. In performing its financial analyses summarized below and in arriving at its opinion, with the consent of the Board of Directors, Hemming Morse used and relied upon the following financial projections: (i) the Base Case and (ii) the Best Case (each as defined and more fully described below).

Discounted Cash Flow Method Analysis. Hemming Morse performed a discounted cash flow analysis of the Avenova Business which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of that company.

Hemming Morse calculated a range of implied values of the Avenova Business based on estimates of future cash flows for fiscal years 2024 through 2034. Hemming Morse performed this analysis on the estimated future cash flows contained in the forecasts representing the Base Case and Best Case scenarios. Hemming Morse first calculated the estimated unlevered free cash flows (calculated as tax-affected earnings before interest and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures, and adjusted for changes in working capital, in each case based on guidance from NovaBay’s management). Hemming Morse then selected a range of Weighted Average Cost of Capital discount rates based on the Modified Capital Asset Pricing Model (the “Base Case”) and Venture Capital rates of return studies (the “Best Case”), in each case the discount rate was selected based on Hemming Morse’s analysis, experience and professional judgment. Hemming Morse selected a lower range of discount rates for the Base Case comparted to the Best Case scenario, due to the assumption that to realize the higher cash flows in the Best Case scenario, a synergistic buyer would need to aggressively reduce operating costs of the Avenova Business within the next year of the forecasts and leverage its own operation, distribution, and sales channels, as compared to the Base Case scenario. The unlevered free cash flows from fiscal years 2024 through 2034 and the terminal values were discounted to present values using a range of discount rates of 17.0% to 19.0% for the Base Case and 19.0% to 21.0% for the Best Case, to calculate an implied aggregate value for the Avenova Business. Hemming Morse then adjusted the total implied aggregate value by the excluded assets and liabilities as detailed in the Asset Purchase Agreement.

Based on the above-described analysis, Hemming Morse derived the following range of implied invested capital values for the Avenova Business as of August 31, 2024:

Forecast Scenario	Implied Invested Capital Value Range for the Avenova Business ($M)
Base Case	$3.330	–	$5.370
Best Case	$6.580	–	$8.130

Guideline Comparable Company Method Analysis. Hemming Morse performed a guideline comparable company method analysis, which provides an implied value of a company by comparing it to similar companies that are publicly traded. Hemming Morse reviewed and compared, using publicly available information, certain current and historical financial information for the Avenova Business with corresponding current and historical financial information, ratios and public market multiples for publicly traded companies in the pharmaceutical preparation manufacturing and cosmetics, beauty and perfume store industry segments and which shared certain similar business and operating characteristics to the Avenova Business.

These companies were chosen based on Hemming Morse’s knowledge of the industry and because they have businesses that may be considered similar to the Avenova Business. Although none of such companies are identical or directly comparable to the Avenova Business, these companies are publicly traded companies with operations and/or other criteria, such as lines of business, markets, business risks, growth prospects, maturity of business and size and scale of business, that for purposes of its analysis Hemming Morse considered similar to NovaBay.

The companies included in the comparable companies analysis were:

● AVITA Medical, Inc.; ● Crescita Therapeutics Inc.; ● Verrica Pharmaceuticals, Inc.; ● Fortress Biotech, Inc.; ● Arcutis Biotherapeutics, Inc.; ● Ocular Therapeutix, Inc.;	● The Beauty Health Company; ● Sonoma Pharmaceuticals, Inc.; ● USANA Health Sciences, Inc.; ● Harrow, Inc.; ● Sunny Pharmtech Inc.; and ● Journey Medical Corporation.

For purposes of this analysis, Hemming Morse analyzed the ratio of market value of invested capital, which Hemming Morse defined as fully-diluted market capitalization plus total financing debt, less cash and cash equivalents, less short-term investments (“MVIC”) to last twelve months of revenue (“LTM Revenue”), which, for purposes of this analysis, as of August 31, 2024, of the Avenova Business and each of these comparable companies was based on publicly available financial information for comparison purposes.

Based on its analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment and experience, Hemming Morse selected representative ranges of MVIC to LTM Revenue and applied these ranges of multiples to the estimated relevant metric for the Avenova Business based on its LTM Revenue as of August 31, 2024. Hemming Morse then adjusted the total implied aggregate value for excluded assets and liabilities as detailed in the Asset Purchase Agreement.

Based on the above-described analysis, Hemming Morse derived the following range of implied invested capital value for Avenova as of August 31, 2024:

Comparable Company Multiples

Financial Statistic	Selected Comparable Company Revenue Multiple Ranges	Implied Invested Capital Value Range for the Avenova Business ($M)
MVIC to LTM/Revenue	0.40x – 0.60x	$4.050 – $5.960

No company utilized in the comparable company analysis is identical to the Avenova Business. In evaluating comparable companies, Hemming Morse made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Avenova Business. These include, among other things, comparable company growth, the impact of competition on the businesses of the Avenova Business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Avenova Business or the industry, or in the financial markets in general. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using comparable company data.

Merger and Acquisition Method Analysis. Hemming Morse performed a merger and acquisition method analysis, which is designed to imply the value of a company based on publicly available financial terms of selected transactions that share some characteristics with the Avenova Business. Hemming Morse compared publicly available statistics for selected transactions involving businesses that Hemming Morse judged to be similar in certain respects to NovaBay’s business and aspects thereof based on Hemming Morse’s experience and familiarity with NovaBay’s industry. Hemming Morse selected such comparable transactions because they shared certain characteristics with the Avenova Business, most notably because they were in the pharmaceutical preparation manufacturing and cosmetics, beauty and perfume store industry segments, and based on their annual revenue range.

For the following precedent transactions, Hemming Morse reviewed the Purchase Price and calculated the ratio of the MVIC for each transaction to the estimated LTM/Revenue, based on publicly available financial information.

Transaction Multiples

Acquiror	Target	Year of Announcement	MVIC to LTM Revenue Range
Various	Various	2014-2024	0.21x – 11.27	x
Buyer	Avenova	2024	0.56x – 0.84	x*
*	Implied multiple

These transactions varied significantly based upon company scale, financial metrics, product mix and geography. Based on its professional judgment and taking into consideration, among other things, the observed multiples for the selected transactions listed above, Hemming Morse selected representative ranges of financial multiples of the transactions and applied these ranges of financial multiples to the relevant financial statistic for the Avenova Business. Hemming Morse applied an MVIC to LTM Revenue multiple range from 0.56x to 0.84x to the Avenova Business’ LTM Revenue of $9.509 million as of August 31, 2024.  Based on this analysis, Hemming Morse derived a range of implied values for the Avenova Business of $5.580 million to $8.240 million.

No company or transaction utilized in the precedent transactions analysis is identical to the Avenova Business or the Asset Sale, respectively. In evaluating the precedent transactions, Hemming Morse made judgments and assumptions with regard to industry performance, general business, market and financial conditions and other matters, many of which are beyond the control of the Avenova Business, such as the impact of competition on the business of the Avenova Business or the industry generally, industry growth and the absence of any adverse material change in the financial condition of the Avenova Business or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. Hemming Morse considered a number of factors in analyzing the consideration. The fact that points in the range of implied values of the Avenova Business derived from the valuation of precedent transactions were less than or greater than the consideration to be received in the Asset Sale was not necessarily dispositive in connection with Hemming Morse’s analysis of the consideration but was one of many factors Hemming Morse considered.

Implied Value Market Traded Price Method Analysis. Hemming Morse performed an implied value market traded price method analysis, which estimates an implied value of a company by allocating the publicly traded market price of a company’s common shares to all outstanding securities comprising the capitalization of the Company. NovaBay’s equity capitalization includes outstanding convertible notes, preferred shares, common stock, warrants, and options. As a result, to estimate NovaBay’s total implied equity value, Hemming Morse conducted the following calculations:

1.	Analyzed the common share price of NBY based on a 1-month range.
2.	Calculated the implied value of the Company’s outstanding common shares.
3.	Calculated the implied value of the Series B Preferred Stock on a fully converted to common shares basis.
4.	Calculated the value of the outstanding unsecured convertible notes including their conversion right to common shares.
5.

Calculated the value of options outstanding based on application of the Black-Scholes Option Pricing Model to value each grant. Inputs included current per share price, volatility, risk-free rate, exercise price at grant, and the remaining term to maturity.

6.

Calculated the value of warrants outstanding using the same input variables described above, with additional consideration of anti-dilution rights attributable to certain warrants that will take effect September 27, 2024.

The value calculated represented the value to all NovaBay equity stockholders. Hemming Morse adjusted the implied value to represent the portion of NovaBay attributed to the Avenova Business, which is approximately 87% based on the Avenova Business’ relative proportion of sales and gross margin in NovaBay.

Based on these calculations, this analysis implied the following invested capital value ranges for the Avenova Business:

Method	Common Per Share Range	Implied Value Value Range for Avenova $(M)
Implied Value – Market Trade Price	$0.45 – $0.59	$4.680 – $5.930

The summary set forth above is not a complete description of Hemming Morse’s opinion, or the financial analyses performed, and factors considered by Hemming Morse in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses by Hemming Morse. The preparation of a fairness opinion is a complex, analytical process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Hemming Morse believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors that it considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its analyses and opinion.

In performing its analyses, Hemming Morse made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of NovaBay or PRN. Any estimates contained in or underlying these analyses, including estimates of the future performance of the Avenova Business, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those estimates. Additionally, analyses relating to the values of businesses or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Hemming Morse’s opinion and its related analyses were only one of many factors considered by the members of our Board of Directors in their evaluation of the Asset Sale and should not be viewed as determinative of the views of the Board of Directors or management with respect to the consideration to be received by NovaBay pursuant to the Asset Purchase Agreement or the Asset Sale.

Under the terms of its engagement letter with Hemming Morse, NovaBay has paid or agreed to pay Hemming Morse a nonrefundable fee of $50,000. Whether or not the Asset Sale is consummated, NovaBay has agreed to reimburse Hemming Morse for certain of its out-of-pocket expenses and to indemnify Hemming Morse and related persons against various liabilities.

NovaBay selected Hemming Morse to act as its financial advisor based on Hemming Morse’s qualifications, expertise and reputation, its knowledge of recent transactions in NovaBay’s industry and its knowledge of the business and affairs of NovaBay. Hemming Morse is one of the nation’s leading financial advisory firms with a strategic focus on business valuation, merger & acquisition advisory, and forensic consulting services. As part of its advisory services, Hemming Morse is regularly engaged in the valuation of businesses in connection with transactions and acquisitions, offerings, private placements and other purposes. Within the past two years, Hemming Morse was engaged to provide valuation services relating to another potential strategic transaction involving NovaBay that was unrelated to its current engagement, and paid Hemming Morse fees aggregating $52,500. Hemming Morse has not in the past two years provided investment banking or financial advisory services to PRN or any of its affiliates for which it has received or is entitled to receive compensation. Hemming Morse may, in the future, provide financial advisory services to NovaBay unrelated to its engagement that covers the Asset Sale, for which services Hemming Morse would expect to receive compensation.

Principal Terms and Conditions of the Asset Purchase Agreement

The summary of the material terms of the Asset Purchase Agreement below and elsewhere in this Proxy Statement is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached as Annex A to this Proxy Statement. We encourage you to carefully read the Asset Purchase Agreement in its entirety because this summary may not contain all the information about the Asset Sale that is important to you. The rights and obligations of the parties are governed by the express terms of the Asset Purchase Agreement and not by this summary or any other information contained in this Proxy Statement.

The representations, warranties and covenants described below and contained in the Asset Purchase Agreement were made only for purposes of the Asset Purchase Agreement as of specific dates and may be subject to more recent developments. Such representations, warranties and covenants were made solely for the benefit of the parties to the Asset Purchase Agreement, may be subject to qualifications, limitations and supplemental information agreed upon by the contracting parties in connection with negotiating the Asset Purchase Agreement, including in some cases being qualified by confidential disclosures in connection with the Asset Purchase Agreement, and may apply standards of materiality in a way that is different from those generally applicable to reports and documents NovaBay files with the SEC. In addition, the representations and warranties may have been included in the Asset Purchase Agreement for the purpose of allocating contractual risk between NovaBay and PRN rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those that may be viewed as material by you or other investors. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Asset Purchase Agreement may have the right not to consummate the Asset Sale if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. NovaBay stockholders are not third-party beneficiaries under the Asset Purchase Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of NovaBay or PRN or any of their respective affiliates or businesses. The Asset Purchase Agreement has been described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding NovaBay or PRN or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Asset Purchase Agreement should not be read alone, and you should read the information provided elsewhere in this Proxy Statement and in our filings with the SEC regarding NovaBay and our business.

General. Under the terms of the Asset Purchase Agreement, PRN will buy the Purchased Assets and assume certain liabilities and obligations associated with the Avenova Business at Closing for the Purchase Price of $9.5 million in cash, subject to a post-Closing Net Working Capital Adjustment with the Escrow of $500,000 to be held in a third party escrow account, as provided below.

Assets to be Sold to PRN. The Asset Purchase Agreement provides that we will sell to PRN all of the assets, properties, goodwill, contractual and other related rights of NovaBay primarily used in the conduct of the Avenova Business (the “Purchased Assets”), which includes:

●	NovaBay’s hypochlorous acid-based eyecare products such as the Avenova Spray and all other eyecare products (the “Products”), including all sales, marketing and distribution rights;
●	all of the intellectual property of the Products and social media assets that relate to the Avenova Business;
●	all books, documents, instruments, records, data and files related to the Avenova Business;
●	all accounts receivable for the Avenova Business and outstanding Product purchase orders;
●	all contracts to which NovaBay is a party that are related to the Avenova Business (“Assumed Contracts”);
●	all inventory of the Products owned by NovaBay;
●	all permits and Product registrations held by NovaBay that relate to the Avenova Business;
●	all goodwill associated with the Avenova Business or the Purchased Assets;
●

all of NovaBay’s rights, claims, credits, causes of action and rights of set-off against third parties related to the Avenova Business (other than those that relate to excluded liabilities maintained by NovaBay or any Excluded Assets (as defined below)); and

●	refunds of certain taxes for which the PRN is liable, including taxes for any tax period beginning after the Closing.

Excluded Assets to Remain with NovaBay. The following assets will not be sold by NovaBay to PRN (collectively, the “Excluded Assets”):

●	all cash, cash equivalents, marketable securities, short-term investments and deposits of NovaBay;
●	all assets, properties, and interest rights primarily used in connection with NovaBay’s wound care and urology businesses;
●	all rights under specified contracts that relate to the NovaBay businesses not being sold in the Asset Sale (excluding any Assumed Contracts);
●	all NovaBay employee benefit plans;
●	any NovaBay intellectual property not related to the Avenova Business;
●	NovaBay’s organizational corporate documents and minute and equity ownership books and records of NovaBay having to do with corporate organization and our corporate seal;
●	all rights, claims, credits, causes of action or rights of set-off that NovaBay may have arising under the Asset Purchase Agreement or as a result of the consummation of the Asset Sale;
●	any refunds of taxes for any pre-Closing tax period or for which NovaBay is liable under the Asset Purchase Agreement;
●	the tax returns and tax records and reports of NovaBay, other than those that are Purchased Assets;
●	all insurance policies of NovaBay and any claims or benefits under any express or implied warranties from suppliers of goods or services relating to the inventory sold by NovaBay prior to the Closing;
●	all of NovaBay’s intercompany account balances, including those related to the Products;
●	all assets, properties and interest rights primarily used in or held for use in connection with the operation of Seller’s wound care and urology business;
●	the rights that accrue or will accrue to NovaBay under the Asset Purchase Agreement and the other transaction documents; and

●	certain other assets, including those relating to tangible personal property of NovaBay and its IT systems.

Assumed Liabilities of the Avenova Business. Pursuant to the Asset Purchase Agreement, the following liabilities of NovaBay will be assumed by PRN at the Closing (the “Assumed Liabilities”):

●

liabilities for the accounts payable and accrued liabilities of the Avenova Business as of the Closing to the extent included in the calculation of the Net Working Capital (as defined in the Asset Purchase Agreement);

●	liabilities for any Product returns that occur after the Closing;
●

liabilities under Assumed Contracts to be paid or performed after the Closing that relate to the period after the Closing, except those liabilities or obligations arising from any breach or default by NovaBay under any Assumed Contract that occur or arise prior to the Closing; and

●	liabilities under permits that are part of the Purchased Assets.

Excluded Liabilities. Under the terms of the Asset Purchase Agreement, other than the Assumed Liabilities, PRN will not assume any liabilities of NovaBay (“Excluded Liabilities”). NovaBay shall retain, pay, satisfy, perform or discharge the Excluded Liabilities, which include, among other liabilities:

●	all liabilities and obligations of NovaBay existing or accrued prior to the Closing, excluding only the Assumed Liabilities;
●	all liabilities and obligations of NovaBay arising from the execution, delivery and performance of the Asset Purchase Agreement or from the closing of the Asset Sale;
●	all indebtedness of NovaBay;
●	all liabilities and obligations relating to any current or former employees, agents or independent contractors of NovaBay;
●

all liabilities, obligations, claims, causes of action or action, including any product liability and warranty claims or any claim for injury to any person or property, arising out of any Products, manufactured, sold, donated or otherwise disposed of by or on behalf of NovaBay;

●	all of NovaBay’s tax liabilities, including liability for taxes related to the Asset Sale pursuant to the Asset Purchase Agreement;
●	all liabilities and obligations relating to any Excluded Assets; and
●	all liabilities and obligations in respect of any Company employee benefit or compensation plans or arrangements.

Purchase Price. At the Closing of the Asset Sale as contemplated by the Asset Purchase Agreement, NovaBay will sell the Purchased Assets to PRN and PRN will assume the specified Assumed Liabilities for the Purchase Price or an aggregate cash purchase price of (i) $9,500,000 in cash, plus or minus (ii) the Net Working Capital Adjustment (i.e., an amount equal to the difference between the Net Working Capital (as defined below) immediately prior to the Closing (the “Net Working Capital Amount”) and the target working capital value of $800,000 (the “Target Working Capital Value”)). The Net Working Capital Amount will be determined by PRN and NovaBay commencing ninety (90) days after the Closing, with such calculation applying accounting principles agreed upon by the parties. If the Net Working Capital Amount is less than the Target Working Capital Value, then the amount of such difference shall be paid by NovaBay to PRN solely from the Escrow, and if the Net Working Capital Amount is greater than the Target Working Capital Value, then such greater amount shall be paid by PRN to NovaBay subject to a limitation of $500,000. “Net Working Capital” means (i) the sum of the current assets of the Avenova Business included in the Purchased Assets as calculated based on the agreed upon accounting principles and (ii) the sum of the current liabilities of the Avenova Business to the extent included in Assumed Liabilities, both of which are calculated in accordance with agreed upon accounting principles.

Escrow. At the Closing, NovaBay and PRN will also enter into an Escrow Agreement, pursuant to which the Escrow of $500,000 will be placed and held in an escrow account for a period of up to six (6) months following the Closing to satisfy amounts payable by NovaBay for any post-Closing Net Working Capital Adjustment, as provided above, or for indemnification claims. The escrow agent will release any remaining portion of the outstanding Escrow on the six (6)-month anniversary of the Closing, except that the escrow agent will retain any or all of the Escrow necessary to satisfy unresolved claims for indemnification, if any. The initial administration fees, costs and expenses of the Escrow will initially all be paid by PRN, with any other fees, costs and expenses being divided equally between us and PRN.

Closing. The Closing of the Asset Sale will take place remotely by the exchange of documents and signatures at 10:00 am Chicago time on the third business day after our stockholders approve the Asset Sale and the satisfaction or waiver of all of the other closing conditions under the Asset Purchase Agreement (or such other date as we and PRN may agree).

Representations and Warranties. The Asset Purchase Agreement contains a number of representations and warranties of NovaBay to PRN relating to, among other things corporate organization, authority, board approval for the Asset Sale, title to the Purchased Assets, public reporting requirements and disclosures, financial statements and liabilities, intellectual property, litigation, tax matters, regulatory matters, product liability and warranty, inventory, material contracts, compliance with laws, the sale process, brokers and the opinion of the financial advisor.

The Asset Purchase Agreement contains a number of representations and warranties of PRN to NovaBay relating to, among other things corporate organization, authority, absence of conflicts, brokers, litigation, debt financing to pay the purchase price, ownership of NovaBay’s common stock, financial sufficiency to meet its obligations under the Asset Purchase Agreement and non-reliance (except with respect to NovaBay’s representations and warranties).

Many of the representations and warranties contained in the Asset Purchase Agreement are qualified by a knowledge standard, a general materiality standard, reference to our disclosure schedules or a material adverse effect standard (that is, they will not be deemed to be untrue or incorrect without such qualification or reference included in our disclosure schedules). Except for the representations and warranties contained in the Asset Purchase Agreement (including the disclosure schedules), neither NovaBay nor any other person has made or makes any representation or warranty, on behalf of NovaBay, as to the Avenova Business, the Purchased Assets or the Assumed Liabilities.

Survival of Representations and Warranties. The representations and warranties in the Asset Purchase Agreement will survive the Closing: (i) until sixty (60) days after the expiration of the statute of limitations, with respect to representations and warranties regarding organization, due authorization, sufficiency of the Purchased Assets, brokers, the opinion of the financial advisor, the process for sale of the Purchased Assets, intellectual property matters, and tax matters or (ii) until twelve (12) months after the Closing, with respect to all other representations and warranties and the rights of the parties to seek indemnification under the Asset Purchase Agreement.

Conduct of the Business Prior to Closing. Under the Asset Purchase Agreement, we have agreed that, until the Closing and except as otherwise provided in the Asset Purchase Agreement or consented to in writing by PRN, we will:

●	conduct the Avenova Business in the ordinary course of business;
●	use commercially reasonable efforts to maintain and preserve intact our business organization and operations; and
●	preserve the rights, goodwill and relationships of our employees, customers, suppliers, regulators and others having relationships related to the Avenova Business.

We have also agreed that, until the Closing and except as contemplated by the Asset Purchase Agreement or consented to in writing by PRN, we will not:

●

adopt a plan of or effect any complete or partial liquidation or dissolution or effect any dissolution, merger, consolidation, restructuring, recapitalization or reorganization that involves the Avenova Business or the Purchased Assets, other than (i) the Dissolution and the related Plan of Dissolution that has been submitted for stockholder approval at this Special Meeting and (ii) with respect to any other business or products that will continue to be owned and operated by NovaBay after the Closing;

●

make any change in accounting methods, principles or practices affecting the reported consolidated assets, liabilities or results of operations of the Avenova Business, except insofar as may be required by a change in the accounting principles generally accepted in the United States (“GAAP”);

●	write up or down the value of any material asset of the Avenova Business, except as required by GAAP;
●	sell, lease (as lessor), transfer or otherwise dispose of, or mortgage, pledge encumber any of the Purchased Assets, other than in the ordinary course of business;
●

prepare or file any tax returns inconsistent with prior practice, make or change any material tax election, adopt or change a material accounting method in respect of taxes, enter into certain tax-related agreements, settle or comprise a tax claim or assessment, and consent to an extension or waiver of the statutory limitation period applicable to a claim or assessment (other than any automatic extension of time in which to file a tax return), in each case, in respect of taxes with respect to the Purchased Assets or the Avenova Business;

●	initiate, waive, release, assign, settle or compromise any legal proceeding with respect to the Avenova Business or the Purchased Assets;
●	modify, waive, terminate, extend, assign any rights under or make any material amendments to any contract with respect to the Avenova Business;
●	cancel, abandon or permit to lapse or expire any intellectual property rights relating to the Products or the Avenova Business;

●

accelerate or delay outside the ordinary course of business (i) collections of any note or accounts receivable or (ii) payment of any account payable or other liability or (iii) sales to customers, in each case as they relate to the Avenova Business;

●	sell any of the Products on terms or conditions that are not materially consistent with past terms and conditions; or
●	fail to maintain insurance in such amounts and against such risks and losses as is maintained by it at present with respect to the Avenova Business.

Financing. PRN will obtain debt financing in order to facilitate the Closing of the Asset Sale and to provide NovaBay with the payment of the Purchase Price. PRN shall use commercially reasonable efforts to obtain such debt financing as promptly as reasonably practicable prior to the Closing. Prior to obtaining such debt financing, PRN has delivered to us an executed commitment letter, by and among PRN and its affiliates as co-borrowers and Capital One National Association and CIBC Bank USA, to NovaBay for review. The commitment letter, with the full amount of the debt financing required for the Asset Sale, provides standard terms and does not include any due diligence contingencies.

Conditions to the Closing. Each party’s obligation to effectuate the Asset Sale is subject to the satisfaction or waiver of the following conditions:

●	The stockholders of NovaBay shall have approved the Asset Sale as set forth in this Proposal One.
●	Certain commercial agreements identified by the parties shall remain in effect.
●	No governmental order shall be in place that makes the Asset Sale illegal or otherwise prohibits the transactions contemplated by the Asset Purchase Agreement.

PRN’s obligation to effectuate the Asset Sale is subject to the satisfaction or waiver of the following additional conditions:

●

Our representations and warranties with respect to (i) corporate organization, due authorization, sufficiency of assets, intellectual property, brokers, the opinion of the financial advisor and sale process that are not qualified by materiality, material adverse effect or similar, shall be true and correct in all material respects as of the date of the Asset Purchase Agreement and the Closing, as if made on such date; however, such representations and warranties that are qualified by materiality, material adverse effect or similar qualifications, shall be true and correct as of the date of the Asset Purchase Agreement and the Closing, as if made on such date (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) absence of changes of NovaBay and the Avenova Business shall be true and correct in all respects as of the date of the Asset Purchase Agreement and as of the Closing, as if made on such date and (iii) all other representations and warranties shall be true and correct both as of the date of the Asset Purchase Agreement and the Closing, as if made on such date (except to the extent expressly made as of an earlier date, in which case as of such date), except where failure of such representation and warranty to be so true and correct (without giving effect to any qualification of materiality or similar qualification), individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect.

●	We shall have performed and complied in all material respects with all of our agreements, covenants and conditions in the Asset Purchase Agreement and the related transaction documents.
●	We do not have any material adverse effect that has occurred after the date of the Asset Purchase Agreement that is continuing.
●	We shall have executed and/or delivered certain related agreements and closing documents.
●	There shall be no action threatened or commenced before any Governmental Authority prohibiting the Asset Sale or making it illegal.

NovaBay’s obligation to effectuate the Asset Sale is subject to the satisfaction or waiver of the following additional conditions:

●

PRN’s representations and warranties shall be true and correct as of the date of the Asset Purchase Agreement and the Closing, as if made on such date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification of materiality or similar qualification) does not prevent or materially delay the consummation of the Asset Sale.

●	PRN shall have performed or complied in all material respects with all of its agreements and covenants in the Asset Purchase Agreement.
●	PRN shall have executed and/or delivered certain related agreements and closing documents.

Termination of the Asset Purchase Agreement. The Asset Purchase Agreement may be terminated at any time prior to the Closing as follows:

●	by mutual written consent of NovaBay and PRN; or
●	by either NovaBay or PRN if:
○

any court of competent jurisdiction or other governmental authority shall have issued a governmental order, or taken any other action that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the transactions and such governmental order or other action shall have become final and nonappealable;

○

upon a vote taken at this Special Meeting (or any adjournment or postponement) for approval of the Asset Sale and stockholder approval is not obtained; provided that neither party may terminate the Asset Purchase Agreement for this reason if (i) such party seeking termination has materially breached any of its obligations under the Asset Purchase Agreement that was the primary cause of such stockholder approval having not been obtained or (ii) in the case of just NovaBay, NovaBay may not terminate if it has not complied in all material respects with its obligations relating to the restrictions upon solicitation during the No Shop Period (as defined below) and its other obligations relating to Acquisition Proposals or with respect to this Proxy Statement and calling this Special Meeting; or

○

if the Closing has not occurred by December 31, 2024, provided that the party seeking the termination has not breached the Asset Purchase Agreement which is a substantial cause of the Closing not occurring by such date.

●	By PRN if:
○

(i) any of the representations and warranties of NovaBay are untrue or inaccurate on the date of the Asset Purchase Agreement or become untrue or inaccurate or (ii) if NovaBay breaches or fails to perform any of its covenants or agreements under the Asset Purchase Agreement, in each case such that any of the conditions to Closing required to be completed by NovaBay would not be satisfied due to such covenant breach or non performance, unless such untruth, inaccuracy or breach is not cured within thirty (30) days after NovaBay’s receipt of written notice, provided; however, that PRN will not be able to terminate the Asset Purchase Agreement if PRN was in material breach of any its covenants therein; or

○

after signing the Asset Purchase Agreement and prior to receipt of stockholder approval, the NovaBay Board of Directors or a committee thereof shall have affected an Adverse Recommendation Change. Such an Adverse Recommendation Change would occur as a result of our Board of Directors determining to instead accept a Superior Proposal from a third party, rather than consummating the Asset Sale. The description of what constitutes an Adverse Recommendation Change by our Board of Directors, and the Board of Directors’ possible considerations for doing so is further described in “Proposal One: The Asset Sale Proposal—Principal Terms and Conditions of the Asset Purchase Agreement—Recommendation Withdrawal/Termination in Connection with a Superior Proposal”.

●	By NovaBay if:
○

(i) any of the representations and warranties of PRN are untrue or inaccurate on the date of the Asset Purchase Agreement or become untrue or inaccurate or (ii) if PRN breaches or fails to perform any of its covenants or agreements under the Asset Purchase Agreement, in each case such that any of the conditions to Closing required to be completed by PRN would not be satisfied due to such covenant breach or non performance, unless such untruth, inaccuracy or breach is not cured within thirty (30) days after NovaBay’s receipt of written notice; provided, however, that NovaBay will not be able to terminate the Asset Purchase Agreement if PRN was in material breach of any its covenants;

○

prior to receipt of stockholder approval at this Special Meeting, NovaBay enters into an agreement to effect a Superior Proposal in accordance with the process and procedures set forth in the Asset Purchase Agreement and pays a termination fee. See “Proposal One: The Asset Sale Proposal—Principal Terms and Conditions of the Asset Purchase Agreement—Termination Fees and Transaction Expenses” for a further discussion of such fees and the circumstances under which they become due; or

○

all of the Closing conditions under the Asset Purchase Agreement have been satisfied or waived and NovaBay advises PRN that its conditions have been satisfied and is ready to close the Asset Sale and PRN does not complete the Closing within three (3) business days of such notice; provided that no party may terminate the Asset Purchase Agreement due to stockholder approval having not been obtained at the Special Meeting.

In the event that the Asset Purchase Agreement is terminated pursuant to the termination rights above, written notice thereof will be given to the other party specifying the provisions of the Asset Purchase Agreement relied upon for such termination, and the Asset Purchase Agreement will become void and of no effect without liability or obligation of any party thereto (or any of its representatives), except the confidentiality agreement entered into between the parties shall survive, as well as certain obligations pursuant to sections of the Asset Purchase Agreement. Notwithstanding the previous sentence, no termination of the Asset Purchase Agreement will relieve either party from liability for resulting from a willful breach prior to the termination of the Asset Purchase Agreement or fraud.

Acquisition Proposals. In connection with the Asset Purchase Agreement, we have agreed from the date of the Asset Purchase Agreement until the earlier to occur of the termination or closing of the Asset Sale (the “No Shop Period”) not to:

●	solicit, initiate, facilitate or knowingly encourage or knowingly induce an Acquisition Proposal or related inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal;
●	provide non-public information about NovaBay in connection with or in response to an Acquisition Proposal or any inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal;
●

engage, facilitate or participate in discussions or negotiations with any person with respect to an Acquisition Proposal or any inquiry or offer that would reasonably be expected to lead to an acquisition proposal;

●	approve, endorse or recommend an Acquisition Proposal or any inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal;
●	make or authorize any statement, recommendation or solicitation in support of an Acquisition Proposal or any inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal;
●

enter into any letter of intent or similar agreement in connection with any Acquisition Proposal or any inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal, subject to specified exceptions;

●

reimburse or agree to reimburse the expenses of any other person (other than NovaBay’s representatives) in connection with an Acquisition Proposal or any inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal; or

●	resolve or agree to do any of the foregoing.

Notwithstanding these restrictions, if we receive a Qualifying Acquisition Proposal, then prior to obtaining stockholder approval at this Special Meeting, NovaBay may (i) make information available with respect to NovaBay, the Purchased Assets and the Avenova Business and access to books and records and personnel to the person and its representatives who make a Qualifying Acquisition Proposal, provided such information has been also provided to PRN and (ii) participate in discussions or negotiations with such person making the Qualifying Acquisition Proposal.

We have agreed to notify PRN in writing promptly (and within, at most, 24 hours) following receipt of any Acquisition Proposals or any inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal, identifying the person and the material terms of any Acquisition Proposals or inquiries or offers. We have also agreed to keep PRN informed, on a reasonably current basis, of the status and terms of any such proposals or offers, including any amendments.

An “Acquisition Proposal” means any proposal or offer from a third party with respect to any (i) a merger, share exchange or other business combination that involves NovaBay, the Avenova Business or the Purchased Assets, but expressly excluding any assets of NovaBay that exclusively relate to the assets not being sold to PRN, (ii) the sale, lease, contribution or other disposition of any business or assets of NovaBay that represent more than 15% or more of the combined revenues, net income or assets of the Avenova Business, but expressly excluding any assets of NovaBay that exclusively relate to the assets not being sold to PRN, (iii) issuance, sale or other disposition to any person or group of NovaBay securities representing 15% or more of our voting common stock, other than solely in connection with the exercise or conversion of NovaBay securities already issued, (iv) transaction with any person where NovaBay stockholders will own 85% or less of the voting power of NovaBay, (v) transaction where a person shall acquire 10% or more beneficial ownership of our equity, other than solely in connection with the exercise or conversion of NovaBay securities already issued, or (vii) a combination of any of the preceding transactions listed in (i) through (vi).

A “Qualifying Acquisition Proposal” is an unsolicited and bona fide Acquisition Proposal prior to approval of the Asset Sale by our stockholders at this Special Meeting that did not result from a breach of our obligations under the Asset Purchase Agreement and our Board of Directors determines in good faith (after consultation with outside counsel and its independent financial advisor) that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and also determines in good faith that engaging with such person is required in order to satisfy their fiduciary duties under applicable law.

A “Superior Proposal” means any bona fide written offer made by a third party where such third party would acquire substantially all of the assets of the Avenova Business, taken as a whole, that is (i) on terms which the NovaBay Board of Directors determines in good faith (after consultation with outside counsel and its independent financial advisor) to be more favorable from a financial point of view to the NovaBay stockholders than the Asset Sale, taking into account relevant factors including the termination fee and any revised terms and conditions offered by PRN and (ii) reasonably likely to be completed and (iii) funded by fully committed financing.

Recommendation Withdrawal/Termination in Connection with a Superior Proposal. Our Board of Directors has resolved to unanimously recommend that our stockholders approve the Asset Sale. However, if prior to obtaining stockholder approval for the Asset Sale our Board of Directors determines in good faith, after consultation with outside legal counsel and independent financial advisor, that a Qualifying Acquisition Proposal constitutes a Superior Proposal and in order to satisfy its fiduciary duties to our stockholders under applicable law, it may:

●	implement an Adverse Recommendation Change (i.e. modify, qualify or withdraw, in a manner adverse to the PRN, its recommendation that our stockholders approve the Asset Sale); or
●	terminate the Asset Purchase Agreement (and pay the $500,000 termination fee to PRN) and concurrently enter into a binding definitive agreement with respect to the Superior Proposal.

However, prior to any Adverse Recommendation Change or termination of the Asset Purchase Agreement to pursue a Superior Proposal, we must (i) give PRN written notice of a Qualifying Acquisition Proposal that constitutes a Superior Proposal, including specifying the terms and copies of any agreements to effect a Superior Proposal, (ii) negotiate in good faith with PRN during the five (5) business day period following PRN’s receipt of written notice to enable PRN to make a counteroffer or amendment to the Asset Purchase Agreement such that such offer no longer constitutes a Superior Proposal and (iii) reaffirm the determination of a Superior Proposal in light of such counteroffer or proposed amendment to the Asset Purchase Agreement.

Termination Fees and Transaction Expenses. We must pay a termination fee of $500,000 in cash to PRN if the Asset Purchase Agreement is terminated under the following circumstances:

●	if we terminate the Asset Purchase Agreement in order to enter a definitive agreement with respect to a Superior Proposal;
●	if PRN terminates the Asset Purchase Agreement after our Board has effected an Adverse Recommendation Change; or
●	if all three of the following events occur:
○	an Acquisition Proposal is communicated to us or our stockholders or announced publicly;
○

the Asset Purchase Agreement has been terminated (i) by PRN as the result of our representations and warranties being untrue or inaccurate or breach or non-performance of our covenants and agreements or (ii) by either party if stockholder approval of the Asset Sale is not obtained at the Special Meeting; and

○	within 12 months after the date of such termination we enter into a definitive agreement with respect to any Acquisition Proposal and such Acquisition Proposal is thereafter consummated.

PRN will be required to pay a termination fee of $500,000 in cash if all of the Closing conditions under the Asset Purchase Agreement have been satisfied or waived and we have advised PRN in writing that our conditions have been satisfied and are ready to close the Asset Sale and PRN does not complete the Closing within three (3) business days of such notice; provided that no party may terminate the Asset Purchase Agreement due to stockholder approval having not been obtained at the Special Meeting during such three (3) business day period.

Such termination fee will be provided as liquidated damages in lieu of all other damages and as PRN’s (or NovaBay’s, as the case may be) sole remedy in such event, subject to agreed upon exceptions, including as a result of a willful breach.

Each of PRN and NovaBay will incur expenses in connection with the Asset Sale. Except as expressly set forth in the Asset Purchase Agreement, all costs and expenses incurred in connection with the Asset Purchase Agreement will be paid by the party incurring such costs and expenses, whether or not the Asset Sale is completed.

Non-Compete and Non-Solicitation. Pursuant to the Asset Purchase Agreement, NovaBay agreed that for a period of five (5) years following the Closing of the Asset Sale, it will not compete in the Avenova Business or invest or contract with a third party that competes anywhere in the United States or anywhere outside of the United States where Avenova products are offered for sale as of the Closing. NovaBay also agreed not to (i) solicit, induce or persuade any distributor, supplier or other business relation of the Avenova Business during the twelve (12) months prior to the Closing to cease doing business with PRN or (ii) take any actions to persuade any employee, independent contractor, representative or agent of the Avenova Business to terminate their services, subject to specified exceptions.

Confidentiality. The Asset Purchase Agreement contains standard language regarding confidentiality, pursuant to which NovaBay agrees that it will keep confidential the proprietary information regarding the Avenova Business, the Purchased Assets, and confidential information submitted by PRN to NovaBay (in either written or oral form) in connection with the Asset Purchase Agreement (excluding any publicly available information). PRN also agrees to keep confidential all proprietary information (in either written or oral form) relating to NovaBay’s businesses and assets that will not be acquired in the Asset Sale and continue to be owned by NovaBay after the Closing (excluding any publicly available information). In each case, neither of the above restrictions will prevent either party from disclosing such information in accordance with applicable laws and pursuant to the disclosure obligations of a public company, as long as notice of any such disclosure is provided promptly to the other party in writing. Either party may disclose any information to the extent necessary to comply with tax authorities and PRN may communicate and disclose to its potential financing sources the confidential information described above to receive the debt financing for the transaction, as long as such affiliated parties and their representatives are subject to customary confidentiality agreements.

Indemnification. After the Closing, we will indemnify PRN against all losses arising from (i) any breach of or inaccuracy in the representations or warranties of NovaBay contained in the Asset Purchase Agreement; (ii) any breach by NovaBay of any of the covenants or agreements set forth in the Asset Purchase Agreement; (iii) any Excluded Liability or Excluded Assets; or (iv) any action by NovaBay’s stockholders or holders of preferred stock and warrants arising out of the Asset Sale.

After the Closing, PRN will indemnify NovaBay against all losses arising from (i) any breach of the representations or warranties by PRN contained in the Asset Purchase Agreement; (ii) any breach by PRN of any of the covenants or agreement set forth in the Asset Purchase Agreement; or (iii) any Assumed Liability.

The indemnification obligations of both parties are subject to the following limitations:

●

Each party is only required to indemnify the other non-breaching party for losses that occur for a breach of representations or warranties of such breaching party if the aggregate amount of all such losses for which such party exceeds $50,000 (the “Deductible”), and then only to the extent such amount exceeds the Deductible. The Deductible shall not apply to either party in the event of fraud, and in the case of NovaBay only for a breach of specified Fundamental Representations (as defined in the Asset Purchase Agreement) by NovaBay in the Asset Purchase Agreement.

●

The aggregate liability of a breaching party for indemnification for losses that occur for a breach of representations and warranties is capped at $500,000 (the “Cap”). The Cap shall not apply to either party in the event that such losses arise out of fraud, and in the case of NovaBay only for a breach of specified Fundamental Representations.

●	The amount of losses for which a party is entitled to indemnification shall be reduced by the amount of insurance proceeds actually received (net of deductibles).
●

The aggregate liability of either party for indemnification to the other party for losses that occur for their respective breaches of representations and warranties and breach of covenants and agreements as provided in the Asset Purchase Agreement shall not exceed the amount of the Purchase Price (“Overall Cap”). The Overall Cap shall not apply to either party in the event that such losses arise out of fraud. All other indemnification obligations of NovaBay and PRN to each other will not have a cap on liability for losses.

Governing Law and Venue. The Asset Purchase Agreement is governed by the laws of the State of Delaware. The parties have agreed that any legal proceeding with respect to the Asset Purchase Agreement brought by another party thereto may be brought and determined in the Court of Chancery of the State of Delaware and any appellate court located in the State of Delaware.

Transition Services Agreement. In connection with the Closing of the Asset Sale, NovaBay and PRN will enter into the Transition Services Agreement in which NovaBay has agreed to provide services to PRN with respect to specified accounting, marketing, sales, customer service, regulatory and operational support for a period of four (4) months after the Closing. In exchange for providing such services, PRN and NovaBay agreed upon fees to be paid to NovaBay, which shall be invoiced to PRN with payment to be made within 10 business days after receipt. As part of the Transition Services Agreement, PRN also agreed to enter into a consulting agreement with Tommy Law, the Company’s Interim Chief Financial Officer, for certain services with a one-time payment of $85,000 to be made when all such services are complete.

Accounting Treatment of the Asset Sale

The Asset Sale is expected to be accounted for as a “sale” by NovaBay, as that term is used under GAAP, for accounting and financial reporting purposes. Accordingly, at Closing, any excess of purchase price received by us, less transaction expenses, over the book value of the Purchased Assets sold will be recognized as a gain for financial accounting purposes. In subsequent reporting periods, the Avenova Business for the current and prior years, including any gain on the sale of the Purchased Assets, will be presented as a discontinued operation for financial reporting purposes in our filings with the SEC.

No Appraisal Rights in Respect of the Asset Sale

Neither Delaware law nor our Certificate of Incorporation provides for stockholder appraisal or dissenters’ rights in connection with the Asset Sale.

Certain U.S. Federal Income Tax Consequences of the Asset Sale

The Asset Sale will be a taxable event to us for U.S. federal income tax purposes. We do not, however, anticipate that we will incur significant U.S. federal income tax liabilities as a result of the transaction due to the availability of net operating loss carryforwards. We anticipate that the Asset Sale will result in alternative minimum tax and state income taxes to us, but we do not expect that the Asset Sale will result in any U.S. federal income tax consequences to our stockholders.

Stockholder Approval of the Asset Sale

The affirmative vote of a majority of the shares of common stock outstanding as of the Record Date is required for approval of this Proposal One. Abstentions and broker non-votes will have the same effect as votes “AGAINST” the Asset Sale Proposal.

Unanimous Recommendation of the Board of Directors

For the reasons described in this Proxy Statement, the Board of Directors unanimously recommends that you vote “FOR” this Proposal One to approve of the sale of the Avenova Business, which represents substantially all of the assets of NovaBay, pursuant to the Asset Purchase Agreement, by and between NovaBay and PRN.

PROPOSAL TWO:

THE DISSOLUTION PROPOSAL

General

At the Special Meeting, we are asking our stockholders to authorize and approve the voluntary liquidation and dissolution of the Company pursuant to the Plan of Dissolution. Our Board of Directors has determined that the Dissolution is advisable and in the best interests of the Company and its stockholders, has approved the Dissolution and adopted the Plan of Dissolution effective September 19, 2024, subject to stockholder approval.

In general terms, if NovaBay dissolves pursuant to the Plan of Dissolution, we will cease conducting our business, wind up our affairs, dispose of our non-cash assets, pay or otherwise provide for our obligations, and distribute our remaining assets, if any, during the Survival Period (i.e., a post-dissolution period of at least three (3) years (or longer as the Delaware Court of Chancery shall in its discretion direct)), as required by the DGCL. Within the Survival Period and subject to the discretion of the Delaware Court of Chancery, we expect initial distributions to stockholders to occur in nine (9) to twelve (12) months following the Effective Time of the Dissolution. The Effective Time of the Dissolution will be when the Certificate of Dissolution is filed with the office of the Secretary of State or such later date and time that is stated in the Certificate of Dissolution. With respect to the Dissolution, we will follow the dissolution and winding up procedures prescribed by the DGCL, as described in further detail under the heading “Proposal Two: The Dissolution Proposal —Dissolution Under Delaware Law” beginning on page 55 of this Proxy Statement. You should carefully consider the risk factors relating to the Dissolution and described under “Risk Factors — Risks Related to the Dissolution” in this Proxy Statement.

If the stockholders approve the Dissolution Proposal, the Company currently plans to file the Certificate of Dissolution with the Secretary of State as soon as practical following the Special Meeting and the closing of the Asset Sale; however, such filing may be delayed or not filed at all as determined by the Board of Directors in its sole discretion, as described in more detail below. If our stockholders do not approve the Asset Sale or the Asset Sale is not otherwise completed, the Board will evaluate all strategic options available to the Company on the necessary timing before the Company’s operating cash runs out, which may include proceeding with the Dissolution (if the Dissolution Proposal is approved by our stockholders) even if the Asset Sale is not first completed. If the Company does proceed with the Dissolution without first completing the Asset Sale, the Company can still sell its assets, including the Avenova Business, as part of the Dissolution process.

The Dissolution and the Plan of Dissolution were unanimously approved by our Board of Directors, subject to stockholder approval, effective September 19, 2024. A copy of the Plan of Dissolution is attached as Annex C to this Proxy Statement. All material terms of the Plan of Dissolution are summarized below. We encourage you to read the Plan of Dissolution in its entirety.

Summary of the Dissolution

Following the filing of the Certificate of Dissolution with the Secretary of State, in accordance with the applicable provisions of the DGCL, the Board will proceed to wind up the Company’s affairs. Authorization of the Dissolution by the holders of a majority of the outstanding stock of the Company shall constitute the authorization of the sale, exchange or other disposition in liquidation of all of the remaining property and assets of the Company after the Effective Time, whether the sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of any and all contracts for sale, exchange or other disposition that are conditioned on stockholder approval. If our stockholders do not approve the Dissolution Proposal, we will continue our corporate existence and the Board of Directors will continue to explore alternatives for returning capital to stockholders in a manner intended to maximize value or, to the extent any viable alternatives are not available, the Company may need to file for bankruptcy protection or commence a similar state law proceeding.

The Company intends to rely on the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL to, among other things, obtain an order from the Delaware Court of Chancery establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five years of filing of the Certificate of Dissolution (or such longer period of time as the Delaware Court of Chancery may determine not to exceed ten years), or the “Court Order”.

Subject to the requirements of the DGCL and the Plan of Dissolution, as further described below, we will use the proceeds from the Asset Sale and our existing cash to pay for our winding up procedures, including without limitation:

●	income, corporate and other taxes;
●

the costs associated with the Dissolution and winding up over the Survival Period, as well as expenses in connection with the Asset Sale, which may include, among others, expenses necessary for the implementation and administration of the Plan of Dissolution and fees and other amounts payable to professional advisors (including legal counsel, financial advisors and others) and to employees, consultants and others assisting us with the Dissolution;

●	any claims by others against us that we do not reject as part of the dissolution process, including any settlements or judgments;
●	any amounts owed by us under contracts with third parties, including pursuant to the Asset Purchase Agreement and any equity holders such as holders of our warrants;
●

the funding of any cash reserves or other security we are required to establish, or deem appropriate to establish, to pay for asserted claims (including lawsuits) and possible future claims, as further described below; and

●

solely to the extent remaining after provision for the above-described payments, liquidating distributions to be made to our stockholders (including our common stockholders and preferred stock holder), which distributions, if any, may be made from time to time as available and in accordance with the DGCL procedures described below.

Background for the Dissolution

See “Proposal One: The Asset Sale—Background for the Asset Sale and the Dissolution” for a background regarding the Dissolution.

Reasons for the Dissolution

As described elsewhere in this Proxy Statement, the Board of Directors has diligently evaluated NovaBay’s strategic options in the near- and long-term and determined that the Dissolution, pursuant to the terms and provisions of the Plan of Dissolution, after completing the Asset Sale is advisable and in the best interests of NovaBay and our stockholders. The Board of Directors’ evaluation has included the Company’s efforts to pursue potential strategic alternatives available to the Company such as financings, mergers, reverse mergers, asset sales or dispositions, strategic partnerships, out-licensing and sub-licensing transactions, and other business combination transactions, and, following the results of such review, believes that completing the Asset Sale and subsequently pursuing the Dissolution and wind-up of the Company in accordance with the Plan of Dissolution provides the best opportunity and most flexibility to optimize value for our stockholders.

In reaching its decision to unanimously approve the Dissolution and to recommend that our stockholders vote to approve the Dissolution pursuant to the Plan of Dissolution at this Special Meeting, our Board of Directors, after careful consideration with our management and accounting, legal and tax advisors, determined that the Dissolution was in the best interests of the Company's stockholders based on the following factors (in addition to other pertinent factors):

●

Capital Raise Opportunities. The Board of Directors considered the fact that we would require substantial additional capital to maintain our operations and obtain profitability and that NovaBay has historically relied on capital raise transactions to fund its operations which have become increasingly difficult to identify and close. Such consideration included the Company’s recently completed public offering of NovaBay common stock and common stock warrants that closed in July 2024 and the divestiture of DERMAdoctor in March 2024, which in the aggregate are not sufficient to continue to fund our current operations beyond the fourth quarter of 2024.

●

Limited Operations and Continuing Expenses. The Board of Directors considered that after the Asset Sale (subject to the approval of our stockholders as is being separately proposed to stockholders in Proposal One of this Proxy Statement) the Company will maintain limited operations consisting primarily of its wound care business. However, NovaBay will continue to incur substantial accounting, legal and other expenses associated with being a public company with no adequate source of revenue or financing alternatives.

●

Strategic Alternatives. The Board of Directors considered its efforts to evaluate and identify remaining strategic alternatives such as financings, mergers, reverse mergers, asset sales or dispositions, strategic partnerships, out-licensing and sub-licensing transactions, and other business combination transactions, that could have a reasonable likelihood of providing value to our stockholders in excess of the amount the stockholders may be able to receive in the Dissolution after the completion of the Asset Sale. Further, the Board of Directors considered that if stockholders approve the Dissolution but do not approve the Asset Sale or the Asset Sale is not otherwise completed, the Board of Directors may proceed with the Dissolution without first completing the Asset Sale, whereby the Company can sell its assets, including the Avenova Business, as part of the Dissolution process.

●

Potential for Bankruptcy. The Board of Directors considered and evaluated the risk that if NovaBay is unable to consummate the Asset Sale and complete the Dissolution, the Company may have to cease all operations, make an assignment for the benefit of any creditors, turn NovaBay over to a third-party management company or liquidator or file for bankruptcy protection, which would be unlikely to result in any funds being available for distribution to stockholders.

Our Board of Directors also considered potential drawbacks or risks relating to the Dissolution, including those described in “Risk Factors — Risks Related to the Dissolution” in this Proxy Statement.

In addition, the Board of Directors was aware of and considered the interests that certain of our directors and executive officers may have with respect to the Dissolution that differ from, or are in addition to, their interests as stockholders of NovaBay, as described under the heading “Interests of Directors and Executive Officers in the Approval of the Asset Sale and Plan of Dissolution”.

As a result of its evaluation, the Board concluded that the Dissolution, after completing the Asset Sale, provides the best opportunity to maximize any remaining value for the Company and its stockholders among the alternatives currently available and is therefore in the best interests of the Company and its stockholders.

The preceding discussion summarizes and is not intended to be an exhaustive description of the information and factors considered by our Board of Directors, but it summarizes and addresses the material information and factors considered by the Board of Directors in its consideration of the Dissolution. In view of the wide variety of factors considered by the Board of Directors, and complexity of these matters, in connection with its evaluation of the Plan of Dissolution, our Board of Directors did not find it practical and did not quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its conclusions. In considering the factors described above, individual members of our Board of Directors may have given different weight to different factors. The Board of Directors approved the Dissolution pursuant to the Plan of Dissolution based upon the totality of the information presented to and considered by it.

Dissolution Under Delaware Law

We are a corporation organized under the laws of the State of Delaware and accordingly the Dissolution will be governed by the DGCL. The following is a brief summary of some of the relevant provisions of the DGCL applicable to the Dissolution. The following summary is qualified in its entirety by Sections 275 through 283 of the DGCL.

Authorization of Board and Stockholders. Pursuant to the DGCL, if a corporation’s board of directors deems it advisable that the corporation should dissolve, it may adopt a resolution to that effect by a majority vote of the whole board and notify the corporation’s stockholders entitled to vote on the dissolution of the adoption of the resolution and the calling of a meeting of stockholders to act on the resolution. Our Board of Directors has unanimously adopted a resolution approving the Dissolution and the Plan of Dissolution and declared them advisable and recommended them to our stockholders. The Dissolution and the Plan of Dissolution must be authorized and approved by the holders of a majority of our outstanding shares of common stock on the Record Date entitled to vote on the Dissolution Proposal.

Possible Permitted Abandonment of Dissolution. The resolution authorizing a dissolution adopted by a corporation’s board of directors may provide that, notwithstanding authorization of the dissolution by the corporation’s stockholders, the board of directors may abandon the dissolution without further action by the stockholders. While we do not currently foresee any reason that our Board of Directors would abandon the proposed Dissolution once it is authorized by our stockholders, to provide our Board of Directors with the maximum flexibility to act in the best interests of our stockholders, the resolutions adopted by our Board of Directors include language providing the Board of Directors with the flexibility to abandon the Dissolution without further action of our stockholders at any time prior to the filing of the Certificate of Dissolution.

Certificate of Dissolution. If a corporation’s stockholders authorize its dissolution, to consummate the dissolution, the corporation must file a certificate of dissolution with the Secretary of State. If our stockholders authorize the Dissolution at the Special Meeting, we intend to file the Certificate of Dissolution with the Secretary of State as soon as practical following the Special Meeting and the closing of the Asset Sale. However, the timing of such filing is subject to the discretion of the Board of Directors.

Time of Dissolution. When a corporation’s certificate of dissolution is filed with the Secretary of State and has become effective, along with the corporation’s tender of all taxes (including Delaware franchise taxes) and fees authorized to be collected by the Secretary of State, the corporation will be dissolved.

Continuation of Corporation After Dissolution. Section 278 of the DGCL provides that after a corporation is dissolved, its existence continues for the Survival Period for the limited purpose of prosecuting and defending suits by or against the corporation and to enable the corporation to settle and close its business and dispose of and convey its remaining assets. A dissolved corporation may not, however, continue the business for which it was organized. Any action, suit or proceeding begun by or against the corporation before or during this survival period does not abate by reason of the dissolution, and for the purpose of any such action, suit or proceeding, the corporation will continue beyond the Survival Period until any related judgments, orders or decrees are fully executed, without the necessity for any special direction by the Delaware Court of Chancery. The Plan of Dissolution will govern our winding up process after Dissolution. See the section entitled “—Principal Terms and Conditions of the Plan of Dissolution” in this Proxy Statement.

Payments and Distributions to Claimants and Stockholders. A dissolved corporation must make provision for the payment (or reservation of security for payment) of current and certain potential future claims against the corporation in accordance with the applicable provisions of the DGCL and the distribution of remaining assets to the corporation’s stockholders. The dissolved corporation may do this by following one of two procedures, as described below. We currently plan to elect to follow the Safe Harbor Procedures (as defined below). We plan to follow the Safe Harbor Procedures as the Delaware Court of Chancery generally approves payout amounts and it accordingly affords greater protection to our stockholders and directors than the Alternative Procedures. The Safe Harbor Procedures limit our stockholders’ liability from claims against NovaBay once dissolved and protect our directors from personal liability to NovaBay’s claimants once dissolved. However, our Plan of Dissolution permits our Board the discretion to decide to modify, amend or abandon the Plan of Dissolution, which would include deciding to follow the Alternative Procedures (as defined below) as permitted by the DGCL.

●

Safe Harbor Procedures under DGCL Sections 280 and 281(a) (the “Safe Harbor Procedures”). A dissolved corporation may elect to give notice of its dissolution to persons having a claim against the corporation (other than claims against the corporation in any pending actions, suits or proceedings to which the corporation is a party) (“Current Claimants”) and to persons with contractual claims contingent on the occurrence or nonoccurrence of future events or otherwise conditional or unmatured contractual claims (“Contingent Contractual Claimants”), and after giving these notices, following the procedures set forth in the DGCL, as described below. The Plan of Dissolution adopted by the Board of Directors and proposed to the stockholders for approval constitutes the plan of distribution for purposes of the Safe Harbor Procedures, although the Plan of Dissolution provides that our Board of Directors has the discretion to decide to modify, amend or abandon the Plan of Dissolution.

●

Liabilities of Stockholders and Directors. If a dissolved corporation follows the Safe Harbor Procedures, then a stockholder of the dissolved corporation will not be liable for any claim against the dissolved corporation in an amount in excess of the lesser of (a) the stockholder’s pro rata share of the claim and (b) the amount distributed to the stockholder. If a dissolved corporation follows the Safe Harbor Procedures, then a stockholder of the dissolved corporation will not be liable for any claim against the dissolved corporation on which an action, suit or proceeding is not begun before the expiration of the Survival Period. In no event will the aggregate liability of a stockholder of a dissolved corporation for claims against the dissolved corporation exceed the amount distributed to the stockholder in dissolution. If a dissolved corporation fully complies with the Safe Harbor Procedures, then the dissolved corporation’s directors will not be personally liable to the dissolved corporation’s claimants.

●

Alternative Procedures under DGCL Section 281(b) (the “Alternative Procedures”). If a dissolved corporation does not elect to follow the Safe Harbor Procedures, it must adopt a plan of distribution pursuant to which it will (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation, (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the dissolved corporation that is the subject of a pending action, suit or proceeding to which the dissolved corporation is a party, and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the dissolved corporation or that have not arisen but that, based on facts known to the dissolved corporation, are likely to arise or to become known to the dissolved corporation within ten years after the date of dissolution. If there are insufficient assets to make these payments and provisions, then they will be satisfied ratably in accordance with legal priorities, to the extent assets are available.

●	Current Claimants.

○

Notices and Publication. The notice to Current Claimants must state (i) that all such claims must be presented to the corporation in writing and must contain sufficient information reasonably to inform the corporation of the identity of the claimant and the substance of the claim; (ii) the mailing address to which the claim must be sent; (iii) the date (the “Claim Date”) by which the claim must be received by the corporation, which must be no earlier than sixty (60) days from the date of the corporation’s notice; (iv) that the claim will be barred if not received by the Claim Date; (v) that the corporation may make distributions to other claimants and the corporation’s stockholders without further notice to the Current Claimant; and (vi) the aggregate annual amount of all distributions made by the corporation to its stockholders for each of the three years before the date of dissolution. The notice must be published at least once a week for two consecutive weeks in a newspaper of general circulation in the county in which the corporation’s registered agent in Delaware is located and in the corporation’s principal place of business and, in the case of a corporation having $10.0 million or more in total assets at the time of dissolution, at least once in all editions of a daily newspaper with a national circulation. On or before the date of the first publication of the notice, the corporation must also mail a copy of the notice by certified or registered mail, return receipt requested, to each known claimant of the corporation, including persons with claims asserted against the corporation in a pending action, suit or proceeding to which the corporation is a party.

○

Effect of Non-Responses to Notices. If the dissolved corporation does not receive a response to the corporation’s notice by the Claim Date from a Current Claimant who was given actual notice according to the prior paragraph, then the claimant’s claim will be barred.

○

Treatment of Responses to Notices. If the dissolved corporation receives a response to the corporation’s notice by the Claim Date, the dissolved corporation may accept or reject, in whole or in part, the claim. If the dissolved corporation rejects a claim, it must mail a notice of the rejection to the Current Claimant by certified or registered mail, return receipt requested, within ninety (90) days after receipt of the claim (or, if earlier, at least one hundred fifty (150) days before the expiration of the Survival Period). The notice must state that any claim so rejected will be barred if the Current Claimant does not commence an action, suit or proceeding with respect to the claim within one hundred twenty (120) days of the date of the rejection.

○

Effect of Non-Responses to Rejections of Claims. If the dissolved corporation rejects a claim and the Current Claimant does not commence an action, suit or proceeding with respect to the claim within the 120-day post-rejection period, then the Current Claimant’s claim will be barred.

●	Contingent Contractual Claims.

○

Notices. The notice to Contingent Contractual Claimants (persons with contractual claims contingent on the occurrence or nonoccurrence of future events or otherwise conditional or unmatured) must be in substantially the same form and sent and published in the same manner as notices to Current Claimants and shall request that Contingent Contractual Claimants present their claims in accordance with the terms of such notice.

○

Responses to Contractual Claimants. If the dissolved corporation receives a response by the date specified in the notice by which the claims from Contingent Contractual Claimants must be received by the corporation, which must be no earlier than sixty (60) days from the date of the corporation’s notice to Contingent Contractual Claimants, the dissolved corporation must offer to the Contingent Contractual Claimant such security as the dissolved corporation determines is sufficient to provide compensation to the claimant if the claim matures. This offer must be mailed to the Contingent Contractual Claimant by certified or registered mail, return receipt requested, within ninety (90) days of the dissolved corporation’s receipt of the claim (or, if earlier, at least one hundred fifty (150) days before the expiration of the post-dissolution survival period). If the Contingent Contractual Claimant does not deliver to the dissolved corporation a written notice rejecting the offer within one hundred twenty (120) days after receipt of the offer for security, the claimant is deemed to have accepted the security as the sole source from which to satisfy the claim against the dissolved corporation.

●

Determinations by Delaware Court of Chancery. A dissolved corporation that has complied with the Safe Harbor Procedures must petition the Delaware Court of Chancery to determine the amount and form of security that will be (i) reasonably likely to be sufficient to provide compensation for any claim against the dissolved corporation that is the subject of a pending action, suit or proceeding to which the dissolved corporation is a party, other than a claim barred pursuant to the Safe Harbor Procedures, (ii) sufficient to provide compensation to any Contingent Contractual Claimant who has rejected the dissolved corporation’s offer for security for such person’s claims made pursuant to the Safe Harbor Procedures, and (iii) reasonably likely to be sufficient to provide compensation for claims that have not been made known to the dissolved corporation or that have not arisen but that, based on facts known to the dissolved corporation, are likely to arise or to become known to the dissolved corporation within five years after the date of dissolution or such longer period of time as the Delaware Court of Chancery may determine, not to exceed ten years after the date of dissolution. The Delaware Court of Chancery may appoint a guardian ad litem in respect of any such proceeding brought upon the petition of a dissolved corporation that has complied with the Safe Harbor Procedures, in which case the reasonable fees and expenses of any court-appointed guardian (including all reasonable expert witness fees) would be paid by the dissolved corporation and potentially reduce the remaining assets, if any, available for distribution to stockholders.

●

Payments and Distributions. If a dissolved corporation has followed the Safe Harbor Procedures, then it will (i) pay the current claims made but not rejected, (ii) post the security offered and not rejected for contractual claims that are contingent, conditional or unmatured, (iii) post any security ordered by the Delaware Court of Chancery in response to the dissolved corporation’s petition to the court described above, and (iv) pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by the dissolved corporation. If there are insufficient assets to make these payments and provisions, then they will be satisfied ratably in accordance with legal priorities, to the extent that assets are available. All remaining assets will be distributed to the dissolved corporation’s stockholders, but not earlier than one hundred fifty (150) days after the date of the last notice of rejection given by the dissolved corporation to a Current Claimant pursuant to the Safe Harbor Procedures.

Principal Terms and Conditions of the Plan of Dissolution

The Dissolution will be conducted in accordance with the Plan of Dissolution. This section of this Proxy Statement describes material aspects of the proposed Plan of Dissolution. While we believe that the description covers the material terms of the Plan of Dissolution, this summary may not contain all of the information that is important to you. You should carefully read this entire Proxy Statement, including the Plan of Dissolution attached as Annex C to this Proxy Statement for a more complete understanding of the Dissolution. Our Plan of Dissolution may be modified, amended, or abandoned by action by our Board of Directors at any time and from time to time, as further described below including that the Board of Directors retains the discretion to opt to dissolve the Company in accordance with the Alternative Procedures.

Authorization and Effectiveness. Our Plan of Dissolution will be deemed approved if the holders of a majority of the outstanding shares of our common stock as of the Record Date entitled to vote on the Dissolution Proposal approve the Dissolution and the Plan of Dissolution. Our Plan of Dissolution will constitute our authorized plan and will evidence our authority to take all actions described in the Plan of Dissolution. Following the authorization of the Dissolution and the Plan of Dissolution by our stockholders, at such time as the Board determines to be appropriate, we will file the Certificate of Dissolution with the Secretary of State and ensure that all relevant taxes (including Delaware franchise taxes) and fees are paid, unless the Dissolution is abandoned by the Board of Directors prior to that time. The Effective Time will be when the Certificate of Dissolution is filed with the Secretary of State or such later date and time that is stated in the Certificate of Dissolution (within ninety (90) days).

Survival Period. For the Survival Period (i.e., three years after the Effective Time) (or such longer period as the Delaware Court of Chancery may direct), we will continue as a corporate entity for the limited purpose of prosecuting and defending suits by or against us and enabling us to settle and close our business and dispose of and convey our remaining assets. We will no longer engage in any business activities, except to the extent deemed necessary by the Board of Directors and the Company’s executive officers, in their business judgement, to preserve the value of the Company’s assets, comply with all laws and regulatory requirements, wind up the Company’s business affairs, and distribute the Company’s assets in accordance with the Plan of Distribution. Subject to the approval of the Delaware Court of Chancery, we anticipate that distributions, if any, to our stockholders will be made in cash, and may be made at any time (with initial distributions to stockholders anticipated to occur in nine (9) to twelve (12) months from the Effective Time), from time to time, in any number of distributions in accordance with the DGCL and the Plan of Dissolution.

General Liquidation, Winding Up and Distribution Process. We intend to elect to follow the Safe Harbor Procedures described under the section entitled “—Dissolution Under Delaware Law—Safe Harbor Procedures under DGCL Sections 280 and 281(a)” in this Proxy Statement. The Board of Directors intends to seek to distribute funds, if any, to our stockholders expeditiously, as permitted by the DGCL and the Plan of Dissolution and intends to take all reasonable actions deemed advisable by the Board of Directors to optimize the distributable value to our stockholders.

Continuing Employees and Consultants. During the Survival Period, we may hire or retain employees, consultants and advisors (including legal counsel, accountants and financial advisors), as the Board of Directors deems necessary or desirable, from time to time, to supervise or facilitate the Dissolution and winding up of the Company, including to perform any post-Closing obligations under the Transition Services Agreement (as described above). The Board of Directors also expects that outside legal and financial advisors will continue to advise on and assist with the Dissolution. After filing the Certificate of Dissolution, the Board of Directors expects it will reduce the size of the Board of Directors. We may, in the absolute discretion of the Board of Directors, pay the Company’s executive officers, directors, employees, agents and representatives compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they will be required to undertake in connection with the implementation of the Plan of Dissolution. However, given the Company’s already streamlined operations, the Board of Directors does not expect to need to hire any employees or otherwise expand the team of advisors and consultants currently in place. Adoption of the Dissolution pursuant to the Plan of Dissolution by the requisite vote of the stockholders will constitute approval by the stockholders of any such cash or non-cash compensation.

Sale, Exchange, or Disposition of Our Remaining Assets. The Plan of Dissolution contemplates the sale, exchange, or other disposition of all of our remaining property and assets (which could include our wound care, urology or dermatology businesses, and the Avenova Business to the extent the Asset Sale is not completed prior to the Dissolution), if and at such time as the Board of Directors may approve, without further stockholder approval. The proceeds of any such sale will also be paid out to stockholders, pursuant to the Plan of Dissolution and as permitted by the DGCL. The Plan of Dissolution does not specify the manner in which we may sell, exchange or dispose of our property and assets, and we may not be able to sell quickly or at all any or all of our remaining assets. The remaining assets may be sold or disposed of to one or more acquirors in one transaction or a series of transactions over a period of time. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales or other dispositions of assets approved by the Board of Directors. We do not anticipate amending or supplementing this Proxy Statement to reflect any such agreement, transaction, or sale, should any materialize, unless required by applicable law, or selling or otherwise disposing, monetizing, or transferring any additional assets in the future. See the section entitled “Risk Factors — Risks Related to the Dissolution” in this Proxy Statement.

Fees and Expenses. We will pay all fees and expenses that may be determined from time to time to be necessary or advisable, in the absolute discretion of the Board of the Directors, to implement and assure completion of the Dissolution in accordance with the Plan of Dissolution. These fees and expenses may include, without limitation, brokerage, agency, professional, and other fees and expenses of persons rendering services to the Company in connection with the matters described in the Plan of Dissolution.

Indemnification. We will continue to indemnify our executive officers, directors, employees, agents and trustees in accordance with, and to the extent required or permitted by, the DGCL, our Certificate of Incorporation, our Bylaws and any contractual arrangements, whether these arrangements existed before the Dissolution or were entered into after the Dissolution. During the Survival Period, acts and omissions of any indemnified or insured person in connection with the implementation of the Plan of Dissolution and the winding up of the affairs of the Company will be covered by the Company’s existing directors’ and officers’ liability insurance policy and applicable law. The Board of Directors is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations.

Stockholder Approval. Approval of the Dissolution and the Plan of Dissolution by the holders of a majority of the outstanding shares of common stock of the Company as of the Record Date entitled to vote on the Dissolution Proposal, to the fullest extent permitted by law, constitutes approval of all matters described in this Proxy Statement relating to the Dissolution, including our Plan of Dissolution. Approval of the Dissolution by the holders of a majority of the outstanding stock of the Company shall constitute the authorization of the sale, exchange or other disposition in liquidation of all of the remaining property and assets of the Company after the Effective Time, whether the sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute approval and ratification of any and all contracts for sale, exchange or other disposition whether or not conditioned on stockholder approval.

Legal Claims. We will defend any claims against us, our current or former officers or directors or our subsidiaries, whether a claim exists before the Effective Time or is brought during the Survival Period, based on advice and counsel of our legal and other advisors and in such manner, at such time and with such costs and expenses as we or our Board of Directors may approve from time to time. During the Survival Period, we may continue to prosecute any claims that we had against others before the Effective Time and may institute any new claims against any person as may be determined to be necessary or advisable to protect the Company and its assets and rights or to implement the Plan of Dissolution. At our discretion, we may defend, prosecute, and/or settle any lawsuits, as applicable.

Effective Time; Stock of the Company. The Effective Time will be specified by the Certificate of Dissolution as filed with the Delaware Secretary of State. From and after the Effective Time, and subject to applicable law, each holder of shares of our common stock shall cease to have any rights in respect of that stock, except the right to receive distributions, if any, pursuant to and in accordance with the Plan of Dissolution and the DGCL. After the Effective Time, our stock transfer books shall be closed, and we will not record or recognize any transfer of our common stock occurring after the Effective Time, and thereafter certificates representing shares of stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law. As a condition to receipt of the liquidating distribution, the Board of Directors, in its absolute discretion, may require the stockholders to: (i) surrender to the Company any certificates evidencing their shares of stock; or (ii) furnish the Company with evidence satisfactory to the Board of Directors  of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors. We expect the Effective Time to be as soon as reasonably practicable after the Dissolution is approved by our stockholders and the Asset Sale is complete.

Unclaimed Distributions. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered a certificate evidencing ownership of the common stock as required in the Plan of Dissolution or for any other reason, the distribution to which the stockholder is otherwise entitled will be transferred, at such time as the final liquidating distribution is made by us, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of the distribution. The proceeds of such distribution will thereafter be held solely for the benefit of and for ultimate distribution to the stockholder as the sole equitable owner of the distribution and will be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. The proceeds of any such distribution will not revert to, or become the property of, us or any other stockholder.

Liquidating Trust. While we do not currently propose transferring our assets to a liquidating trust, we may do so if deemed appropriate by our Board of Directors, based on advice of our legal, tax and accounting advisors. We may, for example, transfer assets to a liquidating trust if we are unable to complete the Dissolution within the initial three (3) years of the Survival Period.

Abandonment, Modifications and Amendments. Notwithstanding the authorization of the Dissolution by our stockholders as described in this Proxy Statement, our Board of Directors will have the right, as permitted by the DGCL, to modify, amend or abandon the Dissolution at any time before the Effective Time and terminate our Plan of Dissolution, without any action by our stockholders.

Our Certificate of Incorporation and our Bylaws and the DGCL. During the Survival Period, we will continue to be governed by our Certificate of Incorporation and our Bylaws, insofar as their terms apply and insofar as necessary or appropriate to implement our Plan of Dissolution. Our Board of Directors will continue to have the authority to amend our Bylaws as it may deem necessary or advisable. To any extent that the provisions of our Plan of Dissolution conflict with any provision of the DGCL, the provisions of the DGCL shall prevail.

Authority of the Board. Our Board of Directors, without further action by our stockholders, is authorized to take, or cause the officers of the Company to take, all actions as they deem necessary or advisable to implement the Plan of Dissolution, if it is approved by our stockholders pursuant to this Proposal Two. All determinations and decisions to be made by our Board of Directors will be at the absolute discretion of our Board of Directors.

Estimated Liquidating Distributions

MANY OF THE FACTORS INFLUENCING THE AMOUNT OF CASH DISTRIBUTED TO STOCKHOLDERS AS A LIQUIDATING DISTRIBUTION CANNOT CURRENTLY BE QUANTIFIED WITH CERTAINTY AND ARE SUBJECT TO CHANGE. ACCORDINGLY, YOU WILL NOT KNOW THE EXACT AMOUNT OF ANY LIQUIDATING DISTRIBUTIONS YOU MAY RECEIVE AS A RESULT OF THE PLAN OF DISSOLUTION WHEN YOU VOTE ON THE DISSOLUTION PROPOSAL. YOU MAY RECEIVE NO DISTRIBUTION AT ALL.

After the completion of the Asset Sale, we intend to liquidate our cash assets and sell or dispose of our remaining non-cash assets (including the Company’s wound care business) for the best price available and to maximize the potential stockholder distribution amount as soon as reasonably practicable after the Effective Time. The amount of any contingency reserve established by the Board of Directors, and approved by the Delaware Court of Chancery, will be deducted before determining amounts available for distribution to stockholders. Based on the foregoing, we estimate that the aggregate amount of cash distributions to our stockholders will be in the range of $0.16 and $0.94 per share of common stock. Calculating such an estimate is inherently uncertain and requires that we make a number of assumptions regarding future events, many of which are unlikely to ultimately be true.

THE FOLLOWING ESTIMATES ARE NOT GUARANTEES, DO NOT REFLECT THE TOTAL RANGE OF POSSIBLE OUTCOMES AND HAVE NOT BEEN AUDITED OR REVIEWED BY OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM. YOU MAY NOT RECEIVE ANY LIQUIDATING DISTRIBUTIONS EVEN IF OUR STOCKHOLDERS APPROVE THE PLAN OF DISSOLUTION.

Estimated Liquidating Distributions to Stockholders

	Low	High
Payroll and Liabilities/ Expenses to Continue Operating:
Opening balance (September 1, 2024)	$1,941	$1,941
Return of certain deposits	477	477
Payroll/operational spend (estimated through December 31, 2024)	(995)	(995)

Sell Avenova Business and Liquidate:
Proceeds from the Asset Sale	9,500	9,500
Net Working Capital Adjustment	(500)	—
Sale of other assets, including the wound care business	500	1,000
Sale fees and wind-down expenses	(1,443)	(1,113)
Taxes, including estimated tax on sale	(756)	(922)
Pay-off of Unsecured Convertible Notes	(525)	(525)
Wages and severance (estimated for after December 31, 2024 until the Dissolution is completed)	(845)	(589)
Final D&O run-off policy	(663)	(265)
Other general and administrative costs(1)	(1,026)	(1,026)
Contingency reserve (estimate)	(2,500)	(500)
Cash distributions to warrant holders(2)	(2,399)	(2,399)
Estimated cash to distribute to stockholders	$765	$4,458

Fully diluted shares (including common shares outstanding, options outstanding and the Series B Non-Voting Convertible Preferred Stock (on a fully diluted basis), both as of September 24, 2024)	4,900,758	4,900,758

Estimated liquidating distribution(s) per share	$0.16	$0.94

(1)

Includes other general and administrative costs such as the Company’s outstanding balance of accounts payable and the forfeiture cost on the Company’s current facility lease, both as of September 1, 2024.

(2)

Includes estimated amounts payable to certain holders of the Company’s common stock purchase warrants with an exercise price below the estimated liquidating distributions per share amount (based on a net exercise amount that assumes no such warrants are exercised prior to a cash distribution).

Distributions, if any, to our stockholders may be paid in one or more distributions over a period of several years. Such distributions will not occur until after the Certificate of Dissolution is filed, and we cannot predict the timing or amount of any such distributions, as uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions, make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to stockholders or the timing of any such distributions. Examples of uncertainties that could reduce the value of distributions to our stockholders include: (i) the receipt of no, or lower than expected, proceeds related to the Asset Sale and/or the sale of the Company’s other assets, including the Company’s wound care business; (ii) the incurrence by the Company of expenses relating to the Dissolution being different than estimated; (iii) unanticipated costs relating to the defense, satisfaction or settlement of lawsuits or other claims threatened against us or our current or former directors or officers; (iv) amounts necessary to resolve claims of any creditors or other third parties; and (v) delays in the Dissolution or other winding up process.

Our estimate of the anticipated initial distribution amounts is preliminary and many of the factors that are necessary to determine how much, if any, we will be able to distribute to our stockholders in liquidation are subject to change and outside of our control. While we intend to pursue matters related to our liquidation, dissolution, and winding up promptly if we obtain approval from our stockholders, the timing of many elements of this process after our Dissolution will not be entirely within our control and, therefore, we are unable to estimate when we would be able to begin making any post-Dissolution liquidating distributions to our stockholders and over what time period and number of distributions might be involved. See the section entitled “Risk Factors — Risks Related to the Dissolution” in this Proxy Statement.

Contingency Reserve

Under the DGCL, we are required, in connection with the Dissolution, to pay or make reasonable provision for payment of our liabilities and obligations. We will pay all of our expenses (including operating and wind-up expenses to be incurred throughout the Dissolution and wind-up process) and other known, non-contingent liabilities. We have used and anticipate continuing to use cash until the end of the Survival Period for a number of items, including, but not limited to, the following:

●	ongoing operating, reporting and listing expenses;
●	expenses, including retention amounts, incurred in connection with extending our directors’ and officers’ insurance coverage;
●	expenses incurred in connection with the Dissolution;
●	taxes imposed upon us and any of our assets; and
●	professional fees, including legal, consulting and accounting.

We will establish a reserve, consisting of cash or other assets that we believe will be adequate for the satisfaction of all of our current known expenses and unknown, contingent and/or conditional claims and liabilities. We may also take other steps to provide for the satisfaction of the reasonably estimated amount of such claims and liabilities, including acquiring insurance coverage with respect to certain claims and liabilities. We currently expect to reserve between approximately $0.5 million and $2.5 million in cash for current known expenses as well as unknown, contingent and/or conditional liabilities during the Survival Period.

The estimated amount of the reserve is established by the Board of Directors, and approved by the Delaware Court of Chancery, based upon certain estimates and assumptions and a review of our estimated operating expenses and future estimated liabilities, including, without limitation, estimated operating costs, directors’ and officers’ insurance, legal, accounting and consulting fees and miscellaneous expenses, costs to address, litigate, settle and resolve potential future unknown claims and litigation, and accrued expenses reflected in our financial statements. There can be no assurance that the reserve will be sufficient. If any of our estimates regarding the expenses to be incurred in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and consulting fees) necessary to dissolve and liquidate the Company and the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate, we may be required to increase the amount of the reserve. After the liabilities, expenses and obligations for which the reserve is established have been satisfied in full (or determined not to be owed), we will distribute to our stockholders any remaining portion of the reserve.

In the event we fail to create an adequate reserve and amounts have been distributed to the stockholders under the Plan of Dissolution, our creditors may be able to pursue claims against our stockholders directly. However, to the extent the Safe Harbor Procedures are followed as we plan to, a stockholder will not be liable for any claim in excess of the lesser of (a) the stockholder’s pro rata share of the claim and (b) the amount distributed to the stockholder, and only with respect to claims that began before the expiration of the Survival Period. See the section entitled “Risk Factors—Risks Related to the Dissolution” in this Proxy Statement.

Reporting Requirements & Cessation of Trading of Common Stock

Whether or not the Dissolution is approved, we will have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act until we have exited from such reporting requirements. We plan to initiate steps to exit from certain reporting requirements under the Exchange Act. However, such process may be protracted and we may be required to continue to file Current Reports on Form 8-K to disclose material events, including those related to the Dissolution. Accordingly, we will continue to incur expenses that will reduce the amount available for distribution, including expenses of complying with public company reporting requirements and paying our service providers, among others.

We anticipate that we will notify FINRA of our impending dissolution and request that our common stock stop trading on the NYSE American on the Effective Date or as soon thereafter as is reasonably practicable. As noted above, we also currently expect to close our stock transfer books on or around the Effective Date and to discontinue recording transfers and issuing stock certificates at that time. Accordingly, it is expected that trading in our shares of common stock will cease on or very soon after the Effective Date.

Regulatory Approvals

We are not aware of any U.S. federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the Dissolution, except for compliance with applicable SEC regulations in connection with this Proxy Statement and compliance with the DGCL. We intend to file our Certificate of Dissolution with the Secretary of State as soon as reasonably practicable after completing the Asset Sale.

Accounting Treatment of the Dissolution

Upon our dissolution, we plan to change our basis of accounting from the going-concern basis, which contemplates realization of assets and satisfaction of liabilities in the normal course of business, to the liquidation basis. Under the liquidation basis of accounting, assets are stated at the lower of their carrying value or their estimated net realizable values and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated costs associated with carrying out the Plan of Dissolution. For periodic reporting, a statement of net assets in liquidation will summarize the liquidation value per outstanding share of common stock. Valuations presented in the statement will represent management’s estimates, based on then present facts and circumstances, of the net realizable values of assets and costs associated with carrying out the Plan of Dissolution based upon management’s assumptions.

The valuation of assets and liabilities will require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Dissolution. The estimated net realizable value of the Company’s assets and the estimated settlement amounts for liabilities are expected to differ from estimates recorded in interim financial statements.

No Appraisal Rights in Respect of the Asset Sale

No stockholder or beneficial owner shall have any appraisal rights in connection with our Dissolution and winding-up.

Certain U.S. Federal Income Tax Consequences of the Dissolution

Certain U.S. Federal Income Tax Consequences. The following discussion is a general summary of certain material U.S. federal income tax consequences of the proposed Dissolution to our stockholders. The following discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, the Treasury Regulations and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state and local laws, federal laws other than those pertaining to income tax, or non-U.S. tax laws are not addressed in this proxy statement. The following discussion has no binding effect on the IRS or the courts. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax treatment summarized below. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to our stockholders in light of their individual circumstances. The discussion below does not address any U.S. federal income tax consequences to our stockholders who, for U.S. federal tax purposes, are subject to special rules, such as:

●	banks, financial institutions or insurance companies;
●	tax-exempt entities;

●	persons who hold shares as part of a straddle, hedge, integrated transaction or conversion transaction;
●	persons who have been, but are no longer, citizens or residents of the United States;
●	persons holding shares through a partnership or other fiscally transparent entity;
●	dealers or traders in securities, commodities or currencies, or other persons who have elected mark-to-market accounting;
●	grantor trusts;
●	U.S. persons whose “functional currency” is not the U.S. dollar;
●	regulated investment companies or real estate investment trusts;
●	persons who are not U.S. holders;
●

persons who received the shares of our common stock through the exercise of incentive stock options or through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan; or

●	persons who own (directly or through attribution) five percent or more (by voting power or value) of our common stock.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of common stock that for U.S. federal income tax purposes is:

●	an individual citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
●

a trust, if the trust has validly elected to be treated as a U.S. person for U.S. federal tax purposes or if (i) a U.S. court can exercise primary supervision over its administration and (ii) one or more U.S. persons have authority to control all of the substantial decisions of the trust.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal tax purposes) is a beneficial owner of shares of our common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. HOLDERS OF OUR COMMON STOCK THAT ARE NOT U.S. HOLDERS, INCLUDING PARTNERSHIPS AND PARTNERS IN THOSE PARTNERSHIPS, SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE PROPOSED LIQUIDATION AND DISSOLUTION.

U.S. Federal Income Tax Consequences to the Company. Until all of our remaining assets, if any, have been distributed to our stockholders or a liquidating trust and the liquidation is complete, we will continue to be subject to U.S. federal income tax on our income, if any, such as interest income. We will recognize gain or loss, if any, upon the sale of any assets held directly by us in connection with the Dissolution in an amount equal to the difference between (i) the fair market value of the consideration received for each asset sold and (ii) our adjusted tax basis in the asset sold. We may also recognize income from the liquidation and dissolution of our subsidiary that will occur as part of the Dissolution. We should not recognize any gain or loss upon the distribution of cash to our stockholders as part of the Dissolution. We currently do not anticipate making distributions of property other than cash to stockholders as part of the Dissolution. If we do make a liquidating distribution to our stockholders of property other than cash, we generally will recognize gain or loss upon the distribution of the property as if the property were sold to our stockholders for its fair market value on the date of the distribution. Any tax liability resulting from the Dissolution will reduce the cash available for distribution to our stockholders.

U.S. Federal Income Tax Consequences to U.S. Holders. Stockholders that receive any distributions made by us pursuant to the Plan of Dissolution will be treated as receiving those amounts as full payment in exchange for their shares of common stock. A stockholder generally will recognize gain or loss on a share-by-share basis equal to the difference between (i) the sum of the amount of cash and the fair market value of property, if any, distributed to the stockholder with respect to each share (including distributions to any liquidating trust, as discussed below), less any known liabilities assumed by the stockholder or to which the distributed property (if any) is subject, and (ii) the stockholder’s adjusted tax basis in each share of our common stock. A stockholder’s tax basis in his or her shares generally will equal the stockholder’s cost for the common stock. A stockholder may determine gain or loss on a block-by-block basis if the stockholder holds blocks of our common stock (generally as a result of acquiring a block of common stock at the same time and at the same price). Each stockholder must allocate liquidating distributions proportionately to each share of common stock, or, if applicable, each block of common stock, held by the stockholder. Liquidating distributions are first applied against, and reduce, the stockholder’s adjusted tax basis with respect to a share or a block before recognizing any gain or loss. A stockholder will recognize gain to the extent the aggregate distributions allocated to the share of common stock or, if applicable, block of common stock exceeds the stockholder’s adjusted tax basis with respect to such share or such block. A stockholder will recognize loss only to the extent the stockholder has an adjusted tax basis with respect to a share or a block after taking into account all liquidating distributions allocated to the share or the block. Any loss can only be recognized in the tax year that a stockholder receives our final liquidating distribution.

Generally, gain or loss recognized by a stockholder in connection with the Dissolution will be capital gain or loss, and will be long-term capital gain or loss if the stockholder has held a share or block for more than one year or short-term capital gain or loss if the stockholder has held the share or block for one year or less. Long-term capital gain recognized by a stockholder that is an individual, estate or trust generally is taxed at a maximum current U.S. federal income tax rate of 20%. Additionally, certain U.S. stockholders who are individuals, trusts or estates are required to pay the net investment income tax of 3.8% (in addition to taxes they would otherwise be subject to) on investment income. In the case of a stockholder that is a corporation, capital gains are currently taxed at the same rate as ordinary income. The deductibility of capital losses is subject to certain limitations. While we do not anticipate distributing any contingent claims to our stockholders or a liquidating trust as part of the Dissolution, amounts, if any, received by a stockholder upon the resolution of a contingent claim that has been distributed could be considered ordinary income rather than capital gain. Stockholders should consult their own tax advisors with respect to the tax consequences of receiving a contingent claim as part of the Dissolution.

If we effect the Dissolution, we intend to provide stockholders and the IRS with statements indicating the amount of cash, and, as applicable, our best estimates of the fair market value of any other property, distributed to our stockholders (or transferred to the liquidating trust, as discussed below) at such time and in such manner as required by applicable Treasury Regulations.

Backup Withholding. Distributions to any stockholder that fails to provide the appropriate certification in accordance with applicable Treasury Regulations generally will be reduced by backup withholding at the rate applicable at the time of the distributions. The backup withholding tax is currently imposed at a rate of 24%. Backup withholding generally will not apply to payments made to certain exempt recipients, such as corporations. Backup withholding is not an additional tax. Amounts that are withheld under backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Stockholders should consult their own tax advisors regarding the application of backup withholding in their particular circumstances.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO THEM.

Stockholder Approval of the Dissolution

The affirmative vote of a majority of the shares of common stock outstanding as of the Record Date is required for approval of this Proposal Two. Abstentions and broker non-votes will have the same effect as votes “AGAINST” the Dissolution Proposal.

Unanimous Recommendation of the Board of Directors

For the reasons described in this Proxy Statement, the Board of Directors unanimously recommends that you vote “FOR” this Proposal Two to approve the Dissolution, pursuant to the Plan of Dissolution, which, if approved, will authorize the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution, and pursuant to the discretion of the Board of Directors to proceed with the Dissolution.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE APPROVAL OF THE ASSET SALE AND PLAN OF DISSOLUTION

Certain directors and executive officers of the Company may have interests in the approval of the Asset Sale and the Dissolution that are different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our Board of Directors was aware that these interests existed when it approved the Asset Sale and the Dissolution. Except as described below, such persons have, to the knowledge of NovaBay, no material other interests in the Asset Sale or the Dissolution apart from those of stockholders generally.

Continuing Service and Compensation of our Directors

After the Asset Sale, including after the Dissolution, we expect that Justin M. Hall will continue in his position for the purpose of the Dissolution and winding up our business and affairs, pursuant to a consulting agreement after the expiration of his current employment agreement on December 31, 2024.

As part of the Transition Services Agreement, PRN agreed to enter into a consulting agreement with Tommy Law, the Company’s Interim Chief Financial Officer, for certain services with a one-time payment of $85,000 to be made when all such services are complete.

After the Asset Sale, including after the Dissolution, we expect that our Board of Directors will be reduced to one (1) director for the purpose of winding up our business and affairs. We expect to compensate such individual at a level substantially consistent with his or her compensation level prior to the Effective Time.

Equity Ownership

In connection with our liquidating distributions, if any, the members of our Board of Directors and our executive officers will be entitled to the same cash distributions as our stockholders based on their ownership shares of our common stock. Members of our Board of Directors and our executive officers own, as of [October 15], 2024, an aggregate of 1,190 shares of common stock as follows:

Name	Number of Shares of Common Stock Beneficially Owned
Justin M. Hall, Esq.	582
Tommy Law	26
Paul E. Freiman, Ph.D.	176
Julie Garlikov	50
Swan Sit	92
Mijia (Bob) Wu, M.B.A.	122
Yenyou (Jeff) Zheng, Ph.D.	92
Yongxiang (Sean) Zheng	50

Please refer to the section titled “Security Ownership of Certain Beneficial Owners and Management” of this Proxy Statement for additional information regarding our directors’ and executive officers’ beneficial ownership.

Indemnification and Insurance

The Company has entered into indemnification agreements with each of its current directors and executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

In connection with the Dissolution, we will continue to indemnify our directors and executive officers to the maximum extent permitted in accordance with applicable law, our Certificate of Incorporation and our Bylaws, and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs. Our Board of Directors is authorized to obtain and maintain insurance as may be necessary, appropriate, or advisable to cover such indemnification obligations, including seeking an extension in time and coverage of our insurance policies currently in effect.

As a result of these benefits, our directors and executive officers generally could be more likely to vote to approve the Asset Sale, the Asset Purchase Agreement, the Plan of Dissolution, and the Dissolution contemplated thereby, than our other stockholders.

PROPOSAL THREE:

THE ADJOURNMENT PROPOSAL

Overview

A proposal will be submitted to the stockholders at the Special Meeting to grant discretionary authority to our Board of Directors to adjourn the Special Meeting from time to time, if necessary or appropriate, to establish a quorum or, even if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of Proposal One and/or Proposal Two. Any adjournment of the Special Meeting may be made by an announcement made at the Special Meeting. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

For the avoidance of doubt, any proxy authorizing the adjournment of the Special Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of any such proposal.

Stockholder Approval of the Adjournment Proposal

The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the Special Meeting is required for approval. Unless otherwise instructed in the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Abstentions, if any, with respect to this proposal will have the effect of a vote against this Proposal Three. Broker non-votes, if any, with respect to this Proposal Three, will have no effect.

Unanimous Recommendation of the Board of Directors

The Board of Directors recommends unanimously that you cast your vote “FOR” the approval of the adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal One and/or Proposal Two.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information as of [October 15], 2024 regarding the beneficial ownership of our securities by:

●	our current executive officers;
●	each of our directors; and
●	all of our directors and executive officers as a group.

The percentage of shares beneficially owned is based on [_____] shares of common stock outstanding as of [October 15], 2024. Based upon information contained in certain Schedule 13G filings, the Company’s current outstanding shares of common stock and the beneficial ownership limitations related to the Company’s outstanding warrants, the Series B Non-Voting Convertible Preferred Stock and the Unsecured Convertible Notes, the Company is not aware of any person beneficially owning more than five percent (5%) of our securities as of [October 15], 2024. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them and no shares are pledged.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class
Executive Officers and Directors
Justin M. Hall, Esq. (2)	582	*
Tommy Law (3)	26	*
Paul E. Freiman, Ph.D. (4)	176	*
Julie Garlikov (5)	50	*
Swan Sit (6)	92	*
Mijia (Bob) Wu, M.B.A. (7)	122	*
Yenyou (Jeff) Zheng, Ph.D. (8)	92	*
Yongxiang (Sean) Zheng (9)	50	*
All directors and executive officers as a group (8 persons)	1,190	*	%

*	Less than one percent (1%).

(1)

The address for each director and executive officer of NovaBay listed is c/o NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, CA 94608. The number of shares beneficially owned and percent of class is calculated in accordance with SEC rules. A beneficial owner is deemed to beneficially own shares the beneficial owner has the right to acquire within sixty (60) days of [October 15], 2024. For purposes of calculating the percent of class held by a single beneficial owner, the shares that such beneficial owner has the right to acquire within sixty (60) days of [October 15], 2024 are also deemed to be outstanding; however, such shares are not deemed to be outstanding for purposes of calculating the percentage ownership of any other beneficial owner.

(2)

Consists of (i) 68 shares of common stock held directly by Mr. Hall and (ii) 514 shares issuable upon the exercise of outstanding options that are exercisable as of [October 15], 2024 or within 60 days after such date.

(3)	Consists of 26 shares of common stock issuable upon exercise of outstanding stock options that are exercisable as of [October 15], 2024 or within 60 days after such date.
(4)

Consists of (i) 75 shares of common stock held directly by Dr. Freiman; (ii) 2 shares of common stock held by the Paul Freiman and Anna Mazzuchi Freiman Trust, of which Dr. Freiman and his spouse are trustees (with sole voting power over 1 share, shared voting power over 1 share, sole investment power over no shares and shares investment power over 2 shares); and (iii) 99 shares of common stock issuable upon exercise of outstanding stock options that are exercisable as of [October 15], 2024 or within 60 days after such date.

(5)	Consists of 50 shares of common stock held directly by Ms. Galikov as of [October 15], 2024.
(6)

Consists of (i) 75 shares of common stock held directly by Ms. Sit and (ii) 17 shares issuable upon exercise of outstanding stock options that are exercisable as of [October 15], 2024 or within 60 days after such date.

(7)

Consists of (i) 75 shares of common stock held directly by Mr. Wu and (ii) 47 shares issuable upon exercise of outstanding stock options that are exercisable as of [October 15], 2024 or within 60 days after such date.

(8)

Consists of (i) 75 shares of common stock held directly by Dr. Jeff Zheng and (ii) 17 shares issuable upon exercise of outstanding stock options that are exercisable as of [October 15], 2024 or within 60 days after such date.

(9)	Consists of 50 shares of common stock held directly by Mr. Sean Zheng as of [October 15], 2024.

ADDITIONAL INFORMATION

Description of Business

NovaBay is focused on the development and sale of scientifically-created and clinically-proven eyecare and wound care products. Our leading product, Avenova® Lid and Lash Solution, or Avenova Spray, is proven in laboratory testing to have broad antimicrobial properties as it removes foreign material including microorganisms and debris from the skin around the eye, including the eyelid. On September 20, 2024, we announced, after extensive consideration of potential strategic alternatives, that our Board of Directors had unanimously approved, on September 19, 2024, the Asset Sale pursuant to the Asset Purchase Agreement and the Dissolution pursuant to the Plan of Dissolution, each of which are subject to stockholder approval pursuant to this Proxy Statement.

Market Price and Dividend Data

Our common stock is listed on the NYSE American under the symbol “NBY”. As of [October 15], 2024, there were [______] shares of common stock outstanding held by approximately [__] stockholders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in “street name” by brokers, banks or other nominees. As of [October 15], 2024, there were [_____] shares of Series B Non-Voting Convertible Preferred Stock outstanding held by one stockholder of record. On [October __], 2024, the latest practicable trading day before the printing of this Proxy Statement, the closing price for our common stock was $[__] per share. You are encouraged to obtain current market quotations for our common stock.

We anticipate that we will request that our common stock stop trading on the NYSE American on the Effective Time or as soon thereafter as is reasonably practicable. As noted above, we also currently expect to close our stock transfer books on or around the Effective Time and to discontinue recording transfers and issuing stock certificates at that time. Accordingly, it is expected that trading in our shares of common stock will cease on or very soon after the Effective Time.

We have never declared or paid any cash dividends on our capital stock. In the event that the Dissolution is not consummated, our payment of any future dividends would be at the discretion of our Board of Directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our Board of Directors may deem relevant.

Deadlines for Receipt of Future Stockholder Proposals and Nominations for Our 2025 Annual Meeting

We do not intend to hold future annual meetings of stockholders, including the 2025 Annual Meeting, if each of the Asset Sale Proposal and the Dissolution Proposal are approved, and the Certificate of Dissolution is filed with the Delaware Secretary of State.

Deadline for submitting stockholder proposals for inclusion in the Company’s 2025 Annual Meeting of Stockholders Proxy Statement

However, if we do not file a Certificate of Dissolution and do hold our 2025 Annual Meeting, then stockholder proposals submitted for inclusion in the Company’s 2025 Annual Meeting proxy statement and proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by us no later than 120 days prior to the date the Company’s proxy statement was provided to stockholders the prior year, which for next year’s 2025 Annual Meeting, would be December 19, 2024. If the 2025 Annual Meeting is scheduled to be held on a date more than 30 calendar days from May 28, 2025, then the deadline will be a reasonable time prior to the time we begin to print, mail or electronically deliver our proxy materials. If notice is received after December 19, 2024, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting. All stockholder proposals must comply with applicable rules and regulations adopted by the SEC.

Due Date for Receipt of Advance Notice of Stockholder Nominations and Proposals for 2025 Annual Meeting of Stockholders

Further, if we do not file a Certificate of Dissolution and do hold our 2025 Annual Meeting, pursuant to our Bylaws, if you wish to bring certain business or nominate a director, you must comply with the advance notice provisions in our Bylaws and do so no earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. For our 2025 Annual Meeting, this would require notice between January 29, 2025 and February 28, 2025, respectively; provided, however, that in the event that the date of the 2025 Annual Meeting of Stockholders is held more than 30 days prior to or more than 30 days after May 28, 2025, your notice must be delivered not earlier than the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made. Stockholders are also advised to review the Bylaws, which contain additional requirements with respect to the advance notice of stockholder proposals and director nominations. Our advance notice Bylaw provisions do not apply to stockholder proposals made in compliance with SEC Rule 14a-8.

Deadline for Providing Notice of a Solicitation of Proxies in Support of Director Nominees Other than the Company’s Nominees for the 2025 Annual Meeting

To comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by the SEC no later than 60 days prior to the first anniversary of the 2024 Annual Meeting, which for next year’s 2025 Annual Meeting would be March 29, 2025.

General Administration

Stockholder proposals must be in writing and should be addressed to our Corporate Secretary at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California 94608. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested, to provide proof of timely receipt. The presiding officer of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other nominees) to satisfy the delivery requirements for proxy statements with respect to two (2) or more stockholders sharing the same address (and who do not receive electronic delivery of proxy materials) by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

For those who receive proxy materials by mail, a single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee or NovaBay that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker, bank or other nominee or NovaBay that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding”, you may (i) notify your broker, bank or other nominee or (ii) direct your written request to our Corporate Secretary, NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, California 94608, (510) 899-8800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should likewise contact their broker, bank or other nominee or NovaBay using the above information. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Method of Proxy Solicitation

We will pay all costs of preparing, assembling, printing and distributing the proxy materials. NovaBay has engaged Sodali to assist in the solicitation of proxies and provide related advice and informational support, for a services fee of $15,000, plus an additional fee based on the number of phone calls made to stockholders. No fees will be paid for solicitation of any stockholder to vote in favor of one of the Proposals. Sodali will not make any recommendation regarding approval or disapproval of the Proposals under consideration by stockholders at the Special Meeting. Our employees may solicit proxies on behalf of the Board of Directors through the mail, in person, by telephone or by other forms of electronic communication, without additional compensation. We will reimburse brokers, banks and other nominees who hold shares of common stock in their names for the expenses of furnishing proxy materials to beneficial owners of the shares.

Where You Can Find More Information; Incorporation by Reference

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy reports, proxy statements and other information filed by NovaBay with the SEC at the SEC’s web site, which contains reports, proxy statements and other information, at: http://www.sec.gov. We also maintain a website http://www.novabay.com/investors/sec-filings at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this Proxy Statement, and the inclusion of our website address in this Proxy Statement is an inactive textual reference only.

This Proxy Statement is available without charge to stockholders of NovaBay upon written or oral request. If you would like additional copies of this Proxy Statement or if you have questions about the Proposals to be presented at the Special Meeting, you should contact NovaBay in writing at NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1550, Emeryville, CA 94608 or by telephone at (510) 899-8800.

The SEC allows us to “incorporate by reference” the information we file with the SEC into this Proxy Statement. This permits us to disclose important information to you by referring you to other documents that we filed separately with the SEC. Any information referred to in this way is considered part of this Proxy Statement. The information incorporated by reference is an important part of this Proxy Statement, and information that we file later with the SEC will automatically update and supersede this information. Statements in this Proxy Statement regarding the provisions of certain documents filed with, or incorporated by reference in, this Proxy Statement are not necessarily complete and each statement is qualified in all respects by that reference. We incorporate by reference the following documents that have been filed with the SEC:

●

our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 26, 2024 and as amended by Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 29, 2024;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024; and for the quarter ended June 30, 2024, filed with the SEC on August 13, 2024;
●

our Current Reports on Form 8-K, filed with the SEC on January 10, 2024, March 14, 2024, March 25, 2024, March 26, 2024 (as amended on May 31, 2024), April 19, 2024, April 22, 2024, May 29, 2024, May 31, 2024, June 7, 2024, June 14, 2024, July 11, 2024, July 29, 2024 and September 20, 2024;

●	the information specifically incorporated by reference into the 2023 Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 18, 2024; and
●

the description of our common stock in our registration statement on Form 8-A, filed with the SEC on August 29, 2007, as updated by our Current Report on Form 8-K, filed with the SEC on June 29, 2010, and including any amendments or reports filed for the purposes of updating this description, including Exhibit 4.1 to the amendment to our 2023 Form 10-K.

In addition, all documents (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement shall be deemed to be incorporated by reference into this Proxy Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Proxy Statement will be deemed modified, superseded or replaced for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement modifies, supersedes or replaces such statement.

We will promptly provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this Proxy Statement is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request in writing or orally a copy of these filings, at no cost, by writing or telephoning us at the following address:

NovaBay Pharmaceuticals, Inc.
2000 Powell Street, Suite 1150
Emeryville, California 94608
(510) 899-8800
Attention: Corporate Secretary

Other Business

The Board of Directors is not aware of any other matter that will be presented for action at the Special Meeting other than the matters set forth in this Proxy Statement. If any other matter requiring a vote of the stockholders arises, it is intended that the proxy holders will vote the shares they represent as the Board of Directors may recommend. The proxy grants the proxy holders discretionary authority to vote on any such other matters properly brought before the Special Meeting.

[October 16], 2024	By Order of the Board of Directors,
Paul E. Freiman, Ph.D. Chairman of the Board of Directors

Annex A

Execution Version

ASSET PURCHASE AGREEMENT

Between

NOVABAY PHARMACEUTICALS, INC.

And

PRN PHYSICIAN RECOMMENDED NUTRICEUTICALS, LLC

Dated as of September 19, 2024

A-1

i

ii

Exhibits

Exhibit A: Agreed Accounting Principles

Exhibit B: Form of Bill of Sale, Assignment and Assumption Agreement

Exhibit C: Form of Escrow Agreement

Exhibit D: Form of Transition Services Agreement

Schedules

Schedule 1.1:                  List of Products

Schedule 1.2:                  List of Products IP

Schedule 2.6:                  Allocation Schedule

iii

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement, dated as of September 19, 2024, is entered into by and between NovaBay Pharmaceuticals, Inc., a Delaware corporation (“Seller”), and PRN Physician Recommended Nutriceuticals, LLC a Delaware limited liability company (“Buyer”). Seller and Buyer sometimes are referred to in this Agreement collectively as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, Seller is engaged in, among other things, the business of developing, having developed, manufacturing, having manufactured, distributing, marketing and selling hypochlorous acid based products used for eyecare, wound care and other purposes and applications, which include the Products;

WHEREAS, Seller owns or has the rights to the Purchased Assets as provided in the Agreement;

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase from Seller, the Purchased Assets and assume the Assumed Liabilities, on the terms and conditions set forth in this Agreement; and

WHEREAS, the Board of Directors of Seller (the “Seller Board”) has unanimously (a) determined that this Agreement and the transactions and agreements contemplated by this Agreement (collectively, the “Transactions”), are fair to and in the best interests of Seller and its stockholders, (b) declared it advisable to enter into this Agreement and approved the execution, delivery, and performance of this Agreement, (c) approved and declared advisable the Transactions, and (d) resolved to recommend to Seller’s stockholders that they approve and authorize the Transactions at the Stockholder Meeting, subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements and provisions herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

The following capitalized terms have the meanings specified or referred to in this ARTICLE I:

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 6.02(i)(i).

“Acquisition Proposal” has the meaning set forth in Section 6.02(i)(ii).

“Action” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Adverse Recommendation Change” has the meaning set forth in Section 6.02(d).

“Affiliate” means, with respect to any Party, any other Person, which directly or indirectly (i) controls such Party, (ii) is controlled by such Party or (iii) is under common control with such Party. The terms “control” and “controlled” mean ownership of fifty percent (50%) or more, including ownership by trusts with substantially the same beneficial interests, of the voting and equity rights of a Person or the power to direct or cause the direction of the management of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Asset Purchase Agreement, including all Schedules and Exhibits hereto, as it may be amended from time to time in accordance with its terms.

“Allocation Schedule” has the meaning set forth in Section 2.06.

“Alternative Acquisition Agreement” has the meaning set forth in Section 6.02(d).

“Alternate Debt Financing” has the meaning set forth in Section 6.13(b).

“Assumed Contracts” has the meaning set forth in Section 2.01(e).

“Assumed Liabilities” means, subject to Section 2.03, all Liabilities: (i) for the accounts payable and accrued liabilities of the Business as of the Closing Date to the extent included in the calculation of Net Working Capital; (ii) for any Products returns that occur after the Closing; and (iii) under the Assumed Contracts to be paid or performed after the Closing relating to the period after the Closing, except that Buyer shall not assume any liabilities or obligations arising from or relating to (A) any breach or default by Seller under any such Assumed Contract occurring or arising prior to the Closing or (B) the payment of money with respect to any liability arising under any such Assumed Contract prior to the Closing, except in both cases of (A) and (B) as provided in subsection (i) of this definition.

“Assumed Purchase Orders” has the meaning set forth in Section 2.01(d).

“Audited Financials” has the meaning set forth in Section 4.06(b).

“Base Purchase Price” means $9,500,000.

“Bill of Sale, Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a)(ii).

“Borrowers” has the meaning set forth in Section 5.06(a).

“Business” means the business of developing, having developed, manufacturing, having manufactured, distributing, marketing and selling the Products.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Chicago, Illinois, New York, New York and San Francisco, California are authorized or required by Law to be closed for business.

“Business Information” has the meaning set forth in Section 6.04(a).

“Business IP” has the meaning set forth in Section 4.07(b).

“Business Interim Financial Statements” has the meaning set forth in Section 4.06(b).

“Buyer” has the meaning set forth in the preamble.

“Buyer Closing Certificate” has the meaning set forth in Section 7.03(d).

“Buyer Indemnitees” has the meaning set forth in Section 8.01(a).

“Buyer Termination Fee” means $500,000.

“Calculation Time” means as of immediately prior to the Closing.

“Cap” has the meaning set forth in Section 8.01(b)(ii).

“Carveout Financials” has the meaning set forth in Section 4.06(b).

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01.

“Closing Date Payment” has the meaning set forth in Section 2.05(c).

“Closing Working Capital” has the meaning set forth in Section 2.08(a).

“Closing Working Capital Statement” has the meaning set forth in Section 2.08(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Letter” has the meaning set forth in Section 5.06(a).

“Common Stock” means Seller’s common stock, par value $0.01 per share.

“Company Plan” means each “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each other employee benefit or compensation plan, policy, program, practice, agreement or arrangement, including any compensation, equity or equity-based, incentive, fringe benefit, perquisite, profit-sharing, deferred compensation, bonus, pension, retirement, retention, severance, change of control, employment, consulting, supplemental unemployment benefit, survivor benefit, health or welfare benefit, dental benefit, disability benefit or life insurance plan, policy, program, practice, agreement or arrangement, in each case (i) that is sponsored, maintained or contributed to (or required to be contributed to) by Seller or any of its Affiliates, or (ii) with respect to which Seller or any of its Affiliates is a party or otherwise has any liability (including contingent liability).

“Confidentiality Agreement” means the Mutual Non-Disclosure Agreement executed by Seller and Buyer on August 26, 2022.

“Contracts” means any written or oral agreement, contract, term sheet, license, sublicense, instrument, commitment, note, development agreement, factoring agreement, invoice or any commitment to enter into any of the foregoing, in each case, that is binding upon a Person or by which its properties or assets are legally bound.

“CSCP” has the meaning set forth in Section 4.10(a).

“Debt Documents” has the meaning set forth in Section 6.13(d).

“Debt Financing” has the meaning set forth in Section 5.06(a).

“Debt Financing Failure” means that, despite all of the conditions set forth in ARTICLE VII having been satisfied or waived by the Party or Parties entitled to the benefit thereof (other than conditions which, by their nature, are to be satisfied at the Closing, but which are capable of being satisfied at the Closing), the Debt Financing is not funded in full pursuant to the terms of the Commitment Letter on or prior to the date on which the Closing should have occurred pursuant to Section 3.01, but excluding the circumstances where (a) such failure of the Debt Financing to fund is caused by Buyer’s willful and material breach of Section 6.13(b) and on such date the Lenders are otherwise ready, willing and able to fund the full amount of the Debt Financing pursuant to the terms of the Commitment Letter and/or the Debt Documents, or (b) Buyer’s willful and material breach of this Agreement is the direct and proximate cause of such failure of the Debt Financing to be funded by the Lenders pursuant to the terms of the Commitment Letter and/or the Debt Documents (it being understood and agreed that, in the case of either clause (a) or (b), Buyer shall not be obligated to accept the funding of the Debt Financing that is provided on terms inconsistent with the Commitment Letter).

“Deductible” has the meaning set forth in Section 8.01(b)(i).

“Determination Date” has the meaning set forth in Section 2.08(c).

“DGCL” means Delaware General Corporation Law.

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

“Disputed Amounts” has the meaning set forth in Section 2.08(b).

“Dollars” or “$” means the lawful currency of the United States.

“Encumbrance” means any lien (statutory or otherwise), mortgage, security interest, pledge, deed of trust, option, right of first refusal or offer, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest, or other similar encumbrance.

“Enforceability Exception” has the meaning set forth in Section 4.02.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Escrow Account” means the account maintained by the Escrow Agent pursuant to the Escrow Agreement in respect of Seller’s obligations under ARTICLE VIII.

“Escrow Agent” means CIBC National Trust Company.

“Escrow Agreement” means that certain Escrow Agreement, among Buyer, Seller and the Escrow Agent in the form of Exhibit C.

“Escrow Amount” means $500,000.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in Section 2.02.

“Excluded Liabilities” has the meaning set forth in Section 2.04.

“FDA” means the United States Food and Drug Administration and any successor agency thereto.

“FDCA” means the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 321 et seq.).

“Financing Sources” means the agents, arrangers, lenders and other entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing or Alternate Debt Financing in connection with the Transactions, including the parties named in the Commitment Letter and any joinder agreements, indentures or credit agreements entered into in connection therewith, together with their respective Affiliates and their and their respective Affiliates’ Representatives.

“Financial Statements” has the meaning set forth in Section 4.06(b).

“Final Working Capital” has the meaning set forth in Section 2.08(c).

“Escrow Release Date” has the meaning set forth in Section 8.07.

“Flow of Funds Statement” has the meaning set forth in Section 2.05(b).

“Fraud” means, “common law fraud” under Delaware Law in the making of any representation, warranty or certification in this Agreement or any Seller Ancillary Agreement or Buyer Ancillary Agreement.

“FTCA” means the Federal Trade Commission Act (15 U.S.C. § 41 et seq.).

“Fundamental Representations” has the meaning set forth in Section 7.02(a)(i).

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any entity, department, commission, bureau, agency, political subdivision, branch, department, authority, board, court, arbitral body or other tribunal, official or officer, exercising executive, judicial, legislative, police, regulatory or administrative functions of or pertaining to government.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, settlement agreement or award entered by or with any Governmental Authority.

“Health Laws” means the applicable Laws and legally binding rules, regulations and codes of all local, state, federal, Governmental Authorities relating to the research, development, testing, manufacture, production, preparation, propagation, compounding, conversion, pricing, labeling, packaging, marketing, advertising, promotion, sale and distribution of a drug, device, cosmetic or other article subject to the jurisdiction of the FDA, supply or service, including the FDCA and the FTCA.

“Indebtedness” of any Person means all obligations, whether secured or unsecured, of such Person, without duplication, (i) for borrowed money (including any undrawn commitments under credit facilities), (ii) evidenced by notes, bonds, debentures, or similar instruments, (iii) for the deferred purchase price of property, business, assets, securities or services (including the maximum amount for “earn-outs”, holdbacks, post-closing true-ups, “seller notes” and milestone payments, in each case payable with respect to the acquisition of any business, property, services, assets or securities), (iv) in respect of leases that have been recorded as capital or finance leases in the Financial Information or which are required to be capitalized in accordance with GAAP, (v) in respect of banker’s acceptances or letters of credit issued or created for the account or benefit of such Person (including any letters of credit supporting any bonds), (vi) obligations of the types referred to in the preceding clauses (i) through (v) of any other Person secured by any Encumbrance on any Purchased Asset, (vii) guarantees (whether direct or indirect) of obligations of the type described in clauses (i) through (vi) above of any other Person and (viii) obligations in respect of distributions, dividends or other amounts payable to any stockholder.

“Indemnified Party” has the meaning set forth in Section 8.03(a).

“Indemnifying Party” has the meaning set forth in Section 8.03(a).

“Independent Accountants” means the Chicago office of KPMG LLP or, if KPMG LLP is unable to serve, an independent, nationally recognized U.S. accounting firm appointed by mutual agreement of Buyer and Seller.

“Intellectual Property” means all intellectual property and intellectual property rights, whether protected, created or arising under the laws of the United States or any non-U.S. jurisdiction including the following: (a) all patents, patent applications, and patent rights, including any such rights granted upon reissue, reexamination, division, extension, provisional, continuation, or continuation-in-part applications, (b) copyrights, moral rights, mask work rights, database rights, and design rights, in each case, whether or not registered, and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (c) trademarks, service marks, trade names, service names, trade dress, logos, and other identifiers of same, including all goodwill associated therewith, and all common law rights and registrations and applications for registration thereof (collectively, “Trademarks”), (d) confidential and proprietary information, including rights relating to know-how or trade secrets, including ideas, concepts, methods, techniques, inventions (whether patentable or unpatentable), and other works, whether or not developed or reduced to practice, rights in industrial property, customer, vendor, and prospect lists, and all associated information or databases and other confidential or proprietary information, (e) rights in Internet domain names, (f) other proprietary rights in technology and (g) tangible embodiments of the foregoing.

“Interim Financial Statements” has the meaning set forth in Section 4.06(b).

“Inventory” means any and all inventory (including finished goods, raw materials, components, work-in-progress and similar items) of the Products owned by Seller (wherever located) immediately prior to the Closing.

“Knowledge of Seller” or “Seller’s Knowledge” means the actual knowledge after due inquiry of each of the following individuals: Justin Hall, Tommy Law, Tammy Atwood, Bree Harrison, Jen Scott and Kim Shartsis.

“Law” means each provision of any federal, national, state, local or foreign law, statute, ordinance, order, injunction, judgment, decree, ruling, writ, assessment, arbitration award, code, rule or regulation, promulgated or issued by any Governmental Authority, as well as any binding judgments, decrees, injunctions or agreements issued by or entered into with any Governmental Authority.

“Lenders” has the meaning set forth in Section 5.06(a).

“Liabilities” means any liability or obligation, whether asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Losses” means losses, damages, judgments, settlements, levies, assessments, fines, Taxes, Liabilities, costs and expenses (including interest and penalties, costs of investigation and reasonable attorneys’, accountants’ and experts’ fees and expenses actually incurred in connection therewith, but excluding (i) consequential damages (including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple), except to the extent such damages were reasonably foreseeable and (ii) special or punitive damages except to the extent owed to Third Parties).

“Material Adverse Effect” means any change, event, development, effect or circumstance that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect (i) on the Business or the Purchased Assets, taken as a whole, or (ii) in the case of any Party, on such Party’s ability to execute or deliver this Agreement, to perform any of its obligations under this Agreement or to consummate any of the Transactions; provided, however, that solely with respect to the foregoing clause (i), “Material Adverse Effect” shall exclude any change, effect, development or circumstance to the extent arising or resulting from: (A) general conditions applicable to the economy of the United States or foreign economies in general, including changes in interest rates; (B) any act of God, natural disaster or extreme weather conditions or any epidemics, pandemics, disease outbreaks, or other public health emergencies; (C) acts of terrorism or war (whether or not declared) occurring prior to, on or after the date of this Agreement; (D) conditions generally affecting the industry in which the Business operates;  (E) any changes in applicable Laws or accounting rules (including GAAP) occurring after the date hereof; (F) the public announcement or pendency of the Transactions as a result of the identity of Buyer; or (G) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); except, in each case of clauses (A) through (E), to the extent such change, effect, development, or circumstance affects the Business in a materially disproportionate manner when compared to other businesses engaged in the industry.

“Material Customer” has the meaning set forth in Section 4.17.

“Material Parties” has the meaning set forth in Section 4.17.

“Material Supplier” has the meaning set forth in Section 4.17.

“Net Working Capital” means (a) the sum of the current assets of the Business to the extent included in the Purchased Assets, calculated in accordance with the principles set forth on Exhibit A (the “Agreed Accounting Principles”), minus (b) the sum of the current liabilities of the Business to the extent included in Assumed Liabilities, calculated in accordance with the Agreed Accounting Principles.

“New Commitment Letter” has the meaning set forth in Section 6.13(b).

“Notice of Superior Proposal” has the meaning set forth in Section 6.02(f).

“Notice Period” has the meaning set forth in Section 6.02(f).

“Ordinary Course of Business” means an action taken by Seller in connection with the Business that is consistent with the lawful past practices of Seller and is taken in the ordinary course of operations of the Business by Seller, including conduct of the manufacturing of the Products and the activities which are related to the distribution of the Products to customers.

“Organizational Documents” means, with respect to any Person that is not a natural person, the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, certificate of formation, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto or restatements thereof.

“Outside Date” has the meaning set forth in Section 9.01(b)(ii).

“P&L Methodology” has the meaning set forth in Section 4.06(b).

“Permits” means all permits, licenses, franchises, approvals, authorizations and consents required to be obtained from Governmental Authorities.

“Permitted Encumbrance” means (i) mechanics’, carriers’, workmen’s, repairmen’s or other like Encumbrances with respect to a Liability incurred in the Ordinary Course of Business and under which Seller is not in default or delinquent; (ii) Encumbrances incurred in the Ordinary Course of Business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits; (iii) Encumbrances for Taxes which are not yet due or payable; and (iv) Encumbrances arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business which are not, individually or in the aggregate, material to the Business or the Purchased Assets.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, business association, organization, Governmental Authority or other entity including any successors or assigns (by merger or otherwise) of such entity.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, the portion of any Straddle Period ending on the Closing Date and including the Closing Date.

“Products” means the eyecare products set forth on Schedule 1.1.

“Products IP” means all of Seller’s right, title and interest to the Intellectual Property in existence as of immediately prior to the Closing, to the extent owned by Seller and Related to the Business or otherwise set forth on Schedule 1.2, including the right to receive any royalties, rights to sue and recover damages for past, present and future infringement, dilution, misappropriation, violation, unlawful imitation or breach of such Intellectual Property, including all rights of priority and protection of interests in such Intellectual Property.

“Products Registrations” means all applicable regulatory filings and listings for the Products held or filed by Seller.

“Products Trademarks” means all Trademarks Related to the Business, including those set forth on Schedule 4.07(c), and including registrations, modifications or applications for any of the foregoing, together with all goodwill associated with each of the foregoing.

“Proposition 65” has the meaning set forth in Section 4.10(a).

“Proxy Statement” has the meaning set forth in Section 6.11(a).

“Purchase Price” has the meaning set forth in Section 2.05(a).

“Purchase Price Allocation” has the meaning set forth in Section 2.06.

“Purchased Assets” has the meaning set forth in Section 2.01.

“Qualifying Acquisition Proposal” has the meaning set forth in Section 6.02(c).

“Receivables” means all accounts receivable and other rights to payment for Products that are due and payable from customers of the Business and any unpaid interest or fees accrued thereon.

“Registered IP” has the meaning set forth in Section 4.07(a).

“Regulatory Documentation” means all documentation owned by Seller and in the possession of Seller or Seller’s Affiliates, or available to Seller from its manufacturers and contractors with the exertion of commercially reasonable efforts, relating to regulation of the Products by Governmental Authorities, including copies of all Permits, registration dossiers and packages, labels and regulatory certificates, correspondence with the FTC and FDA (including annual reports, expedited safety reports, and periodic safety update reports), relevant pricing information, medical inquiries, written responses thereto and standard communication letters to healthcare providers, suppliers, customers or patients relating to the Products, including the following: (i) a copy of the safety surveillance database; (ii) copies of all labeling for the Products; (iii) copies of the master batch record; (iv) copies of three (3) recently executed batch records, (v) copies of all FDA establishment inspection reports, inspectional observations on FDA Form 483s and responses thereto; (vi) enforcement letters issued by Governmental Authorities relating to the Products; (vii) copies of records required by FDA regulations; and (viii) copies of quality assurance audits of suppliers conducted by or on behalf of Seller.

“Related to the Business” means anything (i) primarily arising, directly or indirectly, out of, or primarily used or held for primary use in, the operation or conduct of the Business as conducted by Seller or (ii) primarily related to the Products.

“Representative” means, with respect to any Person, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers and other agents, advisors and representatives of such Person.

“Required Amount” has the meaning set forth in Section 5.06(b).

“Resolution Period” has the meaning set forth in Section 2.08(b).

“Review Period” has the meaning set forth in Section 2.08(b).

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 4.06.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the preamble.

“Seller Board” has the meaning set forth in the recitals.

“Seller Closing Certificate” has the meaning set forth in Section 7.02(e).

“Seller Common Stock” means Seller’s outstanding shares of Common Stock.

“Seller’s Continuing Business” means Seller’s continuing business and operations after the Closing, including development, manufacturing, distributing, marketing and otherwise commercializing and selling of hypochlorous acid based products used for wound care and urology purposes and applications (but expressly excluding the Business and the Products).

“Seller Determination” has the meaning set forth in Section 4.03.

“Seller Indemnitees” has the meaning set forth in Section 8.02(a).

“Seller Information” has the meaning set forth in Section 6.04(b).

“Seller Interim Financial Statements” has the meaning set forth in Section 4.06(b).

“Seller Marks” has the meaning set forth in Section 6.15.

“Seller Recommendation” has the meaning set forth in Section 4.03.

“Social Media Assets” means internet domain names, whether or not Products Trademarks, web addresses, web pages, websites and related content, accounts on Twitter, Facebook, Instagram and other social media companies and the content found thereon and related thereto, and URLs, in each case Related to the Business.

“Specifications” means manufacturing, technical, packaging and/or labeling specifications for the Products owned by Seller, including all specifications filed with Governmental Authorities.

“Statement of Objections” has the meaning set forth in Section 2.08(b).

“Stockholder Approval” means the authorization of the Transactions at the Stockholder Meeting by the affirmative vote of a majority of the voting power of the issued and outstanding Seller Common Stock in accordance with the provisions of the DGCL and the Seller’s Organizational Documents as in effect on the record date for such vote.

“Stockholder Meeting” has the meaning set forth in Section 6.11(d).

“Straddle Period” means any Tax period that includes, but does not end on, the Closing Date.

“Superior Proposal” has the meaning set forth in Section 6.02(i)(iii).

“Takeover Laws” has the meaning set forth in Section 6.02(d).

“Target Working Capital Value” means $800,000.

“Tax” or “Taxes” means (i) any federal, state, local, foreign or other taxes, levies, charges and fees or other similar assessments or liabilities in the nature of a tax, including any gross income tax, net income tax, franchise tax, capital gains tax, gross receipts tax, windfall profits tax, value-added tax, surtax, estimated tax, unemployment tax, severance tax, national health insurance tax, excise tax, license tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property (real or personal) tax, production tax, occupation tax, business tax, environmental tax, withholding tax, employment tax, payroll tax, customs duty, alternative or add-on minimum tax, escheat payments, abandoned or unclaimed property, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, and including any fine, penalty, assessment, addition to tax or interest, whether disputed or not and (ii) any liability for the payment of amounts determined by reference to amounts described in clause (i) as a result of being or having been a member of any group of corporations that files, will file, or has filed Tax Returns on a combined, consolidated or unitary basis, as a result of any obligation under any agreement or arrangement (including any tax sharing arrangement or tax indemnity agreement), as a result of being a transferee or successor, by Contract or otherwise.

“Tax Return” means any return (including any information return or claim for refund), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Technical Information” means the Specifications and other technical documents included in the records Related to the Business (including safety, quality, testing, supply chain or performance of the Products).

“Termination Fee” means $500,000.

“Third Party” means any Person who or which is neither a Party nor an Affiliate of a Party.

“Third Party Claim” has the meaning set forth in Section 8.03(a).

“Transaction Documents” means this Agreement, Transfer Documents, the Transition Services Agreement, the Escrow Agreement and the other agreements, instruments and documents required to be delivered at the Closing.

“Transactions” has the meaning set forth in the recitals.

“Transfer Documents” has the meaning set forth in Section 3.02(a)(x).

“Transferring Employees” has the meaning set forth in Section 6.14.

“Transferred Records” has the meaning set forth in Section 2.01(c).

“Transition Period” has the meaning set forth in Section 6.15.

“Transition Services Agreement” means that certain Transition Services Agreement between Seller and Buyer (or its designated Affiliate) in the form of Exhibit D.

“Working Capital Deficit” has the meaning set forth in Section 2.08(d).

“Working Capital Excess” has the meaning set forth in Section 2.08(e).

“Willful Breach” means a material breach that is a consequence of an act or failure to act undertaken with the actual knowledge that the act or failure to act would cause a breach; provided, that if there is a Debt Financing Failure, Buyer’s failure to consummate the Closing to the extent as a result of such Debt Financing Failure shall not, in and of itself, constitute a Willful Breach by Buyer of Section 3.01 or any other provision of this Agreement.

“Year-End Financial Statements” has the meaning set forth in Section 4.06(b).

ARTICLE II
PURCHASE AND SALE

Section 2.01     Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver, as applicable, to Buyer, and Buyer shall purchase from Seller, free and clear of all Encumbrances other than Permitted Encumbrances, all of Seller’s right, title and interest in, to and under all of the following assets, properties and rights of every kind and nature, wherever located, tangible or intangible and whether now existing or hereafter acquired as of the Closing Date (other than the Excluded Assets) (collectively, the “Purchased Assets”):

(a)    the Products and the rights related thereto, including all sales, marketing and distribution rights;

(b)    all Products IP and Social Media Assets;

(c)    all books, documents, instruments, records, data and files (including all data and other information stored on discs, tapes or other electronic media) Related to the Business (collectively, the “Transferred Records”), including (i) all correspondence or other communications that Seller has had with a Governmental Authority relating to the Products, (ii) all Regulatory Documentation, (iii) all annual reports and adverse event reports for the Products, (iv) all other scientific or Technical Information, data or materials relating to the Products, (v) all brand plans, sales analyses, research data, marketing materials and advertising materials (including all list prices for the Products and lists of present, past and potential customers, suppliers, distributors and wholesalers), (vi) copies of all quality assurance audits of suppliers conducted by or on behalf of Seller and (v) copies of non-income Tax Returns relating to the Purchased Assets, the Business, or Assumed Liabilities;

(d)    all Receivables and outstanding purchase orders for the Products (the “Assumed Purchase Orders”);

(e)    all Contracts to which Seller is a party Related to the Business, including the Contracts set forth on Schedule 2.01(e) (collectively, the “Assumed Contracts”);

(f)    all Inventory;

(g)    all Permits and Products Registrations (in each case, including any pending applications therefor) held by Seller Related to the Business, including all Permits set forth on Schedule 4.18(b), in each case to the extent such Permits are transferable;

(h)    all goodwill of Seller to the extent associated with the Business or the Purchased Assets;

(i)    all of Seller’s rights, claims, credits, causes of action and rights of set-off against Third Parties Related to the Business (other than to the extent relating to any Excluded Liability or Excluded Asset), whether liquidated or unliquidated, fixed or contingent and all Third Party guarantees thereof, including claims pursuant to warranties, representations and guarantees made by suppliers, manufacturers, contractors and other Third Parties in connection with products or services purchased by or furnished to Seller and Related to the Business; provided that, for the avoidance of doubt, the foregoing shall in no event include any rights, claims, credits, causes of action or rights of set-off that Seller may have arising under this Agreement or as a result of the consummation of the transactions contemplated hereby;

(j)    any refunds of Taxes for any tax period (or portion thereof) beginning after the Closing Date or for which Buyer is liable pursuant to Section 6.12(a)(i) (with respect to a Straddle Period) or Section 6.12(a)(ii); and

(k)    all other assets of Seller (tangible or intangible) Related to the Business.

For the avoidance of doubt, the Purchased Assets shall not include the Excluded Assets as provided in Section 2.02.

Section 2.02     Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the Purchased Assets shall not include the following assets (collectively, the “Excluded Assets”):

(a)    all cash, cash equivalents (including marketable securities and short-term investments), bank accounts and their balances (including related books and records), lockboxes and deposits of, and any rights or interests in, the cash management system of Seller, including uncleared checks and drafts received or deposited for the account of Seller;

(b)    all rights under any Contracts, including those listed on Schedule 2.02(b), but excluding the Assumed Contracts;

(c)    all Company Plans and attributable assets of, or relating to, such plans, including all records, Contracts and arrangements associated with such Company Plans;

(d)    any Intellectual Property of Seller not Related to the Business;

(e)    Seller’s Organizational Documents and minute and equity ownership books and records having to do with the company organization or existence of Seller and its company seal;

(f)    all rights, claims, credits, causes of action or rights of set-off that Seller may have arising under this Agreement or as a result of the consummation of the transactions contemplated hereby;

(g)    any refunds of Taxes for any Pre-Closing Tax Period or for which Seller is liable pursuant to Section 6.12;

(h)    the Tax Returns and Tax records and reports of Seller other than those that are Purchased Assets;

(i)    all insurance policies of Seller, including claims thereunder and any claims or benefits in, to or under any express or implied warranties from suppliers of goods or services relating to Inventory sold by Seller prior to Closing;

(j)    all of Seller’s intercompany account balances with its Affiliates, including those related to the Products;

(k)    all assets, properties, and interests rights primarily used in or held for use in connection with the operation of Seller’s wound care and urology business;

(l)    the rights that accrue or will accrue to Seller under this Agreement and the other Transaction Documents; and

(m)    the other assets of Seller that are identified on Schedule 2.02(m).

Section 2.03     Assumed Liabilities. Upon and subject to the terms and conditions of this Agreement, from and after Closing, Buyer shall assume and become responsible for the Assumed Liabilities.

Section 2.04     Excluded Liabilities. Notwithstanding anything to the contrary in this Agreement, except for the Assumed Liabilities, Buyer does not and will not hereby assume any other liabilities of Seller (such other liabilities that are not assumed by Buyer are collectively referred to in this Agreement as the “Excluded Liabilities”). Seller shall retain, pay, satisfy, perform and discharge the Excluded Liabilities. Notwithstanding anything to the contrary herein, the following liabilities of Seller shall in no event be Assumed Liabilities:

(a)    all liabilities and obligations of Seller existing or accrued prior to the Closing, including all liabilities and obligations relating to or arising out of, directly or indirectly, the operation of the Business or Seller’s ownership, control or use of any assets prior to the Closing, excluding only the Assumed Liabilities;

(b)    all liabilities and obligations of Seller arising from the execution, delivery and performance of this Agreement or from the consummation of the transactions contemplated hereby;

(c)    all Indebtedness of Seller;

(d)    all liabilities and obligations relating to any current or former employees, agents or independent contractors of Seller in each case arising out of, accruing, relating to or in connection with their employment or service with (or termination of employment or service from) Seller or its Affiliates, including obligations (including damages and fees) with respect to any salary, wages, bonuses, commissions, workers’ compensation or other compensation, withholding Taxes of employees, termination and severance pay, retention payments, payments related to pension and pension funds, and all vacation and medical or other benefits;

(e)    all liabilities, obligations, claims, causes of action or Action, including any product liability and warranty claims or any claim for injury to any Person or property, arising out of any products (including the Products prior to the Closing) manufactured, sold, donated or otherwise disposed of, by or on behalf of Seller, or acts or omissions of Seller or events caused by Seller, including all liabilities, obligations, claims, legal proceedings or Action related to or arising out of (i) the return of Products sold by Seller provided such return occurs or is initiated prior to the Closing Date, (ii) coupon redemptions with respect to Products sold by Seller and (iii) post-Closing accruals or deductions taken by retailers, and any adjustments thereto, with respect to Products sold by Seller;

(f)    all Taxes for which Seller is liable pursuant to Section 6.12;

(g)    all Taxes of Seller or any member of any consolidated, affiliated, combined or unitary group of which Seller is or has been a member;

(h)    all liabilities and obligations relating to any Excluded Asset;

(i)    all liabilities and obligations in respect of any Company Plans or any other employee benefit or compensation plans, policies, programs, agreements or arrangements and all liabilities arising under Section 302 or Title IV of ERISA, Section 412 of the Code, Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code;

(j)    all expenses and service charges imposed by or incurred or payable with respect to services performed pursuant to an Assumed Contract prior to the Closing, except to the extent it is an Assumed Liability; and

(k)    all liabilities or obligations: (i) arising from or in connection with, any Action, any examination or request initiated by a Governmental Authority with respect to the Products or any violation or alleged violation of any Law or any other requirement of the FDA, FTC or any other Governmental Authority prior to the Closing; (ii) arising by reason of any breach or alleged breach by Seller of any Contract with respect to the events, acts, omissions or circumstances occurring or existing prior to Closing; and (iii) arising from or in connection with any overcharges to a Governmental Authority prior to the Closing.

Section 2.05     Purchase Price.

(a)    The aggregate purchase price for the Purchased Assets (the “Purchase Price”) shall be the Base Purchase Price, plus the Working Capital Excess amount (if any) or minus the Working Capital Deficit amount (if any), plus the assumption of the Assumed Liabilities, subject to adjustment (if any) pursuant to Section 2.08.

(b)    Not less than two Business Days prior to the anticipated Closing Date, Seller shall deliver to Buyer a statement (the “Flow of Funds Statement”), executed by an authorized officer of Seller, setting forth (i) the Purchase Price and the wire instructions for payment of the Closing Date Payment and (ii) the wire instructions for payment of the Closing Date Payment and the Escrow Amount.

(c)    At the Closing, Buyer shall pay or cause to be paid to Seller, by wire transfer of immediately available funds to the account specified in the Flow of Funds Statement, an amount (the “Closing Date Payment”) equal to (i) the Purchase Price minus (ii) the Escrow Amount.

Section 2.06     Allocation of Purchase Price. No later than ninety (90) days after the Determination Date, Buyer shall prepare and deliver to Seller for its review and comment a statement setting forth the allocation of the sum of the Purchase Price, plus any Assumed Liabilities and any other amounts as required by applicable Tax Law to be treated as consideration for applicable Tax purposes, among the Purchased Assets, which allocation shall be made in accordance with the methodology set forth on Schedule 2.06 hereto (the “Allocation Schedule”), Section 1060 of the Code and any applicable U.S. Treasury Regulations (the “Purchase Price Allocation”). Seller shall notify Buyer in writing within fifteen (15) days after receipt of the Purchase Price Allocation of any disagreement or reasonable objections Seller may have with the Purchase Price Allocation, in which case Seller and Buyer shall use their good faith efforts to reach agreement thereon; provided, that, for the avoidance of doubt, the Parties agree that the methodology set forth in the Allocation Schedule shall not be the subject of any such disagreement or objections. In the event Seller and Buyer fail to so agree within thirty (30) days after Seller’s notice of disagreement has been delivered, then Seller and Buyer shall promptly engage the Independent Accountants to resolve the dispute in a manner that accords with the Allocation Methodology within forty-five (45) days of the engagement. Buyer and Seller shall each pay fifty percent (50%) of the fees and expenses of such accounting firm in connection with such engagement. In the event that Seller does not notify Buyer of any disagreement or reasonable objection within fifteen (15) days of receipt of the Purchase Price Allocation, such Purchase Price Allocation shall be deemed finally determined. The Purchase Price Allocation finally determined pursuant to this Section 2.06 shall be used by Buyer and Seller for all tax purposes, including preparation and filing of IRS Form 8594 and all other applicable Tax Returns, and no party hereto shall take or assert any position inconsistent therewith. The Purchase Price Allocation shall be modified as appropriate in accordance with this Section 2.06 to reflect any adjustments in the consideration (as determined for applicable Tax purposes) made following the Closing in accordance with this Agreement.

Section 2.07     Non-assignable Assets. Notwithstanding anything to the contrary in this Agreement, and subject to the provisions of this Section 2.07, to the extent that the sale, assignment, transfer, conveyance or delivery, or attempted sale, assignment, transfer, conveyance or delivery, to Buyer of any Purchased Asset would result in a violation of applicable Law, or would require the consent, authorization, approval or waiver of a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (including any Governmental Authority), and such consent, authorization, approval or waiver shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery, thereof. Following the Closing for a period of one (1) year, Seller shall use commercially reasonable efforts, with Buyer’s cooperation, to obtain any such required consent, authorization, approval or waiver as promptly as possible to provide Buyer with such Purchased Asset and the related rights, obligations and responsibilities from and after the Closing; provided, however, that neither Seller nor Buyer shall be required to pay any consideration therefor. If any such consent, authorization, approval or waiver shall not be obtained or if any attempted assignment would be ineffective or would materially impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Buyer and Seller shall use commercially reasonable efforts to enter into such arrangements (such as sublicensing or subcontracting) to provide to the parties the economic and, to the extent permitted under applicable Law, operational equivalent of the transfer of such Purchased Asset to Buyer as of the Closing and the performance by Buyer of its obligations with respect thereto. Such arrangement may include Seller, to the maximum extent permitted by Law and the Purchased Asset, acting after the Closing for a period of up to one (1) year as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer; provided, that Buyer shall undertake to pay, perform and/or satisfy the corresponding Liabilities of Seller thereunder from and after the Closing Date for the enjoyment of such benefit to the extent Buyer would have been responsible hereunder if such consent, authorization, approval or waiver had been obtained.

Section 2.08     Working Capital Adjustment.

(a)    On or before the date that is ninety (90) days following the Closing Date, Buyer shall prepare and deliver to Seller a written statement (the “Closing Working Capital Statement”) setting forth Buyer’s proposed final computation of Net Working Capital as of the Calculation Time (“Closing Working Capital”). The Closing Working Capital Statement shall be prepared in accordance with the Agreed Accounting Principles.

(b)    Beginning on, and continuing for a period of thirty (30) days after Buyer’s delivery of the Closing Working Capital Statement (such period, the “Review Period”), Seller shall have the right to review the Closing Working Capital Statement. During the Review Period, Seller and its authorized Representatives shall have reasonable access, during normal business hours and on reasonable advance notice, to the books and records of Buyer (including work papers prepared by Buyer or its agents and Representatives, subject to the execution of customary access letters) to the extent related to the preparation of the Closing Working Capital Statement, in each case solely for the purposes of reviewing the Closing Working Capital Statement and, if applicable, preparing a Statement of Objections; provided that in no event shall any such access be in a manner that unreasonably interferes with the normal operations of Buyer or any of its Affiliates. On or prior to the last day of the Review Period, Seller may object to the Closing Working Capital Statement by delivering to Buyer a written statement setting forth Seller’s objections thereto in reasonable detail (a “Statement of Objections”). If Seller fails to deliver a Statement of Objections before the expiration of the Review Period, the Closing Working Capital Statement and Buyer’s calculation of the Closing Working Capital reflected in the Closing Working Capital Statement shall be deemed to have been accepted by Seller and shall be final and binding for all purposes of this Agreement. If Seller delivers a Statement of Objections before the expiration of the Review Period, Buyer and Seller shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of such Statement of Objections (the “Resolution Period”), and, if all such objections are so resolved within the Resolution Period, the Closing Working Capital Statement and the Closing Working Capital as so agreed in writing between Buyer and Seller, shall be final and binding for all purposes of this Agreement. If Seller and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts”) shall be submitted for resolution to the Independent Accountants who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Closing Working Capital Statement and Closing Working Capital. The Independent Accountants shall only decide the specific items under dispute between Buyer and Seller in accordance with the terms of this Agreement, and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Working Capital Statement and the Statement of Objections, respectively. Buyer and Seller shall instruct the Independent Accountants to make a determination as soon as practicable within thirty (30) days (or such other time as Buyer and Seller shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Working Capital Statement and/or the Closing Working Capital shall be conclusive and binding upon the Parties, absent fraud or manifest error. In no event shall Buyer or Seller have any ex parte communications with the Independent Accountants with respect to any dispute resolution hereunder. The fees and expenses of the Independent Accountants shall be paid by Seller, on the one hand, and by Buyer, on the other hand, based on the percentage that the amount actually contested but not awarded to Seller or Buyer, respectively, bears to the aggregate amount actually contested by Seller and Buyer, with such allocation of fees and expenses to be determined by the Independent Accountants as part of the determinations contemplated hereby.

(c)    The calculation of the Closing Net Working Capital, as finally determined pursuant to this Section 2.08, is referred to herein as the “Final Working Capital”. The date on which the Final Working Capital is finally determined in accordance with this Section 2.08 is referred to herein as the “Determination Date.”

(d)    If the Final Working Capital is less than the Target Working Capital Value (the amount by which Final Working Capital is less than the Target Working Capital Value, expressed as an absolute value, the “Working Capital Deficit”), then, within five (5) Business Days after the Determination Date, Buyer and Seller shall send a joint disbursement notice to the Escrow Agent instructing the Escrow Agent to disburse to Buyer an amount equal to the Working Capital Deficit amount. The parties acknowledge and agree that Buyer’s sole and exclusive source of recovery for any Working Capital Deficit shall be the Escrow Amount.

(e)    If the Final Working Capital is greater than the Target Working Capital Value (the amount by which Final Working Capital exceeds the Target Working Capital Value, expressed as an absolute value, the “Working Capital Excess”), then, within five (5) Business Days after the Determination Date, Buyer shall pay to Seller an amount in cash equal to the Working Capital Excess by wire transfer of immediately available funds to an account specified in writing to Buyer by Seller; provided, however, in no event shall Buyer be obligated to pay more than $500,000 pursuant to this Section 2.08(e) in respect of any Working Capital Excess.

Section 2.09     Withholding Tax. Buyer shall be entitled to deduct and withhold from any amounts otherwise payable under this Agreement such amounts that Buyer is required to deduct and withhold under applicable Tax Law. Buyer shall use commercially reasonable efforts to provide Seller with written notice of its intent to withhold at least ten (10) days prior to the Closing with a written explanation substantiating the requirement to deduct or withhold, and the parties shall use commercially reasonable efforts to cooperate to mitigate or eliminate any such withholding to the maximum extent permitted by Tax Law. To the extent that amounts are so withheld and paid over to the appropriate tax authority by Buyer, all such withheld amounts shall be treated for purposes of this Agreement as having been paid and delivered to the Person with respect to which such deduction or withholding was imposed.

ARTICLE III
CLOSING

Section 3.01     Closing. Subject to the terms and conditions of this Agreement, the consummation of the Transactions (the “Closing”) shall take place remotely by exchange of documents and signatures (or their electronic counterparts), at 10:00 a.m. Chicago time, on the third Business Day after all of the conditions to Closing set forth in Article VII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as Seller and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date.” The Closing shall be effective as of 11:59 p.m. Chicago time on the Closing Date.

Section 3.02     Closing Deliverables.

(a)    At the Closing, Seller shall deliver to Buyer the following:

(i)     a certification of Seller’s good standing issued by the Secretary of State of the State of Delaware as of a date not more than five Business Days prior to the Closing Date;

(ii)     a bill of sale, assignment and assumption agreement in the form of Exhibit B (the “Bill of Sale, Assignment and Assumption Agreement”), duly executed by Seller;

(iii)     a copy of each third party or Governmental Authority notice or consent set forth on Schedule 4.05;

(iv)     the Seller Closing Certificate;

(v)     the certificates of the Secretary or Assistant Secretary of Seller required by Section 7.02(e) and Section 7.02(f);

(vi)     customary release and payoff letters, duly executed by or on behalf of the applicable lenders or other holders, in connection with the repayment by Seller of any Indebtedness with respect to the Business at the Closing, accompanied by a confirmation of automatic release of any liens (including UCC-3 termination statements for any financing statements encumbering the Purchased Assets) upon the payment of the amount set forth in such payoff letters, in each case, in form and substance reasonably acceptable to Buyer, each delivered to Buyer at least three (3) Business Days prior to the Closing;

(vii)     an IRS Form W-9 duly and properly executed by Seller;

(viii)     a counterpart to each of the Transition Services Agreement and the Escrow Agreement, each duly executed by Seller;

(ix)     instruments of assignment in respect of any registered, issued, or applied-for Intellectual Property being transferred as part of the Purchased Assets, executed by Seller in forms reasonably acceptable to Buyer; and

(x)     with respect to the Purchased Assets, such other instruments of sale, conveyance, transfer, assignment and assumption between Seller and Buyer (or its designated Affiliate), as necessary under the Law in order to transfer all right, title and interest of Seller in, to and under the Purchased Assets in accordance with the terms hereof and for Buyer to assume the Assumed Liabilities (collectively, the foregoing and the Bill of Sale, Assignment and Assumption Agreement, the “Transfer Documents”), duly executed by Seller.

(b)    At the Closing, Buyer shall deliver to Seller the following:

(i)     an amount in cash, by wire transfer of immediately available funds to the account(s) specified by Seller, equal to the Base Purchase Price minus the Escrow Amount;

(ii)     a counterpart to each of the Bill of Sale, Assignment and Assumption Agreement, the Escrow Agreement, and the Transition Services Agreement, each duly executed by Buyer (or its applicable Affiliate); and

(iii)     the Buyer Closing Certificate.

(c)    At the Closing, Buyer shall also pay the Escrow Amount, by wire transfer of immediately available funds, to the account designated by the Escrow Agent.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Except (i) as set forth in the registration statements, reports and other documents filed by Seller with the SEC or furnished by Seller to the SEC under the Securities Act and the Exchange Act since January 1, 2022 and publicly available not less than two (2) Business Days prior to the date of this Agreement (the relevance of which disclosure is reasonably apparent in such reports and other than any disclosures contained under captions “Risk Factors” or “Forward Looking Statements” and any other disclosures contained therein that are predictive, cautionary or forward looking in nature) or (ii) as set forth in the correspondingly numbered sections of the Disclosure Schedules delivered to Buyer by Seller contemporaneously with the execution and delivery of this Agreement, Seller makes the following representations and warranties to Buyer as set forth in this Article IV as of the date hereof and as of the Closing Date.

Section 4.01     Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to own, lease and operate the Purchased Assets as they are now owned and operated and to carry on the Business as it is now being conducted. Other than the jurisdictions listed on Schedule 4.01, there are no jurisdictions in which the conduct of the Business by Seller as of immediately prior to the Closing or the ownership or lease of the Purchased Assets requires such qualification under applicable Law, except where the failure to be so qualified would not be materially adverse to the Business.

Section 4.02     Due Authorization. Subject to obtaining Stockholder Approval and Section 6.02, Seller has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Transaction Documents, and the execution and delivery of this Agreement and the Transaction Documents and the performance of all of its obligations hereunder and thereunder has been duly authorized by the board of directors of Seller and any additional necessary corporate action. This Agreement and the Transaction Documents have been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Buyer, constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their terms, except as enforceability may be limited or affected by (a) applicable bankruptcy, insolvency, moratorium, reorganization or other Laws of general application relating to or affecting creditors’ rights generally and (b) Laws relating to specific performance, injunctive relief or other equitable remedies or general principles of equity (the “Enforceability Exception”).

Section 4.03     Board Approval. The Seller Board, at a meeting duly called and held, has unanimously approved and declared advisable and in the best interests of Seller and its stockholders this Agreement and the Transactions upon the terms and subject to the conditions set forth herein (the “Seller Determination”) and resolved to recommend that Seller’s stockholders approve this Agreement and approve the Transactions in accordance with the provisions of the DGCL (the “Seller Recommendation”), which resolutions have not been rescinded, modified or withdrawn in any way except, if applicable, to the extent permitted by Section 6.02. Stockholder Approval is the only vote of the holders of any class or series of capital stock or other securities of Seller required under applicable Law, Contract or otherwise to approve the Transactions. Assuming that Buyer’s representation in Section 5.07 is true and correct, no other Takeover Laws apply or purport to apply to this Agreement or the Transactions.

Section 4.04     Assets.

(a)    Seller has good and valid title to all of the Purchased Assets, free and clear of any Encumbrances, other than Permitted Encumbrances. Upon the Closing, Seller will transfer to Buyer good and valid title to the Purchased Assets, free and clear of any Encumbrances, other than Permitted Encumbrances.

(b)    Seller does not have any Affiliates that hold any assets Related to the Business or that would otherwise constitute Purchased Assets if they were held by Seller. The Purchased Assets (i) constitute all of the assets (tangible and intangible) Related to the Business and (ii) are sufficient for the continued conduct of the Business in substantially the same manner as conducted prior to the Closing.

(c)    The Purchased Assets that are tangible assets are in good operating condition and repair, except for ordinary wear and tear.

(d)    The Purchased Assets do not include any capital stock or other equity interest in any Person or any real property.

Section 4.05     No Conflicts; Consents.

(a)    No notifications, consents, registrations, approvals, permits or authorizations are required to be obtained by Seller from any Governmental Authority in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents by Seller or the consummation of the Transactions, except for (i) the filing with the SEC of the Proxy Statement and actions described in Section 6.11 including the satisfaction of any comments of the SEC or its staff regarding the Proxy Statement, (ii) the filings and notices required by the NYSE American LLC and (iii) such other notifications, consents, registrations, approvals, permits or authorizations that are required to be obtained by Seller from a Governmental Authority.

(b)    The execution, delivery, and performance of this Agreement by Seller, and, assuming receipt of Stockholder Approval, the consummation by Seller of the Transactions do not and will not: (i) assuming that all notifications, consents, registrations, approvals, permits or authorizations contemplated by Section 4.05(a) have been obtained or made, conflict with or violate any Law or Governmental Order applicable to Seller, the Business or the Purchased Assets; (ii) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Seller; (iii) except as set forth on Schedule 4.05(b)(iii), require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Assumed Contract, except in the case of each of clauses (i) and (iii) that would be materially adverse to the Business.

Section 4.06     SEC Reports; Financial Statements; Undisclosed Liabilities. Except (i) as set forth on Schedule 4.06 or (ii) as set forth in the registration statements and reports filed by Seller with the SEC under the Securities Act and the Exchange Act since January 1, 2022 (the “SEC Reports”) and publicly available at least two (2) Business Days prior to the date of this Agreement: Seller has filed all reports required to be filed by Seller with the SEC under the Exchange Act since January 1, 2022.

(a)    As of its respective date, or, if amended, as of the date of the last such amendment, each of the SEC Reports when filed or furnished (or, if applicable, when amended) complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act, and the Sarbanes‑Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, each as in effect on the date that such SEC Report was filed and, except to the extent amended or superseded by a subsequent filing with the SEC prior to the date of this Agreement, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Reports. To the Knowledge of Seller, as of the date hereof, none of the SEC Reports is the subject of ongoing SEC review or outstanding SEC investigation.

(b)    The consolidated financial statements of Seller included in the SEC Reports (“Audited Financials”), the unaudited statements of income of the Business for the years ended December 31, 2022 and December 31, 2023 (the “Carveout Financials” and, together with the Audited Financials, the “Year-End Financial Statements”), the unaudited interim consolidated balance sheet of Seller as of June 30, 2024 and the related unaudited interim consolidated statements of income of Seller for the six (6) months then ended (the “Seller Interim Financial Statements”), and the unaudited interim statements of income of the Business as of June 30, 2024 for the six (6) months then ended (the “Business Interim Financial Statements”, collectively with the Seller Interim Financial Statements, the “Interim Financial Statements”, and collectively with the Year-End Financial Statements, the “Financial Statements”), in each case, except for the Audited Financials, set forth on Schedule 4.06(b) (i) have been derived from the accounting books and records of Seller, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted by Form 10-Q and Regulation S‑X), subject to the exceptions and methodology with respect to the Carveout Financials as provided in this Section 4.06(b), (iii), as it relates to the Audited Financials, fairly present, in all material respects, Seller’s consolidated financial position and, where included, the consolidated stockholders’ equity as of the dates thereof and the consolidated results of operations and, where included, consolidated cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of notes), (iv) as it relates to the Carveout Financials prepared as provided below in this Section 4.06(b), fairly present, in all material respects, the financial position and results of operations and cash flows of the Business for the applicable fiscal period presented therein and (v) are complete in all material respects to the extent related to the Business; provided that the Carveout Financials and the foregoing representations and warranties are, with respect to the Carveout Financials, qualified by the fact that the Business has not operated as a separate standalone entity and has received certain allocated charges and credits which do not necessarily reflect amounts that the Business would incur on a standalone basis. Schedule 4.06(b) also sets forth a description of the allocation methodology used by Seller in the preparation of the Carveout Financials with respect to the allocation of income and expenses to the Business on a standalone basis (the “P&L Methodology”). The P&L Methodology has been designed to ensure that the Carveout Financials reflect the results of operations of the Business on a standalone basis, and the Carveout Financials have been prepared in accordance with the P&L Methodology. Schedule 4.06(b) includes an indication of each item of the Carveout Financials that has been included therein on the basis of an estimated allocation pursuant to the P&L Methodology and the amount of such allocation.

(c)    There are no internal investigations, any SEC inquiries or investigations or other governmental inquiries or investigations pending or, to the Knowledge of Seller, threatened, in each case regarding any accounting practices of Seller.

(d)    Seller does not have any material Liabilities of any nature relating to the Business, except (i) for Liabilities incurred in the ordinary course of the Business since March 31, 2024 and (ii) for Liabilities arising out of or in connection with this Agreement or the Transactions.

Section 4.07     Intellectual Property.

(a)    Schedule 4.07(a)(i) sets forth each item of patented or registered Intellectual Property and applications therefor that is included in the Products IP (the “Registered IP”). All necessary registration, maintenance and renewal fees currently due in connection with the Registered IP have been made, and all necessary documents, recordations and certificates in connection with such Registered IP have been filed with the relevant Governmental Authority to prosecute or maintain such Registered IP. No interference, opposition, reissue, reexamination or other similar proceeding is pending in which any Registered IP is being contested or challenged. Except as set forth on Schedule 4.07(a)(ii), all Registered IP is exclusively owned by Seller and is valid, subsisting, and enforceable. Except as set forth on Schedule 4.07(a)(iii), no funding or resources of any Governmental Authority or research or educational institution were used to develop any part of the Products IP.

(b)    Except as set forth on Schedule 4.07(b)(i), Seller exclusively owns and possesses, all right, title and interest in and to, or has a valid and enforceable written license to use, all Intellectual Property used in or necessary for the operation of the Business (the “Business IP”). The Products IP constitutes all of the Intellectual Property that is Business IP. Seller owns the Products IP free and clear of any Encumbrances. Except as set forth on Schedule 4.07(b)(ii), to the Knowledge of Seller, no Person has infringed, diluted, misappropriated, or otherwise violated, or is infringing, diluting, misappropriating, or otherwise violating any Products IP, and Seller has not brought or threatened any action against any Person based on any allegations of such infringement, dilution, misappropriation, or other violation.

(c)    Schedule 4.07(c) sets forth a true and complete list of all Products Trademarks.

(d)    Neither the conduct of the Business nor the use of the Products as intended by Seller infringes, dilutes, misappropriates, or otherwise violates, or has in the past six (6) years infringed, diluted, misappropriated, or otherwise violated the Intellectual Property of any Person. Seller has not received any written notices, requests for indemnification or threats from any Person related to the conduct of the Business or the use of the Products infringing, diluting, misappropriating, or otherwise violating the Intellectual Property of any Person. No action, arbitration, proceeding, litigation or suit commenced, brought, conducted, or heard by or before, any Governmental Authority or arbitrator have been filed against Seller, and Seller has not received written notice in the six (6) years prior to the date hereof: (i) challenging the scope, ownership, validity or enforceability of any Products IP, or (ii) alleging that the conduct of the Business or the use of the Products infringes, dilutes, misappropriates, or otherwise violates the Intellectual Property of any Person.

(e)    Each Person who is or was an employee of or consultant to Seller who has participated in the development of any Business IP has signed an agreement assigning to Seller all Intellectual Property developed by such employee or consultant, independently or with others, during the course of its employment by or engagement with Seller. No current employee or consultant or former employee or consultant of Seller has any right, license, claim or interest whatsoever in or with respect to any Business IP.

(f)    Seller has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its trade secrets and its other confidential Intellectual Property Related to the Business. To Seller’s Knowledge, there has been: (i) no misappropriation, unauthorized disclosure or use of confidential information or trade secrets, research and development results or other know-how of Seller in relation to the Business; and (ii) no confidential information relating to the Business authorized to be disclosed to any employee or third Person other than pursuant to a non-disclosure agreement that adequately protects the proprietary interests of Seller and the Business.

(g)    Neither the execution, delivery or performance of this Agreement or any Transaction Documents nor the consummation of any of the Transactions or any such Transaction Documents, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (i) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Products IP; (ii) a reduction of any royalties, revenue sharing or other payments Seller would otherwise be entitled to with respect to any Products IP; or (iii) a loss of any rights in or any material Encumbrance on any Products IP.

(h)    Schedule 4.07(h) sets forth all Contracts pursuant to which any Business IP has been licensed, sold, assigned or otherwise conveyed or provided from any Person to Seller other than non-exclusive licenses to “off-the-shelf” third-party software that is generally available on standard commercial terms that is not intended to be distributed in connection with any Product and is not incorporated into, or used in the development, testing, distribution, delivery, maintenance or support of, any Product.

(i)    Schedule 4.07(i) sets forth all Contracts pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable and including a right to receive a license) or interest in, any Products IP. Seller is not bound by, and no Products IP is subject to, any contract, agreement, commitment, understanding or instrument containing any covenant or other provision that in any way limits or restricts the ability of Seller to use, exploit, assert or enforce any Products IP.

Section 4.08     Litigation. There is, and since January 1, 2022, there has been, no material Action or legal proceeding by any Person pending or, to Seller’s Knowledge, threatened against Seller or any of its Affiliates involving the Business, the Products, the Purchased Assets or this Agreement, the Transaction Documents or any of the Transactions. To Seller’s Knowledge, there is no act, omission, event or circumstance relating to Seller’s activities and conduct that would reasonably be expected to give rise to or lead to any material Action against Seller involving the Business, the Products or the Purchased Assets. Since January 1, 2022, there have been no material adverse complaints regarding the Business, the Products or the Purchased Assets. There are no Actions pending in which Seller is the plaintiff or claimant and which involve or relate to the Business, the Products or the Purchased Assets. Seller is not a party to any Action to recover monies due it or for Losses sustained by it related to the Business, the Products or the Purchased Assets.

Section 4.09     Tax Matters. Except as provided on Schedule 4.09:

(a)    All Tax Returns required to be filed by Seller with respect to the Business or the Purchased Assets were timely filed (taking into account applicable extensions validly obtained), and were correct, complete and in compliance with applicable Law in all material respects. Seller is not currently the beneficiary of any extension of time within which to file any such Tax Return.

(b)    All Taxes of Seller with respect to the Business or the Purchased Assets (whether or not shown or required to be shown on any Tax Return) have been timely paid (taking into account applicable extensions validly obtained).

(c)    There are no Encumbrances on any of the Purchased Assets that arose in connection with any failure (or alleged failure) to pay any Tax (other than Permitted Encumbrances).

(d)    No claim has ever been made by any Governmental Authority in a jurisdiction where Seller does not file a Tax Return that Seller is or may be subject to Tax by that jurisdiction with respect to the Business or the Purchased Assets. There has not been any audit, action, suit, examination, assessment, dispute, claim or other similar proceedings concerning any Tax liability of Seller claimed or raised by any Governmental Authority, and all deficiencies asserted or assessments made by any Governmental Authority concerning any Tax liability of Seller have been paid in full or otherwise finally resolved, in each case with respect to the Business or the Purchased Assets. No Action regarding Taxes is pending, proposed or threatened against Seller with respect to the Business or the Purchased Assets.

(e)    Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency with respect to the Business or the Purchased Assets.

(f)    All monies required to be withheld by Seller (including from employees of the Business for income Taxes and social security and other payroll Taxes) have been duly and timely collected or withheld, and either timely paid to the respective taxing authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Business, in each case with respect to the Business or the Purchased Assets.

(g)    Seller has properly collected, reported and remitted all applicable sales, use value added and similar Taxes with respect to its customers or has properly received and retained any appropriate tax exemption certificates and other documentation for all sales made without charging or remitting such Taxes with respect to the Business or the Purchased Assets.

(h)    None of the Purchased Assets is properly treated as owned by persons other than Seller for income Tax purposes.

(i)    There are no Tax rulings, requests for rulings or closing agreements relating to the Purchased Assets or the Business which could affect Buyer’s liability for Taxes with respect to the Business or the Purchased Assets.

(j)    Seller has no liability for the Taxes of any other Person other than pursuant to an agreement or arrangement entered into in the ordinary course of business on customary terms the principal purpose of which is unrelated to Taxes.

(k)    Seller has not engaged in any reportable transaction under Treasury Regulations Section 1.6011-4(b) or any comparable provision of applicable Law.

Section 4.10     Regulatory Matters.

(a)    Except as set forth on Schedule 4.10(a), since January 1, 2019, each of the Products have been designed, manufactured, packaged, labeled, stored, tested, distributed, imported, exported, and otherwise marketed and promoted in material compliance with all applicable requirements under the FDCA, and implementing regulations of the FDA, the FTC, or any similar governmental entity, the FTCA and its implementing regulations, California’s Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”) and its implementing regulations, the California Safe Cosmetics Program (“CSCP”) and its implementing regulations, and all other laws regarding developing, importing, exporting, formulating, testing, manufacturing, storing, labeling, advertising, marketing, distributing or promoting the Products including (i) good manufacturing practice requirements, (ii) labeling requirements, (iii) requirements pertaining to the truth, accuracy, and substantiation of claims used in labeling and advertising, and (iv) requirements regarding complaint handling and adverse event reporting. To the Seller’s Knowledge, there are no allegations that the Seller, or any of its respective products, are in violation of the FDCA, Proposition 65, CSCP, or any other applicable Laws, ordinances, regulations, consent decrees, court orders, or rules pertaining to the operations or products of Seller. The Products are not misbranded or adulterated as defined in the FDCA and relevant regulations.

(b)    Seller is in possession of all required marketing authorizations required by the FDCA and FDA’s implementing regulations, including any marketing authorizations required as a result of any modifications to the design or performance of a Product, to its labeling or packaging or to its indications for use, after initially receiving marketing authorization from FDA, except where such a lack of such possession would not reasonably be expected to be material to the Business.

(c)    Since January 1, 2019, there have not been and are not now any investigations, adverse third party allegations or actions, claims, proceedings, demands, complaints, hearings, demand letters, warning letters, untitled letters, or requests for information pending or in effect against Seller for failure to comply with any Health Law or consumer protection Law (including but not limited to false advertising laws), including any pending or threatened (in writing) action against Seller or any of its Affiliates, officers or employees, in any court or by or before any Governmental Authority, with respect to the Products, or Seller’s obligations set forth herein, including any which may adversely affect Seller’s ability to perform its obligations under this Agreement.

(d)    Since January 1, 2019, neither Seller nor any of its Affiliates, has been the subject of a legal, administrative, enforcement, or other adverse action initiated by FDA or another Governmental Authority where it was alleged that Seller or any of its Affiliates violated the FDA, and to the Knowledge of Seller, neither the FDA nor any other Governmental Authority will or is considering such an action, in each case with respect to the Purchased Assets, the Products or the Business.

(e)    The Products have been designed, manufactured, packaged, labeled, processed, and distributed in material compliance with all applicable Governmental Authority requirements, including FDA good manufacturing practice requirements, such as cGMP and/or QSR.

(f)    Since January 1, 2019, neither Seller nor any of its Affiliates has initiated any recall, product correction, or taken any other field action, including but not limited to market withdrawal, relative to any Product.

(g)    Neither Seller nor its Affiliates or any manufacturers of the Products or of the raw materials for the Products, have received any Form FDA 483 observations, warning letters, notice of violation letters, untitled letters or other communications from any Governmental Authority regarding violations or potential violations of Laws related to the Products that would reasonably be expected to adversely impact the manufacture, distribution, or the marketing of the Products. Neither Seller nor any of its Affiliates has received any written notice from any Governmental Authority that it has commenced, or threatened to initiate, any action to withdraw approval, place sales or marketing restrictions on, or request the recall of the Products, or that it has commenced or threatened to initiate any action to enjoin or place restrictions on the Products or distribution of the Products or to initiate any other form of enforcement action.

(h)    Neither Seller nor any of its Affiliates has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to initiate an investigation or enforcement action pursuant to its Compliance Policy Guide Section 120.100 “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities” and any amendments thereto.

(i)    Neither Seller nor, to the Knowledge of Seller any of its Affiliates or its or their officers, key employees, or agents, has been convicted of any crime, subjected to civil monetary penalties, or engaged in any conduct that would reasonably be likely to result in prosecution or imposition of civil monetary penalties under the FDCA or FDA implementing regulations.

Section 4.11     Product Liability; Warranty.

(a)    Except as set forth on Schedule 4.11(a), since January 1, 2019, there have been no active, settled, terminated, pending or, to Seller’s Knowledge, threatened product liability, recall, warranty or other similar claims by any Third Party (whether based in contract or tort and whether relating to personal injury, including death, property damage or economic loss) arising from the sale or use of the Products, and Seller has not received written notice of and does not have Knowledge of any: (i) claim or allegation of personal injury, death or property or economic damages, (ii) claim for punitive or exemplary damages, (iii) claim for contribution or indemnification, or (iv) claim for injunctive relief related to the sale or use of the Products.

(b)    Except as set forth on Schedule 4.11(b), Seller has not made any warranties with respect to the Products other than those warranties expressly made by the original manufacturer of such Product, contained in the literature or trade dress accompanying the Products or imposed by applicable Law.

Section 4.12     Inventory.

(a)    All of the Inventory of the Business (i) consists of items of a quality and quantity usable and merchantable, (ii) consists of items with appropriate dating and that are not damaged, slow-moving, obsolete, defective or below standard quality, (iii) complies in all material respects with all applicable Specifications and all applicable Laws, including all regulatory requirements, (iv) to Seller’s Knowledge, has been manufactured, produced, packaged, labeled, stored and loaded for shipment in accordance in all material respects with all applicable Laws, specifications of Seller, and applicable cGMP requirements, (v) is not and has not been pledged as collateral or otherwise subjected to any Encumbrance, (vi) is not held on consignment, and (vii) is free of any material defect or deficiency, in each case as such Product is supplied to Seller in the Ordinary Course of Business. The quantities of each item of such Inventory are consistent, in all material respects, with the past practices of the Business and sufficient for the normal operation of the Business. Since January 1, 2024, there have not been any write-downs of the value of, or establishment of any reserves against, any such Inventory except for write-downs and reserves in the Ordinary Course of Business determined in accordance with GAAP.

(b)    Seller has not (i) ordered Inventory substantially in excess of historic levels, (ii) changed any practice which would reasonably be expected to result in an increase in supply of Inventory, as compared to the normal historical levels for the Business, or (iii) engaged in any other activity that reasonably could be expected to result in an increase in supply of Inventory substantially in excess of historic levels following the Closing Date.

Section 4.13     Customer Inventory. Neither Seller nor any of its Affiliates has (i) induced, encouraged or attempted to induce or encourage any customers (including wholesalers and distributors) to purchase or maintain inventory of the Products in quantities in excess of their current needs, (ii) shipped Products to customers substantially in excess of historic levels or otherwise, through special payments incentives or otherwise, (iii) changed any practice which would reasonably be expected to result in decreased orders from customers, as compared to the normal historical orders from such customer or (iv) engaged in any form of “channel stuffing” or other activity that reasonably could be expected to result in a reduction, temporary or otherwise, in the demand for, sales of, or an increase in the returns of, the Products following the Closing Date. Except as set forth on Schedule 4.13, to Seller’s Knowledge, there exists no build-up of any customer’s inventory level of the Products beyond such customer’s normal historical inventory level.

Section 4.14     Absence of Certain Changes, Events and Conditions. Except as set forth on Schedule 4.14, since January 1, 2024, the Business has been conducted in the Ordinary Course of Business, including with respect to maintenance of inventory levels, promotional sales, rebates or discounts, other activities that were intended to accelerate sales, collection of accounts receivable, payment of accounts payable and maintenance of assets, and Seller and the Business have not: (a) experienced an event, circumstance, condition, change or development that, individually or in the aggregate, has had, or would reasonably be expected to have a Material Adverse Effect, (b) experienced any material loss, damage or destruction of assets related to the sale of the Products (whether or not covered by insurance), (c) experienced any material supply disruption, supplier dispute or slowdown or stoppage of supply, with respect to the Products, (d) with respect to any customer included in a customer or other list included in the Transferred Records, received any written notice that such customer intends to materially reduce its business with or cease doing business with the Business, (e)  sold, transferred, licensed or disposed of assets that would have been included in the Purchased Assets, other than sales of Inventory in the Ordinary Course of Business, (f) changed any of the terms and conditions with respect to the pricing of the Products or supplies relating to the Product, (g) other than in the Ordinary Course of Business, modified or amended any Assumed Contract or waived, released or assigned any material rights or claims under any Assumed Contract, (h) failed to use commercially reasonable efforts to maintain and preserve intact in all material respects goodwill related to the Products, including the Products IP relationships with Material Customers and Material Suppliers, (i) settled or waived any material Actions with respect to the Business, (j) disclosed any material nonpublic information with respect to the Business that Seller previously maintained as confidential information (other than pursuant to agreements requiring the recipient to maintain the confidentiality of and preserving all rights of Seller in such confidential information, as disclosed in its SEC Report or otherwise required by applicable Law), or (k) taken any action that would have been prohibited or otherwise restricted under Section 6.01(c) or (d).

Section 4.15     Material Contracts.

(a)    Seller has delivered to Buyer true and correct copies of each of the Assumed Contracts and Assumed Purchase Orders or, with respect to any oral contracts included in the Assumed Contracts or the Assumed Purchase Orders, a written description of all material terms thereof. Each of the Assumed Contracts and Assumed Purchase Orders is in full force and effect and constitutes a legal, valid and binding agreement of Seller and is enforceable in accordance with its terms against Seller and, to Seller’s Knowledge, against the applicable counterparties, except as such enforceability may be limited by applicable Enforceability Exceptions. There are no purchase orders related to the Products outstanding as of the Closing Date that will not be Assumed Purchase Orders. Seller has performed all of its obligations required to be performed under, and is not in violation or breach or default under, any such Assumed Contract or Assumed Purchase Order, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Seller, except for immaterial breaches and defaults. Seller has not waived any material rights under any of the Assumed Contracts or Assumed Purchase Orders or modified the terms thereof other than as set forth in any amendments to, and included in, the Assumed Contracts or Assumed Purchase Orders disclosed to Buyer hereunder. Seller has not received written notice of termination of any Assumed Contract, and, to Seller’s Knowledge, no applicable counterparty is in breach or default under any Assumed Contract, and no event has occurred and no condition or state of facts exists to the Seller’s Knowledge with respect to any counterparty, which, with the passage of time or the giving of notice or both, would constitute such a default or breach by such applicable counterparty. Seller is not currently renegotiating any Assumed Contract or Assumed Purchase Order.

(b)    Schedule 4.15(b) sets forth a complete list of the following Contracts to which Seller is a party or by which Seller is bound, in each case relating to the Business:

(i)     any Contract with any Material Customer;

(ii)     any Contract with any Material Supplier;

(iii)     any Contract concerning the manufacture, marketing or sale of or relating to research and development of the Products;

(iv)     any Contract evidencing Indebtedness owed by the Seller or any Encumbrance upon all or any portion of the Purchased Assets;

(v)     any Contract (A) providing for any Person to be the exclusive provider of any Product or the exclusive recipient of any Product, or (B) containing a covenant by Seller with respect to the Business not to (x) engage in any line of business, compete with any Person, conduct business in any geographical area, or (y) solicit or hire any Person;

(vi)     any guarantee of the obligations of customers, suppliers, officers, directors, employees, Affiliates or others; and

(vii)     any Contract pursuant to which Seller leases any personal property.

Section 4.16     No Restrictions. Except as set forth on Schedule 4.16 or in the Assumed Contracts, no agreement, understanding, contract, arrangement or other instrument binding on Seller or any of its Affiliates directly or indirectly creates or modifies any obligation, limit, Encumbrance or other restriction of any kind on the ability of Seller to sell, manufacture, have manufactured and distribute the Products in the continued operation of the Business. Except as imposed by applicable Law or the terms of any Assumed Contract, or as set forth on Schedule 4.16, there are no restrictions on the operation of the Business or the sale, manufacture or distribution of the Products.

Section 4.17     Customers and Suppliers. Schedule 4.17 sets forth a list of (a) the five (5) largest customers of the Business (measured by aggregate billings) for each of (i) the calendar year ended on December 31, 2023 and (ii) the six (6) month period ended on June 30, 2024 (each Person described in the foregoing clauses (i) and (ii), a “Material Customer”), and in each case, the dollar volume of such billings for each such customer during such period and (b) the ten (10) largest suppliers, vendors, service providers or manufacturers for the Business (measured by aggregate payments) for each of (i) the calendar year ended on December 31, 2023 and (ii) the six (6) month period ended on June 30, 2024 (each Person described in the foregoing clauses (i) and (ii), a “Material Supplier,” and together with the Material Customers, the “Material Parties”), and in each case, the dollar volume of Seller’s purchases from each such supplier, vendor or manufacturer for such period. Since January 1, 2023, none of the Material Parties have canceled or terminated or demanded a material reduction or change in the pricing or other terms of its business relationship with the Business or notified Seller or any of its Affiliates of any intention to do either of the foregoing. Except as set forth on Schedule 4.17, neither Seller nor any of its Affiliates is engaged in any material dispute with any Material Party and, to Seller’s Knowledge, no Material Party intends to terminate, limit or reduce its business relationship with the Business, or materially reduce or change the pricing or other terms of its business with the Business. Neither Seller nor any of its Affiliates has received any written (or, to Seller’s Knowledge, oral) notice of (i) any planned or contemplated full or partial de-listing of any of the Products (including any reduction in store count) or (ii) any Material Supplier being out of stock, or unable to supply any, of the Products (or any components included therein). To the Knowledge of Seller, each Material Supplier is in compliance in all material respects with all applicable Laws in respect of the Products.

Section 4.18     Compliance With Laws; Permits.

(a)    Since January 1, 2019: (i) Seller has complied in all material respects with all Laws applicable to the Purchased Assets, the Products or the Business; (ii) the Purchased Assets and their uses comply in all material respects with all applicable Laws; and (iii) Seller is not subject to any outstanding Governmental Order with respect to the Purchased Assets, the Products or the Business.

(b)    Each (i) of Seller and its officers, employees, contractors and agents has been duly granted all Permits required or necessary for the conduct of the Business as conducted by Seller, including all Permits necessary to develop, manufacture, test, store, handle, label, package, sell, market, promote, distribute, import, or export the Products, each of which Permits is set forth on Schedule 4.18(b); (ii) of such Permits are valid and in full force and effect. No such Permits are held by any Affiliate of Seller. None of Seller or any of its officers, employees, contractors and agents is in material breach or violation of, or default under, any such Permit. Each of Seller and its officers, employees, contractors and agents has filed all material reports, notifications and filings with, and have paid all regulatory fees to, the applicable Governmental Authority necessary to maintain all of such Permits in full force and effect. To Seller’s Knowledge, there is no basis for believing that all such Permits will not be renewable upon expiration. There are no Actions pending or, to Seller’s Knowledge, threatened, which would reasonably be expected to result in the revocation, cancellation or suspension of any such Permit. Seller is the sole and exclusive owner of each such Permit and has not granted any right of reference with respect thereto. Schedule 4.18(b) also includes a list of all Products Registrations.

Section 4.19     Brokers. Except as set forth on Schedule 4.19, no broker, investment banker, agent, finder or other intermediary acting on behalf of Seller or its Affiliates or under the authority of Seller or its Affiliates is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with any of the Transactions.

Section 4.20     Accounts Receivable. The Receivables (a) have arisen from bona fide transactions entered into by Seller involving the sale of goods or the rendering of services in the Ordinary Course of Business; and (b) constitute only valid, undisputed claims of Seller not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the Ordinary Course of Business.

Section 4.21     Opinion of Financial Advisor. The Seller Board has received the opinion of Hemming Morse, LLP (and, if it is in writing, has made available to Buyer a copy of such opinion), to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations, qualifications conditions and other matters set forth therein, the Purchase Price to be received in the Transactions is fair, from a financial point of view, to Seller, and as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

Section 4.22     Insurance. Schedule 4.22 sets forth a list and brief description (including nature of coverage, limits, deductibles, premiums and the loss experience for the most recent five years with respect to each type of coverage) of all policies of insurance maintained, owned or held by Seller or any of its Affiliates on the date hereof with respect to the Purchased Assets or the Business. Seller has complied with each of such insurance policies and has not failed to give any notice or present any claim thereunder in a due and timely manner. Seller has delivered to Buyer correct and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition of the Purchased Assets.

Section 4.23     Sale Process. Subject to Section 6.02, the offer to purchase the Purchased Assets reflected in this Agreement: (a) is the highest or otherwise best offer obtained for the Purchased Assets in the good faith opinion of Seller’s Board of Directors and will provide greater value to Seller than would be provided by any other reasonably available alternative with respect to the Business; (b) is for fair, adequate and sufficient consideration that constitutes reasonably equivalent value for the Purchased Assets; and (c) is in the best interests of Seller.

Section 4.24     Disclaimer of Warranties. Except as specifically set forth in this Article IV (as modified by the Disclosure Schedules and the SEC filings and submissions of Seller reflected in the introductory paragraph of Article IV), and in any Transaction Documents, none of Seller or its respective directors, officers, Affiliates, employees, consultants, agents, counsel, Representatives, or advisors makes or has made any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, to Buyer or any of its Affiliates, directors, officers, stockholders, members, managers, partners, employees, consultants, agents, counsel, Representatives, advisors, or Financing Sources. Any representations and warranties not specifically set forth in this Article IV (as modified by the Disclosure Schedules and the SEC filings and submissions of Seller reflected in the introductory paragraph of Article IV) and in any Transaction Documents, and whether express or implied (including any implied or express warranty of merchantability, fitness for a particular purpose, or non-infringement), are disclaimed by Seller. For avoidance of doubt and without limiting the foregoing, no representation or warranty is made with respect to (a) any financial projections, forecasts, or similar information or statements made, communicated or furnished (orally or in writing) to Buyer or any of its Affiliates, Representatives, advisors, Financing Sources or any other Person, (b) any “management presentations”, “confidential information memoranda”, “teasers” or similar or accompanying materials, or (c) the contents of any “data room” or “virtual data room” (except, in each case of the foregoing, to the extent addressed in a representation in this Agreement).

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer makes the following representations and warranties to Seller as set forth in this Article V as of the date hereof and as of the Closing Date:

Section 5.01     Organization. Buyer is a company duly incorporated and validly existing under the laws of the State of Delaware. Buyer has all requisite limited liability company power and authority to own and operate its assets as they are now owned and operated and to carry on its business as it is now being conducted.

Section 5.02     Due Authorization. Buyer has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and the Transaction Documents, and the execution and delivery of this Agreement and the Transaction Documents and the performance of all of its obligations hereunder and thereunder has been duly authorized by the board of directors of Buyer and any additional necessary corporate action. This Agreement and the Transaction Documents have been duly executed and delivered by Buyer and constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their terms, except as enforceability may be limited or affected by applicable Enforceability Exceptions.

Section 5.03     No Conflicts; Consents. Except as set forth on Schedule 5.03, the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the Transactions by Buyer do not and shall not (a) conflict with or result in any material breach of any of the terms, conditions or provisions of, (b) constitute a default under (whether with or without the giving of notice, the passage of time or both), (c) result in a violation of, or (d) require any Consent of or notice to any Person under the provisions of, any (i) of the organizational documents of Buyer or (ii) applicable Law.

Section 5.04     Brokers. No broker, investment banker, agent, finder or other intermediary acting on behalf of Buyer or under the authority of Buyer is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated hereby for which Seller could be liable.

Section 5.05     Litigation. There is no Action pending or, to Buyer’s knowledge, threatened against Buyer that, if adversely determined, would materially impair Buyer’s ability to perform its obligations hereunder.

Section 5.06     Debt Financing.

(a)    Concurrently with the execution of this Agreement, Buyer has delivered to Seller a copy of the executed commitment letter (as amended or modified in compliance with the terms of Section 6.13 hereof, the “Commitment Letter”), among the parties named therein as borrowers (the “Borrowers”) and Capital One, National Association and CIBC Bank USA (the “Lenders”), pursuant to which the Lenders have committed to lend to Buyer debt financing in an aggregate amount set forth therein (the “Debt Financing”). As of the date hereof, there are no conditions precedent related to the funding of the full amount of the Debt Financing other than as expressly set forth in the Commitment Letter.

(b)    As of the date hereof, the Commitment Letter (i) is a valid, binding and enforceable obligation of the Borrowers, and, to Buyer’s knowledge, of each of the other parties thereto (subject to the Enforceability Exceptions), (ii) is in full force and effect and (iii) has not been amended, modified, terminated or, to the knowledge of Buyer withdrawn, replaced or rescinded in any respect. As of the date hereof, to Buyer’s knowledge and assuming (x) Seller’s compliance with Section 6.13 (c), (y) the accuracy of the representations and warranties set forth in Article IV and the satisfaction of the conditions set forth in Article VII no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute or result in (A) a breach or default on the part of Buyer or, to the knowledge of Buyer, any other parties thereto, in each case, under the terms and conditions of the Commitment Letter, or (B) a failure of any condition to the Debt Financing to be satisfied by the Borrowers set forth in the Commitment Letter or (C) otherwise result in any portion of the Debt Financing in an amount equal to the amount required to deliver the Purchase Price, and all other amounts required to be paid by Buyer hereunder on the Closing Date, including all related fees and expenses required to be paid on the Closing Date by Buyer (the “Required Amount”) being unavailable on the Closing Date. Assuming the satisfaction of the conditions set forth in Section 7.01 and Section 7.02 hereof, as of the date hereof Buyer has no reason to believe that Buyer and the Borrower will be unable to satisfy on a timely basis each term and condition to the funding of the Debt Financing to be satisfied by it.

(c)    Assuming (i) the conditions set forth in Section 7.01 and Section 7.02 are satisfied at Closing and (ii) the accuracy of the representations and warranties set forth in Article IV, as of the Closing, the aggregate proceeds contemplated by the Debt Financing pursuant to the Commitment Letter, subject to the terms and conditions specified therein, together with any cash available to the Buyer, are sufficient for Buyer to pay the Required Amount in full and to consummate the Transactions on the Closing Date. Buyer acknowledges and agrees that its obligations hereunder are not subject to any conditions regarding Buyer’s or any other Person’s ability to obtain any financing for the consummation of the Transactions and in no event shall the receipt or availability of any funds or financing (including the Debt Financing) by Buyer or any of its Affiliates be a condition to the Closing or the consummation of the Transactions. Notwithstanding anything to the contrary in this Agreement, Seller expressly agrees that a breach of this representation and warranty shall not result in a failure of a condition precedent set forth in Section 7.01 or Section 7.03, if, notwithstanding such breach, Buyer is willing and able to consummate the Transactions on the terms otherwise contemplated hereby on the Closing Date.

(d)    As of the date hereof, there are no other agreements, side letters or arrangements to which Buyer or the Borrowers are a party or otherwise known to Buyer relating to the Commitment Letter or the Debt Financing.

Section 5.07     Ownership of Seller Common Stock. Neither Buyer nor any of its Affiliates is (or has been during the two (2) years prior to the date of this Agreement) an “interested stockholder” (as defined in Section 203 of the DGCL) of Seller.

Section 5.08     No Reliance. Buyer has relied on the results of its independent investigation, and the representations and warranties set forth in Article IV (as modified by the Disclosure Schedules and the SEC filings and submissions of Seller reflected in the introductory paragraph of Article IV) and in any other document contemplated herein, including the Transaction Documents. Buyer acknowledges that, except for the representations and warranties contained in Article IV and in any Transaction Document, Seller makes no representation or warranty, express or implied. For the avoidance of doubt, nothing in this Section 5.08 shall limit Buyer’s rights with respect to Fraud.

Section 5.09     Financial Sufficiency. Assuming that (a) the conditions to the obligation of Buyer to consummate the Transactions have been satisfied or waived and (b) the accuracy of the representations and warranties set forth in Article IV hereof, immediately after giving effect to the Transactions, Buyer shall continue to be solvent and shall be able to pay its debts as they become due and have adequate capital to carry on its business and to perform on its indemnification and other obligations under this Agreement.

Section 5.10     Disclaimer of Warranties. Except for the representations and warranties as specifically set forth in this Article V and in Section 6.13 and in any Transaction Documents, including the Transaction Documents, neither Buyer nor any of its directors, officers, Affiliates, employees, consultants, agents, counsel, Representatives or advisors makes or has made any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, to Seller or any of its directors, officers, stockholders, members, managers, partners, employees, consultants, agents, counsel, Representatives or advisors. Any representations and warranties not specifically set forth in this Article V and in Section 6.13 and in any Transaction Documents, whether express or implied (including any implied or express warranty of merchantability, fitness for a particular purpose, or non-infringement), are disclaimed by Buyer.

ARTICLE VI
COVENANTS

Section 6.01     Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall (a) conduct the Business in the Ordinary Course of Business; and (b) use commercially reasonable efforts to maintain and preserve intact its current Business organization and operations and preserve the rights, goodwill and relationships of its employees, customers, suppliers, regulators and others having relationships with the Business. From the date hereof until the Closing Date, except as (i) consented to in writing by Buyer in advance, (ii) expressly contemplated by the terms of this Agreement; or (iii) as required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Seller, Seller shall not, and shall not permit any of its Affiliates, to do any of the following:

(a)    except for the plan of liquidation and dissolution to be proposed at the Stockholder Meeting, adopt a plan of or effect any complete or partial liquidation or dissolution or adopt resolutions providing for or authorizing such liquidation or dissolution or adopt a plan of or effect any dissolution, merger, consolidation, restructuring, recapitalization or reorganization that involves the Business or the Purchased Assets, but expressly excludes any other business or products that will be part of Seller’s Continuing Business;

(b)    make any change in accounting methods, principles or practices affecting the reported consolidated assets, liabilities or results of operations of the Business, except insofar as may be required by a change in GAAP;

(c)    write up or down the value of any material asset of the Business (individually or in the aggregate), except insofar as may be required by GAAP;

(d)    sell, lease (as lessor), transfer or otherwise dispose of (including any transfers or dividends by Seller to any of its Affiliates or stockholders), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the Purchased Assets, other than sales of Inventory in the Ordinary Course of Business;

(e)    prepare or file any Tax Returns inconsistent with prior practice, make or change any material Tax election, adopt or change a material accounting method in respect of Taxes, enter into a Tax allocation, sharing agreement, indemnity or similar agreement or closing agreement, settle or comprise a claim, notice, audit report or assessment in respect of Taxes, surrender any right to claim a refund of Taxes for any tax period (or portion thereof) beginning after the Closing Date or for which Buyer is liable pursuant to Section 6.12(a)(i) (with respect to a Straddle Period) or 6.12(a)(ii), and consent to an extension or waiver of the statutory limitation period applicable to a claim or assessment (other than any automatic extension of time in which to file a Tax Return), in each case, in respect of Taxes with respect to the Purchased Assets or the Business;

(f)    initiate, waive, release, assign, settle or compromise any Action with respect to the Business or the Purchased Assets;

(g)    modify, waive, terminate, extend, assign any rights under or make any material amendments to any Contract with respect to the Business;

(h)    cancel, abandon or permit to lapse or expire any Intellectual Property rights relating to the Products or the Business;

(i)    (A) accelerate or delay collection of any note or accounts receivable relating to the Business in advance or beyond their regular due dates or the dates when the same would have been collected in the Ordinary Course of Business, (B) accelerate or delay payment of any account payable or other liability relating to the Business beyond or in advance of its due date or the date when such liability would have been paid in the Ordinary Course of Business or (C) accelerate or delay sales to customers relating to the Business outside the Ordinary Course of Business;

(j)    sell any Products on terms or conditions that are not materially consistent with past terms and conditions;

(k)    fail to maintain, with its current insurance companies or other financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it at present with respect to the Business; or

(l)    enter into any Contract to do any of the foregoing.

Section 6.02     Acquisition Proposals.

(a)    Following the execution hereof, Seller shall, and shall cause its Representatives to (i) immediately cease and cause to be terminated all existing discussions or negotiations with any Person with respect to any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal, and (ii) no later than one (1) Business Day after the execution of this Agreement, request that each Person (other than Buyer and its Representatives) that has, prior to the date of this Agreement, executed a currently effective confidentiality agreement in connection with its consideration of the acquisition of the Business and the Purchased Assets (or any alternative transaction thereto) promptly return or destroy all confidential information previously made available to such Person by Seller or on its behalf in accordance with the terms of such confidentiality agreement. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Closing, Seller shall not terminate, waive, amend, release or modify in any respect any provision of any confidentiality agreement to which it or any of its Affiliates or Representatives is a party with respect to any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal.

(b)    Subject to the terms of Section 6.02(c) and Section 6.02(e), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Closing, Seller shall not, and shall instruct and direct its Representatives not to, directly or indirectly, (i) solicit, initiate, facilitate or knowingly encourage or knowingly induce the making, submission or announcement of any inquiries or the making of any proposal or offer constituting, related to or that would reasonably be expected to lead to an Acquisition Proposal, (ii) make available any non-public information regarding Seller to any Person (other than Buyer or Buyer’s or Seller’s Representatives acting in their capacity as such) in connection with or in response to an Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal, (iii) continue, engage in or otherwise participate or facilitate any discussions or negotiations with any Person with respect to an Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to inform such Persons that they currently are not permitted to have discussions as a result of this Section 6.02), (iv) approve, endorse or recommend any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal, (v) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal, (vi) enter into any letter of intent or agreement in principle or any Contract providing for, relating to or in connection with any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement in accordance with Section 6.02(c)) or (vii) reimburse or agree to reimburse the expenses of any other Person (other than Seller’s Representatives) in connection with an Acquisition Proposal or any inquiry, discussion, offer or request that would reasonably be expected to lead to an Acquisition Proposal.

(c)    Notwithstanding anything to the contrary in this Section 6.02, if at any time after the date hereof and prior to obtaining the Stockholder Approval, (i) Seller receives, after the date of this Agreement, an unsolicited bona fide written Acquisition Proposal, (ii) such Acquisition Proposal did not result from a breach of this Agreement, (iii) the Seller Board determines in good faith (after consultation with outside counsel and its independent financial advisor) that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and (iv) the Seller Board determines in good faith (after consultation with outside counsel) that taking the actions referred to in clause (A) or (B) of this Section 6.02(c) is required in order to satisfy its fiduciary duties to the stockholders of Seller under applicable Law (such Acquisition Proposal, a “Qualifying Acquisition Proposal”), then, prior to obtaining the Stockholder Approval and only so long as such Acquisition Proposal remains a Qualifying Acquisition Proposal, Seller may (A) make available information with respect to Seller, the Purchased Assets or the Business or afford access to the Business, properties, assets, books, records or other non-public information, or to any personnel of Seller to the Person (including its Representatives) making such Qualifying Acquisition Proposal pursuant to an Acceptable Confidentiality Agreement; provided, that any non-public information that is provided or made available to any Person given such access shall have been previously provided or made available to Buyer or shall be provided or made available to Buyer prior to or concurrently with the time it is provided or made available to such Person and (B) participate in discussions or negotiations with the Person (including its Representatives) making such Qualifying Acquisition Proposal regarding such Qualifying Acquisition Proposal; provided, however, that Seller shall, and shall cause its Representatives to, cease any activities described in clause (A) or (B) of this Section 6.02(c) immediately following the time the applicable Acquisition Proposal ceases to be a Qualifying Acquisition Proposal. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Closing, Seller shall promptly (and in any event within twenty-four (24) hours of receipt by Seller) advise Buyer in writing of the receipt by Seller of any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal or inquiry, proposal or offer) and the material terms and conditions of such Acquisition Proposal. Seller shall keep Buyer informed, on a reasonably current basis, of the status of and any financial or other substantive changes in any such Acquisition Proposal.

(d)    Subject to Section 6.02(e), neither the Seller Board nor any committee thereof shall (i) (A) directly or indirectly fail to recommend to Seller stockholders that Stockholder Approval be given or fail to include the Seller Recommendation in the Proxy Statement, change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Buyer, the Seller Recommendation, fail to recommend against any tender offer or exchange offer by the close of business on the 10th Business Day after the commencement thereof, other than a temporary “stop, look and listen” communication by the Seller Board consistent with Rule 14d-9(f) of the Exchange Act that contains a reaffirmation of the Seller Recommendation, fail to publicly reaffirm its recommendation of this Agreement within three Business Days following the public announcement or disclosure of an Acquisition Proposal (and in any event at least two Business Days prior to the Stockholder Meeting), adopt, approve or recommend, or submit to the vote of the Seller stockholders, or publicly propose to approve or recommend to the Seller stockholders, a takeover proposal or make any public statement inconsistent with the Seller Recommendation (each such action set forth in this Section 6.02(d)(i)(A) being referred to herein as an “Adverse Recommendation Change”), provided, however, it being understood that neither (1) the determination in itself by the Seller Board or a committee thereof that an Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal nor (2) the delivery in itself by Seller to Buyer of any notice contemplated by this Section 6.02 constitutes an Adverse Recommendation Change or a violation of this Section 6.02 or (B) adopt, approve, recommend, endorse or otherwise declare advisable any Acquisition Proposal, (ii) cause or permit Seller to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement related to an Acquisition Proposal other than an Acceptable Confidentiality Agreement (each, an “Alternative Acquisition Agreement”), (iii) take any action to make the provisions of any “Moratorium,” “Control Share Acquisition,” “Fair Price,” “Supermajority,” “Affiliate Transactions,” “Business Combination Statute or Regulation” or other similar state anti-takeover Laws and regulations (the “Takeover Laws”) or any restrictive provision of any applicable anti-takeover provision in the articles of incorporation or bylaws of Seller, inapplicable to any transactions contemplated by an Acquisition Proposal (including approving any transaction under the DGCL), or (iv) resolve, agree or propose to take any such actions.

(e)    Notwithstanding Section 6.02(d) or anything to the contrary set forth in this Agreement, at any time prior to obtaining the Stockholder Approval, if the Seller Board determines in good faith (after consultation with outside counsel and its independent financial advisor) that in order to satisfy its fiduciary duties to the stockholders of Seller under applicable Law and provided, that Seller has otherwise complied with this Section 6.02 with respect to receiving an Acquisition Proposal and Section 6.02(f), then, prior to obtaining the Stockholder Approval, the Seller Board may, solely in response to a Qualifying Acquisition Proposal that constitutes a Superior Proposal received on or after the date hereof that has not been withdrawn or abandoned, make an Adverse Recommendation Change or to otherwise authorize Seller to terminate this Agreement pursuant to Section 9.01(d)(ii) (including payment of the Termination Fee) and concurrently enter into a binding definitive agreement to effect such Superior Proposal. Neither the Seller Board nor any committee thereof shall make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 9.01(d)(ii) or cause Seller to enter into a binding definitive agreement to effect such Superior Proposal, unless Seller has first complied with the provisions of Section 6.02(f) and, after so complying, the Seller Board determines in good faith (after consultation with outside counsel and its independent financial advisor) that such Acquisition Proposal continues to constitute a Superior Proposal.

(f)    The Seller Board shall not take any action set forth in Section 6.02(e) unless Seller has first (i) provided written notice to Buyer (a “Notice of Superior Proposal”) advising Buyer that Seller has received a Qualifying Acquisition Proposal that constitutes a Superior Proposal, specifying the terms and conditions of such Superior Proposal, identifying the Person making such Superior Proposal and providing copies of any agreements intended to effect such Superior Proposal, and the Seller Board has made the determination required under Section 6.02(e) (including the basis on which such determination has been made), (ii) negotiated, and caused Seller and its Representatives to negotiate, during the five Business Day period following Buyer’s receipt of the Notice of Superior Proposal (the “Notice Period”), in good faith with Buyer to enable Buyer to make a written counteroffer or propose to amend the terms of this Agreement (to the extent Buyer wishes to do so) so that such Acquisition Proposal no longer constitutes a Superior Proposal, and (iii) after complying with clauses (i) and (ii), reaffirmed such determination in light of any counteroffer or proposed amendment to the terms of this Agreement; provided, however, that if during the Notice Period any revisions are made to an Acquisition Proposal and such revisions are material (it being understood and agreed that any change to consideration with respect to such proposal is material), Seller shall deliver a new Notice of Superior Proposal to Buyer and shall comply with the requirements of this Section 6.02(f) with respect to such new Notice of Superior Proposal.

(g)    Seller agrees that it shall take all actions necessary so that any Adverse Recommendation Change shall not change the approval of this Agreement or any other approval of the Seller Board or any committee thereof in any respect that would have the effect of causing any of the Takeover Laws of any state (including Delaware) or other similar statutes to be applicable to the Transactions.

(h)    Nothing contained in this Section 6.02 shall prohibit the Seller Board from taking and disclosing a position contemplated by Item 1012(a) of Regulation M-A, Rule 14e-2(a) under the Exchange Act or complying with Rule 14d-9 under the Exchange Act, including a “stop, look and listen” communication by the Seller Board or a committee thereof to Seller stockholders pursuant to Rule 14d-9(f), promulgated under the Exchange Act (or any substantially similar communication); provided, however, that neither Seller nor the Seller Board (or any committee thereof) shall be permitted to recommend that the stockholders of Seller tender any securities in connection with any tender or exchange offer (or otherwise approve, endorse or recommend any Acquisition Proposal), unless in each case, in connection therewith, the Seller Board effects an Adverse Recommendation Change in accordance with Section 6.02(e); provided, further that any such disclosure of such tender or exchange offer or Acquisition Proposal (other than a “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change unless the Seller Board expressly reaffirms the Seller Recommendation after such stop, look and listen communication as provided in Section 6.02(d). So long as the Seller Board expressly reaffirms the Seller Recommendation in such disclosure, then it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by Seller that solely: (A) acknowledges Seller’s receipt of an Acquisition Proposal; (B) identifies the Person making such Acquisition Proposal (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement); (C) provides the material terms of such Acquisition Proposal; and/or (D) describes the operation of this Agreement with respect thereto will not be deemed to be (1) a withholding, withdrawal, amendment, qualification or modification, or proposal by the Seller Board or a committee thereof to withhold, withdraw, amend, qualify or modify, the Seller Recommendation, (2) an adoption, approval or recommendation with respect to such Acquisition Proposal, or (3) an Adverse Recommendation Change.

(i)    For purposes of this Agreement:

(i)     “Acceptable Confidentiality Agreement” means a customary confidentiality agreement containing terms substantially similar to, and with terms no less favorable to Seller than, those set forth in the Confidentiality Agreement; provided, that such confidentiality agreement shall not provide any Person with any exclusive right to negotiate or otherwise prevent compliance by Seller or any of its Subsidiaries with any of the provisions of this Agreement.

(ii)     “Acquisition Proposal” means any proposal or offer (whether or not in writing) from any Third Party with respect to any (A) merger, consolidation, share exchange, recapitalization, reorganization, liquidation, dissolution, other business combination or similar transaction involving Seller, the Business or the Purchased Assets, but expressly excluding any transaction that exclusively relates to any Excluded Assets, (B) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a subsidiary of Seller or otherwise), of any business or assets of Seller representing fifteen percent (15%) or more of the consolidated revenues, net income or assets of the Business, but expressly excluding any transaction that exclusively relates to any Excluded Assets, (C) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing fifteen percent (15%) or more of the voting power of Seller, other than solely in connection with the exercise or conversion of any Company securities issued prior to the date of this Agreement, (D) transaction in which the holders of the voting power of Seller immediately prior to such transaction own eighty-five percent (85%) or less of the voting power of Seller immediately following the transaction, (E) transaction in which any Person (or the stockholders of any Person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, ten percent (10%) or more of the equity of Seller, other than solely in connection with the exercise or conversion of any Company securities issued prior to the date of this Agreement, or (F) any combination of the foregoing (in each case, other than the Transactions).

(iii)     “Superior Proposal” means any bona fide written offer made by a Third Party to which such Third Party would acquire, directly or indirectly, substantially all of the assets of the Business, taken as a whole, (A) on terms which the Seller Board determines in good faith (after consultation with outside counsel and its independent financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to the stockholders of Seller than the Transactions, taking into account all the terms and conditions of such proposal and this Agreement deemed relevant in good faith by the Seller Board (including the Termination Fee, any changes proposed by Buyer to the terms of this Agreement that Buyer committed to in writing pursuant to Section 6.02(f) and the potential time delays and other risks to consummation associated with such offer), (B) that is reasonably likely to be completed, taking into account all financial, regulatory, legal and other aspects of such offer and (C) for which any necessary financing is fully committed (including with respect to any indebtedness that could be required to be repaid in connection with the transactions contemplated by such offer).

(j)    Any action taken by any Representative of Seller that if taken by Seller would constitute a breach of this Section 6.02, then such action shall be deemed a breach of this Agreement by Seller.

Section 6.03     Access to Information. From the date hereof until the earlier to occur of the Closing and termination of this Agreement pursuant to Article IX, Seller shall (a) afford Buyer and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to and the right to inspect all of the properties, assets, premises, in each case to the extent they relate to the Purchased Assets, books and records, Assumed Contracts and other documents and data Related to the Business; (b) promptly furnish Buyer and its Representatives with such financial, operating and other data and information Related to the Business as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Seller to cooperate with Buyer in its investigation of the Purchased Assets, including Buyer conducting a physical inventory of the Inventory prior to the Closing; provided, however, that Seller may restrict or otherwise prohibit access to any documents or information to the extent (i) required by any Governmental Order or Law to which Seller is subject, (ii) it would be reasonably likely to result in Seller waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information, or (iii) access to an Assumed Contract in effect as of the date of this Agreement to which Seller is a party or otherwise bound would violate or cause a default pursuant to, or give a Third Party the right to terminate or accelerate the rights pursuant to, such Contract (it being understood that Seller shall use commercially reasonable efforts to either eliminate any such impediments to providing such information and/or to provide reasonable alternatives to such restricted information). Buyer agrees that any such access pursuant to this Section 6.03 shall be conducted in such a manner as not to interfere unreasonably with the normal operations of the Business. Any access to the properties (including systems) of Seller will be subject to Seller’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Buyer, its Affiliates or any of its or their Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.03. All requests for access pursuant to this Section 6.03 must be directed to the Seller’s Chief Executive Officer, or another person designated in writing by Seller.

Section 6.04     Confidentiality.

(a)    Seller agrees that Seller will, and will cause its Affiliates and its and their Representatives to, keep the Business Information (as defined below) confidential, and to use Information exclusively for the purpose of this Agreement, for a period of five (5) years from the Closing Date, except that any Information required by applicable Law or Governmental Authority to be disclosed may be disclosed consistent with the provisions of this Section 6.04. For purposes hereof, the term “Business Information” means (a) all proprietary information to the extent relating to the Business, the Products or the Purchased Assets, whether in written or oral form (provided, however, such information shall expressly exclude any information to the extent that it relates to Excluded Assets or Seller’s Continuing Business and those related products) and (b) information of a confidential nature submitted by Buyer or any of its Affiliates to Seller or any of its Affiliates, whether in written or oral form, but in each case excluding any such information that is generally available to the public on the Closing Date or thereafter becomes generally available to the public other than as a result of a breach of this Section 6.04, or which becomes available to Seller from a Third Party, provided that such Third Party is not, to Seller’s Knowledge, prohibited from transmitting such information to Seller by a contractual, legal or fiduciary obligation.

(b)    Buyer agrees that Buyer will, and will cause its Affiliates and its and their Representatives to, keep the Seller Information (as defined below) confidential, and to use Seller Information exclusively for the purpose of this Agreement, for a period of five (5) years from the Closing Date, except that any Seller Information required by applicable Law or Governmental Authority to be disclosed may be disclosed consistent with the provisions of this Section 6.04. For purposes hereof, the term “Seller Information” means all proprietary information relating solely to the Excluded Assets or Seller’s Continuing Business after the Closing, whether in written or oral form, but excluding any such information that is generally available to the public on the Closing Date or thereafter becomes generally available to the public other than as a result of a breach of this Section 6.04, or which becomes available to Buyer or its Affiliates from a Third Party, provided that such Third Party is not, to Buyer’s knowledge, prohibited from transmitting such information to Buyer or its Affiliates by a contractual, legal or fiduciary obligation.

(c)    The foregoing covenant will not prevent either Seller from disclosing Business Information or Buyer from disclosing Seller Information to the extent required by applicable Law (including, in the case of Seller, such disclosure made in compliance with its disclosure obligations as a public company under applicable Law and stock exchange rules) or in response to a Governmental Order or request of a court or other Governmental Authority, provided that such disclosing Party promptly notifies the other Party promptly in writing prior to such disclosure (to the extent reasonably practicable and permissible by Law) so that the other Party may seek an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such Business Information or Seller Information, as the case may be. In the absence of a protective order, other assurance that confidential treatment will be accorded or if otherwise required to disclose, such disclosing Party may disclose only that portion of such Business Information or Seller Information, as the case may be, that is so requested to be disclosed.

(d)    Notwithstanding any other provision of this Agreement to the contrary (x) to the extent necessary to comply with Treasury Regulations Section 1.6011-4(b)(3), each Party (and any employee, Representative, or other agent thereof) may disclose to any Governmental Authority the U.S. federal tax treatment and tax structure of any transactions contemplated by this Agreement and (y) Buyer and its Representatives or Affiliates may make customary disclosures, announcements and communications to potential financing sources (including the Financing Sources) and their Representatives and Affiliates in relation to obtaining the Debt Financing for the purposes of financing the Transactions, provided such Representatives and Affiliates are subject to customary confidentiality agreements.

Section 6.05     Non-Compete; Non-Solicitation.

(a)    In consideration of the purchase by Buyer of the Purchased Assets and the Business as contemplated hereby and the mutual covenants provided for herein and to more effectively protect the value and goodwill of the Purchased Assets and the Business so sold, Seller hereby covenants and agrees that, from and after the Closing Date and for a period ending on the fifth (5th) anniversary of the Closing Date, Seller shall not and shall cause its Affiliates not to:

(i)     directly or indirectly engage in, or prepare or attempt to enter into or engage in, own, manage, operate, assist, control, participate in, perform services for, sell materials to, develop products for, or otherwise carry on or have any interest (financial or otherwise) in any Third Party that is engaged in the Business or that develops, designs, manufactures (directly or through a Third Party), distributes (directly or through a Third Party), promotes or sells eyecare products that compete, directly or indirectly, with the Products or the Business anywhere in the United States or anywhere outside of the United States where the Products are offered for sale, or contemplated to be offered for sale, as of the Closing Date; provided, however, that nothing in this Section 6.05(a)(i) will preclude Seller or any of its Affiliates from acquiring or holding not more than two percent (2%) of any class of equity securities of any publicly-traded corporation;

(ii)     (A) solicit, induce or attempt to persuade, solicit or induce any Person who is, or has been at any time during the twelve (12) month period immediately prior to the Closing, a distributor, supplier, customer, contractor, licensor, licensee or other business relation of the Business to cease doing business with, or to alter or limit its business relationship with, Buyer or any of its Affiliates or the Business; or

(iii)     take any actions calculated to persuade any employee, independent contractor, consultant, representative or agent of the Business (as operated by Buyer and its Affiliates following the Closing) to terminate his, her or its association with Buyer or any of its Affiliates or hire, solicit or otherwise retain the services of any employee, independent contractor, consultant, representative or agent of the Business (as operated by Buyer and its Affiliates following the Closing), whether on a full-time basis, part-time basis or otherwise and whether as an employee, independent contractor, consultant, advisor or in another capacity, who is acting in such capacity or has acted in such capacity in the twelve (12) month period immediately prior to the Closing or such proposed date of hire or retention (provided that this clause (ii) shall not (A) apply to any independent contractor, consultant, representative or agent that provides services or is otherwise engaged by Seller relating solely to the Excluded Assets or Seller’s Continuing Business and its products after the Closing or (B) preclude the solicitation, hiring or retention of any such employee, independent contractor, consultant, representative or agent whose employment or engagement was terminated by Buyer and its Affiliates at least one hundred eighty (180) days prior to such solicitation or hiring or (C) general solicitations that are not targeted specifically at any employee, independent contractor, consultant, representative or agent of the Business, so long as Seller does not hire such Person who responds to such general solicitation or general advertisement).

(b)    If Seller or any of its Affiliates violates any of its obligations under this Section 6.05, Buyer may proceed against it in law or in equity for such damages or other relief as a court of competent jurisdiction may deem appropriate. Each Party acknowledges and agrees that a violation of this Section 6.05 will cause Buyer and its Affiliates irreparable harm which will not be adequately compensated for by money damages. Seller therefore agrees that in the event of any actual or threatened violation of this Section 6.05, Buyer shall be entitled, in addition to other remedies that it may have, to a temporary restraining order and to preliminary and final injunctive relief against Seller or any of its Affiliates to prevent any violations of this Section 6.05, without the necessity of posting a bond. The prevailing party in any Action commenced under this Section 6.05 shall also be entitled to receive reasonable attorneys’ fees and court costs with respect to such Action.

(c)    Seller hereby acknowledges that it will receive an immediate and direct benefit on the Closing Date from the consummation of the Transactions, including the receipt of significant monetary proceeds as a direct result of such transactions. The Parties hereto agree that the covenants set forth in this Section 6.05 are reasonable with respect to their duration, geographical area, and scope. It is the intent and understanding of each Party hereto that if, in any Action before any court or other Governmental Authority legally empowered to enforce this Section 6.05, any term, restriction, covenant or promise in this Section 6.05 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or other Governmental Authority.

Section 6.06     Governmental Approvals and Consents.

(a)    Subject to Section 6.02, each Party shall, as promptly as possible, use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the other Transaction Documents. Each Party shall reasonably cooperate with the other Party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals, subject to Section 6.06(c). The Parties shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals, except for such actions taken pursuant to Section 6.02 or as may be required by applicable Governmental Order or Law.

(b)    With respect to any analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either Party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the Transactions (but, for the avoidance of doubt, not including any interactions between Seller with Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law or any disclosure containing confidential information) each Party shall keep the other Party informed in all material respects and permit the other Party and its Representatives to review in advance any such filing, submission or attendance relating to the Transactions, it being the intent that the Parties will consult, reasonably cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals that relate to the Transactions (which expressly do not include Seller’s filings with the SEC in the ordinary course not related to the Transactions). Each Party shall give notice to the other Party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority referred to in the preceding sentence, with each Party keeping the other Party informed in all material respects with respect to any such meeting, discussion, appearance or contact.

(c)    Seller shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are set forth on Schedule 4.05(b)(iii); provided, however, that neither Seller nor Buyer shall be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

Section 6.07     Availability of Records; Information.

(a)    From and after the Closing Date, Seller will permit Buyer and its Affiliates and its and their Representatives to have reasonable access to all books and records to the extent relating to the Business (and not included in the Purchased Assets), during normal business hours and upon reasonable advance notice; provided that (i) such access will not unreasonably interfere with the normal operations of the business of Seller or any of its Affiliates and (ii) nothing herein will require Seller to provide Buyer or any of its Affiliates or Representatives with access or copies of any information that must be maintained as confidential (A) by any Governmental Order or applicable Law or in accordance with the terms of a written agreement with a Third Party or (B) in order to preserve any applicable attorney-client privilege, work product doctrine or other privilege applicable to such documents or information (provided that Seller will use commercially reasonable efforts to provide such information in a manner that does not violate such Governmental Order or Law, is in accordance with such agreement and preserves such privilege). Neither Seller nor any of its Affiliates will destroy or dispose of any such books and records relating to the Business for a period of six (6) years after the Closing Date without first providing thirty (30) days’ prior written notice to Buyer to offer Buyer, at its expense, to make copies of such books and records; provided, however, Buyer shall not be entitled to make copies or otherwise receive any such books and records that are subject to the exceptions listed above.

(b)    From and during the three (3) years after the Closing Date, Seller shall, and shall cause its Affiliates to, promptly advise Buyer in writing of any mail or documents that it receives pertaining from any Person or written notice from a Governmental Authority relating to the Business or any of the Purchased Assets or the Products.

(c)    From and after the Closing Date, Buyer will permit Seller and its Representatives to have reasonable access, during normal business hours and upon reasonable advance notice, to the books and records of the Business to the extent that such books and records (i) were delivered to Buyer pursuant to the terms of this Agreement, (ii) are reasonably required in connection with financial reporting, third party litigation or the ownership of the Excluded Assets and the Excluded Liabilities (in each case, other than in connection with an Action between Buyer and Seller or any of their respective Affiliates); provided that (A) such access will not unreasonably interfere with the normal operations of Buyer’s or any of its Affiliates’ business and (B) nothing herein will require Buyer to provide Seller or any of its Representatives with access or copies of any information that must be maintained as confidential (1) by applicable Governmental Order or Law or in accordance with the terms of a written agreement with a Third Party or (2) in order to preserve any applicable attorney-client privilege, work product doctrine or other privilege applicable to such documents or information (provided that Buyer will use commercially reasonable efforts to provide such information in a manner that does not violate such Governmental Order or Law, is in accordance with such agreement and preserves such privilege). Buyer will not destroy or dispose of any such books and records for a period of six (6) years after the Closing Date without the prior written consent of Seller.

Section 6.08     Closing Conditions. Except for the Debt Financing, which will be governed by Section 6.13, or as may be necessary for Seller to take the actions contemplated by Section 6.02 (and solely to the extent such actions are permitted by Section 6.02), from the date hereof until the Closing, each party hereto shall use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.

Section 6.09     Public Announcements. The initial press release regarding this Agreement and the Transactions will be a joint press release reasonably acceptable to Seller and Buyer, and, thereafter, Seller and Buyer each will consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Transactions and prior to making any filings with any Third Party or any Governmental Authority (including NYSE American) with respect to the Transaction, except as may be required by Governmental Order or Law or by obligations pursuant to any listing Contract with or rules of NYSE American or by the request of any Governmental Authority. Notwithstanding the foregoing, this Section 6.09 shall not apply to any press releases, public announcements, communications or filings (a) that are consistent with the initial press release and the terms of this Agreement and do not contain any information relating to Seller, Buyer or the Transactions that has not been previously announced or made public in accordance with the terms of this Section 6.09, (b) with respect to any announcement made that relates to any Acquisition Proposal or Adverse Recommendation Change in accordance with the terms of this Agreement, including Section 6.02, or (c) internal communications to employees of Seller that, in the good faith assessment of Seller would not need to be publicly filed by Seller pursuant to applicable Law. Notwithstanding any other provision of this Agreement to the contrary, Buyer and its Representatives or Affiliates may make customary disclosures, announcements and communications to potential financing sources (including the Financing Sources) and their Representatives and Affiliates in relation to obtaining the Debt Financing for the purposes of financing the Transactions, provided such Representatives and Affiliates are subject to customary confidentiality agreements.

Section 6.10     Further Assurances; Wrong Pockets.

(a)    From time to time for a period of up to six (6) years after the Closing Date, as and when requested by any Party, each of the Parties will, and will cause their respective Affiliates to, at the requesting Party’s expense (except as otherwise expressly provided in this Agreement), execute such Transfer Documents or other documents and take such further actions as may be reasonably requested to carry out the provisions hereof and consummate and evidence the transactions contemplated hereby, including executing and delivering or causing to be executed and delivered to the other Party such Transfer Documents or other documents as the other Party or its counsel may reasonably request as necessary for such purpose. Without limiting the foregoing, if at any time on or after the Closing Date, Seller retains or obtains possession or control of any assets that existed as of the Closing Date and constituted or would have constituted Purchased Assets on such date, Seller shall (subject to Section 2.07) (i) promptly, but in no event later than three (3) Business Days after coming into such possession or control, assign and transfer (or cause to be assigned and transferred) all right, title and interest in such assets to Buyer and deliver or return (or cause to be delivered or returned) such assets to Buyer for no additional consideration and (ii) cause such assets to be used or retained as may be reasonably instructed by Buyer.

(b)    If, following the Closing, any right, property or asset constituting Excluded Assets is found to have been transferred to Buyer in error, either directly or indirectly, the Parties shall cooperate to transfer, or shall cause their Affiliates to transfer, at no cost, such right, property or asset (and any related Liability) as soon as practicable to the Person indicated by Seller. If, following the Closing, any right, property or asset forming part of the Business or the Purchased Assets is found to have been retained by Seller or any of its Affiliates in error, either directly or indirectly, Seller shall transfer, or shall cause its Affiliate, as applicable, to transfer, at no cost, such right, property or asset (and any related Assumed Liability) as soon as practicable to Buyer.

Section 6.11     Proxy Statement; Special Meeting.

(a)    As soon as practicable following the date of this Agreement, Seller shall prepare (with Buyer’s reasonable cooperation) and, no later than ten (10) days or such other later date as mutually agreed upon by Seller and Buyer in writing, file with the SEC a proxy statement in preliminary form relating to the Stockholder Meeting (the “Proxy Statement”). Seller will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and shall use its reasonable best efforts to cause the Proxy Statement to be filed with the SEC and then mailed to stockholders of Seller as soon as reasonably practicable (and in any event within five (5) Business Days) after the earlier to occur of: (i) if Seller does not receive comments from the SEC with respect to the preliminary Proxy Statement and does not reasonably believe that it will receive comments, the eleventh (11th) calendar day immediately following the date of filing of the preliminary Proxy Statement with the SEC and (ii) if Seller does receive comments from the SEC with respect to the preliminary Proxy Statement, clearance by the SEC with respect to such comments; provided, however, in no event will Seller be required to file the Proxy Statement with the SEC prior to the record date for Company stockholders entitled to vote at the Stockholder Meeting as set forth in the preliminary Proxy Statement (such record date to be determined by Seller, subject to Buyer’s approval (such approval not to be unreasonably withheld)). Buyer shall cooperate with Seller in connection with the preparation of the Proxy Statement, including providing to Seller any and all information regarding Buyer and its Affiliates as may be required to be disclosed therein as promptly as possible after the date hereof. Seller shall notify Buyer promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall provide Buyer with copies of all substantive correspondence between Seller or any of its representatives, on the one hand, and the SEC or its staff, on the other hand and also provide Buyer with copies of any written comments, and advise Buyer of any oral comments, in each case, with respect to the Proxy Statement received from the SEC.

(b)    Each of Seller and Buyer agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement or any amendment or supplement thereto will, at the date of mailing to Seller stockholders and at the time of the Stockholder Meeting to be held in connection with the Transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to receipt of Stockholder Approval, any event occurs with respect to Seller or Buyer or any change occurs with respect to other information to be included in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement so that the Proxy Statement shall not contain an untrue statement or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party of such event and Seller shall promptly file, with Buyer’s cooperation, any necessary amendment or supplement to the Proxy Statement. Seller will also advise Buyer, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement.

(c)    Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Seller shall (i) provide Buyer an opportunity to review and comment on such document or response (which comments shall be considered by Seller in good faith) and (ii) not file or mail such document, or respond to the SEC, prior to receiving the approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed, except that no such Buyer approval shall be required in connection with an Adverse Recommendation Change, the exercise by Seller of its rights and obligations under Section 6.02 or if required by the SEC or appliable Law.

(d)    Seller shall, as soon as practicable following the date of this Agreement and subject to the SEC and the SEC staff completing their review (or no review) of the Proxy Statement as contemplated by Section 6.11(a) and as may be amended as provided in Section 6.11(b), duly call, give notice of, convene and hold a meeting of the holders of Common Stock (the “Stockholder Meeting”) for the purpose of seeking the Stockholder Approval. Seller may not postpone or adjourn the Stockholder Meeting without the prior written consent of Buyer. Notwithstanding the foregoing, Seller may postpone or adjourn the Stockholder Meeting (on one or more occasions) (i) with the consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed, (ii) for the absence of a quorum, (iii) to allow reasonable additional time for any supplemental or amended disclosure that Seller has determined in good faith in consultation with its outside counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Seller’s stockholders prior to the Stockholder Meeting, (iv) to allow additional solicitation of votes in order to obtain the Stockholder Approval or (v) if required by applicable Law; provided, that Seller may not postpone or adjourn the Stockholder Meeting more than a total of two (2) times pursuant to the preceding clause (iv). The notice of such Stockholder Meeting shall state that a resolution to adopt this Agreement will be considered at the Stockholder Meeting. Unless the Seller Board has effected an Adverse Recommendation Change in accordance with Section 6.02(d), (x) the Seller Board shall recommend to holders of Common Stock that they adopt this Agreement and shall include such recommendation and the Seller Determination in the Proxy Statement and (y) Seller shall use reasonable best efforts to solicit the Stockholder Approval. Seller shall not include in the Proxy Statement any proposal to vote upon or consider any Acquisition Proposal (other than the Transactions). Without limiting the generality of the foregoing and except as provided in Section 6.02, unless this Agreement has been terminated in accordance with its terms, Seller shall submit the Transactions and this Agreement for the approval of its stockholders at the Stockholder Meeting whether or not an Adverse Recommendation Change shall have occurred or an Acquisition Proposal shall have been publicly announced or otherwise made known to Seller, the Seller Board, Seller’s Representatives or stockholders.

Section 6.12     Taxes.

(a)    Liability for Taxes.

(i)     Seller shall be liable for and pay, and shall indemnify and hold harmless Buyer and Buyer’s Affiliates against, all Losses which Buyer or Buyer’s Affiliates suffer or incur as a result of, arising out of or relating to (i) Taxes applicable to the Business, the Purchased Assets or the Assumed Liabilities, in each case attributable to Pre-Closing Tax Periods, (ii) Taxes imposed on Seller, or for which Seller may otherwise be liable, (iii) Taxes of any member of an affiliated, consolidated, combined or unitary group of which Seller (or any predecessor thereof) is or was a member on or prior to the Closing Date, (iv) Taxes of any Person imposed on Seller arising under the principles of transferee or successor liability or by Contract, (v) Taxes for which Seller is responsible pursuant to Section 6.12(a)(ii) and (vi) claims of creditors of Seller arising out of or connected with its failure to comply with the requirements of any Laws relating to “bulk transfer” or “bulk sales”, or its failure to discharge such claims. For purposes of this Section 6.12, Taxes with respect to any Straddle Period shall be allocated on a “closing of the books” basis by treating any Straddle Period as two partial periods, one ending at the close of the Closing Date and the other beginning on the day after the Closing Date, except that Taxes (such as real, personal and intangible property Taxes and similar ad valorem obligations) imposed on a periodic basis shall be allocated proportionately based on the number of days of such Straddle Period in a Pre-Closing Tax Period and the number of the remaining days of such Straddle Period.

(ii)     Notwithstanding Section 6.12(a)(i), any sales Tax, use Tax, real property transfer or gains Tax, asset transfer Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Business, the Purchased Assets or the Assumed Liabilities shall be paid one-half by Seller and one half by Buyer. Each Party agrees to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, such Taxes.

(iii)     Seller shall provide reimbursement for any Tax paid by Buyer all or a portion of which is the responsibility of Seller in accordance with the terms of this Section 6.12 promptly after Buyer gives written notice to Seller of the Tax payable and the portion that is the liability of Seller; provided, however, that failure of Buyer to give such written notice to Seller shall not preclude Buyer from recovering such amounts pursuant to this Section 6.12(a), unless and to the extent that Seller was actually prejudiced by such failure.

(b)    Assistance and Cooperation. After the Closing Date, each of Seller and Buyer shall (and cause their respective Affiliates to):

(i)     Reasonably assist the other party in preparing any Tax Returns with respect to the Business and the Purchased Assets which such other party is responsible for preparing and filing;

(ii)     cooperate reasonably in preparing for any audits of, or disputes with any Governmental Authority regarding any Tax Returns of the Business or the Purchased Assets;

(iii)     make available to the other and to any Governmental Authority as reasonably requested all information, records, and documents relating to Taxes of the Business or the Purchased Assets; and

(iv)     subject to Article VIII, provide timely notice to the other in writing of any pending or threatened Tax audits or assessments relating to Taxes of the Business or the Purchased Assets for taxable periods for which the other may have a liability under this Section 6.12 and furnish the other with copies of all correspondence received from any Governmental Authority in connection with any Tax audit or information request with respect to any such taxable period.

(c)    Article VII will govern with respect to Third Party Claims (including any such claims brought by taxing authorities), however in the event of a conflict between the provisions of this Section 6.12 and any other Section of this Agreement, this Section 6.12 shall govern and control with respect to Tax matters.

Section 6.13     Financing.

(a)    No Amendments to Commitment Letter. Subject to the terms and conditions of this Agreement, Buyer will not, without Seller’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), consent to or permit any amendment, supplement, replacement or modification to be made to, or any waiver of any provision or remedy pursuant to, the Commitment Letter if such amendment, supplement, replacement, modification or waiver would, or would reasonably be expected to: (i) reduce the aggregate amount of the Debt Financing to be made available on the Closing Date below the Required Amount, including by changing the amount of fees to be paid or original issue discount of the Debt Financing, taking into account any other cash available to the Borrowers; (ii) impose new or additional conditions to the Debt Financing, or otherwise expand, amend or modify any of the conditions to the receipt of the Debt Financing, in each case, in a manner that would reasonably be expected to (A) materially delay or otherwise prevent the funding of the Debt Financing (or satisfaction of the conditions to the funding of the Debt Financing) on the Closing Date; or (iii) adversely impact the ability of Buyer and the Borrowers to enforce their rights against the other parties to the Commitment Letter or the definitive agreements with respect thereto; provided that, for the avoidance of doubt, subject to the limitations set forth in this Section 6.13(a), Buyer may otherwise amend, restate, amend and restate, supplement, modify, replace or receive waivers of the Commitment Letter, and in any event, Buyer may (without the consent of Seller) consent to amendments to the Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Commitment Letter as of the date hereof. Notwithstanding the foregoing, assignments consummated pursuant to the terms of the Commitment Letter are permitted if such assignments, individually or in the aggregate, would not prevent or materially delay the availability of the Debt Financing in an amount equal to net cash proceeds at least equal to the Required Amount, taking into account any other cash available to the Borrowers, or the consummation of the Transactions. Upon the reasonable request of Seller, Buyer shall promptly (not to exceed two (2) Business Days after such request) keep the Seller reasonably updated with respect to the status of obtaining the Debt Financing, including any Alternate Debt Financing and any such amendment, modification or replacement of the Commitment Letter or other definitive documents. For purposes of this Agreement, references to “Debt Financing” shall include the financing contemplated by the Commitment Letter as permitted or required, as the case may be, to be amended, restated, amended and restated, supplemented, modified or replaced by this Section 6.13(a) and references to “Commitment Letter” shall include such documents as permitted, or required, as the case may be, to be amended, restated, amended and restated, supplemented, modified or replaced by this Section 6.13(a).

(b)    Debt Financing and Alternate Debt Financing. Buyer shall use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, as promptly as practicable after the date hereof, all things necessary to arrange the Debt Financing and obtain the financing contemplated thereby as promptly as reasonably practicable on the terms and conditions set forth in the Commitment Letter, including using commercially reasonable efforts to: (i) comply with, maintain in effect and enforce the Commitment Letter in accordance with the terms and subject to the conditions thereof; provided that such efforts shall not require any modification of, or waiver of any rights under, the Commitment Letter, or any payment or other concession that would not be required under the existing terms of the Commitment Letter if the Debt Financing was consummated in accordance with its terms prior to the expiration of the Commitment Letter; (ii)  comply with its material obligations under the Commitment Letter; (iii)  negotiate, execute and deliver definitive agreements with respect to the Debt Financing contemplated by the Commitment Letter on the terms and conditions contemplated by the Commitment Letter (or on terms not materially less favorable to Buyer than the terms and conditions in the Commitment Letter or on other terms that would be permitted pursuant to Section 6.13(a)); (iv) satisfy on a timely basis all conditions to funding that are applicable to Buyer and within its control in the Commitment Letter and the definitive agreements with respect to the Debt Financing contemplated by the Commitment Letter; (v) assuming the satisfaction of the conditions set forth in Section 7.01 and Section 7.02, to consummate the Debt Financing at or prior to the Closing, including by causing the Lenders to fund the Debt Financing on the Closing Date. In furtherance and not in limitation of the foregoing, in the event that any portion of the Debt Financing becomes unavailable on the terms and conditions set forth in the Commitment Letter, Buyer shall promptly notify Seller, and Buyer and the Borrowers shall use their commercially reasonable efforts to, as promptly as practicable following the occurrence of such event (A) arrange and obtain, as promptly as practicable following the occurrence of such event, alternative financing from alternative sources on terms and conditions (1) that do not impose new or additional conditions precedent or otherwise expand, amend or modify the conditions precedent to funding in a manner, when considered with all other conditions taken as a whole, that would reasonably be expected to materially and adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement or (2) otherwise reasonably acceptable to Buyer, and in an amount at least equal to the Required Amount, taking into account any other cash available to the Borrowers, or such unavailable portion thereof, as the case may be, which, in each case, shall not expand upon the conditions precedent or contingencies to the funding on the Closing Date of the Debt Financing as set forth in the Commitment Letter in effect on the date hereof in a manner that would not be permitted pursuant to Section 6.13(a) (the “Alternate Debt Financing”); and (B) obtain one or more new financing commitment letters with respect to such Alternate Debt Financing (the “New Commitment Letter”), which New Commitment Letter will replace the existing Commitment Letter in whole or in part. Buyer shall promptly provide Seller with an executed copy of the New Commitment Letter that provides for such Alternative Debt Financing. As applicable, references in this Agreement (i) to “Debt Financing” shall include Alternate Debt Financing, and (ii) to the “Commitment Letter” shall include the New Commitment Letter. In addition, notwithstanding anything to the contrary in this Section 6.13(b) or any other provision of this Agreement, Seller expressly agrees that any breach by Buyer or any of its Affiliates of the covenants set forth in Section 6.13(b) shall not result in the failure of a condition set forth in Section 7.03, if, notwithstanding such breach, Buyer is willing and able to consummate the Transactions on the terms otherwise contemplated hereby on the Closing Date.

(c)    It is acknowledged and agreed by Buyer that the obligations of Buyer under this Agreement to consummate the transactions hereunder are not subject to any conditions regarding Buyer or its Affiliates having obtained financing for the consummation of the transactions contemplated hereby.

(d)    Buyer shall give Seller prompt notice : (i) upon having knowledge of any material breach or material default (or any event, fact or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to result in material breach or material default) by any Financing Source that is party to the Commitment Letter or other definitive agreements related to the Debt Financing (collectively with the Commitment Letter, the “Debt Documents”); (ii) if for any reason Buyer in good faith believes that it is likely that it will not be able to obtain all or any portion of the Debt Financing on the terms, in the manner or from the sources contemplated by the Commitment Letter on the Closing Date; (iii) of the receipt by Buyer or the Borrowers or any of their respective Affiliates or Representatives of any written notice or other written communication from any Person with respect to any actual or threatened material breach, material default, termination or repudiation by any party to the Commitment Letter or other Debt Document; and (iv) of any expiration or termination of the Commitment Letter; provided that in no event shall Buyer be required to share any information with Seller that Buyer reasonably determines (after consultation with outside legal counsel) is subject to or would otherwise jeopardize any confidentiality obligation, attorney-client privilege, work product doctrine or other legal privilege.

(e)    Financing Cooperation; Confidentiality. Prior to the Closing Date, Seller will use commercially reasonable efforts, and will cause its Affiliates and any of its Representatives, to use commercially reasonable efforts, to provide Buyer, at Buyer’s sole expense, with all cooperation reasonably requested by Buyer to assist it in causing the conditions in the Commitment Letter to be satisfied or as is otherwise reasonably requested by Buyer or the Financing Sources in connection with the arrangement of the Debt Financing including:

(i)     making appropriate executive officers available for participation in a reasonable number of meetings, conference calls, presentations and due diligence of the Business and the Purchased Assets and liabilities (including the evaluation of cash management systems for purposes of establishing collateral arrangements) to the extent reasonably requested in connection with the Debt Financing, in each case, at mutually agreeable times and upon reasonable advance notice;

(ii)     assisting with the preparation of schedules to, and other information required by, the Debt Documents as may be reasonably requested by Buyer and customary for transactions of the type contemplated by the Commitment Letter, in each case solely to the extent such materials relate to information concerning the Business and the Purchased Assets;

(iii)     (A) furnishing Buyer and its Financing Sources with any required or reasonably necessary financial or other information relating to the Seller, the Business or the Purchased Assets, and (B) assisting Buyer and the Financing Sources in their preparation of (1) customary syndication documents, including, lender presentations, bank information memoranda, confidential information memoranda and similar presentations, business projections and other marketing documents in connection with the Debt Financing, (2) materials for rating agency presentations, in each case, that are customarily used for financings of the type contemplated by the Commitment Letter and (3) delivery of customary authorization letters and confirmations, provided that such authorization and confirmation letters shall relate only to the historical information provided by Seller relating to the Business and the Purchased Assets;

(iv)     providing Buyer all documentation and other information as shall have been reasonably requested in writing by Buyer or any Financing Source prior to the Closing Date as and when required in connection with the Debt Financing by U.S. regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, as well as beneficial ownership certificates;

(v)     obtaining payoff letters or similar documents, lien terminations and instruments of discharge in respect of Indebtedness, Encumbrances and security interests to be discharged and released at the Closing; and

(vi)     updating information previously provided by Seller in connection with the Debt Financing such that, after giving effect to such updates, such information, taken as a whole, will be correct in all material respects and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.

Notwithstanding the foregoing, (A) Seller shall not be required to (1) pay any commitment or other similar fee relating to the Debt Financing, incur or reimburse any costs or expenses or enter into any binding agreement or commitment in connection with the Commitment Letter or the Debt Financing, (2) incur or assume any Liability, indemnity or obligation in connection with the financings contemplated by the Commitment Letter or the Debt Financing, (3) adopt any resolutions, execute any consents or otherwise take any corporate or similar action or deliver any certificate, document, instrument or agreement in connection with the Debt Financing or the incurrence of indebtedness thereby or cooperating pursuant to this Section 6.13 that are effective prior to Closing, (4) provide access to or disclose information or otherwise cooperate where Seller reasonably determines that such access or disclosure would contravene or is otherwise prohibited or restricted by any applicable Law or any Organizational Document or any binding agreement with a third party or is legally privileged or consists of attorney work product that would or would reasonably be expected to result in the loss of any applicable legal privilege, (5) take any action that would or would reasonably be expected to result in (with or without notice, lapse of time, or both) a violation or breach of, or default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Person or to a loss of any benefit or privilege to which such Person is entitled under, any agreement to which Seller is a party or result in the creation or imposition of any Encumbrance on any asset of Seller, except any Encumbrance that becomes effective only upon the Closing, (6) require Seller to disclose any material, non-public information other than to recipients of such information that agree to confidentiality arrangements with Seller, (7) deliver any legal opinions or reliance letters, (8) file or furnish any reports or information with the SEC or change any fiscal period or accelerate Seller’s preparation of its SEC reports or financial statements, (9) take any action or refrain from taking any action that would cause or be reasonably expected to cause any representation or warranty in this Agreement to be breached or cause or reasonably be expected to cause any condition to Closing to fail to be satisfied or otherwise cause any breach of this Agreement or (10) waive or amend any terms of this Agreement or other Transaction Document, (B) none of the directors, officers, employees or Representatives of Seller, acting in such capacity shall be required to adopt any resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained and (C) except with respect to customary authorization letters and information required by clause (iii) above, none of Seller or its directors, officers or employees shall be required to execute, deliver or enter into, or perform any agreement, document or instrument with respect to the Debt Financing that is not contingent upon the Closing or that would be effective prior to the Closing Date. Seller hereby consents to the use by Buyer of its logos solely in connection with securing the Debt Financing; provided that such logos are used solely in a manner (not inconsistent with Seller’s publicly available information, including its SEC filings) that will not harm or disparage Seller or the reputation or goodwill of Seller.

(f)    Reimbursement and Indemnification. Whether or not the Closing occurs, upon written request by Seller, Buyer shall promptly reimburse Seller for all reasonable and documented out‑of‑pocket costs and expenses (including legal, accounting and other advisor fees and expenses) incurred by Seller and/or its Affiliates or Representatives in connection with providing the support and cooperation contemplated by Section 6.13. Buyer shall indemnify and hold harmless Seller and its Affiliates and their respective Representatives from and against any and all Losses and Liabilities suffered or incurred by any of them in connection with the Debt Financing, including providing the support and cooperation contemplated by Section 6.13(e) and any information utilized in connection therewith and any misuse of the logos or marks of, except to the extent resulting from, or by reason of information provided by or at the direction of Seller, its Affiliates or their respective Representatives, or to the extent that such Losses and Liabilities resulted from or arose out of the willful misconduct of Seller, its Affiliates or their respective Representatives.

Section 6.14     Employee Matters. Prior to the Closing, Buyer shall (or shall cause its applicable Affiliate to) extend offers of employment to such employees of the Business (any such employee to whom such an offer is extended, an “Offered Employee”), and upon such terms and conditions of employment, in each case as may be determined by Buyer or its applicable Affiliate in its sole discretion. Any Offered Employee who accepts such an offer of employment and who actually performs services for Buyer or its applicable Affiliate on or after the Closing is hereinafter referred to as a “Transferring Employee.” As of the Closing, Transferring Employees (a) will initially receive cash compensation at levels substantially consistent with the cash compensation received from Seller prior to the Closing, and (b) will be eligible to participate in the employee benefit plans of Buyer or its applicable Affiliate subject to substantially similar terms and conditions as other similarly situated employees of Buyer or its applicable Affiliate. The provisions of this Section 6.14 are solely for the benefit of the respective parties to this Agreement and nothing in this Section 6.14, express or implied, shall confer upon any third party (including any current or former employee of Seller or its Affiliates, including the Offered Employees, the Transferring Employees, or legal representative or beneficiary thereof) any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement. Nothing in this Section 6.14 shall (i) be construed as an amendment or other modification of any employee benefit or compensation plan, program, policy, agreement or arrangement, or (ii) limit the right of Buyer or any of its Affiliates to amend, terminate or otherwise modify any employee benefit or compensation plan, program, policy, agreement or arrangement.

Section 6.15     Seller Marks. Seller hereby grants, on behalf of itself and its Affiliates, to the Buyer, a limited, non-exclusive, fully paid-up, royalty-free, non-assignable, non-sublicensable license for twelve (12) months following the Closing (the “Transition Period”) to use the Seller Marks solely as they were used in the Business prior to the Closing in a manner consistent with past practice, including on packaging and other physical and tangible materials. At the end of the Transition Period, Buyer shall cease, and shall cause its Affiliates to cease, all further use or display of the Seller Marks in connection with the Business. Buyer agrees that its and its Affiliates’ use of the Seller Marks pursuant to the license this Section 6.15 shall be solely in connection with goods and services that reflect the high levels of quality and goodwill associated with the Seller Marks as of the Closing Date. Nothing in this Section 6.15 shall prohibit Buyer and its Affiliates from using the Seller Marks after the Transition Period: (a) for uses that are required by applicable Law, (b) for internal uses that are not visible to the public, until such items are replaced in the ordinary course of business, (c) on historical legal and business agreements and documents, (d) to describe the history of or current state of the relationship between the Business and Seller and its other Affiliates, and (e) in any other manner that would not constitute trademark infringement or that would constitute “fair use” of the Seller Marks under applicable Law. The term “Seller Marks” means all trademarks, service marks, trade dress, logos, trade names and corporate names owned by Seller or any of its Affiliates that are not included in the Purchased Assets, including those containing or comprising “NOVABAY,” and any confusingly similar variations, translations, transliterations, abbreviations or derivatives thereof, whether used alone or in combination with other words or logos.

ARTICLE VII
CONDITIONS TO CLOSING

Section 7.01     Conditions to Obligations of All Parties. The obligations of each party to consummate the Transactions shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)    Seller shall have obtained the Stockholder Approval.

(b)    All approvals, authorizations and orders from Governmental Authorities or other Persons set forth on Schedule 7.01(b).

(c)    No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the Transactions illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 7.02     Conditions to Obligations of Buyer. The obligations of Buyer to consummate the Transactions shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)    (i) the representations and warranties in Section 4.14(a) (Absence of Certain Changes, Events and Conditions) shall be true and correct in all respects both as of the date hereof and at and as of the Closing Date, as if made at and as of such date, (ii) each of the representations and warranties of Seller set forth in Section 4.01 (Organization), Section 4.02 (Due Authorization), Section 4.04(b) (Assets), the first sentence of Section 4.07(b) (Intellectual Property), Section 4.19 (Brokers), Section 4.21 (Opinion of Financial Advisor) and Section 4.23 (Sale Process) that (A) are not qualified by materiality, Material Adverse Effect or similar qualification shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be so true and correct as of such earlier date); and (B) that are qualified by materiality, Material Adverse Effect or similar qualification shall be true and correct (without disregarding such materiality, Material Adverse Effect or similar qualification) as of the date hereof and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date) (such representations and warranties described in this clause (ii), collectively, the “Fundamental Representations”) and (iii) the other representations and warranties of Seller set forth herein shall be true and correct both as of the date hereof and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties described in this clause (iii) to be so true and correct (without giving effect to any qualification as to materiality, Material Adverse Effect or similar qualification set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(b)    Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c)    There shall not be any Material Adverse Effect that occurred after the date of this Agreement that is continuing.

(d)    Seller shall have delivered to Buyer duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 3.02(a).

(e)    Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(c) have been satisfied (the “Seller Closing Certificate”).

(f)    Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the Seller Board authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transactions.

(g)    No Action shall have been threatened or commenced and be pending by or before any Governmental Authority of competent jurisdiction wherein a judgment could, individually or in the aggregate with other such judgments, have or reasonably be expected to have any of the effects referred to in Section 7.01(c).

(h)    The agreements set forth on Schedule 7.02(h) shall have been executed and become effective concurrently with the Closing.

Section 7.03     Conditions to Obligations of Seller. The obligations of Seller to consummate the Transactions shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a)    The representations and warranties of Buyer set forth herein shall be true and correct both as of the date hereof and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality or similar qualification set forth therein) does not prevent or materially delay the consummation of the Transactions.

(b)    Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(c)    Buyer shall have delivered to Seller duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 3.02(b).

(d)    Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied (the “Buyer Closing Certificate”).

ARTICLE VIII
INDEMNIFICATION

Section 8.01     Indemnification by Seller.

(a)    Seller’s Indemnity. To the extent set forth in this Section 8.01, Seller agrees to indemnify and hold harmless Buyer and Buyer’s Affiliates and its and their respective equityholders, officers, directors, employees and agents (collectively, the “Buyer Indemnitees”) against and in respect of all Losses which any Buyer Indemnitees suffer or incur as a result of, arising out of or relating to:

(i)    any breach of, or inaccuracy in, any of the representations or warranties of Seller set forth in this Agreement;

(ii)    any breach of any of the covenants or agreements of Seller set forth in this Agreement;

(iii)    any Excluded Liability or any Excluded Asset; or

(iv)    any Action by any Seller stockholder, including holders of series B non-voting convertible preferred stock, series C non-voting convertible preferred stock and/or any warrants of Seller, arising out of or relating to the Transactions.

(b)    Limitations on Seller’s Indemnity.

(i)    Seller will not be liable for any Loss described in Section 8.01(a)(i) unless and until the aggregate amount of all such Losses for which Seller is liable is in excess of $50,000 (the “Deductible”), and then only to the extent such amount exceeds the Deductible; provided, however, that any Losses relating, directly or indirectly, to any (A) Fraud, or (B) any breach of, or inaccuracy in, the Fundamental Representations shall not be subject to the Deductible.

(ii)    Seller’s aggregate liability for the Losses described in Section 8.01(a)(i) will not exceed $500,000 (the “Cap”); provided, however, that any Losses relating, directly or indirectly, to any (A) Fraud, or (B) breach of any Fundamental Representations, shall not be subject to the Cap.

(iii)    Except in the case of Fraud, in no event shall Seller’s aggregate liability under Section 8.01(a)(i) or Section 8.01(a)(ii) exceed the Purchase Price. For the avoidance of doubt, this Section 8.01(b)(iii) shall not apply to claims under Section 6.12 or with respect to breaches of the representation and warranties made in Section 4.09.

Section 8.02     Indemnification by Buyer.

(a)    Buyer’s Indemnity. To the extent set forth in this Section 8.02, Buyer agrees to indemnify and hold harmless Seller and Seller’s Affiliates and its and their respective equityholders, officers, directors, employees and agents (collectively, the “Seller Indemnitees”) against and in respect of Losses which any Seller Indemnitees suffer or incur as a result of, arising out of or relating to:

(i)     any breach of any of the representations or warranties of Buyer set forth in this Agreement; or

(ii)     any breach of any of the covenants or agreements of Buyer set forth in this Agreement; or

(iii)     any Assumed Liability.

(b)    Limitations on Buyer’s Indemnity.

(i)     Buyer will not be liable for any Loss described in Section 8.02(a)(i) unless and until the aggregate amount of all such Losses for which Buyer is liable is in excess of the Deductible, and then only to the extent such amount exceeds the Deductible; provided, however, that any Losses relating, directly or indirectly, to Fraud shall not be subject to the Deductible.

(ii)     Buyer’s aggregate liability for Losses described in Section 8.02(a)(i) will not exceed the Cap; provided, however, that any Losses relating, directly or indirectly, to any Fraud shall not be subject to the Cap.

(iii)     Except in the case of Fraud, in no event shall Buyer’s liability under Section 8.02(a)(i) or Section 8.2(a)(ii) exceed the Purchase Price.

Section 8.03     Notice and Defense of Claims; Settlements.

(a)    If a Buyer Indemnitee or Seller Indemnitee seeks indemnification under this Article VIII, such Person (the “Indemnified Party”) shall give written notice to the Person from whom indemnification is sought under Section 8.01 or Section 8.02, as the case may be (the “Indemnifying Party”), after receiving written notice of any Action or other claim against it (if by a Third Party (a “Third Party Claim”)) or discovering the liability or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable) and the basis thereof; provided, however, that failure of the Indemnified Party to timely give the notice provided in this Section 8.03 to the Indemnifying Party shall not preclude the Indemnified Party from recovering Losses unless and only to the extent that the Indemnifying Party can demonstrate that it forfeits rights or defenses by reason of such failure or was otherwise actually prejudiced and directly damaged by such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party.

(b)    If a Third Party Claim is made, the Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense thereof at the Indemnifying Party’s expense by sending a written notice to the Indemnified Party of its election to do so within thirty (30) days after receipt of the written notice of such Third Party Claim from the Indemnified Party. The Indemnifying Party shall be entitled to control and appoint lead counsel of such defense with reputable counsel reasonably acceptable to the Indemnified Party; provided that, as a condition precedent to the Indemnifying Party’s right to assume control of such defense, it must first agree in writing to be fully responsible for all Losses relating to such claims and to provide full indemnification to the Indemnified Party for all Losses relating to such claim; and provided further that, the Indemnifying Party shall not have the right to assume control of such defense, and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim which the Indemnifying Party seeks to assume control (i) involves a claim which could be reasonably expected to result in material harm to or injure the Indemnified Party’s reputation, customer, distributor or supplier relations or future business prospects, (ii) seeks non-monetary relief, (iii) involves criminal allegations against the Indemnified Party or its Affiliates, (iv) is one in which the Indemnifying Party is also a party and joint representation would be inappropriate or there may be legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party or (v) involves a claim that the Indemnifying Party failed or is failing to vigorously prosecute or defend. If, in the event of a Third Party Claim, the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to the limitations set forth herein, (A) it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party and (B) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party’s consent unless (1) there is no finding or admission of any violation of Law or any violation of the rights of any Person or any other wrongdoing and no material adverse effect on the Indemnified Party with respect to any other claims that may be made against it and (2) the sole relief provided is monetary damages or payments that are paid in full by the Indemnifying Party. If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all of the Indemnified Parties shall reasonably cooperate in the defense or prosecution thereof. The Indemnified Party and the Indemnifying Party will, with respect to any Third Party Claim, keep each other reasonably informed of all settlement negotiations with Third Parties and of the progress of any litigation with Third Parties. If the Indemnified Party is controlling the defense of any Third Party Claim, the Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed, unless the Indemnifying Party shall not be subject to any indemnification obligation hereunder with respect to such Third Party Claim or any Liability.

Section 8.04     Other Indemnification Provisions.

(a)    Notwithstanding anything to the contrary contained in this Agreement, for purposes of determining whether there has been a breach of any representation or warranty in this Agreement and the amount of any Losses, liabilities or obligations that are the subject matter of a claim for indemnification with respect thereto, each such representation and warranty set forth in Article IV and Article V of this Agreement (other than in Section 4.14(a)) and any certificate delivered pursuant to this Agreement shall be read without regard and without giving effect to any materiality or Material Adverse Effect standard or qualification or any similar standard or qualification contained in such representation or warranty (as if such standard or qualification was deleted from such representation and warranty).

(b)    All amounts paid by Seller or Buyer under this Article VIII will be treated for Tax purposes as adjustments to the Purchase Price except to the extent applicable Tax Law does not permit such treatment. If any Governmental Authority disputes such Tax treatment, the Party receiving notice of such dispute will promptly notify and consult with the other Party concerning resolution of such dispute.

(c)    The amount of Losses recoverable by an Indemnified Party under this Article VIII with respect to an indemnity claim shall be reduced by any proceeds actually received (net of any deductibles) by such Indemnified Party, with respect to the Losses to which such indemnity claim relates, from an insurance carrier; provided that the amount of such insurance proceeds deemed to have been received will also be net of any increase in premium (and retro-premium adjustments) for such insurance policies to the extent arising out of, or resulting from, such Losses. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses and the amount of any Losses for which an Indemnified Party claims indemnification under this Agreement shall be reduced by the amount of any (i) insurance proceeds actually received (net of any deductibles) from Third Party insurers with respect to such Losses (provided that the amount of such insurance proceeds deemed to have been received will also be net of any increase in premium (and retro-premium adjustments) for such insurance policies to the extent arising out of, or resulting from, such Losses), and (ii) indemnification or contribution payments actually received from Third Parties with respect to such Losses.

Section 8.05     Survival. The representations, warranties, covenants and agreements of the Parties contained herein and made pursuant to this Agreement, and the rights of the Parties to seek indemnification with respect thereto, shall continue after the Closing Date as follows: (i) representations and warranties contained in this Agreement of each of the Parties, and the rights of the Parties to seek indemnification with respect thereto, shall expire on that date that is the twelve (12) month anniversary of the Closing Date, other than with respect to the Fundamental Representations; and (ii) the Fundamental Representations, the representations and warranties set forth in Section 4.07 (Intellectual Property) and Section 4.09 (Tax Matters) and all other indemnification claims under this Article VIII shall expire sixty (60) days after the expiration of the statute of limitations applicable to the statute, regulation, or other authority which gave rise to such Loss. Notwithstanding the foregoing, any claims asserted by an Indemnified Party prior to the expiration date of the applicable survival period shall not be barred on account of such survival period, and such claims shall survive until finally resolved.

Section 8.06     Exclusive Remedy. Except in the case of Fraud, if the Closing occurs, the Parties acknowledge and agree that subject to Section 10.10 their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions of Section 6.12, this Article VIII and Section 10.10 claims for specific performance of the covenants, agreements and obligations of a Party under this Agreement. The first source of recovery and recourse for satisfying the indemnification rights of the Buyer Indemnitees under this Article VIII shall be from any then-remaining funds in the Escrow Account.

Section 8.07     Release of Escrow Amount. On the six (6)-month anniversary of the Closing Date (such date, the “Escrow Release Date”), an amount equal to the then-remaining Escrow Amount (after taking into account any disbursement of funds prior to the date thereof and less any portion of the Escrow Account subject to any outstanding unresolved claim for indemnification delivered to Seller on or prior to such date) shall be promptly disbursed to Seller (within two (2) Business Days), and Buyer and Seller shall send a joint disbursement notice to the Escrow Agent instructing the Escrow Agent to disburse to Seller the then-remaining Escrow Amount to which Seller is entitled; provided, however, if there are any outstanding but unresolved claims for indemnification from a Buyer Indemnitee as provided in this Article VIII on or prior to the Escrow Release Date, then any portion of the remaining Escrow Amount subject to such outstanding unresolved claim shall continue to be held by the Escrow Agent and, if any Escrow Amount remains following the resolution of any such claims, shall be promptly disbursed to Seller (and Buyer and Seller shall issue a joint disbursement notice to the Escrow Agent to effect such disbursement as provided in the Escrow Agreement) at such time such outstanding but unresolved claims as of the Escrow Release Date are resolved in accordance with this Article VIII. In the event that any Buyer Indemnitee asserts any claim for indemnification (a) after the Escrow Release Date or (b) at any time after all funds available in the Escrow Account have been fully disbursed, such Buyer Indemnitee may proceed against Seller for indemnification in accordance with this Article VIII.

Section 8.08     Escrow Costs. The initial administration fees, costs and expenses of the Escrow Agent shall be borne by Buyer. All other fees, costs and expenses of the Escrow Agent (if any) shall be borne equally by Buyer and Seller.

ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER

Section 9.01     Termination. This Agreement may be terminated at any time prior to the Closing, notwithstanding approval thereof by the stockholders of Seller, only as follows:

(a)    by mutual written consent of Buyer and Seller at any time;

(b)    by either Buyer or Seller:

(i)     if any court of competent jurisdiction or other Governmental Authority shall have issued a Governmental Order, or taken any other action that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Transactions and such Governmental Order or other action shall have become final and nonappealable;

(ii)     if, upon a vote taken at any duly held Stockholder Meeting (or at any adjournment or postponement thereof) held to obtain the Stockholder Approval, the Stockholder Approval is not obtained; provided, however, that neither Party may terminate this Agreement pursuant to this Section 9.01(b)(ii), if, with respect to Seller, Seller has not complied with its obligations under Sections 6.02 and 6.11 or with respect to either Seller or Buyer, if such Party seeking termination has breached any of its obligations under this Agreement in a manner that was a substantial cause of the Stockholder Approval not having been obtained; or

(iii)     if the Closing shall not have occurred on or before December 31, 2024 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.01(b)(iii) shall not be available to any Party whose breach of this Agreement is a substantial cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date; or

(c)    by Buyer, at any time prior to Closing:

(i)     if (A) (1) any of the representations or warranties of Seller herein shall be untrue or inaccurate on the date of this Agreement or shall become untrue or inaccurate or (2) Seller shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, in each case such that any condition set forth in Section 7.01 or Section 7.02 would not be satisfied if it were to be measured as of or after the time of such breach or failure; and (B) if curable, such untruth, inaccuracy or breach is not cured within thirty (30) calendar days after written notice to Seller (or, if less, the number of calendar days remaining until the Outside Date) describing such untruth, inaccuracy or breach in reasonable detail; provided, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 9.01(c)(i) if Buyer is then in material breach of any of its covenants or agreements set forth in this Agreement; or

(ii)     if, after the date hereof and prior to receipt of Stockholder Approval, the Seller Board or any committee thereof shall have effected an Adverse Recommendation Change.

(d)    by Seller:

(i)     if (A) (1) any of the representations or warranties of Buyer herein shall be untrue or inaccurate on the date of this Agreement or shall become untrue or inaccurate or (2) Buyer shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, in each case such that the conditions set forth in Section 7.01 or Section 7.03 would not be satisfied if it were to be measured as of or after the time of such breach or failure and (B) if curable, such untruth, inaccuracy or breach is not cured within thirty (30) calendar days after written notice to Buyer (or, if less, the number of calendar days remaining until the Outside Date) describing such untruth, inaccuracy or breach in reasonable detail; provided that Seller shall not have the right to terminate this Agreement pursuant to this Section 9.01(d)(i) if it is then in material breach of any of its covenants or agreements set forth in this Agreement;

(ii)     prior to obtaining the Stockholder Approval, in order to enter into a definitive agreement to effect a Superior Proposal, if Seller has complied with Section 6.02, including Section 6.02(f), in all respects and enters into such definitive agreement concurrently with such termination and pays the Termination Fee (or causes to be paid) in accordance with the procedures and within the time periods set forth in Section 9.03(b);

(iii)     if (A) all of the conditions set forth in Article VII have been satisfied or waived (other than those conditions that by their terms are to be satisfied by the delivery of documents or taking of any other action at Closing; provided each of which is capable of being satisfied if the Closing were to occur at such time), (B) Seller has delivered written notice to Buyer (on or after the date that the Closing is required to have occurred pursuant to Section 3.01) that the conditions set forth in Section 7.03 have been satisfied (other than those conditions that by their terms are to be satisfied by the delivery of documents or taking of any other action at Closing; provided each of which is capable of being satisfied if the Closing were to occur at such time) or waived in writing by Seller, and Seller is ready, willing and able to complete the Closing on such date and throughout the three (3) Business Days after the delivery of such notice and (C) Buyer does not complete the Closing within three (3) Business Days following the delivery of such notice (other than due to a breach of this Agreement by Seller that will result in Seller’s conditions set forth in Article VII to not be satisfied); provided that no Party shall be permitted to terminate this Agreement pursuant to Section 9.01(b)(ii) during such three (3) Business Day period.

The party desiring to terminate this Agreement pursuant to this Section 9.01 shall give notice of such termination and the provisions of this Section 9.01 being relied on to terminate this Agreement to the other parties.

Section 9.02     Effect of Termination. In the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Buyer or Seller or any of their respective Representatives, except that the Confidentiality Agreement and the provisions of Section 6.09 (Public Announcements), the provisions of Section 6.13(e) and (f) (Financing), this Section 9.02, Section 9.03 (Fees and Expenses), Section 9.04 (Amendment or Supplement), Section 9.05 (Extension of Time; Waiver), Section 9.06 (Buyer Termination Fee) and Article X (Miscellaneous) of this Agreement shall survive the termination hereof. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with its terms. Notwithstanding the foregoing, nothing contained herein shall relieve any party hereto of liability for a Willful Breach prior to such termination or Fraud.

Section 9.03     Fees and Expenses.

(a)    All fees and expenses incurred in connection with this Agreement and the Transactions contemplated hereby shall be borne and timely paid by the Party incurring such fees or expenses, whether or not the Transactions are consummated, except as may otherwise be expressly contemplated by this Agreement.

(b)    In the event that:

(i)     (A) an Acquisition Proposal or intention to make an Acquisition Proposal is made or disclosed to Seller’s stockholders, otherwise publicly disclosed or otherwise communicated to Seller, Seller Board or a committee thereof, and (B) this Agreement is thereafter terminated by Buyer or Seller pursuant to Section 9.01(b)(ii) or by Buyer pursuant to Section 9.01(c)(i) and (C) if, concurrently with or within twelve (12) months after the date of any such termination referred to in clause (B), (1) Seller enters into a definitive agreement with respect to, or Seller Board or any committee thereof recommends to Seller’s stockholders, any Acquisition Proposal and (2) any Acquisition Proposal is consummated, in such case, Seller shall pay to Buyer or its designee by wire transfer of same day funds to the account or accounts designated in writing by Buyer the Termination Fee concurrently with the consummation of such Acquisition Proposal;

(ii)     this Agreement is terminated by Buyer pursuant to Section 9.01(c)(ii), Seller shall pay to Buyer or its designee by wire transfer of same day funds to the account or accounts designated by Buyer or such designee the Termination Fee within two (2) Business Days after such termination; or

(iii)     this Agreement is terminated by Seller pursuant to Section 9.01(d)(ii), Seller shall pay to Buyer or its designee by wire transfer of same day funds to the account or accounts designated by Buyer or such designee the Termination Fee prior to, and as a condition to, such termination;

it being understood that in no event shall Seller be required to pay the Termination Fee on more than one occasion.

(c)    “Acquisition Proposal”, as used in Section 9.03(b)(i), shall have the meaning ascribed thereto in Section 6.02(i)(ii), except that references in Section 6.02(i)(ii) to “fifteen percent” shall be replaced by “fifty percent” and references to “eighty-five percent” shall be replaced by references to “fifty percent.”

(d)    Notwithstanding anything to the contrary in this Agreement, under the circumstances in which the Termination Fee is payable pursuant to this Section 9.03, Buyer’s right to receive the Termination Fee pursuant to this Section 9.03 shall be the sole and exclusive remedy (whether at law, in equity, in contract, tort, through piercing of the corporate veil or otherwise) of Buyer against Seller, its Affiliates, or its or their respective Representatives, in each case, for any Losses or Liabilities of any kind (including any losses of any such Person for the benefit of the bargain, opportunity cost, loss of premium, time value of money or otherwise, loss of expense in connection with the Debt Financing or for any consequential, special, expectancy, indirect or punitive damages) suffered or incurred by Buyer or its Affiliates as a result of any breach of any representation, warranty, covenant or agreement or the failure of the Closing or otherwise in connection with this Agreement, the Transactions (and the abandonment or termination thereof) or any matter forming the basis for such termination (other than Liability for Seller’s Willful Breach), and Buyer shall not be entitled to assert, bring or maintain, any Action against Seller, its Affiliates or its or their respective Representatives or the Transactions (and the abandonment or termination thereof) or any matter forming the basis for such termination, whether by or through attempted piercing of the corporate veil or any legal or equitable proceeding whether at law, in equity, in contract, in tort or otherwise (other than Liability for Seller’s Willful Breach). For the avoidance of doubt, in no event will Seller or its Affiliates be obligated to pay, or cause to be paid, the Termination Fee on more than one occasion or any amounts in excess of the Termination Fee (except as may be finally determined by a court of competent jurisdiction as a result of Seller’s Willful Breach). Each of the Parties acknowledge that the agreements contained in this Section 9.03 are an integral part of the Transactions, that the damages resulting from termination of this Agreement under circumstances where a Termination Fee is payable are uncertain and incapable of accurate calculation and that the amounts payable pursuant to this Section 9.03 are reasonable forecasts and a fair and adequate measure of the actual damages that may be incurred and constitute liquidated damages and not a penalty, and (iii) that, without these agreements in this Section 9.03, Buyer would not have entered into this Agreement. Except in connection with Seller’s Willful Breach, if Closing has not occurred, then Buyer shall not seek any monetary damages or any other recovery, judgment, or damages of any kind, including consequential, special, expectancy, indirect or punitive damages, other than monetary damages in an amount not in excess of the amount of the Termination Fee relating to or arising out of this Agreement or any other Transaction Document, including the breach of any representation, warranty, covenant, or agreement in this Agreement, the termination of this Agreement, or failure to consummate the Transactions. While Buyer may concurrently seek each of (i) a grant of specific performance of Seller’s obligation to consummate the Transactions in accordance with Section 10.10, (ii) payment of the Termination Fee and (iii) monetary damages as a result of Seller’s Willful Breach, in no event shall Buyer or any of its Affiliates or any of their respective Representatives be entitled to (A) both of (1) a grant of specific performance of Seller’s obligation to consummate the Transactions and (2) either (y) payment of the Termination Fee or (z) monetary damages as a result of Seller’s Willful Breach and (B) both of (y) payment of the Termination Fee and (z) monetary damages as a result of Seller’s Willful Breach. Accordingly, if Seller fails to promptly pay the amounts due to Buyer pursuant to this Section 9.03, and, in order to obtain such payment, Buyer or its designee commences a suit that results in a judgment against Seller for all or a portion of the Termination Fee, Seller shall pay to Buyer or its designees interest on the amount of the Termination Fee from the date such payment was required to be made until the date such payment is received at a rate equal to seven percent (7%) per annum.

Section 9.04     Amendment or Supplement. This Agreement may be amended, modified or supplemented by the Parties by action taken or authorized by written agreement of the Parties (by action taken by their respective boards of directors, if required) at any time prior to the Closing, whether before or after Stockholder Approval has been obtained; provided, however, that after Stockholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law or in accordance with the rules of any stock exchange require further approval or adoption by the stockholders of Seller without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties; provided that, the provisions of Section 10.07, Section 10.08 and Section 10.13 (together with the defined terms used therein) may not be amended, supplemented, modified or waived in a manner that would affect the rights of the Financing Sources under such section in a manner that is materially adverse to the Financing Sources, without the written consent of the Financing Sources party to the Commitment Letter.

Section 9.05     Extension of Time; Waiver. At any time prior to the Closing, the Parties may (by action taken or authorized by their respective boards of directors, if required), to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other Party contained herein; provided, however, that after the Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law or in accordance with the rules of any stock exchange require further approval or adoption by the stockholders of Seller without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party or Parties, as applicable. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

Section 9.06     Buyer Termination Fee. In the event that this Agreement is validly terminated by Seller pursuant to Section 9.01(d)(iii); then Buyer shall pay the Buyer Termination Fee to Seller by wire transfer of same-day funds on or prior to the fifth (5th) Business Day following such termination to an account designated by Seller in writing. Notwithstanding anything to the contrary in this Agreement, Seller’s right to receive the Buyer Termination Fee pursuant to this Section 9.06 shall be the sole and exclusive remedy (whether at law, in equity, in contract, tort, through piercing of the corporate veil or otherwise) of Seller against Buyer, its Affiliates, or its or their respective Representatives or any sources of Debt Financing, in each case, for any Losses or Liabilities of any kind (including any losses of any such Person for the benefit of the bargain, opportunity cost, loss of premium, time value of money or otherwise, or for any consequential, special, expectancy, indirect or punitive damages) suffered or incurred by Seller as a result of any breach of any representation, warranty, covenant or agreement or the failure of the Closing or otherwise in connection with this Agreement or the Commitment Letter, the Transactions (and the abandonment or termination thereof) or any matter forming the basis for such termination (other than Liability for Buyer’s Willful Breach), and Seller shall not be entitled to assert, bring or maintain, any Action against Buyer, its Affiliates or its or their respective Representatives or any sources of Debt Financing arising out of or in connection with this Agreement, the Commitment Letter, the Transactions (and the abandonment or termination thereof) or any matter forming the basis for such termination, whether by or through attempted piercing of the corporate veil or any legal or equitable proceeding whether at law, in equity, in contract, in tort or otherwise (other than Liability for Buyer’s Willful Breach). For the avoidance of doubt, in no event will Buyer or its Affiliates be obligated to pay, or cause to be paid, the Buyer Termination Fee on more than one occasion or any amounts in excess of the Buyer Termination Fee (except as may be finally determined by a court of competent jurisdiction as a result of Buyer’s Willful Breach). Each Party hereto acknowledges that the agreements contained in this Section 9.06 are an integral part of this Agreement, that the damages resulting from termination of this Agreement under circumstances where a Buyer Termination Fee is payable are uncertain and incapable of accurate calculation and that the amounts payable pursuant to this Section 9.06 are reasonable forecasts and a fair and adequate measure of the actual damages that may be incurred and constitute liquidated damages and not a penalty, and that, without these agreements, Seller would not have entered into this Agreement. Except in connection with Buyer’s Willful Breach and for amounts payable by Buyer to Seller pursuant to Section 6.13(e), if Closing has not occurred, then Seller shall not seek any monetary damages or any other recovery, judgment, or damages of any kind, including consequential, special, expectancy, indirect or punitive damages, other than monetary damages in an amount not in excess of the amount of the Buyer Termination Fee relating to or arising out of this Agreement or any other Transaction Document, including the breach of any representation, warranty, covenant, or agreement in this Agreement, the termination of this Agreement, or failure to consummate the Transactions. While Seller may concurrently seek each of (i) a grant of specific performance of Buyer’s obligation to consummate the Transactions in accordance with Section 10.10, (ii) payment of the Buyer Termination Fee and (iii) monetary damages as a result of Buyer’s Willful Breach or payment obligations of Buyer to Seller pursuant to Section 6.13(e), in no event shall Seller or any of its Affiliates or any of their respective Representatives be entitled to (A) both of (1) a grant of specific performance of Buyer’s obligation to consummate Transactions and (2) either (y) payment of the Buyer Termination Fee or (z) monetary damages as a result of Buyer’s Willful Breach and (B) both of (y) payment of the Buyer Termination Fee and (z) monetary damages as a result of Buyer’s Willful Breach. Accordingly, if Buyer fails to promptly pay the amounts due to Seller pursuant to this Section 9.06, and, in order to obtain such payment, Seller commences a suit that results in a judgment against Buyer for all or a portion of the Buyer Termination Fee, Buyer shall pay to Seller or its designees interest on the amount of the Buyer Termination Fee from the date such payment was required to be made until the date such payment is received at a rate equal to seven percent (7%) per annum.

ARTICLE X
MISCELLANEOUS

Section 10.01     Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier (providing written proof of delivery); or (c) on the date sent by e-mail, including a PDF document or similar attachment (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

If to Seller:	NovaBay Pharmaceuticals, Inc. 2000 Powell Street, Suite 1150 Emeryville, California 94608 Attention: Justin M. Hall, Chief Executive Officer and General Counsel Email: [Redacted.]

with a copy (which shall not constitute notice) to:	Squire Patton Boggs (US) LLP 2550 M Street, NW Washington, DC 20037 Attention: Abby E. Brown Email: [Redacted.]

If to Buyer:	c/o Acumen Health Holdings, LLC 5 Sentry Pkwy E, Suite 210 Blue Bell, Pennsylvania 19422 Attention: Scott Woodruff Email: [Redacted.]

with a copy (which shall not constitute notice) to:	RoundTable Healthcare Partners 272 East Deerpath Road, Suite 350 Lake Forest, Illinois 60045 Attention: Patrick Healy Email: [Redacted.]

with a copy (which shall not constitute notice) to:	Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603 Attention: Seth H. Katz and Cameron S. Stanton Email:[Redacted.]

Section 10.02     Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive and shall be deemed to mean “and/or”; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, schedules and Exhibits mean the Articles and Sections of, and schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute or Law means such statute or Law as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute or Law, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement. All references to “dollars” or “$” refer to currency of the U.S. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. References to “Ordinary Course of Business” shall be deemed to mean “Ordinary Course of Business consistent with past practice”.

Section 10.03     Disclosure Schedules. All section headings in the Disclosure Schedules correspond to the sections of this Agreement, but information provided in any section of the Disclosure Schedules shall constitute disclosure for purposes of each section of this Agreement, but only to the extent that the relevance of such item to such other section is reasonably apparent on its face. Unless the context otherwise requires, all capitalized terms used in the Disclosure Schedules shall have the respective meanings assigned to such terms in this Agreement. No disclosure in the Disclosure Schedules relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The inclusion of any information in the Disclosure Schedules shall not be deemed to be an admission or acknowledgment by Seller that in and of itself, such information is material to (or otherwise establish a standard of materiality) or outside the ordinary course of the business of Seller. No disclosure in the Disclosure Schedules shall be deemed to create any rights in any third party.

Section 10.04     Headings. The headings in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

Section 10.05     Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any of the other terms or provisions of this Agreement or invalidate or render unenforceable such other terms or provisions which shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 10.06     Entire Agreement. This Agreement (including the Exhibits, Schedules and appendices hereto), the Disclosure Schedules, the Confidentiality Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and schedules (other than an exception expressly set forth as such in the Transaction Documents, the Exhibits or schedules), the statements in the body of this Agreement will control. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Closing and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

Section 10.07     Successors and Assigns. This Agreement may not be assigned or otherwise transferred by any Party without the prior written consent of the other Parties, which consent will not be unreasonably withheld or delayed; provided, however, that Buyer may, in its sole discretion and without any consent of Seller, (a) assign, delegate or otherwise transfer (whether by operation of law or otherwise) any of its rights or obligations under this Agreement (i) to one or more of its Affiliates or (ii) in connection with a sale of its business or any material portion thereof (it being understood and agreed, that sale by Buyer of (x) its Affiliate, PRN Physician Recommended Nutriceuticals, LLC, or the business or assets thereof, or (y) the Business (as operated by Buyer and its Affiliates), or substantially all of the assets related thereto, shall each constitute a sale permitting assignment without Seller’s consent contemplated by this clause (ii)) or (b) assign its rights under this Agreement as collateral security to a lender to Buyer or any of its Affiliates, and, if requested by such lender, Seller agrees to execute an acknowledgement, in form and substance reasonably acceptable to Seller, of any such assignment.

Section 10.08     No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and their respective Affiliates and no provision of this Agreement will be deemed to confer upon Third Parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement; provided that the Parties hereby agree that the Financing Sources are express third party beneficiaries of, and may enforce any of the provisions of, this Section 10.08, Section 9.04, Section 10.07 and Section 10.13.

Section 10.09     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b)    Each Party irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement, the other Transaction Documents, or the Transactions contemplated hereby or thereby brought by any other party or its successors or assigns shall be brought and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement, the other Transaction Documents and the Transactions contemplated hereby and thereby. Each Party agrees not to commence any action, suit or proceeding relating thereto in any court other than the courts of the State of Delaware, as described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by such court. Each Party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 10.09(b) and  further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. However, the foregoing shall not limit the right of a Party to effect service of process on the other party by any other legally available method. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement, the other Transaction Documents and the Transactions contemplated hereby and thereby, (a) any claim that it is not personally subject to the jurisdiction of the courts of the State of Delaware, as described above, for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 10.10      Specific Performance.

(a)    The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties hereto acknowledge and agree each of Buyer and Seller shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery, this being in addition to any other remedy to which such Party is entitled at law or in equity pursuant to this Agreement. Each Party hereby further waives any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

(b)    Notwithstanding Section 10.10(a), the Parties agree that prior to the Closing, Seller shall only be entitled to specific performance or other equitable remedy to enforce the terms, obligations and provisions of this Agreement against Buyer to cause Buyer to effect the Closing in accordance with Section 3.01 if (i) all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied or waived by Buyer (other than conditions which, by their nature, are to be satisfied at the Closing, but which are capable of being satisfied at the Closing), (ii) the Debt Financing (or, as applicable, the Alternative Debt Financing) has been or will be funded sufficient for Buyer to pay the Required Amount at or prior to the Closing, (iii) Seller has confirmed in a written notice to Buyer that all of the conditions in Section 7.02 have been satisfied or waived by Seller, and that if specific performance is granted and the Debt Financing is funded, then it is ready, willing and able to consummate the Closing, and (iv) Buyer fails to consummate the Closing on or prior to the date on which the Closing should have occurred pursuant to Section 3.01. Nothing in this Section 10.10(b) shall limit Seller’s rights after termination of this Agreement to receive the Buyer Termination Fee (solely to the extent entitled thereto in accordance with Section 9.06) or in connection with Buyer’s Willful Breach, notwithstanding that Seller sought (but were not granted) specific performance or injunctive relief in accordance with this Section 10.10, and the fact that Seller is entitled to receive the Buyer Termination Fee (solely to the extent provided in accordance with Section 9.06) or recover for Buyer’s Willful Breach shall not limit Seller’s rights to specific performance or injunctive relief, but in no event shall Seller be entitled to both a decree of specific performance or injunctive relief against Buyer pursuant to this Section 10.10 with respect to Buyer’s obligation to consummate the Closing and either (y) payment of the Buyer Termination Fee or (z) monetary damages as a result of Buyer’s Willful Breach.

Section 10.11     Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party hereto will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a Party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 10.12     Counterparts. The Parties may execute this Agreement in one (1) or more counterparts, and each fully executed counterpart will be deemed an original and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. This Agreement the Transaction Documents, and any amendments hereto or thereto, to the extent signed and delivered by means of electronic transmission in portable document format (.pdf) or otherwise, shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. No Party hereto or to any such contract shall raise the use of electronic transmission in .pdf to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of electronic transmission as a defense to the formation of a Contract and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 10.13     Lender Limitations. Notwithstanding anything to the contrary contained in this Agreement, each of the Parties: (a) agrees that it will not bring or support any person in any Action, cross claim or third-party claim of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against any of the Financing Sources in any way relating to this Agreement or the Transactions, including any dispute arising out of or relating in any way to the Commitment Letter or the performance thereof or the Debt Financing contemplated thereby, in any forum other than the federal and New York state courts located in the Borough of Manhattan within the City of New York and hereby (i) submits to the exclusive jurisdiction of such courts with respect to such matters and (ii) irrevocably waives, to the fullest extent that it may effectively do so under applicable Law, the defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court; (b) agrees that, except as specifically set forth in the Commitment Letter, all Actions (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Sources in any way relating to the Commitment Letter or the performance thereof or the Debt Financing contemplated thereby, shall be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules or conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction; and (c) hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation (whether in law or in equity, whether in contract or in tort or otherwise) directly or indirectly arising out of or relating in any way to the Commitment Letter or the performance thereof or the Debt Financing contemplated thereby. Notwithstanding anything to the contrary contained in this Agreement, (i) Seller and its Affiliates, Representatives or stockholders shall not have any rights or claims against any Financing Source arising out of or in any way relating to this Agreement, the Debt Financing or the Transactions, or in respect of any other document or any of the transactions contemplated thereby, or in respect of any oral or written representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Commitment Letter or the performance thereof or the Debt Financing contemplated thereby, whether at law or equity, in contract, in tort or otherwise and (ii) no Financing Source shall have any Liability (whether in contract, in tort or otherwise) to Seller or any of its Affiliates, Representatives or stockholders for any obligations or Liabilities of any Party under this Agreement or for any claim based on, in respect of, or by reason of, the Transactions or in respect of any oral or written representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Commitment Letter or the performance thereof or the Debt Financing contemplated thereby, whether at law or equity, in contract, in tort or otherwise; provided that nothing in this Section 10.13 shall limit the liability or obligations of the Financing Sources to Buyer (or the other parties thereto and their successors and assigns) under the Commitment Letter or the definitive agreements governing the Debt Financing. This Section 10.13 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER: NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin M. Hall
Name:	Justin M. Hall
Title:	Chief Executive Officer and General Counsel

BUYER: PRN Physician Recommended Nutriceuticals, LLC

By:	/s/ Wade Richardson
Name:	Wade Richardson
Title:	Chief Financial Officer

Annex B

FAIRNESS OPINION

September 19, 2024

Board of Directors

NovaBay Pharmaceuticals, Inc.

2000 Powell Street, Suite 1150

Emeryville, CA 94608

Members of the Board:

We understand that PRN Physician Recommended Nutriceuticals, LLC (“Buyer”), has entered into an Asset Purchase Agreement (“APA”), dated September 19, 2024 with NovaBay Pharmaceuticals, Inc. (“Seller” or “Company”), to acquire certain assets (“Purchased Assets”) and assume certain liabilities (“Assumed Liabilities”) comprising the Eye Care products and business of Seller (the “Transaction”). Seller will receive a Base Purchase Price of $9.5 million in cash consideration for the Purchased Assets and Assumed Liabilities, of which $500,000 will be held in an escrow account for a period of 6 months. The Base Purchase price shall be increased or reduced respectively by any Working Capital Excess or Deficit, to result in the aggregate purchase price paid by Buyer (the “Consideration”).

The Company has requested that Hemming Morse, LLC (“Hemming Morse”) provide an opinion (the “Opinion”) to the Board of Directors of the Company (the “Board”) as to whether, as of the date hereof, the Consideration to be received by the Company in the Transaction pursuant to the APA is fair to NovaBay Pharmaceuticals, Inc. from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1)	Reviewed the following agreements and documents:
a.	Non-Binding Offer Letter dated April 18, 2024 by RoundTable Healthcare Partners on behalf of Buyer to acquire the Avenova brand and assets from Seller.
b.	Draft dated August 12, 2024 of the Asset Purchase Agreement between Seller and Buyer.
c.	Draft dated September 5, 2024 of the Asset Purchase Agreement between Seller and Buyer.
d.	Executed version dated September 19, 2024 of the Asset Purchase Agreement between Seller and Buyer.

2)	Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

3)

Reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including Financial Projections prepared by the management of the Company relating to (i) the Company’s Eye Care business for the fiscal years ending 2024 through 2027, and historical financial statements for the Company for the fiscal years ending 2019 through 2023, and interim period ended July 31, 2024;

B-1

4)

Discussed with senior executives of the Company the past and current operations of the Company and Eye Care business, the financial condition and prospects of the Company, the Transaction and related matters;

5)	Considered publicly available financial terms of certain transactions that we deemed to be relevant;

6)	Considered indications of interest or offers that were communicated to the Company to acquire all of a portion of the Company’s assets;

7)	Reviewed the reported prices and trading activity for the Company Common Stock, and the implied value of other securities and derivatives in the Company that were not publicly traded;

8)

Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly traded companies, and their securities we deemed to be relevant; and

9)	Conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the Financial Projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company and the other matters covered thereby, and we express no opinion with respect to such Financial Projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 1 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements and other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in all such agreements and other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final forms of any draft documents identified above will not differ in any material respect from the drafts of said documents.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

This Opinion is directed only to the Board of Directors of NovaBay Pharmaceuticals, Inc., and addresses only the fairness of the Transaction to the Company as the seller from a financial point of view. This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

Hemming Morse has in the past provided valuation and financial consulting services to the Company for which Hemming Morse has received compensation. Hemming Morse has not acted as financial advisor to the Company or any of the other Parties in connection with and has not participated in any of the negotiations leading to, the Transaction. We will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement. We have not been requested to, and did not, solicit indications of interest from, third parties with respect to the Transaction, the securities, assets, business or operations of the Company or any other party. We have not been requested to, and did not, advise the Board or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise.

Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. We have relied, with the consent of the Company, on the assessments by the Company and its advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company and the Transaction or otherwise.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by NovaBay Pharmaceuticals, Inc. in the Transaction pursuant to the APA is fair to the Company from a financial point of view.

Very truly yours,

/s/ Hemming Morse, LLC

Hemming Morse, LLC

Annex C

PLAN OF COMPLETE LIQUIDATION

AND DISSOLUTION OF

NOVABAY PHARMACEUTICALS, INC.

This Plan of Complete Liquidation and Dissolution (the “Plan”) is intended to constitute a plan of distribution under Sections 280 and 281(a) of the General Corporation Law of the State of Delaware (the “DGCL”) and accomplish the complete liquidation and dissolution of NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in accordance with the DGCL.

1.    Approval of Plan. The Board of Directors of the Company (the “Board”) has adopted this Plan and presented the Plan to the company’s stockholders to take action on the Plan. If the Plan is adopted by the requisite vote of the Company’s stockholders, the Plan shall constitute the adopted Plan of the Company, effective as of such time.

2.    Certificate of Dissolution. Subject to Section 15 hereof, after the stockholders approve the dissolution of the Company, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL (the time of such filing, or such later time as state therein, the “Effective Time”).

3.    Cessation of Business Activities. After the Effective Time, the Company shall not engage in any business activities except those deemed necessary by the Board and the Company’s officers, in their business judgment, to preserve the value of the Company’s assets, comply with all laws and regulatory requirements, wind up the Company’s business affairs, and distribute its assets in accordance with this Plan.

4.    Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Company, the Company may hire or retain, at the discretion of the Board, such employees, consultants and advisors as the Board deems necessary or desirable to supervise or facilitate the dissolution and winding up the Company.

5.    Notice of Dissolution and Publication. On or before the Publication Date (as defined herein), the Company shall send, or cause to be sent, written notice of the dissolution to each known claimant of the Company, including persons with claims asserted against the Company in a pending action, suit, or proceeding to which the Company is a party. These notices shall be sent by certified or registered mail, return receipt requested and, in each case, in accordance with the requirements of Section 280 of the DGCL. The Company shall publish notice of the dissolution in accordance with the requirements of Section 280 of the DGCL (the “Publication Notice”). The Publication Notice shall be published at any time after the Effective Date as the Board shall determine (such date of publication, the “Publication Date”) and shall satisfy all requirements of Section 280 of the DGCL.

6.    Dissolution Process.

(a)         From and after the Effective Date, the Company (or any successor entity of the Company) shall liquidate and wind up its affairs in accordance with the procedures set forth in Sections 278, 280, and 281(a) of the DGCL. In this respect, after carrying out the actions contemplated under Section 5, the Company, in conformity with the provisions of Section 281(a) of the DGCL.

(i)         Shall pay the claims made and not rejected in accordance with Section 280(a) of the DGCL;

(ii)         Shall post the security offered and not rejected pursuant to Section 280(b)(2) of the DGCL;

(iii)         Shall post any security ordered by the Delaware Court of Chancery in any proceeding under Section 280(c) of the DGCL; and

(iv)         Shall pay or make provision for all other claims that are mature, known, or uncontested or that have been finally determined to be owing by the Company.

(b)      Such claims or obligations shall be paid in full and any such provision for payment shall be made in full, in each case, if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority, and, among claims of equal priority, ratably to the extent of assets available therefor. Any remaining assets shall be distributed to the stockholders and warrant holders in accordance with the terms of the Company's amended and restated certificate of incorporation and any amendments thereto, this Plan, the provisions of the DGCL and any order of the Delaware Court of Chancery; provided, however, that such distribution shall not be made before the expiration of 150 days from the date of the last notice of rejection given pursuant to Section 280(a)(3) of the DGCL, unless otherwise ordered by the Delaware Court of Chancery. The Company may make multiple distributions, which shall be in cash and/or assets, in such amounts, and at such time or times, as the Board may determine, subject in each case to compliance with the provisions of Sections 280 and 281(a) of the DGCL. In the absence of actual fraud, the judgment of the Board as to the provision made for the payment of all obligations under Section 6(a)(iv) shall be conclusive.

7.    Cancellation of Stock. The distributions to the Company’s stockholders pursuant to Section 5 hereof shall be in complete cancellation of all of the outstanding shares of stock of the Company. From and after the Effective time, and subject to applicable law, each holder of the shares of capital stock of the Company shall cease to have any rights in respect thereof, except the right to receive distributions pursuant to and in accordance with Section 5(ii) hereof. As a condition to receipt of any distribution to the Company’s stockholders, the Board, in its absolute discretion, may require the Company’s stockholders to (i) surrender their certificates evidencing their shares of stock to the Company, or (ii) furnish the Company with evidence satisfactory to the Board of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board. The Company will close its stock transfer books and discontinue recording transfers of shares of stock of the Company at the Effective Time, and thereafter certificates representing shares of stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

8.    Conduct of the Company Following Approval of the Plan. Under Delaware law, dissolution is effective upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware or upon such future effective date as may be set forth in the certificate of dissolution. Section 278 of the DGCL provides that a dissolved corporation continues to exist for three (3) years after the date of dissolution for purposes of prosecuting and defending suits by or against the corporation and enabling it to settle and close its business and dispose of and convey its remaining assets, but not for the purpose of continuing the business of the corporation as a going concern. A corporation can continue to exist beyond the three (3) year period, if ordered by a court, for the sole purpose of prosecuting or defending any action, suit or proceeding that was brought before or during the three (3) year period after the date of dissolution, until any judgments, orders or decrees are fully executed. The powers of the directors continue during this time period in order to allow them to take the necessary steps to wind-up the affairs of the corporation.

9.    Absence of Appraisal Rights. Under Delaware law, the Company’s stockholders are not entitled to appraisal rights for their shares of capital stock in connection with the transactions contemplated by the Plan.

10.    Abandoned Property. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered certificates evidencing the capital stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

11.    Stockholder Consent to Sale of Assets. Adoption of this Plan by the requisite vote of the outstanding capital stock shall constitute the approval of the stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

12.    Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

13.    Compensation. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by the stockholders shall constitute the approval of the Company’s stockholders of the payment of any such compensation.

14.    Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents and trustee in accordance with its Amended and Restated Certificate of Incorporation, Bylaws, and contractual arrangements as therein or elsewhere provided, the Company’s existing directors’ and officers’ liability insurance policy and applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Board is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations.

15.    Modification or Abandonment of the Plan. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the stockholders, the Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL.

16.    Authorization. The Board in hereby authorized, without further action by the stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

NOVABAY PHARMACEUTICALS, INC.
ATTN: JUSTIN M. HALL
2000 POWELL STREET, SUITE 1150
EMERYVILLE, CA 94608

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NOVABAY PHARMACEUTICALS, INC.
2024 Special Meeting of Stockholders
November 22, 2024, 11:00 a.m., Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Justin M. Hall as proxy with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of NOVABAY PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the 2024 Special Meeting of Stockholders to be held at 11:00 a.m., Pacific Time, on November 22, 2024, and any adjournment or postponement thereof, and to act, in his discretion, with respect to all votes that the stockholder(s) would be entitled to cast if then personally present. The meeting will be held virtually at www.virtualshareholdermeeting.com/NBY2024SM.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposal One, FOR Proposal Two and FOR Proposal Three. If any other business is presented at such Special Meeting, this proxy will be voted with the discretion of the proxy.

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